As filed with the Securities and Exchange Commission on August 12, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Evolv Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	7372	84-4473840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
500 Totten Pond Road, 4th Floor
Waltham, Massachusetts 02451
(781) 374-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Pyenson
General Counsel
500 Totten Pond Road, 4th Floor
Waltham, Massachusetts 02451
(781) 374-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan J. Maierson
Stephen W. Ranere
Erika L. Weinberg
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
(617) 948-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, par value $0.0001 per share(1)(2)	164,274,790		$7.50(5)		$1,232,060,925(5)		$135,157.08(8)
Warrants(1)(3)	5,700,000	$	N/A(6)	$	N/A(6)	$	N/A(6)
Class A common stock, par value $0.0001 per share(1)(4)	14,325,000		$11.50(7)		$164,737,500(7)		$17,972.86(8)

(1)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The number of shares of Class A common stock being registered represents the sum of (i) 30,000,000 shares of Class A common stock (the “PIPE shares”) issued in a private placement pursuant to subscription agreements entered into on March 5, 2021 (the “PIPE Investment”); (ii) 4,312,500 shares of Class A common stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination (as defined below), in exchange for 4,312,500 shares of Class B common stock of NewHold Investment Corp. (“NHIC”) originally issued in a private placement to NewHold Industrial Technology Holdings LLC (the “Sponsor”) and certain other holders of NHIC’s Class B common stock; (iii) up to 124,262,290 shares of Class A common stock issued or issuable to certain former stockholders and other securityholders of Evolv (the “Evolv Holders”) in connection with or as a result of the consummation of the Business Combination defined and described herein, consisting of (a) up to 108,262,290 shares of Class A common stock (the “Evolv Holder Shares”); (b) 1,000,000 additional shares of Class A common stock (the “Note Reallocation Shares”) issued as further consideration for the conversion of outstanding convertible promissory notes of Evolv consistent with the terms thereof; and (c) up to 15,000,000 shares of Class A common stock (the “Earn-Out Shares”) that certain Evolv Holders have the contingent right to receive upon the achievement of certain stock price-based vesting conditions; and (iv) up to 5,700,000 shares of Class A common stock issuable upon the exercise of the private placement warrants (as defined below).

(3)
The number of warrants being registered represents 5,700,000 warrants (the “private placement warrants”) issued in connection with the consummation of the Business Combination, in exchange for warrants originally issued in a private placement to the Sponsor.

(4)
Represents 14,325,000 shares of Class A common stock that may be issued upon the exercise of (i) 8,625,000 warrants to purchase Class A common stock (the “public warrants”) and (ii) the 5,700,000 private placement warrants.

(5)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A common stock on the Nasdaq Stock Market on August 5, 2021 ($7.50 per share). This calculation is in accordance with Rule 457(c) of the Securities Act.

(6)
No separate fee due in accordance with Rule 457(g).

(7)
Calculated pursuant to Rule 457(g) under the Securities Act, based on the applicable exercise prices of the various warrants. No additional consideration will be received by the registrant upon conversion of the convertible notes.

(8)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.

(9)
Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(10)
Reflects the shares of Class A common stock that may be issued upon exercise of outstanding warrants, with each warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $11.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Preliminary Prospectus dated August 12, 2021.
P R O S P E C T U S
Evolv Technologies Holdings, Inc.
164,274,790 Shares of Class A Common Stock
5,700,000 Warrants to Purchase Shares of Class A Common Stock
14,325,000 Shares of Class A Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 164,274,790 shares of Class A common stock, par value $0.0001 per share, consisting of (i) 30,000,000 shares of Class A common stock (the “PIPE shares”) issued in a private placement pursuant to subscription agreements entered into on March 5, 2021 (the “PIPE Investment”); (ii) 4,312,500 shares of Class A common stock (the “Founder Shares”) issued in connection with the consummation of the Business Combination (as defined below), in exchange for 4,312,500 shares of Class B common stock of NewHold Investment Corp. (“NHIC”) originally issued in a private placement to NewHold Industrial Technology Holdings LLC (the “Sponsor”) and certain other holders of NHIC’s Class B common stock; (iii) up to 124,262,290 shares of Class A common stock issued or issuable to certain former stockholders and other securityholders of Evolv (the “Evolv Holders”) in connection with or as a result of the consummation of the Business Combination, consisting of (a) up to 108,262,290 shares of Class A common stock (the “Evolv Holder Shares”); (b) 1,000,000 shares of Class A common stock (the “Note Reallocation Shares”) issued as further consideration for the conversion of outstanding convertible notes of Evolv consistent with the terms thereof; and (c) ; and (e) up to 15,000,000 shares of Class A common stock (the “Earn-Out Shares”) that certain Evolv Holders have the contingent right to receive upon the achievement of certain stock price-based vesting conditions; and (iv) up to 5,700,000 shares of Class A common stock issuable upon the exercise of the private placement warrants (as defined below); and (B) up to 5,700,000 warrants (the “private placement warrants”) issued in connection with the consummation of the Business Combination, in exchange for warrants originally issued in a private placement to the Sponsor. In addition, this prospectus relates to the offer and sale of up to 8,625,000 shares of Class A common stock that are issuable by us upon the exercise of 8,625,000 warrants (the “public warrants”).
On July 16, 2021, we consummated the business combination, or the Business Combination, contemplated by the Agreement and Plan of Merger, dated March 5, 2021, with NHIC Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of NHIC, and Evolv Technologies, Inc. dba Evolv Technology, Inc. (“Legacy Evolv”), as amended by that certain First Amendment to Agreement and Plan of Merger dated June 5, 2021 by and among NHIC, Merger Sub and Legacy Evolv (the “Amendment” and as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Evolv, with Legacy Evolv surviving the merger as a wholly owned subsidiary of NHIC (the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), we changed our name to Evolv Technologies Holdings, Inc.
We will not receive any proceeds from the sale of the shares by the Selling Securityholders. We will receive the proceeds from any exercise of the warrants for cash.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Class A common stock.
Our Class A common stock is listed on The Nasdaq Stock Market, or NASDAQ, under the symbol “EVLV” and our warrants are listed on the NASDAQ under the symbol “EVLVW.” On August 11, 2021, the closing sale price of our Class A common stock as reported on the NASDAQ was $9.61, and the closing sale price of our warrants as reported on the NASDAQ was $1.86.
We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Emerging Growth Company Status.”
Our business and investment in our Class A common stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any public or private warrants. We will receive proceeds from any exercise of the public or private warrants for cash.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “company” and “Evolv” refer to the consolidated operations of Evolv Technologies Holdings, Inc. and its subsidiaries. References to “NHIC” refer to the company prior to the consummation of the Business Combination and references to “Legacy Evolv” refer to Evolv Technologies, Inc. dba Evolv Technology, Inc. prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, plans and prospects, existing and prospective products, research and development costs, timing and likelihood of success, and plans and objectives of management for future operations and results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:
•
expectations regarding Evolv’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Evolv’s ability to invest in growth initiatives and pursue acquisition opportunities;

•
the risk that the consummation of the Business Combination disrupts Evolv’s current plans;

•
the ability to recognize the anticipated benefits of the Business Combination;

•
unexpected costs related to the Business Combination;

•
limited liquidity and trading of Evolv’s securities;

•
geopolitical risk and changes in applicable laws or regulations;

•
the possibility that Evolv may be adversely affected by other economic, business, and/or competitive factors;

•
operational risk;

•
risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•
litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Evolv’s resources; and

•
our ability to successfully deploy the proceeds from the Business Combination.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.
You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 3 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Class A common stock or warrants to purchase our Class A Common Stock.
Overview
Evolv is the global leader in weapons detection security screening. Our mission is to make the world a safer and more enjoyable place to live, work, learn, and play. We are democratizing security by making it seamless for gathering spaces to address the chronic epidemic of mass shootings and terrorist attacks in a cost-effective manner while improving the visitor experience.
Unlike traditional walk-through metal detectors, our touchless security screening systems use artificial intelligence software, cloud services and advanced sensors to reliably detect dangerous weapons while ignoring harmless items like cell phones, laptops, and keys. This means that visitors can walk through an Evolv system without stopping, without removing items from their pockets or bags, and without having to form a single file line. Our products significantly reduce the number of false positive alarms, allowing security staff to focus their attention on high probability threats.
Our innovative technology not only enhances security but makes screening up to ten times faster at up to a 70% lower total cost than traditional alternatives. Our products also deliver a largely touchless screening experience — a capability that has become an increasingly important consumer demand through the COVID-19 pandemic. Our products also provide unique analytic insights about visitor flows. We primarily offer our products under a multi-year subscription pricing model that is unique in our industry and delivers both excellent customer value and predictable revenue.
Background
We were incorporated as NewHold Investment Corp. on January 24, 2020. On July 16, 2021, we closed the Business Combination with Legacy Evolv, as a result of which Legacy Evolv became a wholly-owned subsidiary of ours, and we changed our name to Evolv Technologies Holdings, Inc. While we are the legal acquirer of Legacy Evolv in the Business Combination, Legacy Evolv is deemed to be the accounting acquirer, and the historical financial statements of Legacy Evolv became the historical financial statements of our company upon the closing of the Business Combination.
At the effective time of the Business Combination, or the Effective Time, each share of Legacy Evolv preferred stock and common stock issued and outstanding immediately prior to the Effective Time converted into the right to receive 0.378 shares of our Class A common stock. In addition, each share of our Class B common stock issued and outstanding immediately prior to the Effective Time converted into one share of our Class A common stock. We refer to the shares of our Class B common stock and the shares of Class A common stock issued upon conversion of such shares of Class B common stock as the “Founder Shares” in this prospectus.
In March 2021, we entered into the Subscription Agreements, pursuant to which the PIPE Securityholders agreed to subscribe for an aggregate of 30,000,000 shares of our Class A common stock at a purchase price of $10.00 per share. Immediately prior to the closing of the Business Combination, we issued and sold 30,000,000 shares of our Class A common stock to the PIPE Securityholders for aggregate gross proceeds to us of $300 million.
The rights of holders of our Class A common stock and warrants are governed by our amended and restated certificate of incorporation, or the certificate of incorporation, our amended and restated bylaws, or the bylaws, and the Delaware General Corporation Law, or the DGCL, and, in the case of the warrants, the warrant agreement. See the sections entitled “Description of Capital Stock.”

Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:
•
We are an early stage company with a history of losses and may not achieve or maintain profitability in the future.

•
Our limited operating history and rapid growth makes evaluating our current business and future prospects difficult.

•
The security screening industry in which we operate requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

•
The security screening industry is competitive and we expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.

•
We have generated substantially all of our revenue to date from the sale of a single solution.

•
We may experience significant delays in the design, production and launch of our security screening solutions, and we may be unable to successfully commercialize products on our planned timelines.

•
Changes in our product mix may impact our gross margins and financial performance.

•
Our failure to meet our customers’ price expectations would adversely affect our business and results of operations.

•
Our business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our products and services. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected.

•
We may become subject to litigation.

•
We depend on a third party contract manufacturer for substantially all of our manufacturing needs. If this third party manufacturer experiences any delay, disruption or quality control problems in its operations, including due to the COVID-19 pandemic, we could lose market share and our brand may suffer.

•
Future sales, or the perception of future sales, of our Class A common stock by us or our existing stockholders in the public market could cause the market price for our Class A common stock to decline.

•
We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.

Corporate Information
We were incorporated under the laws of the state of Delaware on January 24, 2020 under the name NewHold Investment Corp. Upon the closing of the Business Combination, we changed our name to Evolv Technologies Holdings, Inc. Our principal executive offices are located at 500 Totten Pond Road, 4th Floor, Waltham, Massachusetts 02451 and our telephone number is (781) 374-8100. Our website address is www.evolvtechnology.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Class A common stock. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Class A common stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.
Risks Related to Evolv’s Business
Evolv is a company with a history of losses. It has not been profitable historically and may not achieve or maintain profitability in the future.
Evolv is a company with a history of losses. Its ability to forecast its future operating results is subject to a number of uncertainties, including its ability to plan for and model future growth. Evolv has encountered and will continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries. If their assumptions regarding these uncertainties, which they use to plan their business, are incorrect or change in reaction to changes in our markets, or if Evolv does not address these risks successfully, its operating and financial results could differ materially from expectations, its business could suffer and the trading price of Evolv’s stock may decline.
Evolv has incurred net losses in each year since inception, including net losses of $19.9 million in 2019, $27.4 million in 2020 and $13.8 million for the three months ended March 31, 2021. As of March 31, 2021, Evolv had an accumulated deficit of $107.6 million.
Evolv is not certain whether or when it will obtain a high enough volume of sales of our products to sustain or increase our growth or achieve or maintain profitability in the future. Evolv also expects its costs to increase in future periods, which could negatively affect its future operating results if its revenue does not increase. In particular, Evolv expects to continue to expend substantial financial and other resources on:
•
research and development related to its products, including investments in expanding its research and development team;

•
sales and marketing, including a significant expansion of its sales organization, both domestically and internationally;

•
continued expansion of its business into adjacent vertical and geographic markets; and

•
general administration expenses, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in its business. If Evolv is unable to increase its revenue at a rate sufficient to offset the expected increase in its costs, its business, financial position and results of operations will be harmed, and it may not be able to achieve or maintain profitability over the long term. Additionally, Evolv may encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If its revenue growth does not meet its expectations in future periods, its financial performance may be harmed, and it may not be able to achieve or maintain profitability in the future.
Evolv’s operating results may fluctuate for a variety of reasons, including its failure to close significant customer sales.
A meaningful portion of Evolv’s revenue is generated by sales to new customers and sales of additional products to existing customers. Purchases of Evolv’s solutions often occur during the last month of each quarter. In addition, the sales cycle can last several months from initial engagement to contract negotiation, to delivery of its solution to its customers, and this sales cycle can be even longer, less predictable and more resource-intensive for larger sales. Customers may also require additional internal approvals or seek to test Evolv’s products for a longer trial period before deciding to purchase its solutions. As a result, the timing of individual sales can be difficult to predict. In some cases, sales have occurred in a quarter subsequent to when anticipated, or have not occurred at all, which can significantly impact Evolv’s quarterly financial results and make it more difficult to meet market expectations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Revenue Recognition.”
In addition to the sales cycle-related fluctuations noted above, Evolv’s financial results, including its billings and deferred revenue, will continue to vary as a result of a number of factors, many of which are outside of its control and may be difficult to predict, including:
•
its ability to attract and retain new customers;

•
its ability to sell additional products to existing customers;

•
its ability to expand into adjacent and complementary markets;

•
changes in customer or reseller partner requirements or market needs;

•
changes in the growth rate of the next-generation touchless security screening market;

•
the timing and success of new product introductions by Evolv or its competitors, or any other change in the competitive landscape of the next-generation touchless security screening market, including consolidation among its customers or competitors;

•
a disruption in, or termination of, any of its relationships with reseller partners;

•
its ability to successfully expand its business globally;

•
reductions in customer retention rates;

•
changes in its pricing policies or those of its competitors;

•
general economic conditions in its markets;

•
future accounting pronouncements or changes in its accounting policies or practices;

•
the amount and timing of its operating costs, including cost of goods sold;

•
the impact of the COVID-19 pandemic on its existing and new customers;

•
increases or decreases in its revenue and expenses caused by fluctuations in foreign currency exchange rates.

Any of the above factors, individually or in the aggregate, may result in significant fluctuations in its financial and other operating results from period to period. These fluctuations could result in its failure to meet its operating plan or the expectations of investors or analysts for any period. If Evolv fails to meet such expectations for these or other reasons, the trading price of Evolv’s common stock could fall substantially, and Evolv could face costly lawsuits, including securities class action suits.
Evolv recognizes a substantial portion of its revenue ratably over the term of its agreements with customers and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results.
Evolv recognizes a substantial portion of its revenue ratably over the terms of its agreements with customers, which generally occurs over a four-year period. As a result, a substantial portion of the revenue that it reports in each period will be derived from the recognition of deferred revenue relating to agreements entered into during previous periods. Consequently, a decline in new sales or renewals in any one period may not be immediately reflected in its revenue results for that period. This decline, however, will negatively affect its revenue in future periods. Accordingly, the effect of significant downturns in sales and market acceptance of its products, and potential changes in its rate of renewals may not be fully reflected in its results of operations until future periods. Its model also makes it difficult for us to rapidly increase its revenue through additional sales in any period, as revenue from new customers generally will be recognized over the term of the applicable agreement.
Evolv also intends to increase its investment in research and development, sales and marketing and general and administrative functions and other areas to grow its business. These costs are generally expensed as incurred (with the exception of sales commissions), as compared to its revenue, a substantial portion of which is recognized ratably in future periods. Evolv is likely to recognize the costs associated with these increased investments earlier than some of the anticipated benefits and the return on these investments may be lower, or may develop more slowly, than it expects, which could adversely affect its operating results.
The AI-based touchless security screening market is new and evolving, and may not grow as expected or may develop more slowly or differently than Evolv expects. If the market does not grow as it expects, or if Evolv cannot expand its solutions to meet the demands of this market, its revenue may decline, fail to grow or fail to grow at an accelerated rate, and it may incur operating losses.
Evolv believes its future success will depend in large part on the growth, if any, in the market for AI-based touchless security screening solutions. This market is new and evolving, and as such, it is difficult to predict important market trends, including its potential growth, if any. To date, enterprise and corporate security budgets have allocated a majority of dollars to conventional security solutions, such as walk-through metal detectors. Organizations that use these security products may be satisfied with them or slow to adapt to technical advances and, as a result, these organizations may not adopt its solutions in addition to, or in lieu of, security products they currently use.
Further, sophisticated attackers are skilled at adapting to new technologies and developing new methods of breaching organizations’ security systems, and changes in the nature of security threats could result in a shift in budgets away from products such as theirs. In addition, while recent high visibility attacks at publicly and privately-owned venues have increased market awareness of mass shootings, terrorist or other attacks, if such attacks were to decline, or enterprises or governments perceived that the general level of attacks has declined, its ability to attract new customers and expand its sales to existing customers could be materially and adversely affected. If products such as theirs are not viewed by organizations as necessary, or if customers do not recognize the benefit of its products as a critical element of an effective security strategy, its revenue may not grow as quickly as expected, or may decline, and the trading price of Evolv’s stock could suffer.
In addition, it is difficult to predict customer adoption and retention rates, customer demand for its products, the size and growth rate of the market for AI-based touchless security screening, the entry of competitive products or the success of existing competitive products. Any expansion in its market depends on a number of factors, including the cost, performance and perceived value associated with its products and those of its competitors. If these products do not achieve widespread adoption or there is a reduction in demand for products in its market caused by a lack of customer acceptance, technological challenges, competing technologies or products, decreases in corporate spending, weakening economic conditions or otherwise, it could result in reduced customer orders, early terminations, reduced customer retention rates or decreased revenue, any of which would adversely affect its business operations and financial results. You should consider its business and prospects in light of the risks and difficulties it may encounter in this new and evolving market.
If Evolv is unable to acquire new customers, its future revenues and operating results will be harmed. Likewise, potential customer turnover in the future, or costs it incurs to retain its existing customers, could materially and adversely affect its financial performance.
Evolv’s success depends on its ability to acquire new customers in new and existing vertical markets, and in new and existing geographic markets. If Evolv is unable to attract a sufficient number of new customers, it may be unable to generate revenue growth at desired rates. The security solutions market is competitive and many of its competitors have substantial financial, personnel and other resources that they utilize to develop solutions and attract customers. As a result, it may be difficult for us to add new customers to its customer base. Competition in the marketplace may also lead us to win fewer new customers or result in us providing discounts and other commercial incentives. Additional factors that impact its ability to acquire new customers include the perceived need for AI-based touchless security solutions, the size of its prospective customers’ security budgets, the utility and efficacy of its existing and new products, whether proven or perceived, and general economic conditions. These factors may have a meaningful negative impact on future revenues and operating results.

Evolv’s growth strategy depends upon a significant market for its products outside the United States, where the ownership of privately owned firearms is significantly less prevalent. If Evolv is unable to acquire new customers outside the United States, its future revenues and operating results will be harmed.
Evolv’s success depends on its ability to acquire new customers outside the United States. The United States has significantly more privately owned firearms than any other country. If customers in other countries do not perceive the threat of firearms and weapons to be significant enough to justify the purchase of its products, it will be unable to establish a meaningful business outside the United States. If Evolv is unable to attract a sufficient number of new customers outside the United States, it may be unable to generate revenue growth at desired rates.
If Evolv is unable to sell additional products to its customers and maintain and grow its customer retention rates, its future revenue and operating results will be harmed.
Evolv’s future success depends, in part, on its ability to expand the deployment of its products with existing customers by selling them additional products. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. In addition, the rate at which its customers purchase additional products depends on a number of factors, including the perceived need for additional touchless security screening solutions as well as general economic conditions. If its efforts to sell additional products to its customers are not successful, its business may suffer.
If Evolv’s products fail or are perceived to fail to detect threats such as a firearm or other potential weapon or explosive device, or if its products contain undetected errors or defects, these failures or errors could result in injury or loss of life, which could harm its brand and reputation and have an adverse effect on its business and results of operations.
If Evolv’s products fail or are perceived to fail to detect and prevent attacks or if its products fail to identify and respond to new and increasingly complex and unpredictable methods of attacks, its business and reputation may suffer. There is no guarantee that its products will detect and prevent all attacks, especially in light of the rapidly changing security landscape to which it must respond, as well as unique factors that may be present in its customers’ operating environments. Additionally, its products may falsely detect items that do not actually represent threats. These false positives may impair the perceived reliability of its products, and may therefore adversely impact market acceptance of its products, and could result in negative publicity, loss of customers and sales and increased costs to remedy any problem.
Evolv’s products, which are complex, may also contain undetected errors or defects when first introduced or as new versions are released. Evolv has experienced these errors or defects in the past in connection with new products and product upgrades. It expects that these errors or defects will be found from time to time in the future in new or enhanced products after commercial release. Defects may result in increased vulnerability to attacks, cause its products to fail to detect security threats, or temporarily interrupt its products’ ability to screen visitors in a customer’s location. Any errors, defects, disruptions in service or other performance problems with its products may damage its customers’ business and could harm its reputation. If its products fail to detect security threats for any reason, it may incur significant costs, the attention of its key personnel could be diverted, its customers may delay or withhold payment to us or elect not to renew or cause other significant customer relations problems to arise.
Evolv may also be subject to liability claims for damages related to errors or defects in its products. For example, if its products fail to detect weapons or explosive devices that are subsequently used by terrorists to cause casualties at a high profile, public venue, its reputation could be significantly harmed. A material liability claim or other occurrence that harms its reputation or decreases market acceptance of its products may harm its business and operating results. Although Evolv has limitation of liability provisions in its terms and conditions of sale, they may not fully or effectively protect us from claims as a result of federal, state, or local laws or ordinances, or unfavorable judicial decisions in the United States or other countries. The sale and support of its products also entails the risk of product liability claims. Evolv maintains insurance to protect against certain claims associated with the use of its products, but its insurance coverage may not adequately cover any claim asserted against it. In addition, even claims that ultimately are unsuccessful could result in its expenditure of funds in litigation, divert management’s time and other resources, and harm its business and reputation.

If Evolv does not successfully anticipate market needs and enhance its existing products or develop new products that meet those needs on a timely basis, it may not be able to compete effectively and its ability to generate revenues will suffer.
Evolv’s customers face evolving security risks, which require them to adapt to increasingly complex infrastructures that incorporate a variety of security solutions. It faces significant challenges in ensuring that its products effectively identify and respond to these security risks without disrupting the performance of its customers’ infrastructures. As a result, it must continually modify and improve its products in response to changes in its customers’ infrastructures.
Evolv cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop product enhancements or new products to meet such needs or opportunities in a timely manner, if at all. Even if Evolv is able to anticipate, develop and commercially introduce enhancements and new products, there can be no assurance that enhancements or new products will achieve widespread market acceptance.
New products, as well as enhancements to its existing products, could fail to attain sufficient market acceptance for many reasons, including:
•
delays in releasing new products, or product enhancements;

•
failure to accurately predict market demand and to supply products that meet this demand in a timely fashion;

•
inability to protect against new types of attacks or techniques used by terrorists or other sources of threats;

•
defects in its products, errors or failures of its products;

•
negative publicity or perceptions about the performance or effectiveness of its products;

•
introduction or anticipated introduction of competing products by its competitors;

•
installation, configuration or usage errors by its customers; and

•
easing or changing of regulatory requirements related to security.

If Evolv fails to anticipate market requirements or fail to develop and introduce product enhancements or new products to meet those needs in a timely manner, it could cause us to lose existing customers and prevent us from gaining new customers, which would significantly harm its business, financial condition and results of operations.
While Evolv continues to invest significant resources in research and development to ensure that its products continue to address the security risks that its customers face, the introduction of products embodying new technologies could also render its existing products or services obsolete or less attractive to customers. If Evolv spends significant time and effort on research and development and is unable to generate an adequate return on its investment, its business and results of operations may be materially and adversely affected.
Evolv’s business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of its subscription contracts. If that recurring stream of revenues does not develop as expected, or if its business model changes as the industry evolves, its operating results may be adversely affected.
Evolv’s business model is dependent, in part, on its ability to maintain and increase subscriptions for its proprietary products as they generate recurring revenues. Existing and future customers of its systems may not purchase its subscriptions for its proprietary products at the same rate at which customers currently purchase those subscriptions. If its current and future customers purchase a lower volume of its subscriptions for its proprietary products, its recurring revenue stream relative to its total revenues would be reduced and its operating results would be adversely affected.

Evolv relies on reseller partners to generate a growing portion of its revenue, including in emerging international markets. If it fails to maintain successful relationships with its reseller partners, or if its partners fail to perform, its ability to market, sell and distribute its products will be limited, and its business, financial position and results of operations will be harmed.
In addition to its direct sales force, Evolv relies on its reseller partners to sell its products. It expects to continue to focus on generating sales to new and existing customers through its reseller partners as a part of its growth strategy.
Evolv provides its reseller partners with specific training and programs to assist them in selling its products, but there can be no assurance that these steps will be effective. In addition, its reseller partners may be unsuccessful in marketing, selling and supporting its products. If Evolv is unable to develop and maintain effective sales incentive programs for its third-party reseller partners, it may not be able to incentivize these partners to sell its products to customers and, in particular, to high profile public and private venues. Its agreements with its reseller partners are generally non-exclusive and these partners may also market, sell and support products that are competitive with theirs and may devote more resources to the marketing, sales and support of such competitive products. These partners may have incentives to promote its competitors’ products to the detriment of its own or may cease selling its products altogether. Its reseller partners may cease or de-emphasize the marketing of its products with limited or no notice and with little or no penalty. Its agreements with its reseller partners may generally be terminated for any reason by either party with advance notice prior to each annual renewal date. It cannot be certain that it will retain these reseller partners or that it will be able to secure additional or replacement reseller partners. The loss of one or more of its significant reseller partners or a decline in the number or size of orders from them could harm its operating results. In addition, any new reseller partner requires extensive training and may take several months or more to achieve productivity. Its reseller partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of its reseller partners misrepresent the functionality of its products, subscriptions or services to customers or violate laws or its corporate policies.
If Evolv fails to effectively manage its existing resellers, or if its reseller partners are unsuccessful in fulfilling the orders for its products, or if Evolv is unable to enter into arrangements with, and retain a sufficient number of, high quality reseller partners in each of the regions in which it sells products and keep them motivated to sell its products, its ability to sell its products and operating results will be harmed. The termination of its relationship with any significant reseller partner may also adversely impact its sales and operating results.
A portion of Evolv’s revenue is generated by sales to government entities and such sales are subject to a number of challenges and risks.
Approximately 7% of Evolv’s revenue was generated by sales to government entities during the year ended December 31, 2020, approximately 1% of Evolv’s revenue was generated by sales to government entities during the year ended December 31, 2019 and approximately 3% of Evolv’s revenues was generated by sale to government entities during the quarter ended March 31, 2021. Selling to government entities can be highly competitive, expensive and time-consuming, and often requires significant upfront time and expense without any assurance that it will win a sale. Government demand and payment for its solutions may also be impacted by changes in fiscal or contracting policies, changes in government programs or applicable requirements, the adoption of new laws or regulations or changes to existing laws or regulations, public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for its solutions. Accordingly, increasing sales of its products to government entities may be more challenging than selling to commercial organizations, especially given extensive certification, clearance and security requirements. Government agencies may have statutory, contractual or other legal rights to terminate contracts with us or reseller partners. Further, in the course of providing its solutions to government entities, its employees and those of its reseller partners may be exposed to sensitive government information. Any failure by us or its reseller partners to safeguard and maintain the confidentiality of such information could subject us to liability and reputational harm, which could materially and adversely affect its results of operations and financial performance. Governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit may cause the government to shift away from its solutions and may result in a reduction of revenue, fines or civil or criminal liability if the audit uncovers improper or illegal activities, which could adversely impact its results or operations.

Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm its operating results.
Evolv’s revenue depends significantly on general economic conditions and the level of concern regarding physical security and the public’s willingness to attend live events. Economic weakness, customer financial difficulties and constrained spending on security measures may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast its sales and operating results and could negatively affect its ability to provide accurate forecasts of its costs and expenses. In addition, concerns regarding continued budgetary challenges in the United States and Europe, geopolitical turmoil and terrorism in many parts of the world, and the effects of climate change have and may continue to put pressure on global economic conditions and physical security concerns. If Evolv does not succeed in convincing customers that its products should be an integral part of their overall approach to security and that a fixed portion of their annual security budgets should be allocated to its products, general reductions in security spending by its customers are likely to have a disproportionate impact on its business, results of operations and financial condition. General economic weakness may also lead to longer collection cycles for payments due from its customers, an increase in customer bad debt, restructuring initiatives and associated expenses and impairment of investments. Furthermore, the continued weakness and uncertainty in worldwide credit markets, including the sovereign debt situation in certain countries in the European Union, or EU, may adversely impact the ability of its customers to adequately fund their expected capital expenditures, which could lead to delays or cancellations of planned purchases of its products.
Uncertainty about future economic conditions also makes it difficult to forecast operating results and to make decisions about future investments. Future or continued economic weakness for us or its customers, failure of its customers and markets to recover from such weakness, customer financial difficulties and reductions in spending on security systems could have a material adverse effect on demand for its products, and consequently on its business, financial condition and results of operations.
Evolv’s brand, reputation and ability to attract, retain and serve its customers are dependent in part upon the reliable performance of its products and infrastructure.
Evolv’s brand, reputation and ability to attract, retain and serve its customers are dependent in part upon the reliable performance of, and the ability of its existing customers and new customers to access and use, its solutions, including real-time analytics and intelligence. Evolv has experienced, and may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, equipment failure, human or software errors, capacity constraints, and fraud or cybersecurity attacks. In some instances, it may not be able to identify the cause or causes of these performance problems within an acceptable period of time.
Interruptions in its systems or the third-party systems on which it relies, whether due to system failures, computer viruses, physical or electronic break-ins, or other factors, could affect the security or availability of its products, network infrastructure, cloud infrastructure and website.
Problems with the reliability or security of its systems could harm its reputation. Damage to its reputation and the cost of remedying these problems could negatively affect its business, financial condition and operating results. Additionally, its third-party hosting suppliers have no obligations to renew their agreements with us on commercially reasonable terms or at all, and certain of the agreements governing these relationships may be terminated by either party at any time. If Evolv is unable to maintain, renew, or expand its agreements with these providers on commercially reasonable terms, it may experience costs or downtime as it transitions its operations.
Any disruptions or other performance problems with its products could harm its reputation and business and may damage its customers’ businesses. Interruptions in its service delivery might reduce its revenue, cause us to issue credits to customers, subject us to potential liability and cause customers not to renew their subscription purchases of its products.
If Evolv is not able to maintain and enhance its brand or reputation as an industry leader, its business and operating results may be adversely affected.
Evolv believes that maintaining and enhancing its reputation as the leader in next-generation AI-based touchless security screening is critical to its relationship with its existing end-user customers and reseller partners and its ability to attract new customers and reseller partners. The successful promotion of its brand will depend on multiple factors, including its marketing efforts, its ability to continue to deliver a superior customer experience and develop high-quality features for its products and its ability to successfully differentiate its products from those of its competitors. Its brand promotion activities may not be successful or yield increased revenue. Additionally, the performance of its reseller partners may affect its brand and reputation if customers do not have a positive experience with its products as implemented by its reseller partners or with the implementation generally. The promotion of its brand requires us to make substantial expenditures, and it anticipates that the expenditures will increase as its market becomes more competitive, as it expands into new geographies and vertical markets and as more sales are generated through its reseller partners. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses it incurs. If Evolv does not successfully maintain and enhance its brand and reputation, its business and operating results may be adversely affected.
If Evolv’s customers are unable to implement its products successfully, or if it fails to effectively assist its customers in installing its products and provide effective ongoing support and training, customer perceptions of its products may be impaired or its reputation and brand may suffer.
Evolv’s products are deployed in a wide variety of indoor and outdoor environments, including large venues with multiple entry points. Some of its customers have experienced difficulties implementing its products in the past and may experience implementation difficulties in the future. If its customers are unable to implement its products successfully, customer perceptions of its products may be impaired or its reputation and brand may suffer.
Any failure by its customers to appropriately implement its products or any failure of its products to effectively integrate and operate within its customers’ operating environments could result in customer dissatisfaction, impact the perceived reliability of its products, result in negative press coverage, negatively affect its reputation and harm its financial results.
Successful deployment and operation of its products depends on the knowledge and skill of the customer security personnel charged with setting up, configuring, monitoring, and troubleshooting the equipment in their own environment. Many of its customers experience relatively high turnover in their security personnel, creating opportunities for knowledge and skill gaps that can result, and have resulted, in configuration or operational errors that allow prohibited threats into customer facilities. In these situations, customers can perceive, and have perceived, that its products have failed to perform as designed until and unless it have been able to demonstrate otherwise. There can be no assurance that it will successfully isolate and identify failures due to customer error in the future, and this could result in customer dissatisfaction, impact the perceived reliability of its products, result in negative press coverage, negatively affect its reputation and harm its financial results.
Evolv’s customers depend in large part on customer support delivered by us to resolve issues relating to the use of its products. However, even with its support, its customers are ultimately responsible for effectively using its products, and ensuring that their staff is properly trained in the use of its products. The failure of its customers to correctly use its products, or its failure to effectively assist customers in installing its products and provide effective ongoing support and training, may result in an increase in the vulnerability of its customers’ facilities and visitors to security threats. Evolv is also in the process of expanding its customer success and support organizations. It can take significant time and resources to recruit, hire and train qualified technical support and service employees. Evolv may not be able to keep up with demand, particularly if the sales of its products exceed its internal forecasts. To the extent that Evolv is unsuccessful in hiring, training and retaining adequate support resources, its ability to provide adequate and timely support to its customers may be negatively impacted, and its customers’ satisfaction with its products may be adversely affected. Additionally, in unusual circumstances, if it were to need to rely on its sales engineers to provide post-sales support while Evolv is growing its service organization, its sales productivity may be negatively impacted. Accordingly, its failure to provide satisfactory maintenance and technical support services could have a material and adverse effect on its business and results of operations.
Evolv is dependent on the continued services and performance of its senior management and other key employees, as well as on its ability to successfully hire, train, manage and retain qualified personnel, especially those in sales and marketing and research and development.
Evolv’s future performance depends on the continued services and contributions of its senior management, particularly Peter George, its Chief Executive Officer, and other key employees to execute on its business plan and to identify and pursue new opportunities and product innovations. Evolv does not maintain key man insurance for any of its executive officers or key employees. From time to time, there may be changes in its senior management team resulting from the termination or departure of its executive officers and key employees. Evolv’s senior management and key employees are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of the services of its senior management, particularly Mr. George, or other key employees for any reason could significantly delay or prevent its development or the achievement of its strategic objectives and harm its business, financial condition and results of operations.
Evolv’s ability to successfully pursue its growth strategy will also depend on its ability to attract, motivate and retain its personnel, especially those in sales and marketing and research and development. It faces intense competition for these employees from numerous technology, software and other companies, especially in certain geographic areas in which it operates, and it cannot ensure that it will be able to attract, motivate and/or retain additional qualified employees in the future. If Evolv is unable to attract new employees and retain its current employees, it may not be able to adequately develop and maintain new products, or market its existing products at the same levels as its competitors and it may, therefore, lose customers and market share. Its failure to attract and retain personnel, especially those in sales and marketing, research and development and engineering positions, could have an adverse effect on its ability to execute its business objectives and, as a result, its ability to compete could decrease, its operating results could suffer and its revenue could decrease. Even if Evolv is able to identify and recruit a sufficient number of new hires, these new hires will require significant training before they achieve full productivity and they may not become productive as quickly as it would like, or at all.
If Evolv does not effectively expand, train and retain qualified sales and marketing personnel, it may be unable to acquire new customers or sell additional products to successfully pursue its growth strategy.
Evolv depends significantly on its sales force to attract new customers and expand sales to existing customers. As a result, its ability to grow its revenue depends in part on its success in recruiting, training and retaining sufficient numbers of sales personnel to support its growth, particularly in the United States, Europe, and Asia Pacific. The number of its sales and marketing personnel increased from 17 as of December 31, 2019 to 19 as of December 31, 2020 and 42 as of March 31, 2021. It expects to continue to expand its sales and marketing personnel significantly and face a number of challenges in achieving its hiring and integration goals. There is intense competition for individuals with sales training and experience. In addition, the training and integration of a large number of sales and marketing personnel in a short time requires the allocation of significant internal resources. Evolv invests significant time and resources in training new sales force personnel to understand its products, platform and its growth strategy. Based on its past experience, it takes approximately six to 12 months before a new sales force member operates at target performance levels, depending on their role. However, it may be unable to achieve or maintain its target performance levels with large numbers of new sales personnel as quickly as it has done in the past. Its failure to hire a sufficient number of qualified sales force members and train them to operate at target performance levels may materially and adversely impact its projected growth rate.
If Evolv cannot maintain its company culture as it grows, it could lose the innovation, teamwork, passion and focus on execution that it believes contribute to its success and its business may be harmed.
Evolv believes that a critical component to its success has been its mission-driven company culture based on its shared commitment to make the world a safer place to live, work, learn, and play, which it believes fosters innovation, teamwork, passion for customers and focus on execution, and facilitates critical knowledge transfer, knowledge sharing and professional growth. It has invested substantial time and resources in building its team within this company culture. Any failure to preserve its culture could negatively affect its ability to retain and recruit personnel and to effectively focus on and pursue its corporate objectives. As it grows and develop the infrastructure of a public company, it may find it difficult to maintain these important aspects of its company culture. If it fails to maintain its company culture, its business may be adversely impacted.
Evolv incorporates technology and components from third parties into its products, and its inability to obtain or maintain rights to the technology could harm its business.
Evolv incorporates technology and components from third parties into its products. It cannot be certain that its suppliers and licensors are not infringing the intellectual property rights of third parties or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which it may sell its products. It may not be able to rely on indemnification obligations of third parties if some of its agreements with its suppliers and licensors may be terminated for convenience by them. If Evolv is unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against its suppliers and licensors or against us, or if Evolv is unable to continue to obtain such technology or enter into new agreements on commercially reasonable terms, its ability to develop and sell products, subscriptions and services containing such technology could be severely limited, and its business could be harmed. Additionally, if Evolv is unable to obtain necessary technology and components from third parties, including certain sole suppliers, it may be forced to acquire or develop alternative technology or components, which may require significant time, cost and effort and may be of lower quality or performance standards. This would limit and delay its ability to offer new or competitive products, and increase its costs of production. If alternative technology or components cannot be obtained or developed, it may not be able to offer certain functionality as part of its products, subscriptions and services. As a result, its margins, market share and results of operations could be significantly harmed.
Evolv may acquire or invest in other companies or technologies in the future, which could divert management’s attention, fail to meet its expectations, result in additional dilution to its stockholders, increase expenses, disrupt its operations or otherwise harm its operating results.
Evolv may in the future acquire or invest in, businesses, products or technologies that it believes could complement or expand its platform, enhance its technical capabilities or otherwise offer growth opportunities. Evolv may not be able to fully realize the anticipated benefits of any future acquisitions. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses related to identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.
There are inherent risks in integrating and managing acquisitions. If it acquires additional businesses, it may not be able to assimilate or integrate the acquired personnel, operations, products, services and technologies successfully or effectively manage the combined business following the acquisition and its management may be distracted from operating its business. Evolv also may not achieve the anticipated benefits from the acquired business due to a number of factors, including, without limitation:
•
unanticipated costs or liabilities associated with the acquisition;

•
incurrence of acquisition-related costs, which would be recognized as a current period expense;

•
inability to generate sufficient revenue to offset acquisition or investment costs;

•
the inability to maintain relationships with customers and partners of the acquired business;

•
the difficulty of incorporating acquired technology and rights into its platform and of maintaining quality and security standards consistent with its brand;

•
delays in customer purchases due to uncertainty related to any acquisition;

•
the need to integrate or implement additional controls, procedures and policies;

•
challenges caused by distance, language and cultural differences;

•
harm to its existing business relationships with business partners and customers as a result of the acquisition;

•
the potential loss of key employees;

•
use of resources that are needed in other parts of its business and diversion of management and employee resources;

•
the inability to recognize acquired deferred revenue in accordance with its revenue recognition policies; and

•
use of substantial portions of its available cash or the incurrence of debt to consummate the acquisition.

Acquisitions also increase the risk of unforeseen legal liability, including for potential shareholder suits or potential violations of applicable law or industry rules and regulations, arising from prior or ongoing acts or omissions by the acquired businesses that are not discovered by due diligence during the acquisition process. Generally, if an acquired business fails to meet its expectations, its operating results, business and financial condition may suffer. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect its business, results of operations and financial condition.
In addition, a significant portion of the purchase price of companies it acquires may be allocated to goodwill and other intangible assets, which must be assessed for impairment at least annually. If its acquisitions do not ultimately yield expected returns, Evolv may be required to take charges to its operating results based on its impairment assessment process, which could harm its results of operations.
Evolv’s intellectual property rights are valuable and any inability to protect its proprietary technology and intellectual property rights could substantially harm its business and operating results.
Evolv’s future success and competitive position depend in part on its ability to protect its intellectual property and proprietary technologies. To safeguard these rights, it relies on a combination of patent, trademark, copyright and trade secret laws and contractual protections in the United States and other jurisdictions, all of which provide only limited protection and may not now or in the future provide us with a competitive advantage. Evolv maintains a program of identifying technology appropriate for patent protection. Evolv’s practice is to require employees and consultants to execute non-disclosure and proprietary rights agreements upon commencement of employment or consulting arrangements. These agreements acknowledge its exclusive ownership of all intellectual property developed by the individuals during their work for us and require that all proprietary information disclosed will remain confidential. Such agreements may not be enforceable in full or in part in all jurisdictions and any breach could have a negative effect on its business and its remedy for such breach may be limited.
Evolv owns or co-owns six U.S. patents, eight issued foreign patents and has nine patent applications relating to its products. It cannot be certain that any patents will issue from any patent applications, that patents that issue from such applications will give us the protection that Evolv seeks or that any such patents will not be challenged, invalidated, or circumvented. Any patents that may issue in the future from its pending or future patent applications may not provide sufficiently broad protection and may not be enforceable in actions against alleged infringers. Evolv has registered the Evolv Express and Evolv Edge names and logos in the United States and certain other countries. It also has registrations and/or pending applications for additional marks in the United States and other countries; however, Evolv cannot be certain that any future trademark registrations will be issued for pending or future applications or that any registered trademarks will be enforceable or provide adequate protection of its proprietary rights. Evolv also licenses software from third parties for integration into its products, including open source software and other software available on commercially reasonable terms. It cannot be certain that such third parties will maintain such software or continue to make it available.
In order to protect its unpatented proprietary technologies and processes, Evolv relies on trade secret laws and confidentiality agreements with its employees, consultants, reseller partners, vendors and others. Despite its efforts to protect its proprietary technology and trade secrets, unauthorized parties may attempt to misappropriate, reverse engineer or otherwise obtain and use them. In addition, others may independently discover its trade secrets, in which case it would not be able to assert trade secret rights, or develop similar technologies and processes. Further, the contractual provisions that it enters into may not prevent unauthorized use or disclosure of its proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of its proprietary technology or intellectual property rights. Moreover, policing unauthorized use of its technologies, trade secrets and intellectual property is difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. Evolv may be unable to determine the extent of any unauthorized use or infringement of its products, technologies or intellectual property rights.
From time to time, legal action by us may be necessary to enforce its patents and other intellectual property rights, to protect its trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect its business, operating results and financial condition.
Assertions by third parties of infringement or other violations by us of their intellectual property rights, whether or not correct, could result in significant costs and harm its business and operating results.
Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against Evolv. They may also assert such claims against its customers or reseller partners, whom it typically indemnifies against claims that its products infringe, misappropriate or otherwise violate the intellectual property rights of third parties. If Evolv does infringe a third party’s rights and is unable to provide a sufficient workaround, it may need to negotiate with holders of those rights to obtain a license to those rights or otherwise settle any infringement claim as a party that makes a claim of infringement against us may obtain an injunction preventing us from shipping products containing the allegedly infringing technology. As the number of products and competitors in its market increase and overlaps occur, claims of infringement, misappropriation and other violations of intellectual property rights may increase. Any claim of infringement, misappropriation or other violation of intellectual property rights by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract its management from its business.
Future assertions of patent rights by third parties, and any resulting litigation, may involve patent holding companies or other adverse patent owners who have no relevant product revenues and against whom its own patents may therefore provide little or no deterrence or protection. There can be no assurance that Evolv will not be found to infringe or otherwise violate any third-party intellectual property rights or to have done so in the past.
An adverse outcome of a dispute may require Evolv to:
•
pay substantial damages, including treble damages, if Evolv is found to have willfully infringed a third party’s patents or copyrights;

•
cease making, licensing or using products that are alleged to infringe or misappropriate the intellectual property of others;

•
expend additional development resources to attempt to redesign its products or otherwise develop non-infringing technology, which may not be successful;

•
enter into potentially unfavorable royalty or license agreements to obtain the right to use necessary technologies or intellectual property rights;

•
take legal action or initiate administrative proceedings to challenge the validity and scope of the third-party rights or to defend against any allegations of infringement; and

•
indemnify its partners and other third parties.

In addition, royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. Some licenses may also be non-exclusive, and therefore its competitors may have access to the same technology licensed to us. Any of the foregoing events could seriously harm its business, financial condition and results of operations.
Confidentiality arrangements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
Evolv has devoted substantial resources to the development of its technology, business operations and business plans. In order to protect its trade secrets and proprietary information, it relies in significant part on confidentiality arrangements with its employees, licensees, independent contractors, advisors, reseller partners and customers. These arrangements may not be effective to prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, if others independently discover trade secrets and proprietary information, it would not be able to assert trade secret rights against such parties. Effective trade secret protection may not be available in every country in which its products are available or where it has employees or independent contractors. The loss of trade secret protection could make it easier for third parties to compete with its products by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and employment laws in any country in which Evolv operates may compromise its ability to enforce its trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of its proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect its competitive business position.
Evolv’s products and services may be affected from time to time by design and manufacturing defects that could adversely affect its business and result in harm to its reputation.
Evolv’s touchless security screening systems are complex and may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after a product has been used. This could result in delayed market acceptance of those products or claims from resellers, customers or others, which may result in litigation, increased end user warranty, support and repair or replacement costs, damage to its reputation and business, or significant costs and diversion of support and engineering personnel to correct the defect or error. It may from time to time become subject to warranty or product liability claims related to product quality issues that could lead us to incur significant expenses.
Evolv attempts to include provisions in its agreements with customers that are designed to limit its exposure to potential liability for damages arising from defects or errors in its products. However, it is possible that these limitations may not be effective as a result of unfavorable judicial decisions or laws enacted in the future.
The sale and support of Evolv’s products entails the risk of product liability claims. Any product liability claim brought against it, regardless of its merit, could result in material expense, diversion of management time and attention, damage to its business and reputation and brand, and cause us to fail to retain existing customers or to fail to attract new customers.
Increases in component costs, long lead times, supply shortages, and supply changes could disrupt Evolv’s supply chain and have an adverse effect on its business, financial condition, and operating results.
Evolv acquires certain of its materials, which are critical to the ongoing operation and future growth of its business, from several third parties. Generally, its third-party contract manufacturers contract directly with component suppliers, and it relies on its contract manufacturers to manage their supply chains. If one of its contract manufacturers has supply chain disruption, or its relationship with its contract manufacturer terminates, Evolv could experience delay. It also sources some materials and components directly from suppliers. While most components and materials for its products are available from multiple suppliers, certain of those items are only available from limited or sole sources. Should any of these suppliers become unavailable or inadequate, or impose terms unacceptable to Evolv, such as increased pricing terms, it could be required to spend a significant amount of time and expense to develop alternate sources of supply, and may not be successful in doing so on terms acceptable to it, or at all. As a result, the loss of a limited or sole source supplier could adversely affect its relationship with its customers as well as its results of operations and financial condition.
Evolv depends on a third-party contract manufacturer for the production of its touchless security screening systems. While there are several potential manufacturers for most of these products, all of its products are currently manufactured, assembled, tested and generally packaged by this third-party manufacturer located in Massachusetts. In most cases, it relies on this manufacturer to procure components and, in some cases, provide manufacturing engineering work. Although Evolv is seeking to expand and diversify its contract manufacturer relationships, its current reliance on contract manufacturing involves a number of risks, including:
•
unexpected increases in manufacturing and repair costs;

•
inability to control the quality and reliability of finished products;

•
inability to control delivery schedules;

•
potential liability for expenses incurred by the third-party contract manufacturer in reliance on its forecasts that later prove to be inaccurate;

•
potential lack of adequate capacity to manufacture all or a part of the products Evolv requires;

•
the occurrence of unforeseen force majeure events; and

•
potential labor unrest affecting the ability of the third-party manufacturers to produce its products.

If Evolv’s third-party contract manufacturer experiences a delay, disruption or quality control problems in its operations, including due to the COVID-19 pandemic, or if the third-party contract manufacturer does not renew its agreement with us, its operations could be significantly disrupted and its product shipments could be delayed. Qualifying a new manufacturer and commencing volume production is expensive and time consuming. Ensuring that a contract manufacturer is qualified to manufacture its products to its standards is time consuming. In addition, there is no assurance that a contract manufacturer can scale its production of its products at the volumes and in the quality that it requires. If a contract manufacturer is unable to do these things, it may have to move production for the products to a new or existing third-party manufacturer, which would take significant effort and its business, results of operations and financial condition could be materially adversely affected.
As Evolv contemplates moving manufacturing into different jurisdictions, it may be subject to additional significant challenges in ensuring that quality, processes, and costs, among other issues, are consistent with its expectations. For example, while it expects its third-party contract manufacturers to be responsible for penalties assessed on it because of excessive failures of the products, there is no assurance that it will be able to collect such reimbursements from these manufacturers, which causes it to take on additional risk for potential failures of its products.
In addition, because Evolv currently uses a single third-party contract manufacturer, increases in the prices charged may have an adverse effect on its results of operations, as Evolv may be unable to find a contract manufacturer who can supply us at a lower price. As a result, the loss of a limited or sole source supplier could adversely affect its relationships with its customers and its results of operations and financial condition.
Evolv’s third-party contract manufacturer’s facilities, and its suppliers’ and its customers’ facilities, are vulnerable to disruption due to natural or other disasters, strikes and other events beyond its control.
A major earthquake, fire, tsunami, hurricane, cyclone or other disaster, such as a major flood, seasonal storms, nuclear event or terrorist attack affecting its facilities or the areas in which they are located, or affecting those of its customers or third-party manufacturers or suppliers, could significantly disrupt its or their operations and delay or prevent product shipment or installation during the time required to repair, rebuild or replace its or their damaged manufacturing facilities. These delays could be lengthy and costly. If its third-party contract manufacturer’s, suppliers’ or customers’ facilities are negatively impacted by such a disaster, production, shipment and installation of its products could be delayed, which can impact the period in which it recognizes the revenue related to that product sale. Additionally, customers may delay purchases of its products until operations return to normal. Even if Evolv is able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in its business operations. In addition, concerns about terrorism, the effects of a terrorist attack, political turmoil, labor strikes, war or the outbreak of epidemic diseases (including the on-going COVID-19 pandemic) could have a negative effect on its operations and sales.
Downturns in general economic and market conditions and reductions in spending may reduce demand for its products and services, which could harm its revenue, results of operations and cash flows.
Evolv’s performance depends on the financial health and strength of its customers, which in turn is dependent on the economic conditions of the markets in which it and its customers operate. The recent declines in the global economy, widespread and prolonged closures of public and private sports, entertainment and other venues, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. During weak economic times, its available pool of potential customers may decline as potential customers reduce their security-related budget allocations and, in turn, its growth prospects may be negatively impacted. Prolonged economic slowdowns may result in diminished sales of its products and services. Further worsening, broadening or protracted extension of an economic downturn could have a negative impact on its business, revenue, results of operations and cash flows.
Evolv also faces risks from financial difficulties or other uncertainties experienced by its suppliers, distributors or other third parties on which it relies. If third parties are unable to supply Evolv with required materials or components or otherwise assist us in operating its business, its business could be harmed.
If the general level of physical threats/attacks declines, or is perceived by its current or potential customers to have declined, Evolv’s business could be harmed.
Evolv’s business is substantially dependent on enterprises and governments recognizing that mass shootings, terrorist attacks and similar security threats are not necessarily effectively prevented by conventional security products such as walk-through metal detectors. High visibility attacks on prominent enterprises and governments have increased market awareness of the problem of security threats and help to provide an impetus for enterprises and governments to devote resources to protecting against security threats, such as testing its products, purchasing them and broadly deploying them within their organizations. If security threats were to decline, or enterprises or governments perceived that the general level of security threats has declined, its ability to attract new customers and expand sales of its products to existing customers could be materially and adversely affected. A reduction in the threat landscape could increase its sales cycles and harm its business, results of operations and financial condition.
If Evolv is unable to compete effectively with new entrants and other potential competitors, its sales and profitability could be adversely affected.
The sales prices for Evolv’s products and services may decline for a variety of reasons, including competitive pricing pressures, discounts, a change in its mix of products and services, anticipation of the introduction of new products or promotional programs. Competition continues to increase in the market segments in which it participates, and it expects competition to further increase in the future, thereby leading to increased pricing pressures. Larger competitors with more diverse product and service offerings may reduce the price of products that compete with theirs or may bundle them with other products and services. Additionally, currency fluctuations in certain countries and regions may negatively impact prices that partners and customers are willing to pay in those countries and regions. Furthermore, Evolv anticipates that the sales prices and gross profits for its products will decrease over product life cycles. It cannot be certain that it will be successful in developing and introducing new products with enhanced functionality on a timely basis, or that its new product offerings, if introduced, will enable us to maintain its prices and gross profits at levels that will allow us to maintain positive gross margins and achieve profitability.
Because Evolv’s products may collect and store visitor and related information, domestic and international privacy and cyber security concerns, and other laws and regulations, could result in additional costs and liabilities to us or inhibit sales of its products.
Evolv, its reseller partners and its customers are subject to a number of domestic and international laws and regulations that apply to cloud services and the internet generally. These laws, rules and regulations address a range of issues including data privacy and cyber security, breach notification and restrictions or technological requirements regarding the collection, processing, use, storage, protection, retention or transfer of data. The regulatory framework for online services, data privacy and cyber security issues worldwide can vary substantially from jurisdiction to jurisdiction, is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted or are considering adopting laws, rules and regulations regarding the collection, processing, use, storage and disclosure of information, web browsing and geolocation data collection, data analytics, facial recognition, cyber security and breach response and notification procedures. Interpretation of these laws, rules and regulations and their application to its products in the United States and foreign jurisdictions is ongoing and cannot be fully determined at this time.
In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, the Electronic Communications Privacy Act, Computer Fraud and Abuse Act, HIPAA, the Gramm Leach Bliley Act and state breach notification laws, other state laws (e.g., the

California Consumer Privacy Act) and regulations applicable to privacy and data security, as well as regulator enforcement positions and expectations reflected in federal and state regulatory actions, settlements, consent decrees and guidance documents.
Internationally, virtually every jurisdiction in which Evolv operates and has customers and/or have prospective customers to which it markets has established its own data security and privacy legal frameworks with which Evolv, its reseller partners or its customers must comply. Further, many federal, state and foreign government bodies and agencies have introduced, and are currently considering, additional laws and regulations. If passed, Evolv will likely incur additional expenses and costs associated with complying with such laws, as well as face heightened potential liability if Evolv is unable to comply with these laws.
Laws in the European Economic Area, or EEA, regulate transfers of EU personal data to third-party countries, such as the United States, that have not been found to provide adequate protection to such personal data. Evolv could be impacted by changes in law as a result of the current challenges to existing regulatory frameworks by regulators and in the European courts which may lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity, which could have an adverse effect on its reputation and business.
On April 27, 2016, the European Union adopted the General Data Protection Regulation 2016/679, or GDPR, that took effect on May 25, 2018 replacing the current data protection laws of each EU member state. The GDPR applies to any company established in the EU as well as to those outside the EU if they collect and use personal data in connection with the offering of goods or services to individuals in the EU or the monitoring of their behavior (for example, through email monitoring). The GDPR enhances data protection obligations for processors and controllers of personal data, including, for example, expanded disclosures about how personal information is to be used, limitations on retention of information, mandatory data breach notification requirements and onerous new obligations on services providers. Non-compliance with the GDPR can trigger steep fines of up to €20 million or 4% of total worldwide annual turnover, whichever is higher. Separate EU laws and regulations (and member states’ implementations thereof) govern the protection of consumers and of electronic communications and these are also evolving. For instance, the current European laws that cover the use of cookies and similar technology and marketing online or by electronic means are under reform. A draft of the new ePrivacy Regulation extends the strict opt-in marketing rules with limited exceptions to business-to-business communications, alters rules on third-party cookies, web beacons and similar technology and significantly increases penalties. Evolv cannot yet determine the impact such future laws, regulations, and standards may have on its business. Such laws and regulations are often subject to differing interpretations and may be inconsistent among jurisdictions. If Evolv is deemed to come under the GDPR’s coverage, it may incur substantial expense in complying with the new obligations to be imposed by the GDPR and Evolv may be required to make significant changes in its business operations and product and services development, all of which may adversely affect its revenues and its business.
Evolv and its customers are at risk of enforcement actions taken by certain EU data protection authorities until such point in time that it may be able to ensure that all transfers of personal data to us from the EEA are conducted in compliance with all applicable regulatory obligations, the guidance of data protection authorities and evolving best practices. Evolv may find it necessary to establish systems to maintain personal data originating from the EU in the EEA, which may involve substantial expense and may cause us to need to divert resources from other aspects of its business, all of which may adversely affect its business.
Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with its existing practices or the features of its products. Evolv may also be subject to claims of liability or responsibility for the actions of third parties with whom it interacts or upon whom it relies in relation to various products, including but not limited to vendors and business partners. If so, in addition to the possibility of fines, lawsuits and other claims, it could be required to fundamentally change its business activities and practices or modify its products, which could have an adverse effect on its business. Any inability to adequately address privacy and/or data concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage its reputation, inhibit sales and adversely affect its business.

The costs of compliance with, and other burdens imposed by, the laws, rules, regulations and policies that are applicable to the businesses of its customers may limit the use and adoption of, and reduce the overall demand for, its software. Even the perception of privacy concerns, whether or not valid, may harm its reputation, inhibit adoption of its products by current and future customers, or adversely impact its ability to attract and retain workforce talent. Its failure to comply with applicable laws and regulations, or to protect such data, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to its reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have a material adverse effect on its operations, financial performance and business.
Evolv’s operating results may be harmed if Evolv is required to collect sales and use or other related taxes for its products in jurisdictions where it has not historically done so.
Taxing jurisdictions, including state, local and foreign taxing authorities, have differing rules and regulations governing sales and use or other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, significant judgment is required in evaluating its tax positions and its worldwide provision for taxes. While Evolv believes that it is in material compliance with its obligations under applicable taxing regimes, one or more states, localities or countries may seek to impose additional sales or other tax collection obligations on us, including for past sales by us or its reseller partners. It is possible that Evolv could face sales tax audits and that such audits could result in tax-related liabilities for which it has not accrued. A successful assertion that it should be collecting additional sales or other taxes on its products in jurisdictions where it has not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage customers from purchasing its products or otherwise harm its business and operating results.
In addition, Evolv’s tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations, including those relating to income tax nexus, jurisdictional mix of profits at varying statutory tax rates, by changes in foreign currency exchange rates, or by changes in the valuation of its deferred tax assets and liabilities. Although Evolv believes its tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from its historical tax provisions and accruals, which could have a material adverse effect on its operating results or cash flows in the period or periods for which a determination is made.
Evolv’s ability to utilize net operating loss carryforwards as well as research and development tax credit carryforwards to offset future taxable income may be subject to certain limitations and Evolv could be subject to tax audits or examinations that could result in a loss of Evolv’s net operating loss carryforwards as well as research and development credits and/or cash tax exposures.
As of December 31, 2020 and December 31, 2019, Evolv had federal net operating losses of $20.1 million that are subject to expire at various dates through 2033, and net operating losses of $33.9 million, which have no expiration date and can be used to offset up to 80% of future taxable income in any one tax period. Evolv also had post-apportioned state net operating loss carryforwards of $42.6 million and $29.8 million for the years ended December 31, 2020 and 2019, respectively, which may be available to offset future state taxable income and which begin to expire in 2033. Additional NOLs of approximately $0.2 million were generated in the United Kingdom and will not expire. As of December 31, 2020, it had U.S. federal and state research and development tax credit carryforwards of $2.5 million and $1.7 million, respectively, which may be available to offset future tax liabilities and begin to expire in 2033 and 2028, respectively. As of December 31, 2019, Evolv had U.S. federal and state research and development tax credit carryforwards of $1.2 million and $0.8 million, respectively. These net operating loss and tax credit carryforwards could expire unused and be unavailable to offset its future income tax liabilities. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. Evolv has not determined if it has experienced Section 382 ownership changes in the past and if a portion of its net operating loss and tax credit carryforwards is subject to an annual limitation under Section 382. In addition, it may experience ownership changes in the future as a result of subsequent shifts in its stock ownership, including the Business Combination, some of which may be outside of its control. If it determines that an ownership change has occurred and its ability to use its historical net operating loss and tax credit carryforwards is materially limited, it would harm its future operating results by effectively increasing its future tax obligations.
Evolv may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.
Evolv intends to continue to make investments to support its business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance its products, improve its operating infrastructure or acquire complementary businesses and technologies. Accordingly, it may need to engage in equity or debt financings to secure additional funds. If Evolv raises additional funds through future issuances of equity or convertible debt securities, its existing stockholders could suffer significant dilution, and any new equity securities Evolv issues could have rights, preferences and privileges superior to those of holders of its common stock. Any debt financing that it may secure in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for it to obtain additional capital and to pursue business opportunities, including potential acquisitions. Evolv may not be able to obtain additional financing on terms favorable to it, if at all. If Evolv is unable to obtain adequate financing or financing on terms satisfactory to it when Evolv requires it, its ability to continue to support its business growth and to respond to business challenges could be significantly impaired, and its business may be adversely affected.
As a result of becoming a public company, Evolv is responsible for establishing and maintaining adequate internal control over financial reporting. Evolv has identified material weaknesses in its internal control over financial reporting, and if it is unable to remediate the material weaknesses, or if it fails to develop and maintain effective disclosure controls and procedures and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired, which may adversely affect Evolv’s business and stock price.
As a public company, Evolv will be required to furnish a report by management on the effectiveness of Evolv’s internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement new or improved controls, or difficulties encountered in their implementation, could cause Evolv to fail to meet its reporting obligations. Ineffective internal control over financial reporting could also cause investors to lose confidence in its reported financial information, which could have a negative effect on the trading price of the common stock.
If Evolv is unable to assert that its internal control over financial reporting is effective, it could lose investor confidence in the accuracy and completeness of its financial reports, which could cause the price of its common stock to decline, and it may be subject to investigation and/or sanctions by the SEC. In addition, if it is unable to meet these requirements, it may not be able to remain listed on NASDAQ.
Material weaknesses in Evolv’s internal control over financial reporting were identified. If Evolv is unable to remediate these material weaknesses, these material weaknesses could result in a material misstatement of Evolv’s consolidated financial statements.
We have identified material weaknesses in Evolv’s internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. These material weaknesses are as follows:
•
Evolv did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, Evolv lacked a sufficient complement of personnel with an appropriate level of internal controls and accounting knowledge, training and experience commensurate with Evolv’s financial reporting requirements. Additionally, the limited personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in Evolv’s finance and accounting functions. This material weakness contributed to the following material weaknesses.
•
Evolv did not design and maintain effective controls over the period-end financial reporting process to achieve complete, accurate and timely financial accounting, reporting and disclosures, including the classification of various accounts in the financial statements.

•
Evolv did not design and maintain processes and controls to analyze, account for and disclose non-routine, unusual or complex transactions. Specifically, Evolv did not design and maintain controls to timely analyze and account for debt modifications and extinguishments, convertible notes, warrant instruments, and non-routine complex revenue transactions including the leasing of products. Evolv did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including segregation of duties and controls over the preparation and review of account reconciliations and journal entries.

These material weaknesses resulted in audit adjustments in the historical Evolv financial statements to accounts payable and accrued liabilities, long-term and short-term debt, convertible notes, equity, commission assets, revenue, deferred revenue and various expense line items and related financial statement disclosures, which were recorded prior to the issuance of the consolidated financial statements as of and for the years ended December 31, 2019 and 2020. The material weakness related to accounting for warrant instruments and resulted in the restatement of the previously issued financial statements of the entity acquired. Additionally, these material weaknesses could result in a misstatement of substantially all of Evolv’s accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
•
Evolv did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements, specifically, with respect to: (i) program change management controls for financial systems to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; (iii) computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored, and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. These IT deficiencies did not result in a misstatement to the financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

The effectiveness of Evolv’s internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If Evolv is unable to remediate the material weaknesses, Evolv’s ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, could be adversely affected which, in turn, to may adversely affect Evolv’s reputation and business and the market price of Evolv’s common stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of Evolv’s securities and harm to Evolv’s reputation and financial condition, or diversion of financial and management resources from the operation of Evolv’s business.
Evolv performed an analysis and concluded that there was substantial doubt as to its ability to continue as a “going concern.”
Evolv performed an analysis and concluded that there was substantial doubt about its ability to continue as a “going concern.” Management’s plans to address Evolv’s need for capital are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These factors raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from any failure to successfully consummate the Business Combination, complete the PIPE Investment or Evolv’s inability to continue as a going concern.
Evolv’s reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.
U.S. generally accepted accounting principles (GAAP) are subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on Evolv’s reported results of operations and could affect the reporting of transactions already completed before the announcement of such change.
Failure to comply with applicable anti-corruption legislation and other governmental laws and regulations could result in fines, criminal penalties and materially adversely affect its business, financial condition and results of operations.
Evolv is required to comply with anti-corruption and anti-bribery laws in the jurisdictions in which Evolv operates, including the Foreign Corrupt Practices Act, or FCPA, in the United States, the UK Bribery Act, or the Bribery Act, and other similar laws in other countries in which Evolv does business. As a result of doing business in foreign countries, including through reseller partners and agents, Evolv will be exposed to a risk of violating anti-corruption laws. Some of the international locations in which Evolv will operate have developing legal systems and may have higher levels of corruption than more developed nations. The FCPA prohibits providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. It may deal with both governments and state-owned business enterprises, the employees of which are considered foreign officials for purposes of the FCPA. The provisions of the Bribery Act extend beyond bribery of foreign public officials and are more onerous than the FCPA in a number of other respects, including jurisdiction, non-exemption of facilitation payments and penalties.
Although the companies have adopted policies and procedures designed to ensure that they, their respective employees and third-party agents will comply with such laws, there can be no assurance that such policies or procedures will work effectively at all times or protect them against liability under these or other laws for actions taken by its employees, reseller partners and other third parties with respect to its business. If they are not in compliance with anti-corruption laws and other laws governing the conduct of business with government entities and/or officials (including local laws), they may be subject to criminal and civil penalties and other remedial measures, which could harm its business, financial condition, results of operations, cash flows and prospects. In addition, investigations of any actual or alleged violations of such laws or policies related to us could harm its business, financial condition, results of operations, cash flows and prospects.
The continuation or worsening of the COVID-19 pandemic, or other similar public health developments, could have an adverse effect on business, results of operations, and financial condition.
Evolv faces various risks and uncertainties related to the global outbreak of COVID-19 and the new coronavirus strains or variants that have developed. The continued COVID-19 pandemic has led to disruption and volatility in the global economy and capital markets, which increases the cost of capital and adversely impacts access to capital. Government-enforced travel bans and business closures around the world have significantly impacted Evolv’s ability to sell, install and service Evolv’s products especially given the nature of the markets Evolv serves. It has, and may continue to, disrupt third-party contract manufacturer and supply chain. Evolv may also experience customer payment delays for its products which could negatively impact its results of operations. Evolv may also experience some delays in installation of Evolv’s products at customers’ facilities, which could lead to postponed revenue recognition for those transactions. Furthermore, if significant portions of the workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures, remote working or other restrictions in connection with the COVID-19 pandemic, operations will likely be adversely impacted.

If the COVID-19 pandemic continues for a prolonged duration, Evolv or its customers may be unable to perform fully on Evolv’s contracts, which will likely result in increases in costs and reduction in revenue. These cost increases may not be fully recoverable or adequately covered by insurance. The long-term effects of COVID-19 to the global economy and to us are difficult to assess or predict and may include a further decline in the market prices of Evolv’s products, risks to employee health and safety, risks for the deployment of Evolv’s products and services and reduced sales in geographic locations impacted. Any prolonged restrictive measures put in place in order to control COVID-19 or other adverse public health developments in any of Evolv’s targeted markets may have a material and adverse effect on Evolv’s business operations and results of operations.
Risks Related to Evolv’s Class A Common Stock
The market price of Evolv’s Class A common stock is likely to be highly volatile, and you may lose some or all of your investment.
The market price of Evolv’s Class A common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
•
the impact of COVID-19 pandemic on Evolv’s business;

•
the inability to maintain the listing of Evolv’s shares of Class A common stock on the NASDAQ;

•
the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, Evolv’s ability to grow and manage growth profitably, and retain its key employees;

•
changes in applicable laws or regulations;

•
risks relating to the uncertainty of Evolv’s projected financial information; and

•
risks related to the organic and inorganic growth of Evolv’s business and the timing of expected business milestones.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our Class A common stock, regardless of our actual operating performance.
Volatility in Evolv’s share price could subject us to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities or the completion of a merger. If Evolv faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.
If securities or industry analysts do not publish research or reports about Evolv, or publish negative reports, Evolv’s stock price and trading volume could decline.
The trading market for Evolv’s Class A common stock will depend, in part, on the research and reports that securities or industry analysts publish about Evolv. Evolv does not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover Evolv downgrade our Class A common stock or change their opinion, our stock price would likely decline. If one or more of these analysts cease coverage of Evolv or fail to regularly publish reports on Evolv, Evolv could lose visibility in the financial markets, which could cause its stock price or trading volume to decline.
Because Evolv does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
Evolv currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of its Class A common stock would be your sole source of gain on an investment in such shares for the foreseeable future.
Future sales of shares of Evolv’s Class A common stock may depress Evolv’s stock price.
Sales of a substantial number of Evolv’s common stock in the public market after the closing of the Business Combination, or the perception that these sales might occur, could depress the market price of Evolv’s common stock and could impair its ability to raise capital through the sale of additional equity securities.
Evolv is an emerging growth company, and Evolv cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.
Evolv is an emerging growth company, as defined in the JOBS Act. For as long as Evolv continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Evolv will remain an emerging growth company until the earlier of (1) the date (a) June 9, 2025, (b) in which Evolv has total annual gross revenue of at least $1.07 billion or (c) in which Evolv is deemed to be a large accelerated filer, which means the market value of shares of Evolv’s Class A common stock that are held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which Evolv has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Evolv has elected to use this extended transition period for complying with new or revised accounting standards and, therefore, it will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Even after Evolv no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
Evolv cannot predict if investors will find its Class A common stock less attractive because it may rely on these exemptions. If some investors find Evolv’s Class A common stock less attractive as a result, there may be a less active trading market for Evolv’s Class A common stock and its market price may be more volatile.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $131.8  million, but will not receive any proceeds from the sale of the shares of Class A common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, for investment in growth, and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any financing instruments. The terms of our existing term loan agreement preclude us from paying cash dividends without consent. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any other future debt financing agreements.

MARKET INFORMATION
Our Class A common stock and warrants are listed on the NASDAQ under the symbols “EVLV” and “EVLVW,” respectively. Prior to the consummation of the Business Combination, our Class A common stock, warrants and units were listed on the NASDAQ under the symbols “NHIC”, “NHICW” and “NHICWU,” respectively. As of August 11, 2021, there were 144 holders of record of our Class A common stock and 11 holders of record of our warrants. The actual number of stockholders of our Class A common stock and the actual number of holders of our warrants is greater than the number of record holders and includes stockholders of our warrants whose Class A common stock or warrants are held in street name by brokers and other nominees.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table contains selected historical consolidated financial data as of and for the years ended December 31, 2020 and 2019. Such data as of and for the years ended December 31, 2020 and 2019 have been derived from the audited financial statements of Evolv, which are included elsewhere in this prospectus. The summary consolidated statements of operations data for the three months ended March 31, 2021 and 2020, and the summary consolidated balance sheet data as of March 31, 2021 are derived from Evolv’s unaudited consolidated financial statements appearing elsewhere in this prospectus. The Evolv unaudited interim condensed consolidated financial statements were prepared on the same basis as its audited annual financial statements and include all adjustments, consisting only of normal recurring adjustments that are necessary for a fair statement of the financial information in those statements. The following summary consolidated financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes and unaudited interim consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data in this section are not intended to replace our audited consolidated financial statements and unaudited condensed consolidated financial statements and related notes and are qualified in their entirety thereby. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31,
			2019	2020
			(in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenue:
Product revenue	$2,502	$56	$4,192	$1,279
Subscription revenue	1,300	459	1,096	2,637
Service revenue	197	125	558	869
Total revenue	3,999	640	5,846	4,785
Cost of revenues:
Cost of product revenue	2,229	161	4,246	1,177
Cost of subscription revenue	595	338	530	1,824
Cost of service revenue	127	122	518	495
Total cost of revenue	2,951	621	5,294	3,496
Gross profit	1,048	19	552	1,289
Operating expenses:
Research and development	3,612	3,594	8,496	15,710
Sales and marketing	3,684	2,182	6,589	7,365
General and administrative	2,899	630	3,866	5,110
Total operating expenses	10,195	6,406	18,951	28,185
Loss from operations	(9,147)	(6,387)	(18,399)	(26,896)
Other expense:
Interest expense	2,447	43	(779)	(430)
Loss on extinguishment of debt	—	—	(679)	(66)
Change in fair value of derivative liability	1,425	—	—	—
Change in fair value of common stock warrant liability	736	—	—	—
Total other expense	4,608	43	(1,458)	(496)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Year Ended December 31,
			2019	2020
			(in thousands, except per share data)
Net loss and comprehensive loss attributable to common stockholders – basic and diluted	(13,755)	(6,430)	(19,857)	(27,392)
Net loss per share attributable to common stockholders – basic and diluted	$(0.52)	$(0.27)	$(0.88)	$(1.16)
Weighted average common shares outstanding – basic and diluted	26,433,739	23,414,746	22,655,763	23,625,483

	March 31, 2021	December 31,
		2020	2019
		(in thousands)
Total assets	$46,830	$21,355	$24,400
Total liabilities	$67,856	$30,164	$10,027
Total liabilities, convertible preferred stock and stockholders’ deficit	$46,830	$21,355	$24,400

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and the PIPE Investment. The Business Combination is accounted for as a reverse recapitalization, pursuant to which the Business Combination is treated as the equivalent of Evolv issuing stock for the net assets of NewHold, accompanied by a recapitalization. The net assets of NewHold are stated at historical cost, with no goodwill or other intangible assets recorded.
The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the unaudited historical condensed balance sheet of NewHold as of March 31, 2021 with the unaudited historical consolidated balance sheet of Evolv as of March 31, 2021, giving effect to the Business Combination, the PIPE Investment as if they had been consummated on March 31, 2021.
The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the unaudited historical condensed statement of operations of NewHold for the three months ended March 31, 2021 and the unaudited historical consolidated statement of operations of Evolv for such period, giving effect to the Business Combination and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited historical statement of operations of NewHold (as restated) for the period January 24, 2020 (inception) through December 31, 2020 and the audited historical consolidated statement of operations of Evolv for the year ended December 31, 2020, giving effect to the Business Combination and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the unaudited historical condensed balance sheet of NewHold as of March 31, 2021 and the audited historical statement of operations (as restated) for the period from January 24, 2020 (inception) through December 31, 2020 and the unaudited historical condensed statement of operations for the three months ended March 31, 2021, and the related notes thereto, included elsewhere in this prospectus;

•
the unaudited historical consolidated financial statements of Evolv as of and for the three months ended March 31, 2021 and the audited historical consolidated financial statements for the year ended December 31, 2020, and the related notes thereto, included elsewhere in this prospectus; and

•
the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to NewHold and Evolv included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information below reflects stockholders’ approval of the Business Combination on July 15, 2021 and 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.
The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. Further, it should be noted the Private Placement Warrants are currently classified as fair value liability instruments. The final accounting of the transaction, including the earnout, Founder Shares and private and public warrants, will be finalized by Evolv and reported on in the first reporting period following the consummation of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in thousands, except share and per share data)
	Historical	Historical	Transaction Accounting Adjustments		PIPE Transaction Adjustments		Pro Forma Combined
	(A) Evolv	(B) NHIC
Assets
Current assets:
Cash and cash equivalents	$22,122	$579	$(12,257)	5(b)	$280,114	5(n)	$366,614
			166,560	5(d)
			(2,940)	5(k)
			(87,564)	5(m)
Accounts receivable	2,338	—	—		—		2,338
Inventory	3,175	—	—		—		3,175
Current portion of commission asset	690	—	—		—		690
Prepaid expenses and other current assets	5,007	193	—		—		5,200
Total current assets	33,332	772	63,799		280,114		378,017
Commission asset, noncurrent	1,993	—	—		—		1,993
Property and equipment, net	11,386	—	—		—		11,386
Cash and investments held in trust account	—	172,598	(6,038)	5(a)	—		—
			(166,560)	5(d)
Other long-term assets	119	—	—		—		119
Total assets	$46,830	$173,370	$(108,799)		$280,114		$391,515
Liabilities, Convertible Preferred Stock and Stockholders’
Equity (Deficit)
Current liabilities:
Accounts payable	$5,633	$1,426	$—		$—		$7,059
Accrued expenses and other current liabilities	5,540	—	—		—		5,540
Accrued income and franchise taxes	—	50	—		—		50
Current portion of deferred revenue	3,110	—	—		—		3,110
Current portion of long-term debt	24,515	—	(24,515)	5(f)	—		—
Total current liabilities	38,798	1,476	(24,515)		—		15,759
Deferred revenue, noncurrent	466	—	—		—		466
Derivative liability	9,431	—	(9,431)	5(f)	—		—
Earn-out liability	—	—	92,880	5(j)	—		92,880
Common stock warrant liability	737	—	(737)	5(i)	—		—
Warrant liability	—	24,165	(14,317)	5(c)	—		9,848
Deferred underwriting compensation	—	6,038	(6,038)	5(a)	—		—
Long-term debt, noncurrent	18,424	—	(4,389)	5(f)	—		14,035
Total liabilities	67,856	31,679	33,453		—		132,988

	Historical	Historical	Transaction Accounting Adjustments		PIPE Transaction Adjustments		Pro Forma Combined
	(A) Evolv	(B) NHIC
NewHold common stock subject to possible redemption	—	136,691	(136,691)	5(m)	—		—
Evolv convertible preferred stock; (Series A,A-1, B, and B-1)	75,877	—	(75,877)	5(e)	—		—
Commitments and contingencies
Stockholders’ equity (deficit):
NewHold convertible preferred stock	—	—	—		—		—
NewHold Class A common stock	—	—	100	5(l)	30	5(n)	139
			—	5(d)
			9	5(m)
NewHold Class B common stock	—	—	—		—		—
Evolv common stock	30	—	217	5(e)	—		—
			4	5(f)
			3	5(g)
			(258)	5(l)
			4	5(i)
Additional paid-in capital	10,703	20,994	(12,257)	5(b)	280,084	5(n)	371,779
			14,317	5(c)
			—	5(d)
			75,660	5(e)
			44,086	5(f)
			(3)	5(g)
			737	5(h)
			(4)	5(i)
			(92,880)	5(j)
			(2,940)	5(k)
			(15,836)	5(l)
			49,118	5(m)
Accumulated deficit	(107,636)	(15,994)	(5,755)	5(f)			(113,391)
			15,994	5(l)
Stockholders’ deficit	(96,903)	5,000	70,316		280,114		258,527
Total liabilities, convertible preferred stock and stockholders’ deficit	$46,830	$173,370	$(108,799)		$280,114		$391,515

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share amounts)
	Historical		Pro Forma Adjustments		Pro Forma Combined
	(A) Evolv	(B) NHIC
Revenue:
Product revenue	$2,502	$—	$—		$2,502
Subscription revenue	1,300	—	—		1,300
Service revenue	197	—	—		197
Total revenue	3,999	—	—		3,999
Cost of revenues:
Cost of product revenue	2,229	—	—		2,229
Cost of subscription revenue	595	—	—		595
Cost of service revenue	127	—	—		127
Total cost of revenue	2,951	—	—		2,951
Gross profit	1,048	—	—		1,048
Operating expenses:
Research and development	3,612	—	—		3,612
Sales and marketing	3,684	—	—		3,684
General and administrative	2,899	1,455	—		4,354
Total operating expenses	10,195	1,455	—		11,650
Loss from operations	(9,147)	(1,455)	—		(10,602)
Other income (expense):
Interest expense	(2,447)	—	635	6(a)	(1,812)
Change in fair value of derivative liability	(1,425)	—	—		(1,425)
Change in fair value of warrants	(736)	(2,646)	1,466	6(c)	(1,180)
			736	6(d)
Interest income	—	19	(19)	6(b)	—
Total other income (expense)	(4,608)	(2,627)	2,818		(4,417)
Net loss before provision for income taxes	(13,755)	(4,082)	2,818		(15,019)
Provision for income taxes	—	—	—		—
Net loss attributable to common stockholders – basic and diluted	$(13,755)	$(4,082)	$2,818		$(15,019)
Net loss per share attributable to common stockholders – basic and diluted	$(0.52)	$(0.95)			$(0.10)
Weighted average common shares outstanding – basic and diluted	26,433,739	4,312,500	138,845,104		143,157,604
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)
	Historical		Pro Forma Adjustments		Pro Forma Combined
	(A) Evolv	(B) NHIC
Revenue:
Product revenue	$1,279	$—	$—		$1,279
Subscription revenue	2,637	—	—		2,637
Service revenue	869	—	—		869
Total revenue	4,785	—	—		4,785
Cost of revenues:
Cost of product revenue	1,177	—	—		1,177
Cost of subscription revenue	1,824	—	—		1,824
Cost of service revenue	495	—	—		495
Total cost of revenue	3,496	—	—		3,496
Gross profit	1,289	—	—		1,289
Operating expenses:
Research and development	15,710	—	—		15,710
Sales and marketing	7,365	—	—		7,365
General and administrative	5,110	1,030	—		6,140
Total operating expenses	28,185	1,030	—		29,215
Loss from operations	(26,896)	(1,030)	—		(27,926)
Other income (expense):
Interest expense	(430)	—	40	7(a)	(390)
Loss on extinguishment of debt	(66)	—	(5,566)	7(b)	(5,632)
Cost of issuance of public and private warrants	—	(390)	—		(390)
Change in fair value of warrants	—	(10,571)	6,267	7(d)	(4,304)
Interest income	—	79	(79)	7(c)	—
Total other income (expense)	(496)	(10,882)	662		(10,716)
Net loss attributable to common stockholders – basic and diluted	$(27,392)	$(11,912)	$662		$(38,642)
Net loss per share attributable to common stockholders – basic and diluted	$(1.16)	$(2.97)			$(0.27)
Weighted average common shares outstanding – basic and diluted	23,625,483	4,312,500	138,845,104		143,157,604
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Description of the Transactions

The Business Combination
The board of directors of NewHold Investment Corp., a Delaware corporation (“NewHold”), unanimously approved the Agreement and Plan of Merger (the “Merger Agreement”) by and among NewHold, NHIC Sub Inc., a Delaware corporation and a wholly owned subsidiary of NewHold (“Merger Sub”), and Evolv Technologies, Inc. dba Evolv Technology, Inc., a Delaware corporation (“Evolv”) . Pursuant to the terms of the Merger Agreement, a business combination between NewHold and Evolv has been effected through the merger of Merger Sub with and into Evolv, with Evolv surviving the merger as a wholly owned subsidiary of NewHold (the “Merger”). We refer to the Merger and the other transactions contemplated by the Merger Agreement as the “Business Combination” and the “PIPE Transaction”.
Treatment of Evolv Securities
Preferred Stock.   Immediately prior to the effective time of the Merger (the “Effective Time”) and subject to the consent of the holders of Evolv’s preferred stock, par value $0.001 per share (the “Evolv Preferred Stock”), each issued and outstanding share of Evolv Preferred Stock converted into shares of the common stock, par value $0.001 per share, of Evolv (the “Evolv Common Stock”) at the then-applicable conversion rates.
Convertible Notes.   Immediately prior to the Effective Time, each issued and outstanding convertible promissory note of Evolv (the “Evolv Convertible Notes”) automatically converted into shares of Evolv Common Stock in accordance with the then-applicable conversion rates. We have assumed for pro forma purposes the conversion of all outstanding Evolv Convertible Notes, including the Evolv Convertible Notes issued in January 2021, and the extinguishment of the related derivative liability.
Warrants.   With the exception of a warrant to purchase 6,756,653 shares of Evolv Common Stock (the “Finback Warrant”), immediately prior to the Effective Time, Evolv caused each outstanding warrant to purchase shares of Evolv capital stock to be exercised in full on a cash or cashless basis or terminated without exercise. With respect to the Finback Warrant, the portion that is vested immediately prior to the Effective Time was either exercised in full on a cash or cashless basis or terminated as of the Effective Time, while the portion that is unvested as of immediately prior to the Effective Time automatically converted into a warrant to purchase shares of the Class A common stock, par value $0.0001 per share, of NewHold (the “NHIC common stock”), proportionately adjusted for the Exchange Ratio (as defined below). We have assumed for pro forma purposes that 348,598 of the Finback warrants are vested as of the Effective Time. All Evolv warrants that are converted into shares of Evolv Common Stock are hereafter referred to as the “Evolv Warrants.” We have assumed for pro forma purposes that all of the warrants (excluding the unvested Finback Warrant) are exercised on a cashless basis using an implied fair value of Evolv Common Stock of $3.78 per share and include a warrant exercisable for 2,686,246 shares of Series A-1 Preferred Stock and warrants exercisable for 2,665,678 shares of Evolv Common Stock. The warrant exercisable for Series A-1 Preferred Stock is converted into 2,685,535 shares of Series A-1 Preferred Stock with 711 shares of Series A-1 Preferred Stock being forfeited to cover the exercise price using the assumed Evolv Common Stock fair value of $3.78 per share. The warrants exercisable for Evolv Common Stock are converted into 2,686,390 shares of Evolv Common Stock with 103,199 shares of Evolv Common Stock being forfeited to cover the exercise price using the assumed Evolv Common Stock fair value of $3.78 per share. The vested Finback warrants exercisable for Evolv Common Stock are converted into 333,836 shares of Evolv Common Stock with 14,762 shares of Evolv Common Stock being forfeited to cover the exercise price using the assumed Evolv Common Stock fair value of $3.78 per share.
Common Stock.   At the Effective Time, each share of Evolv Common Stock (including shares outstanding as a result of the conversion of the Evolv Preferred Stock, the Evolv Convertible Notes and the Evolv Warrants) converted into the right to receive such number of shares of NHIC common stock equal to the Exchange Ratio and a number of Earn-Out Shares (as defined below). The Exchange Ratio is defined in the Merger Agreement to be 125,000,000 divided by the number of outstanding shares of Evolv Common Stock and options to purchase shares of Evolv Common Stock as of immediately prior to the Effective Time, after giving effect to the conversion of the Evolv Preferred Stock, Evolv Convertible Notes and Evolv Warrants and as further adjusted pursuant to the Merger Agreement. The Exchange Ratio is 0.378 at the effective time of the Merger.
Stock Options.   At the Effective Time, each outstanding option to purchase shares of Evolv Common Stock converted into an option to purchase shares of NHIC common stock equal to the number of shares subject to such option prior to the Effective Time multiplied by the Exchange Ratio, with the per share exercise price equal to the exercise price prior to the Effective Time divided by the Exchange Ratio.
Restricted Stock Units.   At the Effective Time, each outstanding award of Evolv restricted stock units whether vested or unvested, converted into a restricted stock unit covering a number of shares of NewHold Common Stock equal to the number of shares subject to such restricted stock units prior to the Effective Time multiplied by the Exchange Ratio.
Earn-Out Shares.   Former holders of shares of Evolv Common Stock (including shares received as a result of the Evolv Preferred Stock conversion, Evolv Convertible Notes conversion and Evolv Warrants conversion), the former holder of the unvested portion of the Finback Warrant, former holders of Evolv RSUs and former holders of Evolv stock options and restricted stock units are entitled to receive their pro rata share of up to 15,000,000 additional shares of NHIC common stock (the “Earn-Out Shares”) if, within a five-year period following the signing date of the Merger Agreement, the closing share price of the NHIC common stock equals or exceeds any of three thresholds over any 20 trading days within a 30-day trading period (each, a “Triggering Event”) and, in respect of a former holder of Evolv stock options, the former holder of the unvested portion of the Finback Warrant and former holders of Evolv RSUs, the holder continues to provide services to NewHold or one of its subsidiaries at the time of such Triggering Event. The Earn-Out Shares to be issued upon the occurrence of the Triggering Events is deemed to be a contingent consideration arrangement and should be accounted for as a liability (“Earn-Out Liability”). The Earn-Out Liability should be accounted for as a liability and remeasured to fair value each reporting period. The Earn-Out Liability fair value of $92.3 million was determined using the Monte Carlo Simulation for the Earn-Out shares to be issued to Evolv’s selling equity holders upon the achievement of the Triggering Events, assuming no Earn-Out Forfeitures by Earn-Out Service Provider and estimated share price at closing of $10.00 per share. The key inputs into this formula included (i) an assumed share price at closing (see 5(i) for a sensitivity analysis on a fluctuation of the estimated closing share price; (ii) the constant risk-free rate over the Earnout Period, which was based on the US Treasury Yield Curve and (iii) a constant equity volatility assumption, which was based on observed historical equity volatility of guideline public companies, adjusted to account for different levels of financial leverage used.
The PIPE Investment
On March 5, 2021, concurrently with the execution of the Merger Agreement, NewHold entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors” which include certain existing equity holders of Evolv), pursuant to which the PIPE Investors have collectively subscribed for 30,000,000 shares of NHIC common stock for an aggregate purchase price equal to $300.0 million (the “PIPE Investment”) less $19.9 million of equity issuance costs associated with the PIPE Investment accounted for as a reduction to additional paid-in capital. The PIPE Investment was consummated immediately prior to the closing of the Business Combination.
2.
Basis of Presentation

The unaudited pro forma condensed combined financial information were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Evolv has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Investment.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Business Combination, and the PIPE Investment as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 gives effect to the Business Combination and the PIPE Investment as if they occurred January 1, 2020, the beginning of the earliest period presented.
The pro forma adjustments reflecting the consummation of the Business Combination, and the PIPE Investment are based on certain currently available information and certain assumptions and methodologies that Evolv believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Evolv believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, and the PIPE Investment based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination, and the PIPE Investment. NewHold and Evolv have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
On January 21, 2021, Evolv issued convertible promissory notes (the “2021 Notes”) to certain existing investors for gross proceeds of $30.0 million with a stated interest rate of 8.0% per annum. The 2021 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds totaled at least $100.0 million, the notes would automatically convert into shares of the same class and series of capital stock issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors. Separately, Evolv issued the Finback Warrant to a service provider for the purchase of 6,756,653 shares of Evolv Common Stock at an exercise price of $0.16 per share. The warrants are not exercisable upon grant and become exercisable upon meeting certain performance-based milestone vesting conditions. The warrants are accounted for as a performance based equity award to non-employees for remuneration of services using the Black-Scholes model to measure the value of the warrants upon grant date and will assess the probability of the warrants vesting at each reporting date. As of the Effective Date, there was a total of 348,598 warrant shares vested and $1.0 million adjustment for the Finback Warrant. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Upon consummation of the Business Combination, final valuations and studies will be performed. Differences between these preliminary estimates and the final accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future financial position and results of operations.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information reflects 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.

This unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:
•
the unaudited historical condensed financial statements of NewHold as of and for the three months ended March 31, 2021 and the audited historical financial statements for the period from January 24, 2020 (inception) through December 31, 2020 (as restated), and the related notes thereto, included in this prospectus;

•
the unaudited historical consolidated financial statements of Evolv as of and for the three months ended March 31, 2021 and the audited historical financial statements for the year ended December 31, 2020, and the related notes thereto, included in this prospectus; and

•
the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to NewHold and Evolv included in this prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.
3.
Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although NewHold has issued shares for outstanding equity interests of Evolv in the Business Combination, NewHold is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Evolv issuing stock for the net assets of NewHold, accompanied by a recapitalization. The net assets of NewHold are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Evolv.
4.
Capitalization

The following summarizes the pro forma ownership of common stock of Evolv following the Business Combination, and the PIPE Investment:
Equity Capitalization Summary	Shares	%
Evolv Equity Holders	100,351,091	70.1%
NHIC Public Stockholders	8,494,013	5.9%
NHIC Sponsor(1)	4,312,500	3.0%
PIPE Investors(2)	30,000,000	21.0%
Total Class A common stock	143,157,604	100.0%

(1)
The 4,312,500 NHIC Sponsor Shares (“Founder Shares”) outstanding are subject to certain share-performance-based vesting provisions whereas 50% of the Founder Shares vested at the closing of the Merger, 25% of the Founder Shares shall vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $12.50 over any 20 trading days within a 30-day trading period and the remaining 25% will vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $15.00 over any 20 trading days within any 30-day trading period.

(2)
The PIPE Investment consummated in accordance with its terms for aggregate proceeds of $300.0 million in connection with the issuance of 30,000,000 shares of NHIC common stock issued to the PIPE Investors.

5.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes
(A)
Derived from the unaudited consolidated balance sheet of Evolv as of March 31, 2021.

(B)
Derived from the unaudited condensed balance sheet of NewHold as of March 31, 2021.

Pro forma transaction adjustments
(a)
To reflect the settlement of $6.0 million of deferred underwriting compensation incurred during NHIC’s IPO that were contractually due upon completion of the Business Combination.

(b)
To reflect the payment of NHIC’s total estimated advisory, legal, accounting and other professional fees of $12.3 million that are deemed to be direct and incremental costs of the Business Combination as a reduction to additional paid-in capital.

(c)
To reflect the reclassification of NHIC’s warrant liability related to the public warrants as the NHIC public warrants are expected to qualify for equity classification upon the consummation of the Business Combination.

(d)
To reflect (i) to reflect the release of $166.6 million of cash from the Trust Account, and (ii) to reflect the conversion of 4,312,500 shares of NewHold Class B common stock for NewHold Class A common stock, on a one-for-one basis. The 4,312,500 NewHold Class B common stock as converted to NewHold Class A common stock (“Founder Shares”) are subject to certain share-performance-based vesting provisions whereas 50% of the Founder Shares shall vest at the closing of the Merger, 25% of the Founder Shares shall vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $12.50 over any 20 trading days within a 30-day trading period and the remaining 25% will vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $15.00 over any 20 trading days within any 30-day trading period.

(e)
To reflect the issuance of 216,441,907 shares of Evolv Common Stock upon the automatic conversion of all outstanding shares of Evolv Preferred Stock immediately prior to the Effective Time of the Merger. The adjustment reflects the derecognition of the carrying value of the Evolv Preferred Stock of $85.4 million, including 2,685,535 shares of Evolv Series A-1 Preferred Stock issued upon the cashless exercise of a warrant immediately prior to the Effective Time of the Merger.

(f)
To reflect (i) the automatic conversion of Evolv’s convertible notes (including the 2021 Notes) into 3,409,694 shares of Evolv Common Stock and the right to receive 1,000,000 shares of NHIC Common Stock at the Effective Time as further consideration for the conversion of the 2021 Notes consistent with terms thereof, (ii) the extinguishment of the related derivative liability and (iii) the resulting loss on extinguishment. Upon the conversion, the carrying value of the debt of $28.9 million, including unamortized debt discount of $6.3 million, and the related derivative liability of $9.4 million were derecognized. The 3,409,694 shares of Evolv Common Stock issued upon conversion of the debt were recorded at the implied fair value of Evolv Common Stock of $3.78 per share as negotiated between NHIC and Evolv, or $44.1 million, and with the resulting difference being accounted for as a loss on extinguishment of $5.8 million in earnings (see note 6(b) below).

(g)
To reflect the issuance of 2,686,390 shares of Evolv Common Stock upon the cashless exercise of common stock warrants outstanding immediately prior to the Effective Time of the Merger.

(h)
To reflect the elimination of the loss on Evolv’s common stock warrant reality as the warrants are expected to convert to common stock and qualify for equity classification upon the consummation of the Business Combination.

(i)
To reflect the release of restriction on 3,888,889 shares of Evolv Common Stock held by an employee which secure a promissory note. The shares were released upon the settlement of the promissory note through the surrender 115,565 shares of Evolv Common Stock by the employee.

(j)
To record the Earn-Out Liability of $92.9 million for the estimated fair value of the Earn-Out shares to be issued to Evolv’s selling equity holders upon the achievement of the Triggering Events, assuming no Earn-Out Forfeitures by Earn-Out Service Providers and an assumed share price at closing of $10.00 per share. An increase or decrease of $1.00 in the underlying fair value of the common stock used in the valuation would increase or decrease the estimated fair value of the Earn-Out Liability by $21.7 million.

(k)
To reflect the payment of Evolv’s total estimated advisory, legal, accounting and other professional fees of $2.9 million that are deemed to be direct and incremental costs of the Business Combination as a reduction to additional paid-in capital.

(l)
To reflect the recapitalization of Evolv through the contribution of all outstanding common stock of Evolv to NewHold and the issuance of 100,351,091 shares of NHIC common stock and the elimination of the accumulated deficit of NewHold, the accounting acquiree.

(m)
To reflect 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share

Pro forma transaction directly attributable to the PIPE Investment
(n)
To reflect the issuance of an aggregate of 30,000,000 shares of NHIC common stock at a price of $10.00 per share, for an aggregate purchase price of $300.0 million and to record the fee associated with the PIPE Transaction in the amount of $19.9 million.

6.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2021

NewHold and Evolv did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination.
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma notes
(A)
Derived from the unaudited consolidated statement of operations of Evolv for the three months ended March 31, 2021.

(B)
Derived from the unaudited statement of operations of NewHold for the three months ended March 31, 2021.

Pro forma adjustments
(a)
To reflect an adjustment to eliminate interest expense and amortization of discount on debt upon the automatic conversion of Evolv’s convertible promissory notes as it is assumed that the convertible notes would have been converted to Evolv Common Stock and then to NHIC common stock as if the Business Combination had occurred on January 1, 2020.

(b)
To eliminate interest income earned on the Trust Account which was released upon closing of the Business Combination.

(c)
To reflect the elimination of the loss on NHIC’s derivative warrant liability related to the public warrants as the NHIC public warrants are expected to qualify for equity classification upon the consummation of the Business Combination.

(d)
To eliminate the loss on Evolv’s common stock warrant as the warrants converted to common stock upon the consummation of the Business Combination.

(e)
The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Investment, assuming the Business Combination and PIPE Investment occurred on January 1, 2020. The unaudited pro forma condensed combined financial information has been prepared to reflect 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.

Three Months Ended March 31, 2021
(in thousands, except share and per share data)
Pro forma net loss	$(15,019)
Weighted average shares outstanding – basic and diluted	143,157,604
Net loss per share – basic and diluted	$(0.10)
Weighted average shares calculation – basic and diluted
NewHold weighted average public shares outstanding	4,312,500
NewHold common stock subject to redemption reclassified to equity	8,494,013
Issuance of NewHold common stock in connection with closing of the PIPE Transaction	30,000,000
Issuance of NewHold common stock to Evolv shareholders in connection with Business Combination	100,351,091
Weighted average shares outstanding	143,157,604
As the unaudited pro forma condensed combined statement of operations is in a loss position, the following anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding:
Three Months Ended March 31, 2021
Options to purchase NewHold Common Stock	22,231,178
Warrants to purchase NewHold Common Stock	16,793,554
39,024,732
The former holders of shares of Evolv Common Stock (including shares received as a result of the Evolv Preferred Stock conversion, Evolv Convertible Notes conversion and Evolv Warrants conversion), the former holder of the unvested portion of the Finback Warrant, former holders of Evolv RSUs and former holders of Evolv stock options are entitled to receive their pro rata share of Earn-Out Shares, issuable in three equal tranches upon the occurrence of each Earnout Triggering Event during the Earnout Period. Because the Earnout Shares are contingently issuable based upon the share price of NHIC common stock specified thresholds that have not been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

7.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

NewHold and Evolv did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination.
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma notes
(A)
Derived from the audited consolidated statements of operations for the year ended December 31, 2020.

(B)
Derived from the audited consolidated statements of operations for the period from January 24, 2020 (inception) through December 31, 2020, as restated.

Pro forma adjustments
(a)
To reflect an adjustment to eliminate interest expense and amortization of discount on debt upon the automatic conversion of Evolv’s convertible promissory notes as it is assumed that the convertible notes would have been converted to Evolv Common Stock and then to NHIC common stock as if the Business Combination had occurred on January 1, 2020.

(b)
To reflect an adjustment to record a loss of $5.6 million on conversion of Evolv’s convertible promissory notes as if the Business Combination had occurred on January 1, 2020. It should be noted that the loss on conversion of $5.6 million was calculated based on the carrying amounts of the convertible notes and derivative liability as of December 31, 2020, which represents the best available information.

(c)
To eliminate interest income earned on the Trust Account which was released upon closing of the Business Combination.

(d)
To reflect the elimination of the loss on NHIC’s derivative warrant liability related to the public warrants as the NHIC public warrants are expected to qualify for equity classification upon the consummation of the Business Combination.

(e)
The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Investment, assuming the Business Combination and PIPE Investment occurred on January 1, 2020. The unaudited pro forma condensed combined financial information has been prepared to reflect

8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.
Year Ended December 31, 2020
(in thousands, except share and per share data)
Pro forma net loss	$(38,642)
Weighted average shares outstanding – basic and diluted	143,157,604
Net loss per share – basic and diluted	$(0.27)
Weighted average shares calculation – basic and diluted
NewHold weighted average public shares outstanding	4,312,500
NewHold common stock subject to redemption reclassified to equity	8,494,013
Issuance of NewHold common stock in connection with closing of the PIPE Transaction	30,000,000
Issuance of NewHold common stock to Evolv shareholders in connection with Business Combination	100,351,091
Weighted average shares outstanding	143,157,604
As the unaudited pro forma condensed combined statement of operations is in a loss position, the following anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding:
Year Ended December 31, 2020
Options to purchase NewHold Common Stock	16,964,452
Warrants to purchase NewHold Common Stock	16,821,525
33,785,977

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of Evolv’s financial condition and results of operations together with the “Selected Historical Consolidated Financial Data” section of this prospectus and our consolidated financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to Evolv’s plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Business Overview
Evolv Technologies Holdings, Inc. (“we”, “our”, or “Evolv”) is the global leader in weapons detection security screening. Unlike conventional walk-through metal detectors, our products use advanced sensors, artificial intelligence software, and cloud services to reliably detect guns, improvised explosives, and large knives while ignoring harmless items like phones and keys. This not only enhances security at venues and facilities but also improves the visitor experience by making screening up to ten times faster than alternatives at up to 70% lower total cost.
Our products have screened over 50 million people worldwide. We believe that we have screened more people through advanced systems than any organization other than the United States Transportation Security Administration (“TSA”). Our customers include many iconic venues across a wide variety of industries including major sports teams, notable performing arts and entertainment venues, major tourist destinations and cultural attractions, large industrial workplaces, large school districts, and prominent houses of worship. We primarily offer our products under a multi-year security-as-a-service subscription pricing model that delivers ongoing value to customers, generates predictable revenue, and creates expansion and upsell opportunities.
Our mission is to make the world a safer and more enjoyable place to live, work, study, and play. We are focused on delivering value in the spaces in and around the physical threshold of large venues and facilities. We believe that digitally transforming the threshold experience is one of the most exciting innovation opportunities of our time. We believe that our ongoing innovations will not only make venues and facilities safer and more and more enjoyable, but also more efficient and profitable.
Touchless security screening represents a paradigm shift for the security screening market which, according to our estimates, is currently a $20 billion market opportunity. Touchless security screening is a radical change from conventional security screening processes that primarily rely on walk-through metal detectors based on core technology that was invented in the nineteenth century. This conventional approach presents numerous operational problems and hidden costs including a high number of nuisance alarms due to the inability to distinguish weapons from harmless items. These frequent nuisance alarms require resolution using manual bag checks and pat downs that are error-prone, labor cost-intensive, and unpleasant for visitors. This creates long wait times, dangerous crowding, and numerous opportunities for weapons to slip through. The result is reduced security, frustrated visitors, and acutely stressful working conditions for employees.
By allowing visitors to walk through at a normal pace with their bags in hand and without emptying their pockets, Evolv products significantly accelerate the security screening process while also reducing the number of nuisance alarms to a level that allows guards to focus their attention on real threats. We believe there is significant demand for touchless security screening in venues and facilities that currently use slower, more invasive conventional metal detector screening. We also believe there is additional opportunity in venues and facilities that have not previously adopted weapon screening because of the limitations of conventional screening. Our technology is designed to allow these venues and facilities to successfully deploy security screening for the first time.
Our potential to develop this significant opportunity is rooted in our deep domain experience and commitment to research and development. Our engineering efforts are led by a team of seasoned experts in physics, electronics, and software development. Since the founding of Legacy Evolv in July 2013, we have invested significant resources in developing an extensive portfolio of proprietary and differentiated technologies, with a focus on making security screening more precise, much faster, and far less labor intensive. Our products, which incorporate these technologies, offer several key advantages over conventional alternatives.
Since our inception, we have incurred significant operating losses. Our ability to generate revenue and achieve cost improvements sufficient to achieve profitability will depend on the successful further development and commercialization of our products. We generated revenue of $4.0 million and $0.6 million for the three months ended March 31, 2021 and 2020, respectively, and incurred net losses of $13.8 million and $6.4 million for those same periods. We generated revenue of $4.8 million and $5.8 million for the years ended December 31, 2020 and 2019, respectively, and incurred net losses of $27.4 million and $19.9 million for those same years. We expect to continue to incur net losses as we focus on growing commercial sales of our products in both the United States and international markets, including growing our sales and marketing teams, scaling our manufacturing operations, and continuing research and development efforts to develop new products and further enhance our existing products. Further, we expect to incur additional costs associated with operating as a public company. As a result, we will need substantial additional funding for expenses related to our operating activities, including selling, marketing, general and administrative expenses and research and development expenses.
Because of the numerous risks and uncertainties associated with product development and commercialization, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve or maintain profitability. Until such time, if ever, as we can generate substantial revenue sufficient to achieve profitability, we expect to finance our operations through a combination of equity offerings and debt financings. We may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If we are unable to raise capital or enter into such agreements as, and when, needed, we may have to significantly delay, scale back or discontinue the further development and commercialization efforts of one or more of our products, or may be forced to reduce or terminate our operations. See “Liquidity and Capital Resources.”
Recent Developments
NewHold Investment Corporation Merger
On March 5, 2021, Legacy Evolv entered into an Agreement and Plan of Merger with NewHold Investment Corp. (“NHIC”), a special purpose acquisition company and NHIC Sub Inc., a Delaware corporation and wholly-owned subsidiary of NHIC (“Merger Sub”) which the parties amended pursuant to the First Amendment to Agreement and Plan of Merger dated June 5, 2021 (as so amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at effective at the time of the Business Combination, Merger Sub merged with and into Legacy Evolv, which survived the merger as a wholly-owned subsidiary. Upon the closing of the Business Combination, NHIC changed its name to Evolv Technologies Holdings, Inc. with its Class A common stock continuing to be listed on the NASDAQ under the ticker symbol “EVLV” and its warrants continuing to be listed on NASDAQ under the symbol “EVLVW.” Cash proceeds of the Business Combination were funded through a combination of NHIC cash held in trust, net of redemptions, and $300.0 million in aggregate gross proceeds to Evolv from the Private Investment in Public Equity (“PIPE”). Evolv’s cash on hand after giving effect to these transactions will be used for general corporate purposes, including advancement of our product development efforts. Evolv also intends to use the proceeds to acquire other companies or technologies in the security screening industry. However, there are no current definitive plans to engage in any acquisitive transactions.
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Evolv has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Legacy Evolv stockholders have a majority of the voting power in Evolv;

•
Legacy Evolv has the ability to appoint a majority of the board of directors of Evolv;

•
Legacy Evolv’s existing management comprises the management of Evolv;

•
Legacy Evolv comprises the ongoing operations of Evolv;

•
Legacy Evolv is the larger entity based on historical revenues and business operations; and

•
Evolv assumed Legacy Evolv’s name.

Under this method of accounting, NHIC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of the Legacy Evolv issuing stock for the net assets of NHIC, accompanied by a recapitalization, and the historical financial statements of Evolv became the historical financial statements of Legacy Evolv upon the closing of the Business Combination.
Immediately prior to the Effective Time of the Business Combination, each of the outstanding shares of common stock of Legacy Evolv, warrants, other than the 2021 Finback Common Stock Warrants, were either exercised in full on a cash or cashless basis or terminated without exercise and each outstanding restricted stock unit or RSU, whether vested or unvested, was converted into an RSU of the parent company or the right to receive a number of earn-out shares.
Immediately prior to the effective time of the Business Combination, Evolv adopted the 2021 Incentive Plan (“2021 Plan”) and 2021 Employee Stock Purchase Plan (“2021 ESPP”). The 2021 Plan provides for an initial aggregate share reserve equal to 9.53% of the number of shares of common stock. The 2021 ESPP provides for an initial aggregate share reserve equal to 1.5% of the number of shares of common stock.
Agreement with 2021 Convertible Note Holders
In June 2021, Legacy Evolv and the holders of the 2021 Convertible Notes agreed that, in connection with the Business Combination and at the Effective Time, such holders would receive an additional 1,000,000 shares of NHIC common stock as further consideration for the conversion of such notes consistent with the terms thereof.
COVID-19
In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. It is not possible to accurately predict the full impact of the COVID-19 pandemic on our business, financial condition and results of operations due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties. For example, we face uncertainties about the duration and spread of the outbreak, additional actions that may be taken by governmental entities, and the impact it may have on the ability of us, our customers, our suppliers, our manufacturers and our other business partners to conduct business. Governments in affected regions have implemented, and may continue to implement, safety precautions which include quarantines, travel restrictions, business closures, cancellations of public gatherings and other measures as they deem necessary. Many organizations and individuals, including our company and employees, are taking additional steps to avoid or reduce infections, including limiting travel and staying home from work. These measures are disrupting normal business operations and have had significant negative impacts on businesses and financial markets worldwide. We continue to monitor our operations and government recommendations and have made modifications to our normal operations because of the COVID-19 pandemic, including requiring most non-engineering or operations-related team members to work remotely, utilizing heightened cleaning and sanitization procedures, implementing new health and safety protocols and reducing non-essential travel.
The COVID-19 pandemic initially caused us to experience several adverse impacts, including extended sales cycles to close new orders for our products because many of our customers were required to completely or partially shut down facilities, delays in shipping and installing orders due to closed facilities and travel limitations and delays in collecting accounts receivable.
As the pandemic shutdown orders began to be relaxed and some segments of our prospective customer set began to formulate and execute their reopening plans, we began to see increased demand for touchless security screening processes of the kind enabled by our products. We also experienced new demand for rapid body temperature screening as part of the pandemic security screening process. In response to customer requests, we brought to market the Evolv Thermal Imaging Package™ for Evolv Express®, a new add-on

product developed in approximately 90 days during the pandemic lockdown. While ongoing demand for this product is uncertain, we believe our ability to integrate thermal screening into our product in a compressed time frame is an indicator of our innovation capabilities and of the potential for new future add-on products based in additional sensors and data types.
The rapid development and uncertainty of the impacts of the COVID-19 pandemic precludes any prediction as to the ultimate impact of the COVID-19 pandemic on our business. However, the COVID-19 pandemic, and the measures taken to contain it, continue to present material uncertainty and risk with respect to our performance and financial results. In particular, venues and facilities across an array of vertical markets are temporarily reducing capital expenditure budgets globally as they seek to preserve liquidity to ensure the longevity of their own operations, which in turn may lead to reductions in purchases of our security screening products. Further, office closures may prevent organizations from reaching typical utilizations of our security screening products, resulting in reductions in purchases of add-on products and expansion units. Additionally, the COVID-19 pandemic may contribute to facility closures at our third-party contract manufacturer and key suppliers, causing delays and disruptions in product manufacturing, which could affect our ability to ship products purchased by our customers in a timely manner. Disruptions in the capital markets as a result of the COVID-19 pandemic may also adversely affect our business if these impacts continue for a prolonged period and we need additional liquidity.
In the short-term, we have taken, and will continue to take, actions to mitigate the impact of the COVID-19 pandemic on our cash flow and results of operations and financial condition. While we are experiencing supply chain challenges, we do see this being overcome in the near future. In the long-term, we believe that the COVID-19 pandemic will encourage organizations to reassess their security screening processes and may continue to accelerate their adoption of solutions such as touchless security screening, which could create additional demand for our products.
Additional information regarding COVID-19 risks appears in the “Risk Factors” section of this prospectus.
Key Factors Affecting Our Operating Results
We believe that our performance and future success depend on many factors that present significant opportunities for us but also pose risks and challenges, including the following:
Adoption of our Security Screening Products
We believe the world will continue to focus on the safety and security of people in the places where they gather. Many of these locations are moving toward a more frictionless security screening experience. We are well-positioned to take advantage of this opportunity due to our proprietary technologies and global distribution capabilities. Our products are designed to empower venues and facilities to realize the full benefits of touchless security screening, including a rapid visitor throughput and minimal security staff to screened visitor physical contact. We expect that our results of operations, including revenue, will fluctuate for the foreseeable future as venues and facilities continue to shift away from conventional security screening processes towards touchless security screening. The degree to which potential and current customers recognize these benefits and invest in our products will affect our financial results.
Pricing, Product Cost and Margins
Revenue generated by sales of subscriptions which represented 33% and 72% in the three months ended March 31, 2021 and 2020, respectively, and 55% and 19% of total revenue in the years ended December 31, 2020 and 2019, respectively. The remaining revenue was generated from product sales and service for our products. Going forward, we expect to sell our products in a variety of vertical industry markets and geographic regions. Pricing may vary by region due to market-specific dynamics. As a result, our financial performance depends, in part, on the mix of sales/bookings/business in different markets during a given period. In addition, we are subject to price competition, and our ability to compete in key markets will depend on the success of our investments in new technologies and cost improvements as well as our ability to efficiently introduce cost-effective touchless security screening products for our customers.

Continued Investment and Innovation
We believe that we are a leader in touchless security screening products, offering transformative technologies that enable higher throughput, a more frictionless visitor experience, and substantial cost savings through our product innovations. Our performance is significantly dependent on the investment we make in our research and development efforts and on our ability to be at the forefront of the security screening industry. It is essential that we continually identify and respond to rapidly evolving customer requirements, develop and introduce innovative new products, enhance existing products and generate customer demand for our products. We believe that investment in our security screening products will contribute to long-term revenue growth, but it may adversely affect our near-term profitability.
Components of Results of Operations
Revenue
We derive revenue from (1) subscription arrangements accounted for as operating leases under ASC 840 and (2) from the sale of products, inclusive of maintenance and services. Our arrangements are generally noncancelable and nonrefundable after ownership passes to the customer. Revenue is recognized net of sales tax.
Product Revenue
We derive revenue from the sale of our Express and Edge equipment and related add-on accessories to customers. Revenue is recognized when control of the product has transferred to the customer. Transfer of control occurs when we have transferred title and risk of loss and have a present right to payment for the equipment, which is generally upon delivery as our normal terms of sale are freight on board destination. Products are predominately sold with distinct services which are described in the services section below.
Subscription Revenue
In addition to selling our products directly to customers, we also lease our Express and Edge equipment. These arrangements convey the right to use the equipment for a period of time in exchange for consideration and therefore are accounted for under ASC 840 due to the scope exception of ASC 606-10-15-2. Lease terms are typically four years and customers pay either a quarterly or annual fixed payment for the lease and maintenance elements over the contractual lease term. In accordance with ASC 840, Leases, we consider only the fixed payments for purposes of allocating between the lease and non-lease deliverables on a relative fair value basis. Equipment leases are classified as operating leases as they do not meet any of the capital lease criteria per ASC 840.
Generally, lease arrangements include both lease and non-lease components. The non-lease components relate to (i) distinct services, such as installation, training and maintenance, and (ii) any add-on accessories. Installation and training are included in service revenue as described below, and add-on accessories are included in product revenue as described above. Because the equipment and maintenance components of a subscription arrangement are recognized as revenue over the same time period and in the same pattern and because revenue allocated to maintenance components is not material, the equipment lease and maintenance performance obligations are classified as a single category of subscription revenue in the consolidated statements of operations.
As our leases with customers are classified as operating leases, lease revenue is recognized ratably over the duration of the lease. There are no contingent lease payments as a part of these arrangements.
Services Revenue
We provide installation, training and maintenance services for our products. Revenue for installation and training are recognized upon transfer of control of these services, which are normally rendered over a short duration. Maintenance consists of technical support, bug fixes and when-and-if available threat updates. Maintenance revenue is recognized ratably over the period of the arrangement. We sell separately priced extended or nonstandard warranty services and preventative maintenance plans, which are recognized ratably over the associated service period.
Cost of Revenue
We recognize cost of revenues in the same manner that the related revenue is recognized.
Cost of Product Revenue
Cost of product revenue consists primarily of costs paid to third party manufacturers, labor costs, and shipping costs.
Cost of Subscription Revenue
Cost of subscription revenue consists primarily of labor costs, shipping costs, and depreciation related to leased units.
Cost of Services Revenue
Cost of services revenue consists primarily of labor, spare parts, shipping costs, and field service repair costs. Cost of service revenue related to maintenance consists primarily of labor, spare parts, shipping costs, field service repair costs, equipment, and supplies.
A provision for the estimated cost related to warranty is recorded to cost of revenue at the time revenue is recognized as necessary. Our estimate of costs to service the warranty obligations is based on historical experience and expectations of future conditions. As of March 31 2021, December 31, 2020 and 2019, we recorded a warranty accrual of less than $0.1 million, less than $0.1 million, and $0.1 million, respectively.
Gross Profit and Gross Margin
Our gross profit is calculated based on the difference between our revenues and cost of revenues. Gross margin is the percentage obtained by dividing gross profit by our revenue. Our gross profit and gross margin are, or may be, influenced by a number of factors, including:
•
Market conditions that may impact our pricing;

•
Product mix changes between established products and new products;

•
Our cost structure for manufacturing operations, including contract manufacturers, relative to volume, and our product support obligations; and

•
Our ability to maintain our costs on the components that goes into the manufacture of our product.

We expect our gross margins to fluctuate over time, depending on the factors described above.
Research and Development
Our research and development expenses represent costs incurred to support activities that advance the development of innovative security screening technologies, new product platforms, as well as activities that enhance the capabilities of our existing product platforms. Our research and development expenses consist primarily of salaries and bonuses, employee benefits, prototypes, design expenses, consulting and contractor costs and an allocated portion of overhead costs. We expect research and development costs will increase on an absolute dollar basis over time as we continue to invest in advancing our portfolio of security screening products.
Sales and Marketing
Sales and marketing expenses consist primarily of employee-related costs for individuals working in our sales and marketing departments, costs related to trade shows and events and an allocated portion of overhead costs. We expect our sales and marketing costs will increase on an absolute dollar basis as we expand our headcount and initiate new marketing campaigns.

General and Administrative
General and administrative expenses consist primarily of personnel-related expenses associated with our executive, finance, legal, information technology and human resources functions, as well as professional fees for legal, audit, accounting and other consulting services, and an allocated portion of overhead costs. We expect our general and administrative expenses will increase on an absolute dollar basis as a result of starting to operate as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as increased expenses for general and director and officer insurance, investor relations, and other administrative and professional services. In addition, we expect to incur additional costs as we hire additional personnel and enhance our infrastructure to support the anticipated growth of the business.
Interest Expense
Interest expense includes cash interest paid on our long-term debt as well as amortization of deferred financing fees and costs.
Loss on Extinguishment of Debt
In August 2019 and September 2019, Legacy Evolv entered into Convertible Note Purchase Agreements (the “2019 Convertible Notes”) with existing investors. The 2019 Convertible Notes provided a conversion option whereby upon the closing of a specified financing event, the 2019 Convertible Notes would automatically convert into shares of the same class and series of capital stock that Legacy Evolv issued to other investors in the financing at a conversion price equal to 85% of the price per share paid by the other investors. In October 2019, a specified financing event occurred and we recorded a loss on extinguishment of debt in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019.
In December 2020, we entered into a Credit Agreement with JPMorgan Chase Bank, N.A. (“Credit Agreement”). Proceeds from the debt were used to repay the outstanding balance of existing term loans and revolving credit with Silicon Valley Bank. Upon repayment of the outstanding amounts, Legacy Evolv recorded a loss on extinguishment of debt in the consolidated statements of operations and comprehensive loss.
Change in Fair Value of Derivative Liability
In March 2021, Legacy Evolv entered into Convertible Note Purchase Agreement (“2021 Convertible Notes”) and in September and December 2020, Legacy Evolv entered into Convertible Notes Purchase Agreement (“2020 Convertible Notes”) which provided a conversion option whereby upon the closing of a specified financing event the Convertible Notes would automatically convert into shares of the same class and series of capital stock of Legacy Evolv issued to other investors in the financing at a conversion price equal to 80% of the price per share of the securities paid by the other investors. This conversion option was determined to be an embedded derivative required to be bifurcated and accounted for separately from the 2021 Convertible Notes and 2020 Convertible Notes. The fair value of the derivative liability was determined based on inputs not observable in the market.
Change in Fair Value of Common Stock Warrant Liability
Historically, Evolv has issued warrants to purchase our shares of common stock, in which the warrants have been classified as a liability on its consolidated balance sheet. Warrants classified as a liability are initially recorded at fair value on the issuance date and subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liability are recognized as a component of other income (expense) in the consolidated statements of operations and comprehensive loss. Changes in the fair value of the warrant liability will continue to be recognized until the warrants are exercised or expire or qualify for equity classification.

Income Taxes
Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax law. There is no provision for income taxes for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 because Evolv has historically incurred net operating losses and maintains a full valuation allowance against its deferred tax assets.
Results of Operations
Comparison of the Three Months Ended March 31, 2021 and 2020
The following table summarizes our results of operations for the three months ended March 31, 2021 and 2020 (in thousands):
	Three Months Ended March 31,
	2021	2020	Change
Revenue:
Product revenue	$2,502	$56	$2,446
Subscription revenue	1,300	459	841
Service revenue	197	125	72
Total revenue	3,999	640	3,359
Cost of revenues:
Cost of product revenue	2,229	161	2,068
Cost of subscription revenue	595	338	257
Cost of service revenue	127	122	5
Total cost of revenue	2,951	621	2,330
Gross profit	1,048	19	1,029
Operating expenses:
Research and development	3,612	3,594	18
Sales and marketing	3,684	2,182	1,502
General and administrative	2,899	630	2,269
Total operating expenses	10,195	6,406	3,789
Loss from operations	(9,147)	(6,387)	(2,760)
Other expense:
Interest expense	2,447	43	2,404
Change in fair value of derivative liability	1,425	—	1,425
Change in fair value of common stock warrant liability	736	—	736
Total other expense	4,608	43	4,565
Net loss and comprehensive loss	$(13,755)	$(6,430)	$(7,325)
Revenue, Cost of Revenue and Gross Profit
Product
Product revenue was $2.5 million for the three months ended March 31, 2021, compared to $0.1 million for the three months ended March 31, 2020. Cost of product revenue was $2.2 million for the three months ended March 31, 2021, compared to $0.2 million for the three months ended March 31, 2020. The increase of $2.4 million in revenue and increase of $2.0 million in cost of revenue was primarily due to increases in direct product sales of Evolv Edge. Gross profit increased by $0.4 million, or 360%, and gross profit margin increased by 198 percentage points. The increase in gross profit is primarily driven by our increased product sales and our continued efforts to streamline the manufacturing process and reduce costs by introducing standardized parts into our product. We will continue to see improvement in our gross margins as we continue to engineer our product for lower cost components and as we continue to gain leverage in the market place with increased sales, we expect higher discounts from suppliers.
Subscription
Subscription revenue was $1.3 million for the three months ended March 31, 2021, compared to $0.5 million for the three months ended March 31, 2020. Cost of subscription revenue was $0.6 million for the three months ended March 31, 2021, compared to $0.3 million for the three months ended March 31, 2020. The increase of $0.8 million in revenue and increase of $0.3 million in cost of revenue was primarily due to a higher volume of leased Evolv Express units during the period. Gross profit increased by $0.6 million, or 483%, and gross profit margin increased by 28 percentage points. The increase in gross profit was primarily driven by our increase in subscription revenue, while our gross profit margin increase is due to our continued efforts to streamline the manufacturing process. We will continue to see improvement in our gross margins as we continue to engineer our product for lower cost components and as we continue to gain leverage in the market place with increased sales, we expect higher discounts from suppliers.
Service
Service revenue was $0.2 million for the three months ended March 31, 2021, compared to $0.1 million for the three months ended March 31, 2020. Cost of service revenue was $0.1 million for each of the three months ended March 31, 2021 and 2020. The increase of $0.1 million in service revenue was primarily due to increased installation and training related to the Evolv Express product. Gross profit increased by $0.1 million, or 1300%, and gross profit margin increased by 32 percentage points. The increase in gross profit is primarily driven by standardization of the installation and training process, which results in overall lower costs.
Research and Development Expenses
Research and development expenses were $3.6 million for the three months ended March 31, 2021, compared to $3.6 million for the three months ended March 31, 2020. The consistency in the expense was primarily due to a decrease in professional fees of $1.0 million, partially offset by an increase in research and development and prototype costs of $1.0 million. The decrease in professional fees is due to the decrease in consulting fees during the three months ended March 31, 2021. The increase in prototyping costs and consulting fees is due to the design of Evolv Express during the three months ended March 31, 2021.
Sales and Marketing Expenses
Sales and marketing expenses were $3.7 million for the three months ended March 31, 2021, compared to $2.2 million for the three months ended March 31, 2020. The increase of $1.5 million was primarily due to an increase of $0.8 million in compensation expense related to warrants issued in exchange for services, $0.5 million in employee related expenses, professional fees of $0.1 million and other marketing expenses of $0.3 million, partially offset by a reduction in facilities expenses of $0.1 million. The increase in compensation expense related to warrants issued in exchange in services is due to the issuance of the 2021 Finback Common Stock Warrants during the three months ended March 31, 2021. The increase in employee related expenses is due to additional commissions and personnel costs resulting from additional headcount in our sales function. The increase in professional fees is related to increased consulting on ways to maximize sales and business development. The reduction in facilities expenses was mainly related to COVID-19. The increase in other marketing charges is related to company initiatives to maximize sales and business development.
General and Administrative Expenses
General and administrative expenses were $2.9 million for the three months ended March 31, 2021, compared to $0.6 million for the three months ended March 31, 2020. The increase of $2.3 million was primarily due to increases in professional fees of $2.0 million and employee related expenses of $0.3 million, partially offset by a decrease of $0.1 million in facilities and recruiting fees. There was an increase in salaries and related costs as a result of expanding our administrative team. Due to the increasing size of the business, additional rounds of financing, and the proposed merger, professional fees such as legal expenses increased. The decrease in recruiting was related to an increased recruiting effort in 2020 and the decrease in facilities was due to a reduction in depreciation on non-leased equipment as certain items have fully depreciated.
Interest Expense
Interest expense was $2.4 million for the three months ended March 31, 2021, compared to less than $0.1 million for the three months ended March 31, 2020. The increase of $2.4 million was primarily due to the issuance of $30.0 million of convertible notes during three months ended March 31, 2021.
Income Taxes
There is no provision for income taxes for the three months ended March 31, 2021 and 2020 because Evolv has historically incurred net operating losses and maintains a full valuation allowance against its deferred tax assets. We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate. We continue to assess all positive and negative evidence, including our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in any given tax jurisdiction, a reversal of all or some related portion of our existing valuation allowances may occur.

Comparison of the Years Ended December 31, 2020 and 2019
The following table summarizes our results of operations for the years ended December 31, 2020 and 2019 (in thousands):
	Year Ended December 31,
	2020	2019	Change
Revenue:
Product revenue	$1,279	$4,192	$(2,913)
Subscription revenue	2,637	1,096	1,541
Service revenue	869	558	311
Total revenue	4,785	5,846	(1,061)
Cost of revenues:
Cost of product revenue	1,177	4,246	(3,069)
Cost of subscription revenue	1,824	530	1,294
Cost of service revenue	495	518	(23)
Total cost of revenue	3,496	5,294	(1,798)
Gross profit	1,289	552	737
Operating expenses:
Research and development	15,710	8,496	7,214
Sales and marketing	7,365	6,589	776
General and administrative	5,110	3,866	1,244
Total operating expenses	28,185	18,951	9,234
Loss from operations	(26,896)	(18,399)
Other expense:
Interest expense	(430)	(779)	349
Loss on extinguishment of debt	(66)	(679)	613
Total other expense	(496)	(1,458)	962
Net loss and comprehensive loss	$(27,392)	$(19,857)	$(7,535)
Revenue, Cost of Revenue and Gross Profit
Product
Product revenue was $1.3 million for the year ended December 31, 2020, compared to $4.2 million for the year ended December 31, 2019. Cost of product revenue was $1.2 million for the year ended December 31, 2020, compared to $4.2 million for the year ended December 31, 2019. The decrease of $2.9 million in revenue and decrease of $3.1 million in cost of revenue was primarily due to a shift from direct product sales of the Evolv Edge product to subscription based sales of our Evolv Express. Gross profit increased by $0.2 million, or 289%, and gross profit margin increased by 9 percentage points. The increase in gross profit is primarily driven by our continued efforts to streamline the manufacturing process and reduce costs by introducing standardized parts into our product. We will continue to see improvement in our gross margins as we continue to engineer our product for lower cost components and as we continue to gain leverage in the market place with increased sales, we expect higher discounts from suppliers.
Subscription
Subscription revenue was $2.6 million for the year ended December 31, 2020, compared to $1.1 million for the year ended December 31, 2019. Cost of subscription revenue was $1.8 million for the year ended December 31, 2020, compared to $0.5 million for the year ended December 31, 2019. The increase of

$1.5 million in revenue and increase of $1.3 million in cost of revenue was primarily due to a shift from direct product sales of Evolv Edge product to subscription based sales of our Evolv Express. Gross profit increased by $0.2 million, or 44%, and gross profit margin decreased by 21 percentage points. The increase in gross profit is primarily driven by our increased subscription revenue, while our gross profit margin decrease is due to continued investment in the manufacturing process and an increase in manufacturing personnel. The decrease in gross margin is due to the evolution of our product during the year ended December 31, 2020 as we absorbed higher cost of the components and we did not have the tooled parts in place. We will continue to see improvement in our gross margins as we continue to engineer our product for lower cost components and as we continue to gain leverage in the market place with increased sales, we expect higher discounts from suppliers.
Service
Service revenue was $0.9 million for the year ended December 31, 2020, compared to $0.6 million for the year ended December 31, 2019. Cost of service revenue was $0.5 million for each of the years ended December 31, 2020 and 2019. The increase of $0.3 million in revenue was primarily due to increased installation and training related to the Evolv Express product. Gross profit increased by $0.3 million, or 835%, and gross profit margin increased by 36 percentage points. The increase in gross profit is primarily driven by standardization of the installation and training process.
Research and Development Expenses
Research and development expenses were $15.7 million for the year ended December 31, 2020, compared to $8.5 million for the year ended December 31, 2019. The increase of $7.2 million was primarily due to increases in prototyping costs of $4.2 million, consulting fees of $2.0 million and employee related expenses of $1.0 million. The increase in employee related expenses is due to additional personnel costs resulting from additional headcount in our research and development function due to the design of Evolv Express. The increase in prototyping costs and consulting fees is due to the design of Evolv Express during the year ended December 31, 2020.
Sales and Marketing Expenses
Sales and marketing expenses were $7.4 million for the year ended December 31, 2020, compared to $6.6 million for the year ended December 31, 2019. The increase of $0.8 million was primarily due to an increase of $0.9 million in employee related expenses, professional fees of $0.3 million and other marketing expenses of $0.2 million, offset by a reduction in trade show and travel expenses of $0.6 million. The increase in employee related expenses is due to additional commissions and personnel costs resulting from additional headcount in our sales function. The increase in professional fees is related to increased consulting on ways to maximize sales and business development. The reduction in trade show and travel expenses was mainly related to COVID-19. The remaining difference resulted from other individually insignificant variations between the two periods.
General and Administrative Expenses
General and administrative expenses were $5.1 million for the year ended December 31, 2020, compared to $3.9 million for the year ended December 31, 2019. The increase of $1.2 million was primarily due to increases in employee related expenses of $0.5 million and professional fees of $1.0 million, partially offset by a decrease of $0.3 million in facilities and recruiting fees. There was an increase in salaries and related costs as a result of expanding our administrative team. Due to the increasing size of the business and additional rounds of financing, professional fees such as attorney expenses increased. The decrease in recruiting was related to an increased recruiting effort in 2019 and the decrease in facilities was due to a reduction in depreciation on non leased equipment as certain items have fully depreciated.
Interest Expense
Interest expense was $0.4 million for the year ended December 31, 2020, compared to $0.8 million for the year ended December 31,2019. The decrease of $0.4 million was primarily due to convertible notes outstanding for a longer period of time in the year ended December 31, 2019 as compared to the year ended December 31, 2020.

Loss on Extinguishment of Debt
Loss on extinguishment of debt was $0.1 million for the year ended December 31, 2020, compared to $0.7 million for the year ended December 31, 2019. The decrease of $0.6 million related to the conversion of the 2019 Convertible Note which resulted in a higher loss on extinguishment of debt of the 2020 Silicon Valley Bank term loan.
Income Taxes
There is no provision for income taxes for the years ended December 31, 2020 and 2019 because Evolv has historically incurred net operating losses and maintains a full valuation allowance against its deferred tax assets. We have provided a valuation allowance for all of our deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate. We continue to assess all positive and negative evidence, including our future taxable income by jurisdiction based on our recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on our business and our forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that we are able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in any given tax jurisdiction, a reversal of all or some related portion of our existing valuation allowances may occur.
Liquidity and Capital Resources
We have incurred a net loss since our inception. We incurred net losses of $13.8 million, $6.4 million, $27.4 million and $19.9 million and cash outflows from operating activities of $12.0 million, $8.4 million, $23.3 million and $15.2 million during the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019, respectively. As of March 31, 2021, we had $22.1 million in cash and cash equivalents. As an early-stage company, we have primarily obtained cash to fund our operations through preferred stock offerings and debt instruments. We expect we will continue to need investments to support the growth of the business, continue research and development in our product platforms, and support our operations.
Since inception, we have received cumulative net proceeds from the sale of our preferred and common stock of $76.5 million to fund our operations. As of March 31, 2021, our principal sources of liquidity were our cash and cash equivalents and a $10.0 million line of credit with JPMorgan Chase Bank, N.A. (“JPM”), of which $4.6 million was unused and available to be accessed until the maturity date in December 2022.
In December 2020, we entered into the Credit Agreement, which extinguished all previous debt. Under the terms of the Credit Agreement, we received proceeds of $10.0 million (“JPM Term Loan”) with a maturity date in December 2024, and provides us with a revolving line of credit up to $10.0 million with a maturity date in December 2022. We entered into this loan to fund our operations. Interest on the JPM Term Loan is calculated as the greater of (A) Wall Street Journal Prime rate plus 2.25% and (B) 5.5%. Interest on the revolving line of credit is calculated as the greater of (A) Wall Street Journal Prime rate plus 1.25% and (B) 4.5%. In connection with this loan, we are also subject to periodic reporting requirements, and the lender has a first priority lien on all assets.
In September and December of 2020, we issued a total of $4.0 million of convertible notes. These convertible notes mature on September 25, 2023, however they convert to preferred shares upon a qualified financing. Upon a change in control event or default, the lender is entitled to receive the outstanding principal and any accrued but unpaid interest.
In January 2021, we issued a total of $30.0 million of convertible notes with a maturity date of September 2021 however they convert to preferred shares upon the closing of the Business Combination. Upon a change in control event or default, the lender is entitled to receive the outstanding principal and any accrued but unpaid interest.
Based on our recurring losses from operations incurred since inception, our expectation of continuing operating losses for the foreseeable future, and the need to raise additional capital to finance our future operations and debt service payments, as of the issuance date of the consolidated financial statements for the year ended March 31, 2021, we have concluded that there is substantial doubt about our ability to continue as a going concern for a period of one year from the date that the consolidated financial statements are issued.
Cash Flows
Since inception, we have primarily used proceeds from issuances of preferred stock and debt instruments to fund our operations. The following table sets forth a summary of cash flows for the periods presented:
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019
Net cash used in operating activities	$(12,038)	$(8,396)	$(23,254)	$(15,178)
Net cash used in investing activities	(2,522)	(271)	(6,609)	(731)
Net cash provided by financing activities	31,978	4,482	17,226	27,788
Net increase (decrease) in cash and cash equivalents and restricted cash	$17,418	$(4,185)	$(12,637)	$11,879
Operating Activities
During the three months ended March 31, 2021, operating activities used $12.0 million primarily resulting from a net loss of $13.8 million and $4.2 million of cash used by changes in operating assets and liabilities, partially offset by non-cash adjustments of $6.0 million. The non-cash adjustments consisted primarily of $2.3 million in noncash interest expense $1.4 million of change in fair value of derivative liability, $1.1 million in stock-based compensation expense, $0.7 million of change in fair value of common stock warrant liability, $0.5 million in depreciation and amortization, partially offset by $1.1 million in provision recorded for allowance for doubtful accounts. The changes in operating assets and liabilities consisted primarily of cash used by an increase of $4.1 million in prepaid expenses and other current assets, an increase of $0.4 million in commission assets, an increase of $0.9 million in accounts receivable, an increase of $0.4 million in inventory, a decrease of $0.6 million in deferred revenue, partially offset by an increase of $1.1 million in accrued expenses and other current liabilities and an increase of $1.2 million in accounts payable. The increase in depreciation and amortization was due to an increase in the leased equipment and the increase in stock-based compensation was due to an increase in stock option grants. The changes in commission assets and deferred revenue were primarily due to a shift towards a subscription based model. The increase in accounts receivable is primarily due to the timing of payments from customers. The increase in accrued expenses and other current liabilities and accounts payable is primarily due to an increase in research and development and general and administrative expenses due to the growth in our business and anticipation of the Business Combination as well as the timing of vendor invoicing and payments. The increase in prepaid expenses and other current assets is primarily due to prepaid subscriptions and insurance. The increase in inventory is primarily due to lower shipments to customers in the first quarter of the year compared to the fourth quarter of the year.
During the three months ended March 31, 2020 operating activities used $8.4 million primarily resulting from a net loss of $6.4 million and $2.2 million of cash used by changes in operating assets and liabilities, partially offset by non-cash adjustments of $0.2 million. The non-cash adjustments consisted primarily of $0.2 million in stock-based compensation. The changes in operating assets and liabilities consisted primarily of cash used by an increase of $0.9 million in accounts receivable, an increase of $0.6 million in inventory, a decrease of $0.3 million in accounts payable, and a decrease of $0.4 million in accrued expenses and other current liabilities. The increase in accounts receivable is primarily due to the timing of payments from customers. The increase in accounts payable and accrued expenses is primarily due to increase in research and development and general and administrative expenses due to the growth in our business as well as the timing of vendor invoicing and payments. The increase in inventory is primarily due to lower shipments to customers in the first quarter of the year compared to the fourth quarter of the year.
During the year ended December 31, 2020 operating activities used $23.3 million primarily resulting from a net loss of $27.4 million, partially offset by non-cash adjustments of $1.9 million and $2.2 million of cash provided by changes in operating assets and liabilities. The non-cash adjustments consisted primarily of $1.1 million in depreciation and amortization and $0.7 million in stock-based compensation. The changes in operating assets and liabilities consisted primarily of cash provided by an increase of $2.3 million in deferred revenue, an increase of $2.2 million in accrued expenses and other current liabilities and an increase of $1.9 million in accounts payable, which were partially offset by an increase of $1.8 million in commission assets, an increase of $1.5 million in inventory, an increase of $0.5 million in accounts receivable and an increase of $0.4 million in prepaid expenses and other current assets. The increase in depreciation and amortization was due to an increase in the leased equipment and the increase in stock-based compensation was due to an increase in stock option grants. The changes in commission assets and deferred revenue were primarily due to a shift towards a subscription based model. The increase in accounts receivable is primarily due to the timing of payments from customers. The increase in accrued expenses and other current liabilities and accounts payable is primarily due to an increase in research and development and general and administrative expenses due to the growth in our business and anticipation of the Business Combination as well as the timing of vendor invoicing and payments. The increase in prepaid expenses and other current assets is primarily due to prepaid subscriptions and insurance.
During the year ended December 31, 2019 operating activities used $15.2 million primarily resulting from a net loss of $19.9 million, partially offset by non-cash adjustments of $2.0 million and $2.6 million of cash provided by changes in operating assets and liabilities. The non-cash adjustments primarily consisted of a $0.7 million loss on extinguishment of debt, $0.5 million in depreciation and amortization, $0.5 million in noncash interest expense and $0.3 million in stock-based compensation. The changes in operating assets and liabilities primarily consisted of cash provided by a $1.4 million increase in deferred revenue, $1.3 million from a decrease in prepaid expenses and other current assets, and $1.2 million from the increase in accrued expenses and other current liabilities, these were partially offset by an increase of $0.7 million in accounts receivable and an increase of $0.5 in commission assets. The loss on extinguishment and noncash interest expense was primarily related to the conversion of the 2019 Convertible Notes. The increase in deferred revenue and commission assets is due to an overall increase in subscription revenue when compared to the year ended December 31, 2018. The increase in accrued expenses and other current liabilities was primarily due to increases in our research and development expenses and general and administrative expenses due to the growth in our business as well as the timing of vendor invoicing and payments. The decrease in prepaid expenses and other current assets was primarily due to a decrease in prepayments to manufacturers.
Investing Activities
During the three months ended March 31, 2021 and 2020, investing activities used $2.5 million and $0.3 million, respectively for the purchases of property and equipment.
During the year ended December 31, 2020 and 2019 investing activities used $6.6 million and $0.7 million, respectively for the purchases of property and equipment.
Financing Activities
During the three months ended March 31, 2021, cash provided by financing activities was $32.0 million primarily consisting of $31.9 million from the issuance of long-term debt, net of issuance costs, and $0.5 million from the exercise of stock options, partially offset by $0.4 million in net cash out flows for the repayment of our finance obligations.
During the three months ended March 31, 2020, cash provided by financing activities was $4.5 million primarily consisting of $3.0 million from the issuance of Series B-1 convertible preferred stock, net of issuance costs, and $1.5 million from the issuance of long-term debt, net of issuance costs, partially offset by $0.1 million in net cash out flows for the repayment of financing obligations.
During the year ended December 31, 2020 cash provided by financing activities was $17.2 million primarily consisting of $25.5 million from the issuance of long-term debt, net of issuance costs, $3.0 million from the issuance of Series B-1 convertible preferred stock, net of issuance costs and $0.4 million from the exercise of stock options, partially offset by $11.5 million in net cash out flows for the repayment of long-term debt.

During the year ended December 31, 2019 cash provided by financing activities was $27.8 million primarily consisting of $22.4 million from the issuance of Series B-1 convertible preferred stock and $5.5 million from the issuance of long-term debt, net of issuance costs, and $0.7 million from financing obligations, partially offset by $0.7 million in net cash out flows for the repayment of long-term debt.
Recent Accounting Pronouncements
Refer to Note 2 of our condensed consolidated financial statements found elsewhere in this prospectus.
Internal Control Over Financial Reporting
In the course of preparing the financial statements that are included in this prospectus, management has determined that we have material weaknesses in our internal control over financial reporting. These material weaknesses primarily pertain to maintaining effective segregation of duties, timely reconciliation, analysis of certain complex, non routine transactions, maintaining effective controls over information technology general controls for systems that are relevant to the preparing of financial statements and the ability to produce financial statements on a public company timeline. We have concluded that these material weaknesses in our internal control over financial reporting occurred because, prior to this offering, we were a private company and did not have the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting timeline requirements of a public company.
In accordance with the provisions of the JOBS Act, we and our independent registered public accounting firm were not required to, and did not, perform an evaluation of our internal control over financial reporting as of March 31, 2021 nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act after the completion of this offering.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks from fluctuations in interest rates, which may adversely affect our results of operations and financial condition. We seek to minimize these risks through regular operating and financing activities. For additional information on our variable rate debt, refer to the notes to our consolidated financial statements found elsewhere in this prospectus.
Interest Rate Risk
We have exposure to interest rate risk from our variable rate debt. We do not hedge our exposure to changes in interest rates. At March 31, 2021, we had $43.3 million in variable rate debt outstanding. A hypothetical 10% change in interest rates would have an immaterial impact on annualized interest expense.
Critical Accounting Policies and Significant Judgments and Estimates
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.
While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements appearing at the end of this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition
We recognize revenue in accordance with ASC 606. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In order to achieve this core principle, we apply the following five steps when recording revenue: (1) identify the contract, or contracts, with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when, or as, performance obligations are satisfied.
We derive revenue from (1) subscription arrangements accounted for as operating leases under ASC 840 and (2) from the sale of products, inclusive of maintenance and services. Our arrangements are generally noncancelable and nonrefundable after ownership passes to the customer. Revenue is recognized net of sales tax.
Product Revenue
We derive revenue from the sale of our Express and Edge equipment and related add-on accessories to customers. Revenue is recognized when control of the product has transferred to the customer. Transfer of control occurs when we have transferred title and risk of loss and have a present right to payment for the equipment, which is generally upon delivery as our normal terms of sale are freight on board destination. Products are predominately sold with distinct services, which are described in the services section below.
Subscription Revenue
In addition to selling products directly to customers, we also lease Express and Edge equipment. These arrangements convey the right to use the equipment for a period of time in exchange for consideration and therefore are accounted for under ASC 840 due to the scope exception of ASC 606-10-15-2. Lease terms are typically four years and customers pay quarterly or annual fixed payments for the lease and maintenance elements over the contractual lease term. In accordance with ASC 840, Leases, we consider only the fixed payments for purposes of allocating between the lease and non-lease deliverables on a relative fair value basis. Equipment leases are generally classified as operating leases as they do not meet any of the capital lease criteria per ASC 840.
Generally, lease arrangements include both lease and non-lease components. The non-lease components relate to (i) distinct services, such as installation, training and maintenance, and (ii) any add-on accessories. Installation and training are included in service revenue as described below, and add-on accessories are included in product revenue as described above. Because the equipment and maintenance components of a subscription arrangement are recognized as revenue over the same time period and in the same pattern and because revenue allocated to maintenance components is not material, the equipment lease and maintenance performance obligations are classified as a single category of subscription revenue in the consolidated statements of operations.
As our leases with customers are classified as operating leases, lease revenue is recognized ratably over the duration of the lease. There are no contingent lease payments as a part of these arrangements.
Services Revenue
We provide installation, training, and maintenance services for our products. Revenue for installation and training are recognized upon transfer of control of these services, which are normally rendered over a short duration. Maintenance consists of technical support, bug fixes, and when-and-if-available threat updates. Maintenance revenue is recognized ratably over the period of the arrangement. We sell separately priced extended or nonstandard warranty services and preventative maintenance plans, which are recognized ratably over the associated service period.
Revenue from Distributors
A portion of our revenue is generated by sales in conjunction with our distributors. When we transact with a distributor, our contractual arrangement is with the distributor and not with the end-use customer.

In these transactions, the distributor is considered the customer; we have discretion over the pricing to the distributor and maintain overall control of the inventory and sales process to the distributor. Revenue is recognized upon delivery to the distributors. Right of return does not generally exist. Whether we transact with a distributor and receive the order from a distributor or directly from an end-use customer, our revenue recognition policy and resulting pattern of revenue recognition is the same (upon delivery).
Transaction Price
The transaction price is the amount of consideration that we expect to be entitled for providing goods and services under a contract. It includes not only fixed consideration, such as the stated amount in a contract, but also several other types of variable consideration or adjustments (generally discounts or incentives which are included as a part of the standalone selling price (“SSP”) estimation process). We provide discounts to customers which reduces the transaction price. From time-to-time, we may offer customers the option to purchase additional goods and services at a fixed price. In these limited circumstances, we assess whether these offers constitute a material right, and if so, we would account for the material right as a separate performance obligation. Other types of variable consideration are not considered significant. We do not normally provide for rights of returns to customers on product sales and, therefore, do not record a provision for returns.
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct product or service to a customer that is both capable of being distinct, whereby the customer can benefit from the product or service either on its own or together with other resources that are readily available, and is distinct in the context of the contract, whereby the transfer of the product or service is separately identifiable from other promises in the contract.
For both Edge and Express units, equipment is sold or leased with embedded software which is considered a single performance obligation. Maintenance, which includes future updates, security threat updates, and minor bug fixes on a when-and-if available basis, is considered a single performance obligation. As a part of reported subscription sales, certain non-lease components, such as maintenance, are included within the subscription revenue amount. We sell separately priced extended or nonstandard warranty services and preventative maintenance plans, which are accounted for as separate performance obligations. Installation and training are considered separate performance obligations and are included within services revenue. Any add-on accessories are also considered separate performance obligations.
Multiple Performance Obligations within an Arrangement
Our contracts may include multiple performance obligations when customers purchase a combination of products and services. When our customer arrangements have multiple performance obligations that contain a lease for Express or Edge equipment for the customer’s use at its site as well as distinct services that are delivered simultaneously, we allocate the arrangement consideration between the lease deliverables and non-lease deliverables based on the relative estimated SSP of each distinct performance obligation. For multiple performance obligation arrangements that do not contain a lease, we allocate the contract’s transaction price to each performance obligation on a relative SSP basis. We determine SSP based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, we estimate the SSP taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligation.
Stock-Based Compensation
We measure stock-based option awards granted to employees, consultants and directors based on their fair value on the date of grant using the Black-Scholes option-pricing model. Compensation expense for those awards is recognized, net of estimated forfeitures, over the requisite service period, which is generally the vesting period of the respective award.
The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model, which uses the following inputs: (i) the fair value per share of the common stock issuable upon exercise of the option, (ii) the expected term of the option, (iii) expected volatility of the price of the common stock, (iv) the risk-free interest rate, and (v) the expected dividend yield. We value our common stock taking into consideration its most recently available valuation of common stock performed by third parties as well as additional factors which may have changed since the date of the most recent contemporaneous valuation through the date of grant. The exercise price of the option cannot be less than the fair market value of a share of common stock on the date of grant. The expected term of the stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla”. We have historically been a private company and lack company-specific historical and implied volatility information for its stock. Therefore, we estimate our expected stock price volatility based on the historical volatility of publicly traded peer companies and expect to continue to do so until such time as it has adequate historical data regarding the volatility of our own traded stock price. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that we have never paid cash dividends on common stock and do not expect to pay any cash dividends in the foreseeable future.
Determination of Fair Value of Common Stock
As there has been no public market for our common stock to date, the estimated fair value of our common stock has been determined by our board of directors as of the date of each option grant, with input from management, considering our most recently available third-party valuations of common stock and our board of directors’ assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Our common stock valuations were prepared using either an option pricing method, or OPM. The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceeded the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. These third-party valuations were performed at various dates, which resulted in valuations of our common stock of $3.28 per share as of March 31, 2021 and $0.16 per share as of December 31, 2020, respectively. In addition to considering the results of these third-party valuations, our board of directors considered various objective and subjective factors to determine the fair value of our common stock as of each grant date, including:
•
the prices at which we sold shares of preferred stock and the superior rights and preferences of the preferred stock relative to our common stock at the time of each grant;

•
the progress of our research and development of our products;

•
our stage of development and commercialization and our business strategy;

•
our financial position, including cash on hand, and our historical and forecasted performance and operating results;

•
the lack of an active public market for our common stock and our preferred stock; and

•
the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale of our company in light of prevailing market conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.
Because a public trading market for our common stock has been established in connection with the completion of the Business Combination, it is no longer necessary for our board of directors to estimate the fair value of our common stock in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our common stock will be determined based on the quoted market price of our common stock.
Valuation of Common Stock Warrant Liability
We classify certain warrants to purchase shares of our common stock as liabilities on our balance sheets as these warrants are free-standing financial instruments that may require the Company to adjust the exercise price and number of shares that is not consistent with a fixed-for-fixed option pricing model. The warrant liability associated with each of these warrants was initially recorded at fair value on the issuance date of each warrant and is subsequently remeasured to fair value at each balance sheet date. Changes in fair value of the warrants are recognized as a component of other income (expense) in our statements of operations and comprehensive loss. We will continue to adjust the liability for changes in fair value until the warrants are exercised, expire or qualify for equity classification.
We utilize the Black-Scholes option-pricing model, which incorporates assumptions and estimates to value the warrant liability. Key estimates and assumptions impacting the fair value measurement include (i) the fair value per share of the underlying shares of applicable series of stock issuable upon exercise of the Warrants, (ii) the remaining contractual term of the Warrants, (iii) the risk-free interest rate, (iv) the expected dividend yield and (v) expected volatility of the price of the underlying applicable common stock. We assess these assumptions and estimates on a quarterly basis as additional information impacting the assumptions is obtained. We estimate the fair value per share of the underlying stock based in part on the results of third-party valuations and additional factors deemed relevant. We have historically been a private company and lack company-specific historical and implied volatility information of our stock. Therefore, we estimate expected stock volatility based on the historical volatility of publicly traded peer companies for a term equal to the remaining contractual term of the warrants. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining contractual term of the warrants.
Valuation of Embedded Derivative Liability
The 2021 Convertible Notes and 2020 Convertible Notes provided a conversion option whereby upon the closing of a specified financing event the Convertible Notes would automatically convert into shares of the same class and series of capital stock of Evolv issued to other investors in the financing at a conversion price equal to 80% of the price per share of the securities paid by the other investors. This conversion option was determined to be an embedded derivative required to be bifurcated and accounted for separately from the 2021 Convertible Notes and 2020 Convertible Notes. The fair value of the derivative liability was determined based on inputs not observable in the market. Upon the closing of the 2021 Convertible Notes and 2020 Convertible Notes we determined that the probability of completing the specified financing event was 100%; thus, the value of the automatic conversion option was deemed to be 20% of the fair value of the capital stock to be issued upon conversion of the 2021 Convertible Notes, or $8.4 million and 2020 Convertible Notes, or $1.0 million. This amount represented the fair value of the embedded derivative at issuance.
Valuation of Inventory
Inventory is valued at the lower of cost or net realizable value. Cost is computed using the first-in, first-out method. We regularly review inventory quantities on-hand for excess and obsolete inventory and, when circumstances indicate, record charges to write down inventories to their estimated net realizable value, after evaluating historical sales, future demand, market conditions and expected product life cycles. Such charges are classified as cost of product revenue in the statements of operations and comprehensive loss. Any write-down of inventory to net realizable value creates a new cost basis.
Leases
At the inception of each operating lease, we determine a residual value for the leased equipment based on our estimate of the future value of the equipment at the end of the lease term. All of our leases are currently in their initial lease term with our existing customers and we have not yet had any renewals of such leases with our current customers or leases of used equipment to new customers. We will continue to evaluate our estimates of the residual value of our leased equipment considering future lease extensions of such equipment with existing customers at the end of their lease terms as well as used equipment leased to new customers. The Company’s subscription contracts are classified as operating leases because title does not transfer, there are no bargain purchase options, the present value of the lease payments does not exceed 90% of the asset’s fair market value, and the lease term does not exceed 75% of the asset’s economic life. The Company has not had a contract renewal point and will reassess the classification of any such leases upon renewal. We evaluate leased equipment for obsolescence and impairment whenever circumstances indicate that the carrying value of such equipment is not recoverable by considering any (1) reduced demand in the markets in which we operate, (2) technological obsolescence due to developments of new products and improvements, or (3) changes in economic or other events and conditions that impact the market price for our products. Based on our evaluations at March 31, 2021 and December 31, 2020, we did not recognize a reserve for obsolescence for leased equipment.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Emerging Growth Company Status
The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. Evolv has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies and our financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.
We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of this offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

MANAGEMENT
The following table sets forth, as of the date of this prospectus, certain information regarding our executive officers and directors who are responsible for overseeing the management of our business.
Name	Age	Position
Executive Officers:
Peter George	62	Chief Executive Officer and Director
Peter Faubert	50	Chief Financial Officer
Anthony John De Rosa	48	Chief Revenue Officer
Anil Chitkara	53	Head of Corporate Development
Michael Ellenbogen	57	Head of Advanced Technology and Director
Non-Employee Directors:
Alan Cohen	60	Chairman of the Board
Kevin Charlton	54	Director
Neil Glat	52	Director
David Orfao	62	Director
Merline Saintil	44	Director
Mahesh Saptharishi	43	Director
Kimberly Sheehy	57	Director
Mark Sullivan	66	Director
Bilal Zuberi	44	Director
Executive Officers
Peter G. George.   Peter G. George has served as our Chief Executive Officer since July 2021. Prior to that, Mr. George served as Legacy Evolv’s Chief Executive Officer and President since January 2020. Prior to assuming the role of Chief Executive Officer at Legacy Evolv, Mr. George served as Chief Commercial Officer of Legacy Evolv from February 2019 to December 2019. Prior to joining Legacy Evolv, Mr. George served as President, Chief Executive Officer and Chairman of Fidelis Cybersecurity, a company focused on threat and data breach detection, from March 2008 to August 2019. Mr. George also served as the Chief Executive Officer of Empow Cybersecurity, a company offering intelligent, AI and natural language processing solutions to reduce false positives during threat detection, from March 2018 to November 2018. Mr. George serves on the Board of Directors of Corero Network Security PLC (LON: CNS), including its Compensation Committee, since January 2019. Mr. George received a Bachelor of Arts degree in History from the College of the Holy Cross in 1981.
Peter Faubert.   Peter Faubert has been our Chief Financial Officer since July 2021. Prior to that, Mr. Faubert served as Legacy Evolv’s Chief Financial Officer since October 2019. Prior to Legacy Evolv, Mr. Faubert served as Chief Financial Officer and Senior Vice President of SeaChange International, Inc. from July 7, 2016 to October 8, 2019, and from February 25, 2019 to April 4, 2019, served in the Office of the CEO. Mr. Faubert served as Chief Financial Officer of This Technology, Inc. from December 2013 to August 2015 when This Technology was acquired by Comcast Corporation. Prior to This Technology, Mr. Faubert served as Chief Financial Officer and Treasurer of Vision Government Solutions, Inc. from October 2012 to December 2013. Mr. Faubert currently serves on the Board of Directors of Aware, Inc. (NASDAQ: AWRE), a leading identity verification and management solutions provider, and has served on its Audit Committee since March 2020 (and was named Chairman of the Audit Committee in June 2020) and its Nominating Committee since February 2021. Mr. Faubert received a Bachelor of Science degree in Finance and Accounting from Northeastern University in 1997.
Anthony John De Rosa.   Anthony John De Rosa has been our Chief Revenue Officer since July 2021. Prior to that, Mr. De Rosa served as Legacy Evolv’s Chief Revenue Officer since October 2020. From April 2015 to September 2020, Mr. De Rosa was the Chief Revenue Officer of Orbital Insight, Inc., a remote sensing and artificial intelligence company focused on using satellite imagery and computer vision to create time series analytics, and engaging in geospatial analytics. From November 2002 to March 2015, Mr. De Rosa served as the Senior Managing Director of Eze Software Group, a trading, portfolio management and compliance software company in the investment management sector. Mr. De Rosa received a Bachelor of Science degree in Economics from Lehigh University of Business in 1995 and was part of the Executive Management Program at Stanford University’s Graduate School of Business in 2018.
Anil R. Chitkara.   Anil R. Chitkara has been our Head of Corporate Development since July 2021. Prior to that, Mr. Chitkara co-founded Legacy Evolv with Michael Philip Ellenbogen July 2013, serving as Legacy Evolv’s Head of Corporate Development since that time. Prior to co-founding Legacy Evolv, Mr. Chitkara was the Senior Vice President, Market Development for Oco, Inc., a business analytics software provider that was subsequently acquired by Deloitte, from January 2007 to June 2011. Prior to joining Oco, Inc., Mr. Chitkara was the Vice President of Parametric Technology Corporation, a company currently offering a variety of augmented reality, industrial IoT, PLM and CAD solutions, from May 2001 to January 2007. Mr. Chitkara received a Bachelor of Science degree in Business Administration from Boston University in 1989 and a Master of Business Administration degree from the Tuck School of Business at Dartmouth College in 1994.
Michael Philip Ellenbogen.   Michael Philip Ellenbogen has been our Head of Advanced Technology since July 2021. Prior to that, Mr. Ellenbogen co-founded Legacy Evolv with Anil R. Chitkara in July 2013 and served as Legacy Evolv’s Head of Advanced Technology since January 2020. Prior to that, Mr. Ellenbogen served as the Legacy Evolv’s Chief Executive Officer from August 2013 to January 2020. Prior to co-founding Evolv, Mr. Ellenbogen was the founder, President and Chief Executive Officer of Reveal Imaging Technologies, an X-ray imaging systems company focusing on automated explosives detection, from 2002 to 2010. Prior to joining Reveal, Mr. Ellenbogen was the Vice President of Research & Development and Business Development of PerkinElmer Detection Systems, a provider of X-ray-based security technologies, from 1994 to 2002. During his 25-plus year career in the security industry, Mr. Ellenbogen has proven his expertise in product and business development, as well as stakeholder value creation. In addition, Mr. Ellenbogen is an inventor with 19 awarded patents. Mr. Ellenbogen received a Bachelor of Science degree in Physics from Colgate University in 1986.
Non-Employee Directors
Alan Cohen.   Alan Cohen has been the Chairman of the Evolv’s Board of Directors (Evolv’s “Board”) since July 2021. Mr. Cohen is a veteran executive and board member with over 25 years of experience working with technology companies. Since 2019, Mr. Cohen has been a partner at DCVC, a venture capital firm. Prior to that, Mr. Cohen was Chief Commercial Officer for Illumio, a cybersecurity software firm, from 2013 to 2018. Mr. Cohen has served on the boards of directors of numerous DCVC portfolio companies specializing in physical and cybersecurity, payments, AI, and enterprise sectors and has been an advisor and investor in multiple billion-dollar companies. Mr. Cohen received a Bachelor of Arts degree in English from SUNY Buffalo in 1981, a Master of Arts degree in English from the University of Vermont in 1984, a Master of Arts degree in International Affairs and Economics from the American University School of International Service in 1986 and Master of Business Administration degree with a focus on Finance from New York University in 1990.
David Orfao.   David Orfao has been a director on Evolv’s Board since July 2021. Mr. Orfao has been a partner at General Catalyst, a venture capital firm focused on investments in the software sector, since 2000. Prior to joining General Catalyst, Mr. Orfao was the Chief Executive Officer of Allaire Corporation, a computer software company that was later acquired by Macromedia followed by Adobe. Mr. Orfao has served on the boards of directors of several public companies including Allaire Corporation from 1999 to 2001; Imprivata, Inc., an IT security company that was subsequently acquired by Thomas Bravo, from 2002 to 2010; and Bright Cove, Inc. (NASDAQ: BCOV), a software company, from 2005 to 2012. Mr. Orfao received a Bachelor of Arts degree in Accounting and Business from Norwich University in 1981.
Merline Saintil.   Merline Saintil has been a director on Evolv’s Board since July 2021. Ms. Saintil has served as a technology and business executive at Fortune 500 and privately-held companies, including Intuit, Yahoo, PayPal, Adobe, Joyent, and Sun Microsystems. From 2019 to 2020, she was the Chief Operating Officer, R&D-IT of Change Healthcare Inc. Prior to that, Ms. Saintil held the position of Head of Operations,

Product & Technology with Intuit Inc. from November 2014 until August 2018. Ms. Saintil has served on the Boards of Directors of Lightspeed (NYSE: LSPD) since 2020, ShotSpotter (NASDAQ: SSTI) since 2019, Banner Corporation (NASDAQ: BANR) since 2017, and Evolv since 2021. She is the Chair of the Risk Committee and member of the Compensation, Nominating and Governance Committee at Lightspeed, a member of the Audit Committee at ShotSpotter and a member of Risk and Compensation Committees at Banner Corporation. Ms. Saintil has received numerous accolades during her career, most recently being named Women Inc.’s 2019 Most Influential Corporate Board Director. In prior years, she was ranked one of the Most Powerful Women Engineers in the World by Business Insider magazine, she was recognized as a Women of Influence 2017 by Silicon Valley Business Journal and she has earned a Lifetime Achievement Award from Girls in Tech. She is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute. Ms. Saintil earned a Bachelor of Science degree in Computer Science from Florida A&M University in 1998 and a Master of Science degree in Software Engineering Management from Carnegie Mellon University in 2005, and has completed Stanford Directors’ College and Harvard Business School’s executive education program.
Mahesh Saptharishi.   Mahesh Saptharishi has been a director on Evolv’s Board since July 2021. He is currently the Chief Technology Officer and Senior Vice President of Motorola Solutions, Inc., a public safety and enterprise security company, since January 2019. His responsibilities include technology strategy, incubating new public safety and enterprise security technologies, leading AI research and development, and leading software and IoT user experience and industrial design. Additionally, he is a member of Motorola Solutions’ corporate venture capital investment committee. Prior to joining Motorola, Dr. Saptharishi was the Chief Technology Officer and Senior Vice President of Avigilon Corporation, an enterprise video security and access control company, from September 2014 to January 2019, where he was responsible for product strategy, product management, engineering, and advanced technology research and development. Prior to Avigilon, he founded two start-ups both focused on machine learning and computer vision. He earned his PhD from Carnegie Mellon University in Machine Learning in 2005 and a Bachelor of Science and a Master of Science degree in Electrical and Computer Engineering from Carnegie Mellon University in 1998 and 1999 respectively. We believe that Dr. Saptharishi is qualified to serve on Evolv’s board of directors based on his extensive operational, technical, managerial and strategic experience in the security solutions industry.
Kimberly Sheehy.   Kimberly Sheehy has been a director on Evolv’s Board since July 2021. From March 2019 to May 2020, she was the Chief Financial Officer of ResMan LLC, a privately-owned software company providing software solutions to multi-family residential property managers. Previously, from April 2018 to March 2019, she served as Chief Financial Officer of Lori’s Gifts, Inc., a privately-owned retail company serving hospitals throughout the United States. From November 2015 to October 2017, Ms. Sheehy served as the Chief Financial Officer of StackPath, LLC, an edge computing platform provider, and from November 2012 to October 2015, Ms. Sheehy served as Chief Financial & Administrative Officer of CyrusOne Inc. (Nasdaq: CONE), a public high-growth real estate investment trust specializing in engineering, building and managing data center properties. She has also held various senior roles at Cincinnati Bell Inc. Ms. Sheehy has also served on the Compensation Committee (since June 2020) and the Audit Committee (since December 2017) of Switch, Inc. (NYSE: SWCH), and on the Audit and Nominating and Governance Committees of Carlotz Inc. (NASDAQ: LOTZ) since January 2021. In addition, Ms. Sheehy has been a Certified Public Accountant since 1990. Ms. Sheehy earned a Bachelor of Science degree in accounting from the University of Cincinnati in 1989. We believe that Ms. Sheehy is qualified to serve on Evolv’s board based on her extensive executive, managerial, accounting and public company experience.
Mark Sullivan.   Mark Sullivan has been a director on Evolv’s Board since July 2021. Since January 2018, Mr. Sullivan has been the owner of Mark Sullivan Consulting in St. Petersburg Beach, Florida. Prior to that, Mr. Sullivan was a Principal at Global Security and Innovative Strategies from February 2013 to December 2017. Before entering the private sector, Mr. Sullivan was a federal agent for 35 years, 30 years as a special agent with the U.S. Secret Service, serving in a variety of leadership roles. He was appointed Director of the Secret Service by the President in May 2006 and served in that position until February 2013. Mr. Sullivan served on the Board of Directors of Command Security Corporation (now known as Prosegur (BME:PSG)), a full-service security solutions company, from July 2013 to January 2019 and served on its Compensation Committee from May 2015 to January 2019. Mr. Sullivan received his Bachelor of Science degree in Criminal Justice from St. Anselm College in 1977.
Bilal Zuberi.   Bilal Zuberi has been a director on Evolv’s Board since July 2021. Since May 2013, Mr. Zuberi has been a partner at Lux Capital, a firm that invests in technology start-ups. At Lux Capital, Mr. Zuberi has lead Lux’s investments in Saildrone, autonomous ocean data collection; AirMap, unmanned air traffic management platform; Desktop Metal, metal 3D printing; Nozomi Networks, industrial cyber security; Zededa, open-source virtualization of the cyber-physical edge; Fiddler, which is making AI explainable; Evolv, physical security screening; Orbital Insight, image analysis and data science at petabyte scale; Veo Robotics, collaborative industrial robotics; Applied Intuition, a simulation platform for autonomous mobility; Yonder, an authentic internet company; Higharc, a company democratizing custom home design; Lightform, projection mapping/AR; and others. Prior to joining Lux Capital, Mr. Zuberi was a principal at General Catalyst Partners from October 2008 to May 2013, where he led the firm’s investments in deep tech, including energy, robotics, medtech, and hardware and software systems. Before becoming an investor, he co-founded GEO2 Technologies in January 2004. Earlier in his career, Mr. Zuberi was a management consultant at The Boston Consulting Group from September 2003 to May 2004, where he advised management teams in complex business and strategy issues. Mr. Zuberi is a member of the Advisory Board of the Lemelson Foundation and has served on the boards of over a dozen private companies, including serving as a member of certain of such companies’ audit and compensation committees. Mr. Zuberi has also served as a member of Desktop Metal Inc.’s (NYSE: DM) audit committee since December 2020. Mr. Zuberi received a Bachelor of Science degree in Chemistry from The College of Wooster in 1998 and a Ph.D. in Physical Chemistry (with a focus in materials and analytical chemistry) from the Massachusetts Institute of Technology in 2003.
Board Composition and Election of Directors
Director Independence
NASDAQ listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Evolv’s Board of Directors has determined that, each of Alan Cohen, Kevin Charlton, Neil Glat, David Orfao, Merline Saintil, Kimberly Sheehy, Mark Sullivan, Bilal Zuberi and Mahesh Saptharishi are independent directors under the NASDAQ listing rules and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Classified Board of Directors
In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•
the Class I directors are Kevin Charlton, David Orfao and Bilal Zuberi, and their terms will expire at our 2022 annual meeting of stockholders;

•
the Class II directors are Neil Glat, Mark Sullivan, Alan Cohen and Merline Saintil, and their terms will expire at our 2023 annual meeting of stockholders; and

•
the Class III directors are Peter George, Michael Ellenbogen, Mahesh Saptharishi and Kimberly Sheehy, and their terms will expire at the 2024 annual meeting of stockholders.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Board Committees
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee, compensation committee and technology sub-committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Audit Committee
Our audit committee is responsible for, among other things:
•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•
discussing with our independent registered public accounting firm their independence from management;

•
reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•
reviewing our policies on risk assessment and risk management;

•
reviewing related person transactions; and

•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Kimberly Sheehy, Neil Glat and Merline Saintil, with Ms. Sheehy serving as chair. Rule 10A-3 of the Exchange Act and the NASDAQ rules require that our audit committee have at least one independent member, have a majority of independent members and be composed entirely of independent members. Our board of directors has affirmatively determined that Kimberly Sheehy, Neil Glat and Merline Saintil each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NASDAQ rules. Each member of our audit committee also meets the financial literacy requirements of NASDAQ listing standards. In addition, our board of directors has determined that Kimberly Sheehy each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee.
Compensation Committee
Our compensation committee is responsible for, among other things:
•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by our board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

•
overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•
reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

•
reviewing and approving all employment agreement and severance arrangements for our executive officers;

•
making recommendations to our board of directors regarding the compensation of our directors; and

•
retaining and overseeing any compensation consultants.

Our compensation committee consists of Kevin Charlton, David Orfao, and Mark Sullivan, with Mr. Charlton serving as chair. Our board of directors has affirmatively determined that Messrs. Charlton, Orfao and Sullivan each meet the definition of “independent director” for purposes of serving on the compensation committee under the NASDAQ rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
•
identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•
overseeing succession planning for our Chief Executive Officer and other executive officers;

•
periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•
overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•
developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Merline Saintil and Alan Cohen, with Ms. Saintil serving as chair. Our board of directors has affirmatively determined that Merline Saintil, and Alan Cohen each meet the definition of “independent director” under the NASDAQ rules. Our board of directors has adopted a written charter for the nominating and corporate governance committee.
Technology Sub-Committee
Our technology sub-committee is responsible for, among other things:
•
reviewing and assessing, together with management, potential mergers, acquisitions, divestitures and investments;

•
making recommendations to the board of directors regarding potential target candidates; and

•
assessing risk to Evolv in connection with such proposed transactions.

Our technology sub-committee consists of Mahesh Saptharishi, Alan Cohen, Neil Glat and Bilal Zuberi, with Mahesh Saptharishi serving as chair. Our board of directors has adopted a written charter for the technology sub-committee.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at www.evolvtechnology.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

EXECUTIVE AND DIRECTOR COMPENSATION
Except as otherwise noted, this section presents the executive and director compensation of Legacy Evolv prior to the Business Combination.
Executive Compensation
Overview
Our named executive officers for the year ended December 31, 2020, (collectively, the “named executive officers”) are:
•
Peter George, who serves as Chief Executive Officer and is our principal executive officer;

•
Peter Faubert, who serves as Chief Financial Officer; and

•
Anil Chitkara, Co-Founder, who serves as Head of Corporate Development.

This section also describes the actions and decisions of our board of directors and compensation committee as it relates to fiscal 2020 compensation decisions.
2020 Summary Compensation Table
The following table presents information regarding the total compensation of our named executive officers for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Peter George, Chief Executive Officer	2020	264,423	131,313	453,118	—	—	848,853
Peter Faubert Chief Financial Officer	2020	259,615	77,355	157,353	—	—	494,322
Anil Chitkara Co-Founder, Head of Corporate Development	2020	220,000	—	1,834	235,000	—	456,833

(1)
Amounts shown reflect the grant date fair value of stock options awarded to the executive in 2020, computed in accordance with the requirements of ASC Topic 718. The assumptions used in the calculation of this amount are included in Note 2 to our audited consolidated financial statements included in this prospectus.

(2)
Amount shown reflects the commissions paid to Mr. Chitkara under a variable compensation plan, described below.

Narrative Disclosure to Summary Compensation Table
Base Salary
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for Mr. George and Mr. Chitkara were established in connection with their appointment to their current positions, and Mr. Faubert’s base salary was established at his time of hire. The following table sets forth the base salaries of our named executive officers for 2020:
Named Executive Officer	2020 Annual Base Salary
Peter George	$275,000
Peter Faubert	$270,000
Anil Chitkara	$228,800

Annual Incentive Compensation
We consider annual cash incentive bonuses to be an important component of our total compensation program and provides incentives necessary to retain executive officers. Mr. George and Mr. Faubert are eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. In 2020, Mr. George and Mr. Faubert participated in our annual cash incentive bonus program at the following target percentages of base salary:
Named Executive Officer	Target Percentage
Peter George	50%
Peter Faubert	30%
For 2020, Mr. George’s and Mr. Faubert’s annual bonus was determined based on a combination of corporate performance and individual goals established by the board of directors. The actual bonus earned by Mr. George and Mr. Faubert for 2020 is set forth above in the Summary Compensation Table in the column entitled “Bonus.”
Mr. Chitkara is eligible to earn annual variable compensation in accordance with a commission plan established each year. For 2020, his variable compensation was targeted at $160,000 if he achieved bookings-related sales quotas with respect to ten key customers identified by the board of directors as strategically important to the Company. His maximum variable compensation for 2020 was capped at $255,000. The actual bonus earned by Mr. Chitkara for 2020 is set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
Employment Agreements
We are party to employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with us.
Peter George
On January 4, 2021 we entered into an amended and restated employment agreement with Mr. George, our Chief Executive Officer. Pursuant to his agreement, Mr. George is entitled to an annual base salary of $275,000 and is eligible to receive a target annual incentive bonus of 50% of his base salary.
Pursuant to his agreement, if Mr. George’s employment is terminated by us without “cause” or by Mr. George following his resignation with “good reason”, he is entitled to: (1) continued payment of his base salary for a period of 12 months, (2) payment of an amount equal to his current year target bonus, paid in a lump sum within 60 days following his termination date, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, and (4) his vested options remaining exercisable for 12 months following his termination. If Mr. George’s employment is terminated without cause or resigns with good reason within one year following a “change of control” (as defined in his agreement), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Mr. George’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Peter Faubert
On January 4, 2021 we entered into an employment agreement with Mr. Faubert, our Chief Financial Officer. Pursuant to his agreement, Mr. Faubert is entitled to an annual base salary of $270,000 and is eligible to receive a target annual incentive bonus of 30% of his base salary.
Pursuant to his agreement, if Mr. Faubert’s employment is terminated by us without “cause” or by Mr. Faubert following his resignation with “good reason”, he is entitled to: (1) continued payment of his base salary for a period of nine months, (2) payment of an amount equal to 75% of his current year target bonus, paid in a lump sum within 60 days following his termination date, (3) payment of premiums for continued health benefits to him under COBRA for up to 9 months following his termination, and (4) his vested options remaining exercisable for 12 months following his termination. If Mr. Faubert’s employment is terminated without cause or resigns with good reason within one year following a “change of control” (as defined in his agreement), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Mr. Faubert’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Anil Chitkara
On January 4, 2021 we entered into an employment agreement with Mr. Chitkara, our Founder and Head of Corporate Development. Pursuant to his agreement, Mr. Chitkara is entitled to an annual base salary of $228,800 and is eligible to receive an annual variable compensation award each year, determined based on a commission plan containing performance criteria mutually agreed to by him and Evolv.
Pursuant to his agreement, if Mr. Chitkara’s employment is terminated by us without “cause” or by Mr. Chitkara following his resignation with “good reason”, he is entitled to: (1) continued payment of his base salary for a period of nine months, (2) payment of an amount equal to 75% of his current year target bonus, paid in a lump sum within 60 days following his termination date, (3) payment of premiums for continued health benefits to him under COBRA for up to 9 months following his termination, and (4) his vested options remaining exercisable for 12 months following his termination. If Mr. Chitkara’s employment is terminated without cause or resigns with good reason within one year following a “change of control” (as defined in his agreement), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Mr. Chitkara’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Certain Definitions
Under the terms of each named executive officer’s employment agreement, “good reason” means (i) a material diminution in the named executive officer’s authority or responsibilities that causes the executive’s position to become of less authority or responsibility than his position immediately prior to such change, (ii) a material reduction in the executive’s base salary or target incentive compensation by more than 10%, or (iii) a change in the principal location where the executive performs his duties to a new location that is at least fifty miles from the prior location. In order to resign with “good reason”, the named executive officer must satisfy the notice requirements set forth in the employment agreement, including allowing Evolv 30 days to cure any event constituting “good reason.” In addition, under the terms of each employment agreement, “cause” means an executive’s (i) conduct constituting fraud, embezzlement, or illegal misconduct in connection with the performance of his duties; (ii) commission of, or voluntary and freely given confession to, or plea of guilty or nolo contendere to, a crime which constitutes a felony (other than a traffic violation), an indictment that results in material injury to Evolv, or a misdemeanor involving moral turpitude; (iii) willful failure to perform his employment duties or obligations (except resulting from incapacity or illness) as reasonably and lawfully directed by Company that continues after notice and an opportunity to cure; (iv) willful misconduct or gross negligence that is materially injurious to Evolv; (v) alcohol or substance abuse that materially interferes with the performance of his duties or obligations; (vi) repeated absence from work; (vii) violation of any restrictive covenants entered into with Evolv; or (viii) repeated violation of any of the material policies or practices of Company or a single serious violation of such policies or practices which Company, in its discretion, determines is materially injurious to Evolv.
Incentive Equity Compensation
We have historically offered stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow employees to purchase shares of common stock at a price equal to the fair market value of a share of common stock on the date of grant, as determined by the our Board of Directors in accordance with Section 409A of the

Internal Revenue Code. Stock options typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following three years, subject to the holder’s continued employment with us. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Historically, stock options have been intended to qualify as “incentive stock options” to the extent permitted under the Internal Revenue Code.
Awards of stock options were made under our 2013 Employee, Director and Consultant Equity Incentive Plan, or the 2013 Plan. The 2013 Plan is administered by the Board of Directors or a committee appointed by it to administer the plan. Options granted under the 2013 Plan have an exercise price that the 2013 Plan administrator determined is not less than the fair market value of the underlying stock on the date of grant. Options generally expire ten years from the date of grant. Following the consummation of the Business Combination, no new awards will be granted under the 2013 Plan.
The following table sets forth the stock options granted to our named executive officers during 2020:
Named Executive Officer	Grant Date	Number of Stock Options Granted
Peter George(1)	August 17, 2020	7,847,839
Peter George(1)	August 17, 2020	1,481,982
Peter George(3)	August 17, 2020	37,500
Peter Faubert(2)	August 17, 2020	3,260,361
Peter Faubert(3)	August 17, 2020	37,500
Anil Chitkara(3)	August 17, 2020	37,500

(1)
Mr. George was granted an option to acquire 7,847,839 shares that vested as to 25% of the award on January 1, 2021, and as to 1/48th of the award each month thereafter. In addition, Mr. George was granted a fully vested “milestone award” consisting of an option to acquire 1,481,982 shares, which was awarded to him following achievement of strategic objectives established by the board of directors.

(2)
Options granted under this award vested as to 25% of the award on October 14, 2020, and as to 1/48th of the award each month thereafter.

(3)
Options granted under this award will vest as to 25% of the award on June 3, 2021, and as to 1/48th of the award each month thereafter

Other Elements of Compensation
In addition to the annual and long-term compensation described above, we provide the named executive officers with benefits and limited perquisites consistent with those provided to other company executives, as described below:
Comprehensive Benefits Package
We provide a competitive benefits package to all full-time employees, including the named executive officers, that includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits.
Retirement Plan
We provide a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Outstanding Equity Awards at Fiscal Year End
The following table shows all outstanding equity awards (which consisted solely of time-vesting options to acquire shares of common stock) held by the named executive officers as of December 31, 2020.
		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Peter George	August 17, 2020(1)	1,481,982	0	—	$0.16	August 17, 2030
	August 17, 2020(2)	0	7,847,839	—	$0.16	August 17, 2030
	August 17, 2020(3)	0	37,500	—	$0.16	August 17, 2030
	February 21, 2019(4)	2,555,418	1,601,250	—	$0.15	February 20, 2029
Peter Faubert	August 17, 2020(5)	950,938	2,309,423	—	$0.16	August 17, 2030
	August 17, 2020(3)	0	37,500	—	$0.16	August 17, 2030
Anil Chitkara	August 17, 2020(3)	0	37,500	—	$0.16	August 17, 2030
	September 15, 2017(6)	4,112,500	87,500	—	$0.09	September 13, 2027

(1)
Options under this award are fully vested.

(2)
Options granted under this award vested as to 25% of the award on January 1, 2021, and as to 1/48th of the award each month thereafter.

(3)
Options granted under this award will vest as to 25% of the award on June 3, 2021, and as to 1/48th of the award each month thereafter.

(4)
Mr. George was granted an option to acquire 5,490,000 shares on February 21, 2019. Options granted under this award vested as to 25% of the award on February 11, 2020, and as to 1/48th of the award each month thereafter. Mr. George exercised this award with respect to 1,333,332 shares on December 22, 2020, 114,375 shares on January 11, 2021, and 114,375 shares on February 11, 2021.

(5)
Mr. Faubert was granted an option to acquire 3,260,361 shares on August 17, 2020. Options granted under this award vested as to 25% of the award on October 14, 2020, and as to 1/48th of the award each month thereafter.

(6)
Mr. Chitkara was granted an option to acquire 4,200,000 shares. Options granted under this award vested as to 25% of the award on January 1, 2018, and as to 1/48th of the award each month thereafter. Mr. Chitkara exercised this option with respect to 1,000,000 shares on March 1, 2021.

Director Compensation
No directors received compensation for their service on our board of directors in 2020. Our board of directors expects adopted, and our stockholders approved, a nonemployee director compensation program (the “Director Compensation Policy”), which will become effective in connection with the completion of the Merger. The material terms of the Director Compensation Policy are summarized below.
The Director Compensation Policy consists of the following components:
Cash Compensation
•
Annual Retainer: $40,000

•
Annual Chairman Retainer: $30,000

•
Annual Committee Chair Retainer:

•
Audit: $15,000

•
Compensation: $10,000

•
Nominating and Corporate Governance: $8,000

•
Annual Committee Member (Non-Chair) Retainer:

•
Audit: $7,500

•
Compensation: $5,000

•
Nominating and Corporate Governance: $4,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation
•
Annual Grant:   An Eligible Director who is serving on the board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year will be granted, on such annual meeting date, a RSU award with a value of approximately $145,000 (each, an “Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date preceding the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

•
Initial Grant:   Each Eligible Director who is initially elected or appointed to serve on our board of directors after the date of the merger will automatically be granted a RSU award with a value equal to the value of the Annual Grant prorated for the portion of the year such Eligible Director is expected to serve (each, an “Initial Grant”). The Initial Grants will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of our company (as defined in the Incentive Award Plan).
Compensation under our Director Compensation Policy will be subject to the annual limits on non-employee director compensation set forth in the Incentive Award Plan, as described below.
The Incentive Award Plan
The purpose of the Incentive Award Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.
Summary of the Incentive Award Plan
This section summarizes certain principal features of the Incentive Award Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Award Plan.
Eligibility and Administration
Evolv’s employees, consultants and directors, and employees and consultants of its subsidiaries will be eligible to receive awards under the Incentive Award Plan. The Incentive Award Plan is expected to be administered by our board of directors with respect to awards to non-employee directors and by the compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Incentive Award Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Incentive Award Plan, including any vesting and vesting acceleration conditions.
Limitation on Awards and Shares Available
The maximum number of common shares initially available for issuance under the Incentive Award Plan is equal to (i) approximately 9.53% of the total number of common shares issued and outstanding immediately following the consummation of the Business Combination on a fully diluted basis, calculated by applying the treasury share method, plus (ii) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2032, by an amount equal to the lesser of 5.0% of the total number of common shares outstanding on the last day of the immediately preceding fiscal year or such smaller number of common shares determined by the Board. No more than 9.53% of the total number of common shares issued and outstanding immediately following the consummation of the Business Combination on a fully diluted basis may be issued in the form of incentive stock options (“ISOs”). Awards granted under the Incentive Award Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares will not reduce the number of shares authorized for grant under the Incentive Award Plan. Shares tendered by a holder or withheld to satisfy any exercise price or tax withholding obligation, or otherwise not issued in settlement of an award, will be eligible for grant pursuant to future awards. The maximum grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based awards granted to a non-employee director as compensation for services as a non-employee director pursuant to the Incentive Award Plan in the aggregate during any calendar year is $500,000, subject to exception in extraordinary circumstances determined by the Board (excluding any effected directors).
Awards
The Incentive Award Plan provides for the grant of stock options, including ISOs and non-qualified stock options (“NSOs”), restricted shares, dividend equivalents, share payments, restricted share units (“RSUs”), other incentive awards, share appreciation rights (“SARs”), and cash awards. No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the Incentive Award Plan. Certain awards under the Incentive Award Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Award Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards, other than cash awards, generally will be settled in common shares, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
•
Stock Options.   Stock options provide for the purchase of common shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option for any such stock option may not be less than 100% of the fair market value of the underlying common share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders), and vested in-the-money awards will be automatically exercised on the last day of the applicable term.

•
SARs.   SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the common shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying common share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years, and vested in-the-money awards will be automatically exercised on the last day of the applicable term.
•
Restricted Shares and RSUs.   Restricted shares are an award of nontransferable common shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver common shares in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the common shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.

•
Share Payments, Other Incentive Awards and Cash Awards.   Share payments are awards of fully vested common shares that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from common shares or value metrics related to common shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•
Dividend Equivalents.   Dividend equivalents represent the right to receive the equivalent value of dividends paid on common shares and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Vesting
Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.
Certain Transactions
The plan administrator has broad discretion to take action under the Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting common shares, such as share dividends, share splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Award Plan and outstanding awards. In the event of our “change in control” (as defined in the Incentive Award Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then the plan administrator may provide that all such awards will terminate in exchange for cash or other consideration, or become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Award Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Incentive Award Plan, the plan administrator may, in its discretion, accept cash or check, provide for net withholding of common shares, allow common shares that meet specified conditions to be repurchased, allow a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination
The board of directors may amend or terminate the Incentive Award Plan at any time; however, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the number of common shares available under the Incentive Award Plan. No award may be granted pursuant to the Incentive Award Plan after the tenth anniversary of the adoption of the Incentive Award Plan.
Certain U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Incentive Award Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
•
Non-Qualified Stock Options.   If an optionee is granted an NSO under the Incentive Award Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the common shares acquired on the date of exercise, less the exercise price paid for such common shares. The optionee’s basis in the common shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of common shares on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. The company or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•
Incentive Stock Options.   A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If common shares acquired upon exercise of an ISO are held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfy the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the common shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The company or its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the common shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•
Other Awards.   The current federal income tax consequences of other awards authorized under the Incentive Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other share or cash based awards are generally subject to tax at the time of payment. The company or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code
Certain types of awards under the Incentive Award Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Incentive Award Plan and awards granted under the Incentive Award Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Incentive Award Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
2021 Employee Stock Purchase Plan
We have adopted the Evolv Technologies Holdings, Inc. 2021 Employee Stock Purchase Plan, or the ESPP. The material terms of the ESPP are summarized below.
Shares Available; Administration
The aggregate number of shares of our common stock that will initially be reserved for issuance under our ESPP will be equal to the sum of (i) 3,435,748 shares and (ii) an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2032 equal to (A) 1.0% of the shares outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as determined by our board of directors (the “Total ESPP Pool”). Our board of directors or the compensation committee will have authority to interpret the terms of the ESPP and determine eligibility of participants. If any right granted under the ESPP shall for any reason terminate without having been exercised, the common stock not purchased under such right shall again become available for issuance under the ESPP. The number of shares that may be issued or transferred pursuant to the rights granted under the ESPP shall not exceed the Total ESPP Pool, subject to any permitted adjustments under the ESPP. We expect that the compensation committee of our board of directors will be the initial administrator of the ESPP. Under the ESPP, our board may delegate administration of the ESPP to another committee or a subcommittee of our board.
Eligibility
We expect that our employees, other than employees who, immediately after the grant of a right to purchase common stock under the ESPP, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock, will be eligible to participate in the ESPP. However, consistent with Section 423 of the Code the plan administrator may provide that other groups of employees, including without limitation those who do not meet designated service requirements or those whose participation would be in violation of applicable foreign laws, will not be eligible to participate in the ESPP.
Grant of Rights
The ESPP will be intended to qualify under Section 423 of the Code and shares of our common stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day in each purchase period. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods. We do not expect that any offering periods will commence under the ESPP at the time of this offering.
The ESPP will permit participants to purchase common stock through payroll deductions of up to a fixed dollar amount or percentage of their eligible compensation, which includes a participant’s gross base compensation for services to us. The maximum number of shares that may be purchased by a participant during any offering period is 5,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first trading day of the offering period).
On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period and will be exercised on each purchase date during such offering period to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will not be less than 85% of the fair market value of our common stock on the purchase date, which will be the final trading day of the purchase period. Participants may voluntarily end their participation in the ESPP prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation will end automatically upon a participant’s termination of employment.
A participant will not be permitted to transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Certain Transactions
In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, reorganization, merger, consolidation, or other corporate transaction, the plan administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.
Plan Amendment and Termination
The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations the employees of which are eligible to participate in the ESPP or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The ESPP shall terminate on the tenth (10th) anniversary of the earlier of (i) the date on which the ESPP was adopted by our board and (ii) the date the ESPP approved by the Company’s stockholders and, from and after such tenth (10th) anniversary, no additional rights may be granted under the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2018 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Related Party Transactions in Connection with the Business Combination
Sponsor Support Agreement.   In connection with the execution of the Merger Agreement, NewHold Industrial Technology Holdings LLC (the “Sponsor”) entered into a support agreement (the “Support Agreement”) with Legacy Evolv pursuant to which to which the Sponsor agreed to vote all shares of NHIC common stock beneficially owned by it in favor of the Merger.
Amended and Restated Insider Letter Agreement.   In connection with the execution of the Merger Agreement, NHIC, the Sponsor, members of NHIC’s board of directors and certain other individuals (collectively, the “Insiders”) who held Class B common shares of NHIC (the “Founder Shares”) and Legacy Evolv entered into an amended and restated insider letter agreement (the “Letter Agreement”), which provided, among other things, that the certain Founder Shares (and any shares of NHIC common stock issuable upon conversion thereof) shall be subject to certain share-performance-based vesting provisions described below. Fifty percent of the Founder Shares vested at the closing of the Merger, 25% of the Founder Shares shall vest on or before the fifth anniversary of the closing if the closing share price of the common stock equals or exceeds $12.50 over any 20 trading days within a 30-day trading period and the remaining 25% will vest on or before the fifth anniversary of the closing if the closing share price of the Class A common stock equals or exceeds $15.00 over any 20 trading days within any 30-day trading period. Further, the Sponsor and the Insiders have agreed, subject to exceptions, not to transfer any unvested Founder Shares prior to the date such securities become vested. The Letter Agreement also provides that neither the Sponsor nor the Insiders will redeem any shares of NHIC common stock owned by such persons in connection with the Merger.
Subscription Agreements.   In connection with the execution of the Merger Agreement, NHIC entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of NHIC common stock (the “Subscribers”) pursuant to which the Subscribers agreed to purchase, and NHIC agreed to sell to the Subscribers, an aggregate of 30,000,000 shares of NHIC common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $300,000,000 (the “PIPE Investment”).
Amended and Restated Registration Rights Agreement.   In connection with the closing of the Business Combination, Legacy Evolv, NHIC and certain stockholders of each of Legacy Evolv and NHIC who received shares of common stock pursuant to the Merger Agreement, entered into an amended and restated registration rights agreement (“Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement. Up to twice in any 12 month period, each of certain Legacy Evolv stockholders and NHIC stockholders may request to sell all or any portion of their registrable securities in an underwritten offering. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Stockholder Agreement.   In connection with the execution of the Merger Agreement, NHIC and Motorola Solutions, Inc. (“Motorola”), a stockholder of Legacy Evolv, entered into a Stockholder Agreement (the “Stockholder Agreement”) pursuant to which NHIC agreed to nominate an individual designated by Motorola to the Board of Directors of Evolv, effective as of immediately prior to the closing of the Business Combination. Such designee will continue to be nominated at each subsequent stockholder meeting up until the expiration or termination of the Distributor Agreement, dated December 23, 2020 and amended on March 4, 2021, by and between Legacy Evolv and Motorola.

Indemnification Agreements.   In connection with the closing of the Business Combination, NHIC entered into customary indemnification agreements with the individuals who were nominated and elected to Evolv’s board of directors effective as of the closing.
NHIC Related Person Transactions
In February 2020, the Sponsor purchased 4,312,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.006 per share. In July 2020, the Sponsor transferred an aggregate of 867,500 Founder Shares, including to the following persons: (i) 32,500 founder shares to each of Marc Saiontz and Suzy Taherian, two of NHIC’s independent directors, (ii) 35,000 Founder Shares to each of Neil Glat and Brian Mathis, two of NHIC’s independent directors, (iii) 40,000 Founder Shares to Kathleen Harris, one of NHIC’s independent directors, (iv) 50,000 Founder Shares to Thomas Sullivan, one of NHIC’s independent directors, (v) 67,500 Founder Shares to Adam Deutsch, NHIC’s Chief Financial Officer, (vi) 100,000 Founder Shares to Charlie Baynes-Reid, NHIC’s Chief Operating Officer, (vii) 135,000 Founder Shares to each of Kevin Charlton and Charles Goldman, NHIC’s Chief Executive Officer and director, respectively, (viii) 200,000 Founder Shares to Nick Petruska, NHIC’s special advisor, and (ix) 5,000 Founder Shares to Susan Quinn. In July 2020, the Sponsor forfeited 920,000 Founder Shares and the anchor investors purchased 920,000 Founder Shares for an aggregate purchase price of approximately $5,333, or approximately $0.006 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of NHIC’s IPO. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the company by the aggregate number of Founder Shares issued. The Founder Shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
In February 2020, the Sponsor agreed to loan NHIC up to $300,000 to be used for a portion of the expenses of NHIC’s IPO pursuant to a promissory note. As of August 4, 2020, NHIC had borrowed approximately $47,000 under the promissory note, including approximately $3,000 for costs paid directly by our sponsor. The note was non-interest bearing, unsecured and was paid promptly after NHIC’s IPO on August 4, 2020.
Commencing on August 4, 2020, NHIC paid an affiliate of the Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination or our liquidation, we ceased paying these monthly fees.
On August 4, 2020, simultaneously with the consummation of NHIC’s IPO, NHIC consummated the private placement (“Private Placement”) with the Sponsor and certain funds and accounts managed by Magnetar Financial LLC, UBS O’Connor LLC, and Mint Tower Capital Management B.V. (collectively the “Anchor Investors”) of 5,250,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating gross proceeds to the Company of $5,250,000. On August 14, 2020, simultaneously with the issuance and sale of the Over-Allotment Units, NHIC consummated the sale of an additional 450,000 Private Warrants (the “Over-Allotment Private Placement” and, together with the IPO Private Placement, the “Private Placements”), generating gross proceeds of $450,000.
The Sponsor, officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. NHIC’s audit committee reviewed on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and determined which expenses and the amount of expenses that will be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on NHIC’s behalf.
In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors were able to, but were not obligated to, loan NHIC funds as may be required. In connection with the consummation of the Business Combination, NHIC repaid such loaned amounts. Up to $100,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.
Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, were paid by NHIC us to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an Business Combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on NHIC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. NHIC’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or NHIC’s or their affiliates and determined which expenses and the amount of expenses that will be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on NHIC’s behalf.
NHIC entered into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the Founder Shares.
Certain Transactions of Legacy Evolv
Business Development Agreement
On January 1, 2020, Legacy Evolv entered into a business development agreement (the “Business Development Agreement”) with Finback Evolv OBH, LLC (“Finback”) (owns over 5% of Evolv’s), Jack Oliver, Jeb Bush and George Huber whereby Finback agreed to provide assistance to Evolv by leveraging Finback’s networks, relationships and expertise to accelerate the deployment of Evolv Express and Evolv Edge to new customers. In exchange for Finback’s services, Legacy Evolv issued the a warrant (the “Finback Warrant”) allowing Finback to purchase 6,756,653 shares (the “Warrant Shares”) of Evolv’s common stock with an initial exercise price of $0.16 per share, subject to certain vesting provisions. The Business Development Agreement has a three-year initial term, subject to a one-year extension if at least 50% of the Warrant Shares have vested at the expiration of the initial term.
Promissory Note
On August 14, 2020, Michael Ellenbogen, Evolv’s Head of Advanced Technology, issued a promissory note (the “Promissory Note”) to Legacy Evolv, pursuant to which Mr. Ellenbogen borrowed an aggregate principal amount of $350,000 for purposes of paying the aggregate exercise price for Mr. Ellenbogen’s options to purchase Legacy Evolv’s common stock. The Promissory Note (i) bore interest at the applicable federal rate published in the Wall Street Journal as of the issue date (but at no time to exceed the maximum rate then-permitted by applicable law), (ii) and was payable on August 14, 2030 and (iii) was secured by Evolv’s security interest in Mr. Ellenbogen’s instruments and general intangibles and any proceeds therefrom. The outstanding principal balance of $350,000 under the Promissory Note was repaid in full prior to the closing of the Business Combination.
Related Person Transaction Policy
Effective upon consummation of the Business Combination, our Board of Directors adopted a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Company’s management must present information regarding the related person transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Company’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company’s Code of Conduct that the Company expects to adopt prior to the closing of this Business Combination, the Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Company’s audit committee, or other independent body of the Company’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to the Company;

•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent body of the Company’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent body of the Company’s Board of Directors, determines in the good faith exercise of its discretion.

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our Class A common stock, as of July 16, 2021 by:
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of our Class A common stock is based on 142,260,102 shares of Class A common stock issued and outstanding immediately following consummation of the Transactions, including the redemption of public shares as described above and the consummation of the PIPE Investment.
Beneficial Ownership Table
Name of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Gates Frontier, LLC(2)	16,839,983	11.7%
Data Collective IV, L.P.(3)	11,871,242	8.3%
General Catalyst Group V, L.P.(4)	14,896,657	11.7%
Finback Evolv, LLC(5)	17,243,342	11.8%
Lux Ventures III, L.P.(6)	14,442,033	10.4%
SineWave Ventures, LLC(7)	7,419,132	5.8%
Directors and Executive Officers:
Peter George(8)	9,349,534	6.2%
Peter Faubert(9)	1,808,285	1.3%
Anil Chitkara(10)	5,661,317	3.9%
Michael Ellenbogen(11)	15,819,627	10.4%
Anthony DeRosa(12)	1,249,595	*
Alan Cohen(13)	1,173,687	*
Kevin Charlton	—	—
Neil Glat	—	—
David Orfao	—	—
Mahesh Saptharishi	—	—
Merline Saintil(14)	313,452	*
Kimberly Sheehy	—	—
Mark Sullivan(15)	357,646	*
Bilal Zuberi	—	—
Directors and executive officers as a group (14 individuals)(16)	33,297,615	19.8%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 500 Totten Pond Road, 4th Floor, Waltham, MA 02451.

(2)
Consists of (i) 15,050,161 shares of the Company’s Class A common stock and (ii) 1,789,822 earn-out shares pursuant to the Merger Agreement (the “Earn-Out Shares”) issuable within 60 days of Closing. All shares of the Company’s Class A common stock held by Gates Frontier, LLC may be deemed to be beneficially owned by William H. Gates III as the sole member of Gates Frontier, LLC. The address of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, WA 98033.

(3)
Consists of (i) 10,601,281 shares of the Company’s Class A common stock and (ii) 1,269,961 Earn-Out Shares issuable within 60 days of Closing. The registered holder of the referenced shares is Data Collective IV, L.P. (“DCVC IV”). Data Collective IV GP, LLC (“DCVC IV GP”) is the general partner of DCVC IV. Zachary Bogue and Matthew Ocko are the managing members of DCVC IV GP and share voting and dispositive power over the shares held by DCVC IV. Zachary Bogue and Matthew Ocko disclaim beneficial ownership of the shares held by DCVC IV, except to the extent of their indirect pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(4)
Consists of (i) 13,296,147 shares of the Company’s Class A common stock and (ii) 1,600,510 Earn-Out Shares issuable within 60 days of Closing. Represents shares of the Company’s Class A common stock owned by General Catalyst Group V, L.P. (“GCG V”) and related parties. General Catalyst GP V, LLC (“GCGP V”) is the general partner of General Catalyst Partners V, L.P. Lawrence Bohn, Joel Cutler, and David Fialkow are managing directors of GCGP V, and, as a result, may be deemed to have voting and dispositive power over the shares held by GCG V. The address for General Catalyst is 20 University Road, Suite 450, Cambridge, MA 02138.

(5)
Consists of (i) 15,431,758 shares of the Company’s Class A common stock, (ii) 1,811,584 Earn-Out Shares issuable within 60 days of Closing and (iii) 2,421,199 warrants to purchase shares of the Company’s Class A common stock within 60 days of Closing. The registered holders of the referenced shares will be funds and accounts under management by Finback Investment Partners, LLC and related parties. The applicable portfolio managers, as managing directors of such entity, will have voting and investment power over the shares held by the funds and accounts, which will be the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares to be held by such funds and accounts. The address of such funds and accounts and such portfolio managers is 1200 Anastasia Avenue, Suite 500, Coral Gables, FL 33134.

(6)
Consists of (a) 10,524,565 shares of Class A Common Stock and 1,272,796 Earn-Out Shares issuable within 60 days of Closing held by Lux Ventures III, L.P., (b) 1973,158 shares of Class A Common Stock and 230,551 Earn-Out Shares issuable within 60 days of Closing held by Lux Co-Invest Opportunities, L.P., (c) 387,039 shares of Class A Common Stock and 46,807 Earn-Out Shares issuable within 60 days of Closing held by Lux Ventures Cayman III, L.P. and (d) 6,350 shares of Class A Common Stock and 768 Earn-Out Shares issuable within 60 days of Closing held by Lux Ventures III Special Founders Fund, L.P. Lux Venture Partners III, LLC is the general partner of each of Lux Ventures III L.P. and Lux Ventures III Special Founders Fund, L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P.

Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co- Invest Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited,

and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein.
(7)
Consists of (i) 7,419,132 shares of the Company’s Class A common stock and (ii) 889,791 Earn-Out Shares issuable within 60 days of Closing. The registered holders of referenced shares are funds and accounts under the management of SineWave Ventures, LLC. The address of SineWave Ventures, LLC is: 1390 Chain Bridge Road, #A177, McLean, VA 22101.

(8)
Consists of (i) 633,427 shares of the Company’s Class A common stock, (ii) 8,062,260 shares of the Company’s Class A common stock subject to options held by Mr. George that are exercisable within 60 days of Closing and (iii) 653,847 Earn-Out Shares issuable within 60 days of Closing.

(9)
Consists of (i) 1,663,974 shares of the Company’s Class A common stock subject to options held by Mr. Faubert that are exercisable within 60 days of Closing and (ii) 144,311 Earn-Out Shares issuable within 60 days of Closing.

(10)
Consists of (i) 1,096,068 shares of the Company’s Class A common stock, (ii) 4,211,718 shares of the Company’s Class A common stock subject to options held by Mr. Chitkara that are exercisable within 60 days of Closing and (iii) 353,513 Earn-Out Shares issuable within 60 days of Closing.

(11)
Consists of (i) 5,268,110 shares of the Company’s Class A common stock, (ii) 9,646,703 shares of the Company’s Class A common stock subject to options held by Mr. Ellenbogen and his affiliates that are exercisable within 60 days of Closing and (iii) 904,814 Earn-Out Shares issuable to Mr. Ellenbogen and his affiliates within 60 days of Closing.

(12)
Consists of (i) 1,119,895 shares of the Company’s Class A common stock subject to options held by Mr. DeRosa that are exercisable within 60 days of Closing and (iii) 129,700 Earn-Out Shares issuable within 60 days of Closing.

(13)
Consists of (i) 593,908 shares of the Company’s Class A common stock, (ii) 579,779 shares of the Company’s Class A common stock subject to options held by affiliates of Mr. Cohen that are exercisable within 60 days of Closing and (iii) 138,972 Earn-Out Shares issuable to affiliates of Mr. Cohen within 60 days of Closing.

(14)
Consists of (i) 280,918 shares of the Company’s Class A common stock subject to options held by Ms. Saintil that are exercisable within 60 days of Closing and (ii) 32,534 Earn-Out Shares issuable within 60 days of Closing.

(15)
Consists of (i) 320,832 shares of the Company’s Class A common stock subject to options held by Mr. Sullivan that are exercisable within 60 days of Closing and (ii) 36,814 Earn-Out Shares issuable within 60 days of Closing.

(16)
Consists of (i) 6,997,623 shares of the Company’s Class A common stock held by all directors and executive officers of the Company as a group, (ii) 23,905,487 shares of the Company’s common stock subject to options held by all directors and executive officers of the Company as a group and that are exercisable within 60 days of Closing and (iii) 2,394,505 Earn-Out Shares issuable within 60 days of Closing.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus.
The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 142,260,102 shares of Common Stock outstanding as of July 16, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 16, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed Selling Securityholders is c/o Evolv Technologies Holdings, Inc., 500 Totten Pond Road, 4th Floor, Waltham, MA 02451. Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise, subject to community property laws where applicable.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A common stock that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
[ •](1)	[•]	[•]%	[•]	[•]	[•]%

(1)
[ • ]

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes some of the terms of our certificate of incorporation and bylaws and of the General Corporation Law of the State of Delaware. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, and the warrant agreement, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
Capital Stock
Our authorized capital stock consists of 1,100,000,000 shares of common stock, par value $0.0001 per share, and 100,000 shares of preferred stock, par value $0.0001 per share. As of July 16, 2021, there were 142,260,102 shares of Class A common stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.
In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.
Preferred Stock
Under the terms of the certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock.
Redeemable Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time after August 15, 2021. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York

City time on July 16, 2026, or earlier upon redemption or liquidation. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless a holder purchases a multiple of two units, the number of warrants issuable to such holder upon separation of the units will be rounded down to the nearest whole number of warrants.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.
We are obligated to use our best efforts to file as soon as practicable, but in no event later than 15 business days after the consummation of the Business Combination, with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We are obligated to use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of our Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise such warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will be obligated to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, we may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor, the anchor investors and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination,

(d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of the ability of holders of our public shares to seek redemption in connection with our initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of the consummation of such applicable event, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of public warrants.
In addition, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares or private placement securities held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrantholder.
Private Placement Warrants
The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public stockholders’ warrants sold, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public stockholders’ warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
The Sponsor agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the completion of the Business Combination, except for certain limited exceptions.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future.
Anti-Takeover Provisions
The certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Stockholder Action; Special Meetings of Stockholders
Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. Further, our certificate of incorporation provides that only the chairperson of our board of directors, a majority of our board of directors, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our board of directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in our bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide timely notice in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws
Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of at least sixty-six and two-thirds percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of our board of directors and at least sixty-six and two-thirds percent in voting power of the outstanding shares entitled to vote would be required to amend certain provisions of our certificate of incorporation.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the our shares at the time of the transaction to which the action relates.
Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by applicable law, is the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our certificate of incorporation, bylaws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our certificate of incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A common stock is listed on the NASDAQ under the symbol “EVLV” and our warrants are listed on the NASDAQ under the symbol “EVLVW.”

PLAN OF DISTRIBUTION
The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the NASDAQ;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of warrants may exercise its warrants in accordance with the warrant agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the warrant agreement.

LEGAL MATTERS
Latham & Watkins LLP has passed upon the validity of the securities of Evolv offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of NewHold Investment Corp. as of December 31, 2020, and for the period from January 24, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Evolv Technologies, Inc. as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Evolv Technologies, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock and warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock and warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, District of Columbia, 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
NEWHOLD INVESTMENT CORP.
CONSOLIDATED FINANCIAL STATEMENTS:
Report of Independent Registered Accounting Firm	F-2
Balance Sheet as of December 31, 2020 (As Restated)	F-3
Statement of Operations for the period from January 24, 2020 (inception) to December 31, 2020 (As Restated)	F-4
Statement of Changes in Stockholders’ Equity for the period from January 24, 2020 (inception) to December 31, 2020 (As Restated)	F-5
Statement of Cash Flows for the period from January 24, 2020 (inception) to December 31, 2020 (As Restated)	F-6
Notes to Financial Statements (As Restated)	F-7
UNAUDITED CONDENSED FINANCIAL STATEMENTS:
Condensed Balance Sheets as of March 31, 2021 and December 31, 2020 (as restated)	F-24
Condensed Statements of Operations for the three months ended March 31, 2021 (unaudited) and for the period from January 24, 2020 (date of inception) to March 31, 2020 (unaudited)	F-25
Condensed Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2021 (unaudited) and the period from January 24, 2020 (date of inception) to March 31, 2020 (unaudited)	F-26
Condensed Statement of Cash Flows for the three months ended March 31, 2021 (unaudited) the period from January 24, 2020 (date of inception) to March 31, 2020 (unaudited)	F-27
Notes to Condensed Financial Statements (unaudited)	F-28

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
NewHold Investment Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of NewHold Investment Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 14, 2021

NEWHOLD INVESTMENT CORP.
BALANCE SHEET
(As Restated)
December 31, 2020
ASSETS
Current assets:
Cash	$1,328,000
Prepaid expenses and other assets	184,000
Total current assets	1,512,000
Cash and investments held in trust account	172,579,000
Total assets	$174,091,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$677,000
Accrued income and franchise taxes	83,000
Total current liabilities	760,000
Other liabilities:
Warrant liability	21,519,000
Deferred underwriting compensation	6,038,000
Total liabilities	28,317,000
Common stock subject to possible redemption; 14,077,350 shares (at approximately $10.00 per share)	140,774,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized shares; none issued or outstanding	—
Class A common stock, $0.0001 par value; 45,000,000 authorized shares; 3,172,650 issued and outstanding (excluding 14,077,350, subject to possible redemption)	—
Class B common stock, $0.0001 par value, 5,000,000 authorized shares 4,312,500 shares issued and outstanding	—
Additional paid-in-capital	16,912,000
Retained earnings (accumulated deficit)	(11,912,000)
Total stockholders’ equity	5,000,000
Total liabilities and stockholders’ equity	$174,091,000
See accompanying notes to financial statements

NEWHOLD INVESTMENT CORP.
STATEMENT OF OPERATIONS
(As Restated)
For the Period from January 24, 2020 (inception) to December 31, 2020
Revenues	$—
General and administrative expenses	1,030,000
Loss from operations	(1,030,000)
Other income (expense)
Income on Trust Account	79,000
Cost of issuance of public and private warrants	(390,000)
Change in fair value of warrant liability	(10,571,000)
Total other expense, net	(10,882,000)
Income before provision for income tax	(11,912,000)
Provision for income tax	—
Net loss	$(11,912,000)
Two Class Method for Per Share Information:
Weighted average Class A common shares outstanding – basic and diluted	17,114,000
Net income per Class A common share – basic and diluted	$0.00
Weighted average Class B common shares outstanding – basic and diluted	4,007,500
Net loss per Class B common share – basic and diluted	$(2.97)
See accompanying notes to financial statements

NEWHOLD INVESTMENT CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from January 24, 2020 (inception) to December 31, 2020
(As Restated)
	Common Stock				Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Class A Shares	Amount	Class B Shares	Amount
Balance, January 24, 2020, (inception)	—	$—	—	$—	$—	$—	$—
Sale of shares to Sponsor at $0.006 per share	—	—	4,312,500	—	25,000	—	25,000
Forfeiture of 920,000 shares of Class B common stock	—	—	(920,000)	—	—	—	—
Issuance of 920,000 shares of Class B common stock to Anchor investor	—	—	920,000	—	5,000	—	5,000
Sale of Units to the public at $10.00 per Unit	17,250,000	2,000	—	—	172,498,000	—	172,500,000
Underwriters’ discount and offering expenses	—	—	—	—	(9,596,000)	—	(9,596,000)
Sale of 5,700,000 Private Placement Warrants at $1.00 per warrant, at fair value, $0.77	—	—	—	—	4,364,000	—	4,364,000
Cash received in excess of fair value of warrants	—	—	—	—	1,336,000		1,336,000
Initial classification of warrant liability	—	—	—	—	(10,948,000)		(10,948,000)
Class A common stock subject to possible redemption	(14,077,350)	(2,000)	—	—	(140,772,000)	—	(140,774,000)
Net loss	—	—	—	—	—	(11,912,000)	(11,912,000)
Balance, December 31, 2020	3,172,650	$—	4,312,500	$—	$16,912,000	$(11,912,000)	$5,000,000
See accompanying notes to financial statements

NEWHOLD INVESTMENT CORP.
STATEMENT OF CASH FLOWS
(As Restated)
For the period from January 24, 2020 (date of inception) to December 31, 2020
Cash flows from operating activities:
Net loss	$(11,912,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on the Trust Account	(79,000)
Cost of warrant issuance included in financing activities	(390,000)
Change in fair value of warrant liability	(10,571,000)
Changes in operating assets and liabilities:
Increase in prepaid expenses and other assets	(184,000)
Increase in accounts payable and accrued liabilities	677,000
Increase in accrued income and franchise taxes and rounding	83,000
Net cash used in operating activities	(454,000)
Cash flows from investing activities: Cash deposited in Trust Account	(172,500,000)
Cash flows from financing activities:
Proceeds from sale of stock to Sponsor and Anchor Investor	30,000
Proceeds from Note payable to Sponsor	47,000
Proceeds from sale of Public Offering Units	172,500,000
Proceeds from sale of Private Placement Warrants	5,700,000
Payment of underwriting discounts	(3,450,000)
Payment of offering costs	(498,000)
Payment of Note payable to Sponsor	(47,000)
Net cash provided by financing activities	174,282,000
Net increase in cash	1,328,000
Cash at beginning of period	—
Cash at end of period	$1,328,000
Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$6,038,000
Class A common stock subject to possible redemption – initial value	$152,368,000
Initial classification of warrant liability	$10,948,000
Change in value of Class A common stock subject to redemption	$(11,594,000)
See accompanying notes to financial statements

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General:
NewHold Investment Corp. (the “Company”) was incorporated in Delaware on January 24, 2020 as NewHold Industrial Corp. and on February 14, 2020 changed its name to NewHold Investment Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
At December 31, 2020, the Company had not commenced any operations. All activity for the period from January 24, 2020 (inception) to December 31, 2020 relates to the Company’s formation and the initial public offering (“Public Offering”) described below, and subsequent to the Public Offering, searching for a potential business combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company expects to generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering.
The Company has selected December 31st as its fiscal year end.
Sponsor and Financing:
The Company’s sponsor is NewHold Industrial Technology Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on July 30, 2020. The Company intends to finance a Business Combination with proceeds from the $172,500,000 Public Offering (Note 3) and a $5,700,000 Private Placement (as defined in Note 4), net of expenses. Upon the closing of the Public Offering and the Private Placement, $172,500,000 was deposited in a trust account (the “Trust Account”).
The Trust Account:
The funds in the Trust Account are to be invested only in U.S. government treasury bills with a maturity of one hundred and eighty five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets and continuing general and administrative expenses.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay tax obligations and up to $250,000 per year for working capital purposes, if any, (less up to $100,000 of interest to pay dissolution expenses), none of the funds held in the Trust Account will be released until the earliest of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the ability of holders of the public shares to seek redemption in connection with our initial business combination or the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The proceeds deposited

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of the Company’s public stockholders.
Business Combination:
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less deferred underwriting commissions and any taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released for working capital, or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released to the Company for working capital. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by the rules of the Nasdaq Capital Market. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of Class A and Class B common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released to the Company for working capital. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” In August 2020, the Company deposited an aggregate of $172,500,000 from the proceeds of the Public Offering, including the underwriters’ exercise of their overallotment option and the sale of $5,700,000 for the Private Placement Warrants, net of expenses.
The Company will have 24 months (until August 4, 2022) from the closing date of the Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter subject to lawfully available

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
funds therefor, redeem 100% of the public shares of Class A common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and amounts released for working capital (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within 24 months from the closing of the Public Offering.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Public Offering.
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding public and private warrants as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant.
Upon review of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (SPACs)” promulgated by the SEC on April 12, 2021, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. An instrument would be considered indexed to an entity’s own stock if its settlement amount were equal the difference between the fair value of a fixed number of the entity’s equity shares and a fixed monetary amount or an instrument that includes variables that would be inputs to the fair value of a fixed-for-fixed forward or option on equity shares. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares.
As a result of the above, the Company is reclassifying the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. The financial statements as of and for the periods ended September 30, 2020 included in the Company’s Form 10-Q for September 30, 2020 are hereby similarly restated (below) without the filing of an amended Form 10-Q or amended Forms 8-K, as permitted by guidance published by the SEC.
In addition, the impact to the balance sheet as of August 4, 2020 prepared in connection with the Public Offering and filed in a current report on Form 8-K with the SEC on August 10, 2020, pro forma to reflect the underwriters’ exercise in full of their overallotment option (the “Form 8-K) related to the impact of accounting for warrants as liabilities at fair value resulted in approximately a $10,948,000 million

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
increase to the warrant liabilities line item at August 4, 2020 and an offsetting decrease to the Class A common stock subject to redemption. There is no change to total stockholders’ equity at any reported balance sheet date. In addition, the Company has recorded approximately $390,000 of costs to the statement of operations at inception of the warrants to reflect approximately $390,000 of warrant issuance costs.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows, cash or total stockholders’ equity.
	As Previously Reported	Adjustments	As Restated
December 31, 2020 Balance sheet at December 31, 2020 (audited):
Warrant Liability	$—	$10,948,000	$21,519,000
		10,571,000
Class A common stock subject to possible redemption	162,293,000	(10,948,000)	140,774,000
		(10,571,000)
Additional paid-in capital	5,951,000	390,000	16,912,000
		10,571,000
Retained earnings (accumulated deficit)	(951,000)	(390,000)	(11,912,000)
		(10,571,000)
Statement of Operations for the Period from January 24, 2020 (inception) to December 31, 2020 (audited)
Other expense – Costs of issuance of warrants	—	(390,000)	(390,000)
Other expense – Change in value of warrant liability	—	(10,571,000)	(10,571,000)
Total other income (expense)	79,000	(390,000)	(10,882,000)
		(10,571,000)
Net income (loss)	(951,000)	(390,000)	(11,912,000)
		(10,571,000)
Net income (loss) per Class B common share, basic and diluted	(0.24)	(2.73)	(2.97)
Statement of Cash Flows for the Period from January 24, 2020 (inception) to December 31, 2020 (audited)
Cost of warrant issuance included in financing activities	—	(390,000)	(390,000)
Change in fair value of warrant liability	—	(10,571,000)	(10,571,000)
September 30, 2020: Balance sheet at September 30, 2020 (unaudited):
Warrant Liability	$—	$10,948,000	9,468,000
		(1,480,000)
Class A common stock subject to possible redemption	163,128,000	9,468,000	153,660,000

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
	As Previously Reported	Adjustments	As Restated
Additional paid-in capital	5,121,000	390,000	4,031,000
		(1,480,000)
Retained earnings (accumulated deficit)	(2,000)	(390,000)	969,000
		1,480,000
Statement of Operations for the Three months ended September 30, 2020 (unaudited)
Other income – Change in value of warrant liability	—	1,480,000	1,480,000
Other income – Costs of issuance of warrants		(390,000)	(390,000)
Net income (loss)	(119,000)	1,090,000	971,000
Net income (loss) per Class B common share, basic and diluted	(0.03)	0.26	0.23
Statement of Operations for the Period from January 24, 2020 (inception) to September 30, 2020 (unaudited)
Other income – Change in value of warrant liability	—	1,480,000	1,480,000
Other income – Costs of issuance of warrants	—	(390,000)	(390,000)
Other income (expense)	26,000	1,090,000	1,116,000
Net income (loss)	(121,000)	1,480,000	969,000
		(390,000)
Net income (loss) per Class B common share – basic and diluted	(0.03)	0.25	0.22
Statement of Cash Flows for the Period from January 24, 2020 (inception) to September 30, 2020 and for the Three months ended September 30, 2020
Cost of warrant issuance included in financing activities	—	(390,000)	(390,000)
Change in fair value of warrant liability	—	(1,480,000)	(1,480,000)
Statement of Cash Flows for the Three months ended September 30, 2020
Cost of warrant issuance included in financing activities	—	(390,000)	(390,000)
Change in fair value of warrant liability	—	(1,480,000)	(1,480,000)

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
Net income (loss) available to each class of common stockholders is as follows for the three months ended September 30, 2020 and for the period from January 24, 2020 (date of inception) to September 30, 2020, as restated:
	Three months Ended September 30, 2020 (As Restated)	For the Period From January 24, 2020 (date of inception) to September 30, 2020 (As Restated)
Net income available to Class A common stockholders:
Interest income	$26,000	$26,000
Less: Income and franchise taxes	(26,000)	(26,000)
Net income attributable to Class A common stockholders	$—	$—
Net income available to Class B common stockholders:
Net loss	$(119,000)	$(121,000)
Add: Change in warrant liability	1,480,000	1,480,000
Less: Costs of warrant issuance	—	(390,000)
Less: amount attributable to Class A common stockholders	—	—
Net (loss) attributable to Class B common stockholders	$1,361,000	$969,000
December 31, 2020 — The following table presents information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$12,851,000	$—	$—	$12,851,000
Private Placement Warrants	$8,668,000	$—	$—	$8,668,000
Warrant liability at December 31, 2020	$21,519,000			$21,519,000
September 30, 2020 —  The following table presents information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at September 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	September 30, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$5,705,000	$—	$—	$5,705,000
Private Placement Warrants	$3,763,000	$—	$—	$3,763,000
Warrant liability at September 30, 2020	$9,468,000			$9,468,000

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
The Company utilizes an independent valuation consultant that uses a Monte Carlo simulation model to value the warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The warrant liabilities are not subject to qualified hedge accounting.
There were no transfers between Levels 1, 2 or 3 during the period ended December 31, 2020.
The following table provides quantitative information regarding Level 3 fair value measurements:
December 31, 2020:
Private Placement Warrants	At August 4 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$9.62	$10.01
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility	14.36%	20.66%
Risk-free rate	0.275%	0.469%
Fair value of private placement warrants	$0.77	$1.52
Public Warrants	At August 4 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$9.63	$10.01
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility	15.00%	21.0%
Risk-free rate	0.275%	0.469%
Fair value of public warrants	$0.76	$1.49
The following table presents the changes in the fair value of warrant liabilities art December 31, 2020, as restated:
	Public	Private Placement	Warrant Liabilities
Initial measurement on August 4, 2020, pro forma for overallotment	$6,584,000	$4,364,000	$10,948,000
Change in valuation inputs or other assumptions	6,267,000	4,304,000	10,571,000
Fair value as of December 31, 2020	$12,851,000	$8,668,000	$21,519,000

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)
September 30, 2020:
Private Placement Warrants	At August 4 2020 (Initial Measurement)	As of September 30, 2020
Stock price	$9.63	$9.75
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility – post announcement	15.0%	12.68%
Risk-free rate	0.275%	.351%
Fair value of private placement warrants	$0.77	$0.67
Public Warrants	At August 4 2020 (Initial Measurement)	As of September 30, 2020
Stock price	$9.63	$9.76
Strike price	$11.50	$11.50
Term (in years)	5.0	5.0
Volatility – post announcement	15.0%	15.0%
Risk-free rate	0.275%	.351%
Fair value of public warrants	$0.77	$0.66
The following table presents the changes in the fair value of warrant liabilities at September 30, 2020, as restated:
	Public	Private Placement	Warrant Liabilities
Initial measurement on August 4, 2020, pro forma for overallotment	$6,584,000	$4,364,000	$10,948,000
Change in valuation inputs or other assumptions	(879,000)	(601,000)	(1,480,000)
Fair value as of September 30, 2020	$5,705,000	$3,763,000	$9,468,000
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).
In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020, management has determined that the Company’s current liquidity is sufficient to fund the working capital needs of the Company until at least one year from the date of issuance of the audited financial statements.
All dollar amounts are rounded to the nearest thousand dollars.

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents:
The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at December 31, 2020.
Deferred Offering Costs:
The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Costs incurred in connection with preparation for the Offering (approximately $9,986,000) including underwriters’ discount paid and deferred of approximately $9,488,000. Such costs were allocated among the equity and warrant liability components and approximately $9,596,000 has been charged to equity for the equity components and approximately $390,000 has been charged to other expense for the warrant liability components upon completion of the Public Offering.
Common Stock Subject to Possible Redemption:
As discussed in Note 3, all of the 17,250,000 public shares sold as part of Units in the Public Offering contain a redemption feature which allows for the redemption of public shares if the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001 upon the closing of a Business Combination.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by adjustments to additional paid-in capital. Accordingly, at December 31, 2020, 14,077,350 of the 17,250,000 Class A common shares were classified outside of permanent equity.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 14,325,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic loss per common share for the period.
The Company’s statement of operations includes a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the funds in the Trust Account, net of income tax expense and franchise tax expense, by the weighted average number of shares of Class A common stock outstanding since their original issuance. Net income (loss) per common share, basic and diluted, for shares of Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of shares of Class B common stock outstanding for the period. Net income (loss) available to each class of common stockholders is as follows for the period from January 24, 2020 (inception) to December 31, 2020 (as restated):
For the Period from January 24, 2020 (date of inception) to December 31, 2020 (As restated)
Net income available to Class A common stockholders:
Income on trust account	$79,000
Less: Income and franchise taxes to the extent of income	(79,000)
Net income attributable to Class A common stockholders	$—
Net income available to Class B common stockholders:
Net loss	$(11,912,000)
Less: amount attributable to Class A common stockholders	—
Net (loss) attributable to Class B common stockholders	$(11,912,000)
Concentration of Credit Risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments:
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements primarily due to their short-term nature.
Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of December 31, 2020, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Income Taxes:
The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the period from January 24, 2020 (inception) to December 31, 2020, the Company recorded no current income tax expense. The Company’s effective tax rate for the period from January 24, 2020 (inception) to December 31, 2020 was approximately 0.09% which differs from the expected income tax rate primarily due to the approximately $947,000 of start-up costs (discussed above). At December 31, 2020, the Company has a deferred tax asset of approximately $200,000 and has recorded a valuation allowance of $200,000 because its realization is uncertain.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. Costs of issuing warrants are charged to operations.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. Costs associated with issuing the warrants accounted for as liabilities are charged to operations when the warrants are issued. The fair value of the warrants was estimated using a Monte Carlo simulation approach.
Recent Accounting Pronouncements:
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Subsequent Events:
Management has evaluated subsequent events occurring after the date of the financial statements up to May 14, 2021, the date the financial statements were available to be issued to determine if there were any such events or transactions that require potential adjustment to or disclosure in the financial statements. The Company has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed. See Note 8.
NOTE 4 — PUBLIC OFFERING
In August 2020, the Company closed on the Public Offering, including the full exercise of the underwriters’ overallotment option, of an aggregate 17,250,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-half of one redeemable warrant (the “Warrants”). Each whole Warrant offered in the Public Offering is exercisable to purchase one share of our Class A common stock for $11.50 per share. Only whole Warrants may be exercised. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the Warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of a Warrant during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Class A common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.
In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 4 — PUBLIC OFFERING (continued)
Founder Shares held by them, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the Warrants and the Private Placement Warrants (as defined below) will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.
The Company paid an underwriting discount of 2.0% of the per Unit price to the underwriters at the closing of the Public Offering (an aggregate fee of $3,450,000 including the exercise of the underwriter’s overallotment option).
In addition, the Company expects to pay an underwriting commission of 3.5% of the per Unit price to the underwriters (an aggregate of approximately $6,038,000), which commission was deposited in the Trust Account at the closing of the Public Offering and will be released to the underwriters only upon and concurrently with completion of the Company’s initial Business Combination.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
In February 2020, the Sponsor purchased 4,312,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. In July 2020, the Sponsor transferred an aggregate of 867,500 founder shares, including to the following persons: (i) 32,500 founder shares to each of Marc Saiontz and Suzy Taherian, two of the Company’s independent director nominees, (ii) 35,000 founder shares to each of Neil Glat and Brian Mathis, two of the Company’s independent director nominees, (iii) 40,000 founder shares to Kathleen Harris, one of the Company’s independent director nominees, (iv) 50,000 founder shares to Thomas Sullivan, one of the Company’s independent director nominees, (v) 67,500 founder shares to Adam Deutsch, the Company’s Chief Financial Officer, (vi) 100,000 founder shares to Charlie Baynes-Reid, the Company’s Chief Operating Officer, (vii) 135,000 founder shares to each of Kevin Charlton and Charles Goldman, the Company’s Chief Executive Officer and director, respectively, and (viii) 200,000 founder shares to Nick Petruska, the Company’s special advisor. Also in July 2020 the Sponsor forfeited 920,000 shares of Class B common stock and certain funds and accounts managed by Magnetar Financial LLC, UBS O’Connor LLC, and Mint Tower Capital Management B.V (collectively, the “Anchor Investor”) purchased 920,000 shares of Class B common stock from the Company for an aggregate purchase price of approximately $5,333, or approximately $0.006 per share resulting in the Company’s initial stockholders holding an aggregate of 4,312,500 Founder Shares. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.
The Company’s initial stockholders and Anchor Investors have agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Private Placement Warrants
The Sponsor and the Anchor Investors purchased from the Company an aggregate of 5,700,000 warrants at a price of $1.00 per warrant, a purchase price of $5,700,000 in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”),

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 5 — RELATED PARTY TRANSACTIONS (continued)
including the underwriters’ full exercise of their overallotment option. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or the Anchor Investors or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or the Anchor Investors or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.
If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants issued to the Sponsor will expire worthless.
Registration Rights
The Company’s initial stockholders and the holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Public Offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.
Related Party Loans
In February 2020, the Sponsor agreed to loan the Company an aggregate of $300,000 by drawdowns against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to the Public Offering. The Note was non-interest bearing and payable promptly after the earlier of the date on which the Company consummates the Public Offering and the date on which the Company determines not to conduct the Public Offering. Through August 4, 2020, the Company drew down approximately $47,000 under the Note, including approximately $3,000 for costs paid directly by the Sponsor. On August 4, 2020, approximately $47,000 was outstanding under the Note which was fully repaid in August 2020.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity. The warrants would be identical to the Private Placement

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 5 — RELATED PARTY TRANSACTIONS (continued)
Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, no Working Capital Loans were outstanding.
Administrative Support Agreement
The Company has agreed to pay $15,000 a month for office space, utilities and secretarial and administrative support to an affiliate of the Sponsor. Services commenced on the date the securities were first listed on the Nasdaq Capital Market and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. During the period from January 24, 2020 (inception) through December 31, 2020, the Company has paid $75,000 for such administrative fees and no amount was payable at that date.
NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT
The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
Upon the closing of the Public Offering and the Private Placement, a total of approximately $172,500,000 was deposited into the Trust Account. The proceeds in the Trust Account must be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.
At December 31, 2020 the proceeds of the Trust Account were invested primarily in U.S. government treasury bills maturing in February 2021 yielding interest of approximately 0.1% per year. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying December 31, 2020 balance sheet and adjusted for the amortization of discounts.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2020 consisted of U.S. government treasury bills and money market funds that invest only in U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:
Description	Carrying value at December 31, 2020	Gross Unrealized Holding Gains	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash and money market funds	$1,000	$—	$1,000
U.S. government treasury bills	172,578,000	—	172,578,000
Total	$172,579,000	$—	$172,579,000

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT (continued)
In February 2021, new U.S. government treasury securities were purchased maturing in May 2021 and yielding interest of less than 0.1%.
NOTE 7 — STOCKHOLDERS’ EQUITY
Common Stock
The authorized common stock of the Company is 50,000,000 shares, including 45,000,000 shares of Class A common stock, par value, $0.0001, and 5,000,000 shares of Class B common stock, par value, $0.0001. The Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s Class A and Class B common stock vote together as a single class and are entitled to one vote for each share of Class A and Class B common stock they own. At December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding and 3,172,650 shares of Class A common stock issued and outstanding (excluding 14,077,350 shares subject to possible redemption).
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties — COVID-19
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company and/or a target company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 9 — SUBSEQUENT EVENT — MERGER AGREEMENT AND RELATED ITEMS
Management has evaluated subsequent events occurring after the date of the financial statements but before the financial statements were available to be issued on May 14, 2021 to determine if there were any such events or transactions that require potential adjustment to or disclosure in the financial statements. The Company has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.
Merger Agreement
On March 5, 2021, NewHold Investment Corp., (“NewHold”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among NewHold, NHIC Sub Inc., a Delaware corporation and a wholly owned subsidiary of NewHold (“Merger Sub”), and Evolv Technologies, Inc. dba Evolv Technology, Inc., a Delaware corporation (“Evolv”). The Merger Agreement was subsequently amended on June 5, 2021. Pursuant to the terms of the Merger Agreement, a business combination between NewHold and Evolv has been effected through the merger of Merger Sub with and into Evolv, with Evolv surviving the merger as a wholly owned subsidiary of NewHold (the “Merger”). The Board of Directors of NewHold (the “Board”)

NEWHOLD INVESTMENT CORP.
Notes to Financial Statements
NOTE 9 — SUBSEQUENT EVENT — MERGER AGREEMENT AND RELATED ITEMS (continued)
has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of NewHold.
Evolv is engaged in the business of providing artificial intelligence touchless security screening. Evolv is based in Waltham, Massachusetts.
More complete information about the Merger Agreement and related Support Agreement, Amended and Restated Insider Letter Agreement, form of Subscription Agreement and Stockholder Agreement are filed with the Current Report on Form 8-K filed on March 8, 2021.

NEWHOLD INVESTMENT CORP.
CONDENSED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash	$579,000	$1,328,000
Prepaid expenses and other assets	193,000	184,000
Total current assets	772,000	1,512,000
Cash and investments held in trust account	172,598,000	172,579,000
Total assets	$173,370,000	$174,091,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,426,000	$677,000
Accrued franchise taxes	50,000	83,000
Total current liabilities	1,476,000	760,000
Other liabilities:
Warrant liability	24,165,000	21,519,000
Deferred underwriting compensation	6,038,000	6,038,000
Total liabilities	31,679,000	28,317,000
Common stock subject to possible redemption; 13,669,161 and 14,077,350 shares (at value of approximately $10.00 per share)	136,691,000	140,774,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 45,000,000 authorized shares; 3,580,839 and 3,172,650, respectively, at March 31, 2021 and December 31, 2020, issued and outstanding (excluding 13,669,161 and 14,077,350, respectively, subject to possible redemption at March 31, 2021 and December 31, 2020)	—	—
Class B common stock, $0.0001 par value, 5,000,000 authorized shares 4,312,500 shares issued and outstanding	—	—
Additional paid-in-capital	20,994,000	16,912,000
Retained earnings (accumulated deficit)	(15,994,000)	(11,912,000)
Total stockholders’ equity	5,000,000	5,000,000
Total liabilities and stockholders’ equity	$173,370,000	$174,091,000
See accompanying notes to condensed unaudited financial statements

NEWHOLD INVESTMENT CORP.
CONDENSED STATEMENTS OF OPERATIONS
	Three Months Ended March 31, 2021	For the Period From January 24, 2020 (date of inception) to March 31, 2020
	(unaudited)	(unaudited)
Revenues	$—	$—
General and administrative expenses	1,455,000	2,000
Loss from operations	(1,455,000)	(2,000)
Other income (expense) –
Income from Trust Account	19,000	—
Change in fair value of warrant liability	(2,646,000)	—
Income before provision for income tax	(4,082,000)	(2,000)
Provision for income tax	—	—
Net loss	$(4,082,000)	$(2,000)
Two Class Method for Per Share Information:
Weighted average Class A common shares outstanding – basic and diluted	17,250,000	—
Net income per Class A common share – basic and Diluted	$0.00	$0.00
Weighted average Class B common shares outstanding – basic and diluted	4,312,500	4,312,500
Net loss per Class B common share – basic and Diluted	$(0.95)	$(0.00)
See accompanying notes to condensed unaudited financial statements

NEWHOLD INVESTMENT CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the three months ended March 31, 2021 and for the period from January 24, 2020 (date of inception) to March 31, 2020
(unaudited)
For the three months ended March 31, 2021:
	Common Stock				Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A Shares	Amount	Class B Shares	Amount
Balances, December 31, 2020	3,172,650	$—	4,312,500	$—	$16,912,000	$(11,912,000)	$5,000,000
Change in Class A common stock subject to possible redemption	408,189	—	—	—	4,082,000	—	4,082,000
Net loss	—	—	—	—	—	(4,082,000)	(4,082,000)
Balances, March 31, 2021 (unaudited)	3,580,839	$—	4,312,500	$—	$20,994,000	$(15,994,000)	$5,000,000
For the period from January 24, 2020 (date of inception) to March 31, 2020:
	Common Stock				Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A Shares	Amount	Class B Shares	Amount
Balances, January 24, 2020, (date of inception)	—	$—	—	$—	$—	$—	$—
Sale of shares to Sponsor at $0.006 per share	—	—	4,312,500	—	25,000	—	25,000
Net loss	—	—	—	—	—	(2,000)	(2,000)
Balances, March 31, 2020 (unaudited)	—	$—	4,312,500	$—	$25,000	$(2,000)	$23,000
See accompanying notes to condensed unaudited financial statements

NEWHOLD INVESTMENT CORP.
CONDENSED STATEMENT OF CASH FLOWS
(unaudited)
	For the three months ended March 31, 2021	For the period from January 24, 2020 (date of inception) to March 31, 2020
Cash flows from operating activities:
Net loss	$(4,082,000)	(2,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income earned on the Trust Account	(19,000)	—
Change in fair value of warrant liability	2,646,000	—
Changes in operating assets and liabilities:
Increase in prepaid expenses and other assets	(9,000)	—
Increase in accounts payable and accrued liabilities	749,000	12,000
Increase in accrued income and franchise taxes and rounding	(34,000)	—
Net cash (used in) provided by operating activities	(749,000)	10,000
Cash flows from investing activities: Cash deposited in Trust Account	—	—
Cash flows from financing activities:
Proceeds from sale of stock to Sponsor	—	25,000
Proceeds from Note payable to Sponsor	—	7,000
Payment of offering costs	—	(42,000)
Net cash provided by financing activities	—	(10,000)
Net increase in cash	(749,000)	—
Cash at beginning of period	1,328,000	—
Cash at end of period	$579,000	$—
Supplemental disclosure of non-cash financing activities:
Offering costs included in accounts payable and accrued liabilities	$—	$10,000
Change in value of Class A common stock subject to redemption	$4,082,000	$—
See accompanying notes to condensed unaudited financial statements

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General:
NewHold Investment Corp. (the “Company”) was incorporated in Delaware on January 24, 2020 as NewHold Industrial Corp. and on February 14, 2020 changed its name to NewHold Investment Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from January 24, 2020 (date of inception) to March 31, 2021 relates to the Company’s formation and the initial public offering (“Public Offering”) described below, and subsequent to the Public Offering, searching for a potential business combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company expects to generate non-operating income in the form of interest income on the proceeds derived from the Public Offering.
All dollar amounts are rounded to the nearest thousand dollars.
Sponsor and Financing:
The Company’s sponsor is NewHold Industrial Technology Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on July 30, 2020. The Company intends to finance a Business Combination with proceeds from the $172,500,000 Public Offering (Note 4) and a $5,700,000 Private Placement (as defined in Note 4), net of expenses. Upon the closing of the Public Offering and the Private Placement, $172,500,000 was deposited in a trust account (the “Trust Account”).
The Trust Account:
The funds in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets and continuing general and administrative expenses.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay tax obligations and up to $250,000 per year for working capital purposes, if any, (less up to $100,000 of interest to pay dissolution expenses), none of the funds held in the Trust Account will be released until the earliest of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the ability of holders of the public shares to seek redemption in connection with our initial business combination or the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the Public Offering, August 4, 2022, or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of the Company’s public stockholders.

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
Business Combination:
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less deferred underwriting commissions and any taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released for working capital, or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released to the Company for working capital. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by the rules of the Nasdaq Capital Market. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of Class A and Class B common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released to the Company for working capital. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” In August 2020, the Company deposited an aggregate of $172,500,000 from the proceeds of the Public Offering, including the underwriters’ exercise of their overallotment option and the sale of $5,700,000 for the Private Placement Warrants, net of expenses.
The Company will have 24 months (until August 4, 2022) from the closing date of the Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares of Class A common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and amounts released for working capital (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)
redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within 24 months from the closing of the Public Offering.
In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Public Offering.
NOTE 2 — MERGER AGREEMENT
On March 5, 2021, NewHold Investment Corp., (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, NHIC Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Evolv Technologies, Inc. dba Evolv Technology, Inc., a Delaware corporation (“Evolv”). Pursuant to the terms of the Merger Agreement, a business combination between NewHold and Evolv has been effected through the merger of Merger Sub with and into Evolv, with Evolv surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The Board of Directors of the Company (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of The Company.
Evolv is engaged in the business of providing artificial intelligence touchless security screening. Evolv is based in Waltham, Massachusetts.
More complete information about the Merger Agreement and related Support Agreement, Amended and Restated Insider Letter Agreement, form of Subscription Agreement and Stockholder Agreement are filed with the Current Report on Form 8-K filed on March 8, 2021.
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The accompanying unaudited condensed interim financial statements of the Company are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the SEC and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2021, and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year.
The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s final prospectus dated July 28, 2020, as well as the Company’s Annual Report, Amendment #1 on Form 10-K/A filed with the SEC on May 14, 2021.

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents:
The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at March 31, 2021.
Deferred Offering Costs:
The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Costs incurred in connection with preparation for the Offering were approximately $9,986,000, including underwriters’ discount paid and deferred of approximately $9,488,000. Such costs were allocated among the equity and warrant liability components based on the relative fair value of the warrants and approximately $9,596,000 has been charged to equity for the equity components and approximately $390,000 has been charged to other expense for the warrant liability components upon completion of the Public Offering.
Redeemable Common Stock:
As discussed in Note 3, all of the 17,250,000 public shares sold as part of Units in the Public Offering contain a redemption feature which allows for the redemption of public shares if the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001 upon the closing of a Business Combination.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by adjustments to additional paid-in capital. Accordingly, at March 31, 2021 and December 31, 2020, 13,669,161 and 14,077,350, respectively, of the 17,250,000 public shares were classified outside of permanent equity.
Net Income (Loss) per Share
Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 14,325,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic loss per common share for the period.
The Company’s statement of operations includes a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the funds in the Trust Account, net of income tax expense and franchise tax expense, by the weighted average number of shares of Class A common stock outstanding since their original issuance. Net income (loss) per common share, basic and diluted, for shares of Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of shares of Class B common stock outstanding for the period. Net income (loss) available to each class of common stockholders is as follows for the three months ended March 31, 2021 and for the period from January 24, 2020 (date of inception) to March 31, 2020:
	Three months Ended March 31, 2021	For the Period From January 24, 2020 (date of inception) to March 31, 2020
Net income available to Class A common stockholders:
Interest income	$19,000	$—
Less: Income and franchise taxes	(19,000)	—
Net income attributable to Class A common stockholders	$—	$—
Net income available to Class B common stockholders:
Net loss	$(4,082,000)	$(2,000)
Less: amount attributable to Class A common stockholders	—	—
Net (loss) attributable to Class B common stockholders	$(4,082,000)	$(2,000)
Concentration of Credit Risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments:
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 820”), “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.
Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Income Taxes:
The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
The Company’s currently taxable income consists of interest income on the Trust Account net of taxes. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three months ended March 31, 2021 and the period from January 24, 2020 (date of inception) to March 31, 2020, the Company recorded income tax expense of approximately $-0- for both periods, respectively, related to interest income earned on the Trust Account net of taxes. The Company’s effective tax rate for the three months ended March 31, 2021 and the period from January 24, 2020 (date of inception) to March 31, 2020 was approximately -0 — %, for both periods which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible as well as business combination and warrant liability charges or credits which may not be deductible, and the low level of interest income. At March 31, 2021 and December 31, 2020, the Company has a deferred tax asset of approximately $550,000 and $200,000, respectively, primarily related to start-up and Business Combination costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and at fair value in each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. Costs associated with issuing the warrants accounted for as liabilities are charged to operations when the warrants are issued. The fair value of the public warrants and the private placement warrants were initially estimated using a Monte Carlo simulation approach. Following the separate trading of the Company’s common stock and public warrants, the private placement warrants fair values were estimated using a Black-Scholes-Merton approach.
Recent Accounting Pronouncements:
In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Subsequent Events:
Management has evaluated subsequent events to determine if events or transactions occurring after the date of the financial statements but before the financial statements were available to be issued require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.
NOTE 4 — PUBLIC OFFERING
In August 2020, the Company closed on the Public Offering, including the full exercise of the underwriters’ overallotment option, of an aggregate 17,250,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-half of one redeemable warrant (the “Warrants”). Each whole Warrant offered in the Public Offering is exercisable to purchase one share of our Class A common stock for $11.50 per share. Only whole Warrants may be exercised. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the Warrant holder. Each Warrant will become exercisable on the later of

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 4 — PUBLIC OFFERING (continued)
30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of a Warrant during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of Class A common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.
In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the Warrants and the Private Placement Warrants (as defined below) will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.
The Company paid an underwriting discount of 2.0% of the per Unit price to the underwriters at the closing of the Public Offering (an aggregate fee of $3,450,000 including the exercise of the underwriter’s overallotment option).
In addition, the Company expects to pay an underwriting commission of 3.5% of the per Unit price to the underwriters (an aggregate of approximately $6,038,000), which commission was deposited in the Trust Account at the closing of the Public Offering and will be released to the underwriters only upon and concurrently with completion of the Company’s initial Business Combination.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
In February 2020, the Sponsor purchased 4,312,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. In July 2020, the Sponsor transferred an aggregate of 867,500 founder shares, including to the following persons: (i) 32,500 founder shares to each of Marc Saiontz and Suzy Taherian, two of the Company’s independent director nominees, (ii) 35,000 founder shares to each of Neil Glat and Brian Mathis, two of the Company’s independent director nominees, (iii) 40,000 founder shares to Kathleen Harris, one of the Company’s independent director nominees, (iv) 50,000 founder shares to Thomas Sullivan, one of the Company’s independent director nominees, (v) 67,500 founder shares to Adam Deutsch, the Company’s Chief Financial Officer, (vi) 100,000 founder shares to Charlie Baynes-Reid, the Company’s Chief Operating Officer, (vii) 135,000 founder shares to each of Kevin Charlton and Charles Goldman, the Company’s Chief Executive Officer and director, respectively, and (viii) 200,000 founder shares to Nick Petruska, the Company’s special advisor; and (ii) the Sponsor forfeited 920,000 shares of Class B common stock and certain funds and accounts managed by Magnetar Financial LLC, UBS O’Connor LLC, and Mint Tower Capital Management B.V (collectively, the “Anchor Investor”) purchased 920,000 shares of Class B common stock from the Company for an aggregate purchase price of approximately $5,333, or approximately $0.006 per share resulting in the Company’s initial stockholders holding an

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 5 — RELATED PARTY TRANSACTIONS (continued)
aggregate of 4,312,500 Founder Shares. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.
The Company’s initial stockholders and Anchor Investors have agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Private Placement Warrants
The Sponsor and the Anchor Investors purchased from the Company an aggregate of 5,700,000 warrants at a price of $1.00 per warrant, a purchase price of $5,700,000 in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”), including the underwriters’ full exercise of their overallotment option. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or the Anchor Investors or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or the Anchor Investors or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Public Offering and have no net cash settlement provisions.
If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants issued to the Sponsor will expire worthless.
Registration Rights
The Company’s initial stockholders and the holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Public Offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the proposed registration rights agreement.
Related Party Loans
In February 2020, the Sponsor agreed to loan the Company an aggregate of $300,000 by drawdowns of not less than $10,000 each against the issuance of an unsecured promissory note (the “Note”) to cover

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 5 — RELATED PARTY TRANSACTIONS (continued)
expenses related to the Public Offering. The Note was non-interest bearing and payable promptly after the earlier of the date on which the Company consummates the Public Offering and the date on which the Company determines not to conduct the Public Offering. The Company drew down a total of approximately $47,000 under the Note, including approximately $3,000 for costs paid directly by the Sponsor. On August 4, 2020, the approximately $47,000 outstanding under the Note was fully repaid in connection with the closing of the IPO.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2021 and December 31, 2020, no Working Capital Loans were outstanding.
Administrative Support Agreement
The Company has agreed to pay $15,000 a month for office space, utilities and secretarial and administrative support to an affiliate of the Sponsor. Services commenced on the date the securities were first listed on the Nasdaq Capital Market and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. During the three months ended March 31, 2021, approximately $45,000 was included in general and administrative expenses for the administrative support fee.
NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT
The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
Upon the closing of the Public Offering and the Private Placement, a total of approximately $172,500,000 was deposited into the Trust Account. The proceeds in the Trust Account must be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.
At March 31, 2021 the proceeds of the Trust Account were invested primarily in U.S. government treasury bills maturing in May 2021 yielding interest of less than 0.1% per year. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying March 31, 2021 condensed balance sheet and adjusted for the amortization of discounts.

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT (continued)
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at March 31, 2021 consisted of U.S. government treasury bills and money market funds that invest only in U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:
Description	Carrying value at March 31, 2021	Gross Unrealized Holding Gains	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash and money market funds	$1,000	$—	$1,000
U.S. government treasury bills	172,597,000	4,000	172,601,000
Total	$172,598,000	$4,000	$172,602,000
NOTE 7 — ACCOUNTING FOR WARRANT LIABILITY
At March 31, 2021, there were 14,325,000 warrants outstanding including 8,625,000 Public Warrants and 5,700,000 Private Placement Warrants.
The Company accounts for its warrants outstanding consistent with the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Staff Statement”) issued on April 12, 2021 by the staff (the “Staff”) of the Division of Corporation Finance of the SEC. The following table presents information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	March 31, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$14,317,000	$14,317,000	$—	$—
Private Placement Warrants	9,848,000	—	—	9,848,000
Warrant liability at March 31, 2021	$24,165,000	14,317,000		$24,165,000
The following table presents information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$12,851,000	$—	$—	$12,851,000
Private Placement Warrants	$8,668,000	$—	$—	$8,668,000
Warrant liability at December 31, 2020	$21,519,000			$21,519,000

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 7 — ACCOUNTING FOR WARRANT LIABILITY (continued)
The Company utilizes a third party valuation consultant that uses a Black-Scholes-Merton approach to value the Private Placement Warrants for the reporting period ended March 31, 2021, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a Black-Scholes-Merton option pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The warrant liabilities are not subject to qualified hedge accounting.
There were no transfers between Levels 1, 2 or 3 during the period ended March 31, 2021.
The following table provides quantitative information regarding Level 3 fair value measurements:
	As of March 31, 2021	As of December 31, 2020
Private Warrants:
Term (in years)	5.0	5.0
Volatility – pre announcement	10.0%	10.0%
Volatility – post announcement	22%	30%
Risk-free rate	1.04%	0.469%
Fair value of warrants	$1.73	$1.52
Public Warrants:
Simulated warrant value		$1.49
Publicly-traded value		$1.49
The following table presents the changes in the fair value of warrant liabilities:
	Public	Private Placement	Warrant Liabilities
Fair value measurement on December 31, 2020	$12,851,000	$8,668,000	$21,519,000
Change in valuation inputs or other assumptions	1,466,000	1,180,000	2,646,000
Fair value as of March 31, 2021	$14,317,000	$9,848,000	$24,165,000
NOTE 8 — STOCKHOLDERS’ EQUITY
Common Stock
The authorized common stock of the Company is 50,000,000 shares, including 45,000,000 shares of Class A common stock, par value, $0.0001, and 5,000,000 shares of Class B common stock, par value, $0.0001. The Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s Class A and Class B common stock vote together as a single class and are entitled to one vote for each share of Class A and Class B common stock they own. At March 31, 2021 and December 31, 2020,

NEWHOLD INVESTMENT CORP.
Notes to Condensed Financial Statements
(unaudited)
NOTE 8 — STOCKHOLDERS’ EQUITY (continued)
there were 4,312,500 shares of Class B common stock issued and outstanding at both dates and there were 3,580,839 and 3,172,650 shares, respectively, of Class A common stock issued and outstanding (excluding 13,669,161 and 14,077,350 shares, respectively, subject to possible redemption).
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
NOTE 9 — COMMITMENTS AND CONTINGENCIES
Business Combination Costs
In connection with identifying an initial Business Combination candidate and negotiating an initial Business Combination, the Company has entered into and expects to enter into additional engagement letters or agreements with various consultants, advisors, professionals and others. The services under these engagement letters and agreements are material in amount and in some instances include contingent or success fees. Contingent or success fees (but not deferred underwriting compensation) would be charged to operations in the quarter that an initial Business Combination is consummated. In most instances (except with respect to our independent registered public accounting firm), these engagement letters and agreements are expected to specifically provide that such counterparties waive their rights to seek repayment from the funds in the Trust Account.
Risks and Uncertainties — COVID-19
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company and/or a target company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Evolv Technologies, Inc.:
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Evolv Technologies, Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, of convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations, has cash outflows from operating activities and will require additional capital to finance its future operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 2, 2021, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is May 14, 2021
We have served as the Company’s auditor since 2015.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$4,704	$17,341
Accounts receivable, net	1,401	984
Inventory	2,742	1,357
Current portion of commission asset	562	100
Prepaid expenses and other current assets	900	525
Total current assets	10,309	20,307
Commission asset, noncurrent	1,730	407
Property and equipment, net	9,316	3,686
Total assets	$21,355	$24,400
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,437	$2,522
Accrued expenses and other current liabilities	3,728	1,582
Current portion of deferred revenue	3,717	1,547
Current portion of deferred rent	11	34
Current portion of financing obligation	227	227
Current portion of long-term debt	—	3,419
Total current liabilities	12,120	9,331
Deferred revenue, noncurrent	480	309
Derivative liability	1,000	—
Deferred rent, noncurrent	—	11
Financing obligation, noncurrent	132	376
Long-term debt, noncurrent	16,432	—
Total liabilities	30,164	10,027
Commitments and contingencies (Note 15)
Convertible preferred stock; (Series A,A-1, B, and B-1), $0.001 par value; 207,390,039 shares and 201,898,140 shares authorized at December 31, 2020 and 2019, respectively; 204,703,793 shares and 196,217,618 shares issued and outstanding at December 31, 2020 and 2019 respectively; liquidation preference of $77,100 at December 31, 2020	75,877	72,883
Stockholders’ deficit:
Common stock, $0.001 par value; 305,491,899 and 300,000,000 shares authorized at December 31, 2020 and 2019, respectively; 26,045,532 and 22,809,158 shares issued and outstanding at December 31, 2020 and 2019, respectively	26	23
Additional paid-in capital	9,169	7,956
Accumulated deficit	(93,881)	(66,489)
Stockholders’ deficit	(84,686)	(58,510)
Total liabilities, convertible preferred stock and stockholders’ deficit	$21,355	$24,400
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
	Year Ended December 31,
	2020	2019
Revenue:
Product revenue	$1,279	$4,192
Subscription revenue	2,637	1,096
Service revenue	869	558
Total revenue	4,785	5,846
Cost of revenues:
Cost of product revenue	1,177	4,246
Cost of subscription revenue	1,824	530
Cost of service revenue	495	518
Total cost of revenue	3,496	5,294
Gross profit	1,289	552
Operating expenses:
Research and development	15,710	8,496
Sales and marketing	7,365	6,589
General and administrative	5,110	3,866
Total operating expenses	28,185	18,951
Loss from operations	(26,896)	(18,399)
Other expense:
Interest expense	(430)	(779)
Loss on extinguishment of debt	(66)	(679)
Total other expense	(496)	(1,458)
Net loss and comprehensive loss attributable to common stockholders – basic and diluted	$(27,392)	$(19,857)
Net loss per share attributable to common stockholders – basic and diluted	$(1.16)	$(0.88)
Weighted average common shares outstanding – basic and diluted	23,625,483	22,655,763
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
(In thousands, except share amounts)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2018	114,375,397	$43,441	22,499,825	$23	$8,145	$(46,632)	$(38,464)
Adoption of ASU 2018-07 and ASU 2019-08 (Note 1)		484			(484)		(484)
Issuance of Series B-1 convertible preferred stock, net of issuance costs of $938	63,785,925	22,363	—	—	—	—	—
Conversion of convertible note into Series B-1 convertible preferred stock	18,056,296	6,595	—	—	—	—	—
Issuance of warrants to purchase common stock	—	—	—	—	3	—	3
Issuance of common stock upon exercise of stock options	—	—	309,333	0	28	—	28
Stock-based compensation expense	—	—	—	—	264	—	264
Net loss	—	—	—	—	—	(19,857)	(19,857)
Balances at December 31, 2019	196,217,618	72,883	22,809,158	23	7,956	(66,489)	(58,510)
Issuance of Series B-1 convertible preferred stock, net of issuance costs of $105	8,486,175	2,994	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	3,236,374	3	439	—	442
Issuance of warrants to purchase common stock	—	—	—	—	112	—	112
Stock-based compensation expense	—	—	—	—	662	—	662
Net loss	—	—	—	—	(27,392)	(27,392)
Balances at December 31, 2020	204,703,793	$75,877	26,045,532	$26	$9,169	$(93,881)	$(84,686)
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(27,392)	$(19,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,065	535
Stock-based compensation	662	264
Noncash interest expense	25	498
Loss on extinguishment of debt	66	679
Provision recorded for allowance for doubtful accounts	47	16
Provision recorded for warranty accrual	(14)	55
Changes in operating assets and liabilities
Accounts receivable	(464)	(706)
Inventory	(1,471)	229
Commission assets	(1,785)	(507)
Prepaid expenses and other current assets	(375)	1,259
Accounts payable	1,915	(144)
Deferred revenue	2,341	1,372
Deferred rent	(34)	(26)
Accrued expenses and other current liabilities	2,160	1,155
Net cash used in operating activities	(23,254)	(15,178)
Cash flows from investing activities:
Purchases of property and equipment	(6,609)	(731)
Net cash used in investing activities	(6,609)	(731)
Cash flows from financing activities:
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	2,994	22,366
Proceeds from exercise of stock options	442	28
Proceeds from financing obligations	—	723
Proceeds from long-term debt, net of issuance costs	22,438	5,497
Repayment of financing obligations	(244)	(120)
Repayment of principal on long-term debt	(8,404)	(706)
Net cash provided by financing activities	17,226	27,788
Net increase (decrease) in cash and cash equivalents	(12,637)	11,879
Cash and cash equivalents
Cash and cash equivalents at beginning of period	17,341	5,462
Cash and cash equivalents at end of period	$4,704	$17,341
Supplemental disclosure of cash flow information
Cash paid for interest	$405	$281
Cash paid for income taxes	$—	$2
Supplemental disclosure of non-cash activities
Issuance of Series B1 convertible preferred stock for the conversion of convertible notes	$—	$6,595
Issuance of equity classified warrants	$112	$3
Transfers of inventory to property and equipment	$86	$1,879
Issuance of a nonrecourse promissory note with officer	$350	$—
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.   Nature of the Business and Basis of Presentation
Evolv Technologies, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on July 8, 2013. The Company is the global leader in AI-based touchless security screening. The Company’s mission is to make the world a safer and more enjoyable place to live, work, learn, and play. The Company is democratizing security by making it seamless for gathering spaces to address the chronic epidemic of mass shootings and terrorist attacks in a cost-effective manner while improving the visitor experience. The Company is headquartered in Waltham, Massachusetts.
Proposed Merger
In March 2021, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with NewHold Investment Corp., a publicly-traded Delaware corporation (“NHIC”) and NHIC Sub Inc., a Delaware corporation and wholly-owned subsidiary of NHIC (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Merger Sub. The merger transactions are collectively referred to herein as the “Business Combination”. The Merger Agreement was approved by the members of the board of directors of the Company (the “Board”) and the Board resolved to recommend approval of the Merger Agreement to the Company’s shareholders. The Company has concluded that the transaction represents a business combination pursuant to FASB ASC Topic 805, Business Combinations. The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting, NHIC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Company’s stockholders are expected to have a majority of the voting power of the combined company, the Company will comprise all of the ongoing operations of the combined entity, the Company will comprise a majority of the governing body of the combined company, and the Company’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the Company issuing shares for the net assets of NHIC, accompanied by a recapitalization. The net assets of NHIC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of the Company.
Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s convertible preferred stock “Preferred Stock” issued and outstanding immediately prior to the Effective Time shall be converted into a share of the Company’s common stock, the Company’s outstanding convertible debt immediately prior to the Effective Time shall be converted into the Company’s common stock and each of the Company’s warrants to purchase the Company’s capital stock issued and outstanding immediately prior to the Effective Time will be forced to settle the warrants through either a cash or a cashless exercise for the Company’s common stock with the exception of the unvested portion of certain warrants issued to a holder on January 13, 2021 and will become warrants exercisable for shares of Merger Sub common stock. After conversion of Preferred Stock, conversion of the convertible notes and the forced settlement of the warrants, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.382 newly issued shares of Merger Sub common stock which is the Exchange Ratio that was initially estimated as of the date of the execution of the Merger Agreement. At the Effective Time, each option to purchase the Company’s common stock became an option, respectively, to purchase shares of Merger Sub common stock, subject to adjustment in accordance with the Exchange Ratio. The transaction is expected to close by the middle of 2021. If mutual closing conditions are not satisfied, the Company and NHIC will not be obligated to complete the Merger.
Risks and uncertainties
The Company is subject to risks and uncertainties common to early stage companies in the human security industry including, but not limited to, the successful development, commercialization, marketing

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.   Nature of the Business and Basis of Presentation (continued)
and sale of existing and new products, fluctuations in operating results and financial risks, protection of proprietary knowledge and patent risks, dependence on key personnel, competition, technological risks, customer demand and management of growth. Potential risks and uncertainties also include, without limitation, uncertainties regarding the duration and magnitude of the impact of the COVID-19 pandemic on the Company’s business and the economy in general.
In March 2020, the World Health Organization declared the global novel coronavirus disease 2019 (“COVID-19”) outbreak a pandemic. The impact of this pandemic has been and will likely continue to be extensive in many aspects of society, which has resulted in and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. The Company cannot at this time predict the ultimate extent, duration, or full impact that the COVID-19 pandemic will have on its future financial condition and operations. The impact of the COVID-19 coronavirus outbreak on the Company’s financial performance will depend on future developments, including the duration and spread of the pandemic and related governmental advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected.
Future impacts to the Company’s business as a result of COVID-19 could include disruptions to the Company’s revenue caused by closures of customer operations, manufacturing operations and supply chain caused by facility closures, reductions in operating hours, staggered shifts and other social distancing efforts; labor shortages; decreased productivity and unavailability of materials or components; limitations on its employees’ and customers’ ability to travel, and delays in shipments to and from affected countries and within the United States. While the Company maintains an inventory of finished products and raw materials used in its products, a prolonged pandemic could lead to shortages in the raw materials necessary to manufacture its products.
Basis of presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiary in the United Kingdom, Evolv Technologies UK Ltd. All intercompany accounts and transactions have been eliminated in consolidation. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Revision of Prior Period Financial Statements
During the year ended December 31, 2020, an error was identified by the Company related to the preferred stock warrant classification in prior periods. Specifically, the Company had misclassified these warrants for the purchase of shares of its preferred stock as equity for the period from September 2016 through December 2018 when these warrants should have been liability classified and changes to fair value recorded in the Statement of Operations, therefore retained earnings were understated for changes in fair value of the warrant over that period of time of liability classification. Upon the modified retrospective adoption of ASU No. 2018-07 Compensation- Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting and ASU No. 2019-08 Codification Improvements-Share-Based Consideration Payable to a Customer, on January 1, 2019, the warrants were classified within temporary equity. The Company concluded that the impacts of the error were not material to the consolidated financial statements as of and for the year ended December 31, 2020 and 2019. While not material, the Company has elected to revise the previously issued consolidated financial statements as of and for the year

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.   Nature of the Business and Basis of Presentation (continued)
ended December 31, 2020 and 2019 for the impacts of the error. In addition, the applicable notes to the accompanying financial statements have also been revised to correct for these misstatements.
The following table reflects the impacts of the error on the consolidated financial statements (in thousands):
	As of December 31, 2020			As of December 31, 2019
	As previously reported	Adjustment	As revised	As previously reported	Adjustment	As revised
Convertible preferred stock	$75,393	$484	$75,877	$72,399	$484	$72,883
Additional paid-in capital	$9,921	$(752)	$9,169	$8,708	$(752)	$7,956
Accumulated deficit	$(94,149)	$268	$(93,881)	$(66,757)	$268	$(66,489)
Stockholders’ deficit	$(84,202)	$(484)	$(84,686)	$(58,026)	$(484)	$(58,510)
Going Concern
The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.
Through December 31, 2020, the Company has funded its operations primarily with proceeds from the sales of its convertible preferred stock, issuance of convertible notes, issuance of term loans and funds available under the line of credit. The Company has incurred recurring losses and cash outflows from operating activities since its inception, including net losses of $27.4 million and $19.9 million and cash outflows from operating activities of $23.3 million and $15.2 million for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, the Company had an accumulated deficit of $93.9 million. The Company expects to continue to generate significant operating losses for the foreseeable future.
The Company is seeking to complete a plan of merger with NHIC. In the event the Company does not complete the merger, the Company expects to seek additional funding through private equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. The Company may not be able to obtain financing on acceptable terms, or at all. The terms of any financing may adversely affect the holdings or the rights of the Company’s shareholders. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.
Based on its recurring losses from operations incurred since inception, expectation of continuing operating losses for the foreseeable future, and the need to raise additional capital to finance its future operations and debt service payments, as of April 2, 2021, the issuance date of the consolidated financial statements for the year ended December 31, 2020, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued.
The accompanying consolidated financial statements do not include any adjustments that might result from any failure to successfully consummate the business combination, or the Company’s inability to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
2.   Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include but are not limited to calculating the standalone selling price for revenue recognition, the valuation of inventory, the valuation of derivative liability, the valuation of common stock and stock-based awards, and the valuation of the preferred stock warrant liability. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.
Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition, including revenues and expenses, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19. We have made estimates of the impact of COVID-19 within our consolidated financial statements and there may be changes to those estimates in future periods. These estimates may change, as new events occur, and additional information is obtained. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.
Risk of Concentrations of Credit, Significant Customers and Significant Suppliers
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable, net. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company maintains its cash and cash equivalents with financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on such accounts and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
Significant customers are those which represent more than 10% of the Company’s total revenue or accounts receivable, net balance at each respective balance sheet date. For the year ended December 31, 2020, one customer represented greater than 10% of the Company’s total revenue. For the year ended December 31, 2019, three customers each represented greater than 10% of the Company’s total revenue. The following table presents customers that represent 10% or more of the Company’s total revenue:
	Year ended December 31,
	2020	2019
Customer A	10.7%	—
Customer B	—	26.6%
Customer C	—	21.7%
Customer D	—	11.2%
	10.7%	59.5%
As of December 31, 2020, two customers each represented greater than 10% of the Company’s accounts receivable, net balance. As of December 31, 2019, two customers each represented greater than 10% of the Company’s accounts receivable, net balance. The following table presents customers that represent 10% or more of the Company’s accounts receivable, net:

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
	December 31,
	2020	2019
Customer C		56.3%
Customer E	23.8%
Customer F	23.4%
Customer G		21.9%
	47.2%	78.2%
The Company relies on third parties for the supply and manufacture of its products as well as third-party logistics providers. In instances where these parties fail to perform their obligations, the Company may be unable to find alternative suppliers to satisfactorily deliver its products to its customers on time, if at all, which could have a material adverse effect on the Company’s operating results, financial condition and cash flows and damage its customer relationships.
Debt Issuance Costs
The Company capitalizes certain legal, accounting, and other third-party fees that are directly associated with the issuance of debt as debt issuance costs. Debt issuance costs are recorded as a direct reduction of the carrying amount of the associated debt on the consolidated balance sheet and amortized as interest expense on the consolidated statement of operations and comprehensive loss using the effective interest method. As of December 31, 2020, and 2019, debt issuance costs totaled $0.1 million and $0.0 million and were recorded as a reduction in the carrying amount of long term debt in the consolidated balance sheets. During the year ended December 31, 2020 and 2019, the Company recorded less than $0.1 million and $0.0 million in amortization of the debt issuance costs recorded within interest expense in the consolidated statement of operations.
Cash Equivalents
The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents that are readily convertible to cash are stated at cost, which approximates fair value. As of December 31, 2020 and 2019, the Company did not hold cash in banks located outside of the U.S.
Accounts Receivable, net
Accounts receivable are customer obligations that are unconditional. Accounts receivable are presented net of an allowance for doubtful accounts, which represents an estimate of amounts that may not be collectible. The Company performs ongoing credit evaluations of its customers and, if necessary, provides an allowance for doubtful accounts and expected losses. The Company writes off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues collection of the receivable. The Company does not have any off-balance-sheet credit exposure related to customers. As of December 31, 2020 and 2019, the Company recorded an allowance for doubtful accounts of $0.1 million and less than $0.1 million, respectively. The Company did not write off any accounts receivable balances in the during the years ended December 31, 2020 or 2019.
Inventory
Inventory is stated at the lower of cost or net realizable value with cost being determined using the first-in, first-out method. The Company regularly reviews inventory quantities on-hand for excess and obsolete inventory and, when circumstances indicate, records charges to write down inventories to their

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
estimated net realizable value, after evaluating historical sales, future demand, market conditions and expected product life cycles. Such charges are classified as product cost of revenues in the consolidated statement of operations. Any write-down of inventory to net realizable value creates a new cost basis.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:
Estimated Useful Life
Computers and telecommunications equipment	3 years
Lab equipment	5 years
Software	4 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of remaining lease term or useful life
Leased equipment	7 years
Estimated useful lives are periodically assessed to determine if changes are appropriate. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or its estimated economic useful life. Lease terms are used based upon the initial lease agreement and do not consider potential renewals or extensions until such time that the renewals or extensions are contracted. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the consolidated balance sheet and any resulting gains or losses are included in the consolidated statement of operations in the period of disposal. Costs for capital assets not yet placed into service are capitalized as construction-in-progress and depreciated once placed into service.
Our leases generally are 48 months. The Company’s subscription contracts are classified as operating leases because title does not transfer and they do not meet any of the other criteria per ASC 840. To date, the Company has not had any subscription arrangements come up for renewal and will reassess the classification of any such leases upon renewal.
We evaluate leased equipment for obsolescence and impairment whenever circumstances indicate that the carrying value of such equipment is not recoverable by considering any (1) reduced demand in the markets in which we operate, (2) technological obsolescence due to developments of new products and improvements, or (3) changes in economic or other events and conditions that impact the market price for our products. Based on our evaluations at December 31, 2019 and December 31, 2020, we did not recognize a reserve for obsolescence for leased equipment.
Impairment of Long-Lived Assets
Long-lived assets consist of property and equipment. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized in loss from operations when estimated undiscounted future cash flows expected to result from the use of an

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
asset group are less than its carrying amount. The impairment loss is based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows. The Company did not record any impairment losses on long-lived assets during the years ended December 31, 2020 or 2019.
Fair Value Measurements of Financial Instruments
Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents, derivative liability and its common stock warrant liability are carried at fair value, determined according to the fair value hierarchy described above (see Note 3). The carrying values of the Company’s accounts receivable, net, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities. The carrying value of the Company’s long-term debt approximates its fair value (a level 2 measurement) at each balance sheet date due to its variable interest rate, which approximates a market interest rate.
Embedded Derivative Liability
In August through September 2019 and in September 2020, the Company issued convertible notes to several investors (see Note 7) that provided a conversion option whereby upon the closing of a specified financing event the notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 85% and 80%, respectively, of the price per share of the securities paid by the other investors. This conversion option was determined to be an embedded derivative that was required to be bifurcated and accounted for separately from the notes. The derivative liability was initially recorded at fair value upon issuance of the notes and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability are recognized in the consolidated statements of operations and comprehensive loss. In October 2019, the specified financing event was consummated, as such the notes issued August through September 2019 were converted into shares of Series B-1 Preferred Stock (see Note 8), and the derivative liability was extinguished. The derivative liability related to the 2020 convertible note is outstanding as of December 31, 2020 and is included as a derivative liability in the consolidated balance sheets (see Note 7).
Product Warranties
The Company generally provides a one to two-year limited assurance warranty on products sales, which is included in the selling price. Product warranties provide assurance that the Company’s product

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
functions in accordance with agreed upon specifications. Warranties cover repairs and replacements when the product does not function in accordance with agreed upon specifications. The standard assurance warranty does not cover, and no warranty is provided for parts which by their nature are normally required to be replaced periodically. The accrued warranty cost is based on estimated material, labor, and other costs that the Company expects to incur to fulfill the warranty obligation. Estimates are primarily based on historical information, current cost data, and future forecast. The Company periodically assesses the adequacy of the warranty accrual and adjusts the amount as necessary. If the historical data used to calculate the adequacy of the warranty accrual are not indicative of future requirements, an additional or reduced warranty accrual may be required. As of December 31, 2020 and 2019, the Company recorded a warranty accrual of less than $0.1 million and $0.1 million which is included within accrued expenses and other current liabilities in the consolidated balance sheets.
The Company additionally offers extended warranty services or preventative maintenance plans which are separately priced and which are accounted for as an additional performance obligation and recognized ratably over the period the services are provided.
Classification of Convertible Preferred Stock
The holders of Series A, Series A-1, Series B and Series B-1 convertible preferred stock have certain liquidation rights in the event of a deemed liquidation event that, in certain situations, is not solely within the control of the Company and would call for the redemption of the then outstanding Series A, Series A-1, Series B and Series B-1 convertible preferred stock (see Note 8). Therefore, the Series A, Series A-1, Series B and Series B-1 convertible preferred stock are classified outside of stockholders’ deficit on the consolidated balance sheets.
Warrant Liability
The Company classifies certain warrants for the purchase of shares of its common stock (see Note 9) as a liability on its consolidated balance sheets as these warrants are freestanding financial instruments that may require the Company to adjust the exercise price and number of shares that is not consistent with a fixed-for-fixed option pricing model. The warrant liability is initially recorded at fair value on the issuance date of each warrant and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liability are recognized as a component of other income (expense) in the consolidated statements of operations and comprehensive loss. Changes in the fair value of the warrant liability will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.
Equity Classified Preferred Stock Warrants
The Company classifies warrants for the purchase of shares of its preferred stock (see Note 9) as temporary equity on its consolidated balance sheets. In connection with a customer development agreement, the Company issued warrants to a customer to purchase shares of its Series A-1 Preferred Stock. Upon adoption of ASU No. 2018-07 and ASU No. 2019-08 on January 1, 2019, any liability classified warrants issued to non-employees for goods or services were modified to temporary equity classification.
Equity Classified Common Stock Warrants
The Company classifies certain warrants for the purchase of shares of its common stock (see Note 9) as equity on its consolidated balance sheets as these warrants are considered to meet the derivative scope exception for freestanding equity contracts. For these warrants that are classified on the Company’s consolidated balance sheets as equity instruments, the Company uses the Black-Scholes model to measure the value of the warrants at issuance.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
Segment Information
The Company determined that it has one operating segment after considering the Company’s organizational structure and the information regularly reviewed and evaluated by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company has determined that its CODM is collectively the Chief Executive Officer, Head of Corporate Development and Founder, Head of Advanced Technology and Founder, Chief Financial Officer and Chief Revenue Officer. The CODM reviews the financial information on a consolidated basis for purposes of evaluating financial performance and allocating resources. On the basis of these factors, the Company determined that it operates and manages its business as one operating segment, that develops, manufactures, markets and sells security screening products and specific services, and accordingly has one reportable segment for financial reporting purposes.
Revenue Recognition
The Company recognizes revenue in accordance with ASC 606. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In order to achieve this core principle, the Company applies the following five steps when recording revenue: (1) identify the contract, or contracts, with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when, or as, performance obligations are satisfied.
The Company derives revenue from (1) subscription arrangements accounted for as operating leases under ASC 840 and (2) from the sale of products, inclusive of maintenance and services. The Company’s arrangements are generally noncancelable and nonrefundable after ownership passes to the customer. Revenue is recognized net of sales tax.
Product Revenue
The Company derives revenue from the sale of its Express and Edge equipment and related add-on accessories to customers. Revenue is recognized when control of the product has transferred to the customer. Transfer of control occurs when the Company has transferred title and risk of loss and has a present right to payment for the equipment, which is generally upon delivery as the Company’s normal terms of sale are freight on board destination. Products are predominately sold with distinct services, which are described in the services section below.
Subscription Revenue
In addition to selling its products directly to customers, the Company also leases Express and Edge equipment. These arrangements convey the right to use the equipment for a period of time in exchange for consideration and therefore are accounted for under ASC 840 due to the scope exception of ASC 606-10-15-2. Lease terms are typically four years and customers pay quarterly or annual fixed payments for the lease and maintenance elements over the contractual lease term. In accordance with ASC 840, Leases, we consider only the fixed payments for purposes of allocating between the lease and non-lease deliverables on a relative fair value basis. Equipment leases are generally classified as operating leases as they do not meet any of the capital lease criteria per ASC 840.
Generally, lease arrangements include both lease and non-lease components. The non-lease components relate to (i) distinct services, such as installation, training and maintenance, and (ii) any add-on accessories. Installation and training are included in service revenue as described below, and add-on accessories are included in product revenue as described above. Because the equipment and maintenance components of a subscription arrangement are recognized as revenue over the same time period and in the same pattern and

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
because revenue allocated to maintenance components is not material, the equipment lease and maintenance performance obligations are classified as a single category of subscription revenue in the consolidated statements of operations.
As leases with customers are classified as operating leases, lease revenue is recognized ratably over the duration of the lease. There are no contingent lease payments as a part of these arrangements.
Services Revenue
The Company provides installation, training and maintenance services for its products. Revenue for installation and training is recognized upon transfer of control of these services, which are normally rendered over a short duration. Maintenance consists of technical support, bug fixes, and when-and-if-available threat updates. Maintenance revenue is recognized ratably over the period of the arrangement. The Company sells separately priced extended or nonstandard warranty services and preventative maintenance plans, which are recognized ratably over the associated service period.
Revenue from Distributors
A portion of the Company’s revenue is also generated by sales in conjunction with its distributors. When the Company transacts with a distributor, its contractual arrangement is with the distributor and not with the end-use customer. In these transactions, the distributor is considered the customer; the Company has discretion over the pricing to the distributor and maintains overall control of the inventory and sales process to the distributor. Revenue is recognized upon delivery to the distributors. Right of return does not generally exist. Whether the Company transacts with a distributor and receives the order from a distributor or directly from an end-use customer, its revenue recognition policy and resulting pattern of revenue recognition is the same (upon delivery).
Transaction Price
The transaction price is the amount of consideration that the Company expects to be entitled for providing goods and services under a contract. It includes not only fixed consideration, such as the stated amount in a contract, but also several other types of variable consideration or adjustments (generally discounts or incentives which are included as a part of the standalone selling price (“SSP”) estimation process). The Company provides discounts to customers which reduces the transaction price. From time-to-time, the Company may offer customers the option to purchase additional goods and services at a fixed price. In these limited circumstances, the Company assesses whether these offers constitute a material right, and if so, the Company would account for the material right as a separate performance obligation. Other types of variable consideration are not considered significant. The Company does not normally provide for rights of returns to customers on product sales and, therefore, does not record a provision for returns.
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct product or service to a customer that is both capable of being distinct, whereby the customer can benefit from the product or service either on its own or together with other resources that are readily available, and is distinct in the context of the contract, whereby the transfer of the product or service is separately identifiable from other promises in the contract. For both Express and Edge units, equipment is sold or leased with embedded software, which is considered a single performance obligation. Maintenance, which includes future updates, security threat updates, and minor bug fixes on a when-and-if available basis, is considered a single performance obligation. As a part of reported subscription sales, certain non-lease components, such as maintenance, are included within the subscription revenue amount. The Company sells separately priced extended or nonstandard warranty services and preventative maintenance plans, which are accounted for as separate performance obligations. Installation and training are considered separate performance obligations and are included within services revenue. Any add-on accessories are also considered separate performance obligations.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
Payment terms
Payment terms for customer orders are typically 30 days after the shipment or delivery of the product. For certain products, services and customer types, the Company requires payment before the products or services are delivered to, or performed for, the customer. Generally, the Company’s contracts do not contain a significant financing component.
Multiple Performance Obligations within an Arrangement
The Company’s contracts may include multiple performance obligations when customers purchase a combination of products and services. When the Company’s customer arrangements have multiple performance obligations that contain a lease for Express or Edge equipment for the customer’s use at its site as well as distinct services that are delivered simultaneously, the Company allocates the arrangement consideration between the lease deliverables and non-lease deliverables based on the relative estimated SSP of each distinct performance obligation. For multiple performance obligation arrangements that do not contain a lease, the Company allocates the contract’s transaction price to each performance obligation on a relative SSP basis. The Company determines SSP based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, the Company estimates the SSP taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligation.
Remaining Performance Obligations
ASC 606 requires that the Company disclose the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied as of December 31, 2020. The following table includes estimated revenues expected to be recognized in the future related to performance obligations that are unsatisfied (or partially satisfied) as of December 31, 2020. Note that with respect to ASC 840, Subscription revenue includes maintenance in addition to the operating lease components of these transactions (in thousands).
	Less than 1 year	Greater than 1 year	Total
Product revenue	—	—	—
Subscription revenue	3,636	7,123	10,759
Service revenue	—	—	—
Maintenance revenue	341	744	1,085
Total revenue	$3,977	$7,867	$11,844
The amount of minimum future leases is based on expected income recognition. As of December 31, 2020, future minimum payments on noncancelable leases are as follows (in thousands):
Year Ending December 31:
2021	$3,636
2022	3,241
2023	2,528
2024	1,254
2025	40
Thereafter	60
$10,759

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
Contract Balances from Contracts with Customers
Contract assets arise from unbilled amounts in customer arrangements when revenue recognized exceeds the amount billed to the customer and the Company’s right to payment is conditional and not only subject to the passage of time. As of December 31, 2020 and 2019, the Company had zero contract assets included within prepaid expenses and other current assets on the consolidated balance sheet.
Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which it has received consideration (or the amount is due) from the customer. The Company has a contract liability related to service revenue, which consists of amounts that have been invoiced but that have not been recognized as revenue. Amounts expected to be recognized as revenue within 12 months of the balance sheet date are classified as current deferred revenue and amounts expected to be recognized as revenue beyond 12 months of the balance sheet date are classified as noncurrent deferred revenue. The Company recognized $1.0 million in 2020 of revenue that was previously included in the 2019 deferred revenue balance. The Company recognized $0.2 million in 2019 of revenue that was previously included in the 2018 deferred revenue balance. The following table provides a rollforward of deferred revenue (in thousands):
Contract Liabilities
Balance at December 31, 2018	$484
Revenue recognized	(2,450)
Revenue deferred	3,822
Balance at December 31, 2019	1,856
Revenue recognized	(4,629)
Revenue deferred	6,970
Balance at December 31, 2020	$4,197
Disaggregated Revenue
The following table presents the Company’s revenue by revenue stream (in thousands):
	Year ended December 31,
	2020	2019
Product revenue	1,279	4,192
Subscription revenue(1)	2,637	1,096
Service revenue	350	136
Maintenance revenue	519	422
Total revenue	$4,785	$5,846

(1)
Subscription revenue is inclusive of $0.6 million and $0.3 million of maintenance revenue in 2020 and 2019, respectively, determined based on a relative fair value allocation as prescribed by ASC 606.

Contract Acquisition Costs
The Company incurs and pays commissions on product sales. The Company applies the practical expedient for contracts less than one year to expense the costs in the period in which they were incurred. Commissions on product sales and services are expensed in the period in which the sale occurs and the services are provided. Commissions on subscription arrangements and maintenance are expensed ratably over the life of the contract. The Company had a deferred asset related to commissions of $0.5 million at December 31,

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
2019 and a deferred asset of $2.3 million at December 31, 2020. The increase in deferred assets is due to an increase of subscription revenue in 2019 and 2020 for which the related revenue and commissions are recognized over the contract term. The Company amortized commissions of $0.1 million during 2020 which related to 2019.
Shipping and Handling Fees
Shipping and handling fees billed to customers for product shipments are recorded in revenue in the consolidated statements of operations and comprehensive loss. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of revenue in the consolidated statements of operations and comprehensive loss.
Cost of Revenue
The Company recognizes cost of revenue in the same manner that the related revenue is recognized.
Cost of Product Revenue
Cost of revenue related to product revenue consists primarily of costs paid to third party manufacturers, labor costs, and shipping costs.
Cost of Subscription Revenue
Cost of revenue related to subscription revenue consists primarily of labor costs, shipping costs, and depreciation related to leased units.
Cost of Services Revenue
Cost of revenue related to services revenue consists primarily of labor, spare parts, shipping costs, and field service repair costs. Cost of revenue related to maintenance revenue consists primarily of labor, spare parts, shipping costs, field service repair costs, equipment, and supplies.
A provision for the estimated cost related to warranty is recorded to cost of revenue at the time revenue is recognized as necessary. The accrued warranty cost is based on estimated material, labor, and other costs that the Company expects to incur to fulfill the warranty obligations. Estimates are primarily based on historical information, current cost data, and future forecast. The Company periodically assesses the adequacy of the warranty accrual and adjusts the amount as necessary. If the historical data used to calculate the adequacy of the warranty accrual are not indicative of future requirements, an additional or reduced warranty accrual may be required. As of December 31, 2020 and 2019, the Company recorded a warranty accrual of less than $0.1 million and $0.1 million which is included within accrued expenses and other current liabilities in the consolidated balance sheets.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses consist of costs incurred in performing research and development activities and include costs for salaries and bonuses, employee benefits, prototypes, design expenses, consulting and contractor costs and an allocated portion of overhead costs.
Advertising Costs
Advertising costs are expensed as incurred and are included in sales and marketing expense in the consolidated statements of operations and comprehensive loss. Advertising costs were less than $0.1 million during each of the years ended December 31, 2020 and 2019.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
Patent Costs
All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditures. These expenses are classified within general and administrative expense in the consolidated statements of operations and comprehensive loss.
Stock-Based Compensation
The Company measures all stock-based awards granted to employees, officers, directors and non-employees based on their fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company issues stock-based awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. Forfeitures are accounted for as they occur. The Company has not issued any stock-based awards with performance-based vesting conditions. In August 2020, the Company granted an officer 1,481,982 stock options with a performance-based milestone vesting condition which vested immediately upon achievement of a certain sales milestone. The milestone was achieved in December 2020, and the Company recorded $0.1 million in stock compensation expense upon vesting during the year ended December 31, 2020.
The Company classifies stock-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified.
The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model, which uses the following inputs: (i) the fair value per share of the common stock issuable upon exercise of the option, (ii) the expected term of the option, (iii) expected volatility of the price of the common stock, (iv) the risk-free interest rate, and (v) the expected dividend yield. The Company values its common stock taking into consideration its most recently available valuation of common stock performed by third parties as well as additional factors which may have changed since the date of the most recent contemporaneous valuation through the date of grant. The exercise price of the option cannot be less than the fair market value of a share of common stock on the date of grant. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla”. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, the Company estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.
The Company assesses the likelihood that its deferred tax assets will be recovered from future sources of income and, to the extent it believes, based upon the weight of available evidence, that it is more likely

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by analyzing past operating results, estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
The Company evaluates at the end of each reporting period whether some or all of the undistributed earnings of its foreign subsidiaries are permanently reinvested. The Company would recognize deferred income tax liabilities to the extent that management asserts that undistributed earnings of its foreign subsidiaries are not permanently reinvested and will not be permanently reinvested in the future. As of December 31, 2020 and 2019 the Company had no foreign earnings in any foreign jurisdictions.
Comprehensive Loss
Comprehensive loss includes net loss as well as other changes in stockholders’ deficit that result from transactions and economic events other than those with stockholders. The Company’s comprehensive net loss equals the reported net loss for all periods presented.
Foreign Currency Translation and Transactions
The Company has determined that the functional and reporting currency for its operations in the United Kingdom is the U.S. Dollar. Gains and losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income (expense), net.
Net Loss per Share Attributable to Common Stockholders
The Company follows the two-class method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding stock options, convertible preferred stock and warrants to purchase preferred stock are considered potential dilutive common shares.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
The Company’s convertible preferred shares contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities. In periods in which the Company reported a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported a net loss attributable to common stockholders for the years ended December 31, 2020 and 2019.
Recently Adopted Accounting Pronouncements
In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230) (“ASU 2016-18”), which requires that amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. For public business entities, ASU 2016-18 is effective for fiscal years beginning after December 15, 2018. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adopted ASU 2016-18 as of the required effective date of January 1, 2019, and there was no material impact on the Company’s statement of cash flows.
In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815) (Part I) Accounting for Certain Financial Instruments with Down Round Features (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). Part I applies to entities that issue financial instruments such as warrants, convertible debt or convertible preferred stock that contain down-round features. Part II replaces the indefinite deferral for certain mandatorily redeemable noncontrolling interests and mandatorily redeemable financial instruments of nonpublic entities contained within Accounting Standards Codification (“ASC”) Topic 480 with a scope exception and does not impact the accounting for these mandatorily redeemable instruments. For public entities, ASU 2017-11 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. The Company early adopted ASU 2017-11 effective January 1, 2019, and there was no material impact on the Company’s financial position, results of operations or cash flows. The company does not offset fair value amounts recognized for derivative instruments executed with the same counterparty under master netting agreements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees. This standard is effective for public companies for annual periods beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted as long as ASU 2014-09 has been adopted by the Company. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company early adopted this guidance, effective January 1, 2019, and its adoption caused the Preferred Stock Warrants to be classified as equity, as detailed in the Revision of Prior Period Financial Statements section of Note 1.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which removes, adds and modifies certain disclosure requirements for fair value measurements in Topic 820. The Company will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy as well as the valuation processes of Level 3 fair value measurements. However, the Company will be required to additionally disclose the changes in unrealized gains and losses included in other comprehensive income for recurring Level 3 fair value measurements and the range and weighted average of assumptions used to develop significant unobservable inputs for Level 3 fair value measurements. ASU 2018-13 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments relating to additional disclosure requirements will be applied prospectively for only the most recent interim or annual period presented in the initial year of adoption. All other amendments will be applied retrospectively to all periods presented upon their effective date. The Company early adopted this guidance, effective January 1, 2019, and its adoption had no material impact on the Company’s financial position, results of operations or cash flows.
Recently Issued Accounting Pronouncements
The Company qualifies as “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected not to “opt out” to the extended transition related to complying with new or revised accounting standards, which means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company will adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and will do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for nonpublic companies.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”). The new standard adjusts the accounting for assets held at amortized costs basis, including marketable securities accounted for as available for sale, and trade receivables. The standard eliminates the probable initial recognition threshold and requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For public entities except smaller reporting companies, the guidance is effective for annual reporting periods beginning after December 15, 2019 and for interim periods within those fiscal years. In November 2019, the FASB issued ASU No. 2019-10, which deferred the effective date for non-public entities to annual reporting periods beginning after December 15, 2022, including interim periods within those fiscal years. Early application is allowed. The Company expects to adopt this guidance effective January 1, 2023, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. For nonpublic entities, this guidance is effective for annual periods beginning after December 15, 2021. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), which added an optional transition method under which financial statements may be prepared under the revised guidance for the year of adoption, but not for prior years. Under the latter method, entities will recognize a cumulative catch-up adjustment to the opening balance of retained earnings

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies (continued)
in the period of adoption. The Company expects to adopt this guidance effective January 1, 2022, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various areas related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. For public entities the guidance is effective for annual reporting periods beginning after December 15, 2020 and for interim periods within those fiscal years. For non-public entities, the guidance is effective for annual reporting periods beginning after December 15, 2021 and for interim periods within years beginning after December 15, 2022, with early adoption permitted. The Company expects to adopt this guidance effective January 1, 2022, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
In August 2020, the FASB issued ASU 2020-06, “Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which simplifies and clarifies certain calculation and presentation matters related to convertible and equity and debt instruments. Specifically, ASU-2020-06 removes requirements to separately account for conversion features as a derivative under ASC Topic 815 and removing the requirement to account for beneficial conversion features on such instruments. ASU 2020-06 also provides clearer guidance surrounding disclosure of such instruments and provides specific guidance for how such instruments are to be incorporated in the calculation of Diluted EPS. The guidance under ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company will adopt this standard using a modified retrospective approach effective January 1, 2021. The Company is currently evaluating the effects of adoption on its consolidated financial statements.
3.   Fair Value Measurements
The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values (in thousands):
	Fair Value Measurements as of December 31, 2019
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant Liability	$—	$—	$1	$1
	$—	$—	$1	$1
	Fair Value Measurements at December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant Liability	$—	$—	$1	$1
Derivative Liability	—	—	1,000	1,000
	$—	$—	$1,001	$1,001
During the years ended December 31, 2020 and 2019, respectively, there were no transfers between Level 1, Level 2 and Level 3.
Valuation of Common Stock Warrant
The warrant liability is related to the warrants (the “Warrants”) to purchase shares of the Company’s common stock (see Note 9).

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3.   Fair Value Measurements (continued)
The Company used the Black-Scholes option-pricing model, which incorporates assumptions and estimates, to value the warrant liability. Key estimates and assumptions impacting the fair value measurement include (i) the fair value per share of the underlying shares of applicable series of stock issuable upon exercise of the Warrants, (ii) the remaining contractual term of the Warrants, (iii) the risk-free interest rate, (iv) the expected dividend yield and (v) expected volatility of the price of the underlying applicable common stock. The Company estimated the fair value per share of the underlying applicable series of stock based, in part, on the results of third-party valuations and additional factors deemed relevant. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining contractual term of the Warrant. The Company estimated a zero expected dividend yield based on the fact that the Company has never paid or declared dividends and does not intend to do so in the foreseeable future. As the Company is a private company and lacks company-specific historical and implied volatility information of its stock, the expected stock volatility was based on the historical volatility of publicly traded peer companies for a term equal to the remaining contractual term of the Warrant.
Valuation of Embedded Derivative Liability
In September 2020, the Company entered into a Convertible Note Purchase Agreement (the “2020 Convertible Notes”) (see Note 8). The 2020 Convertible Notes provided a conversion option whereby upon the closing of a specified financing event the Convertible Notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 80% of the price per share of the securities paid by the other investors. This conversion option was determined to be an embedded derivative required to be bifurcated and accounted for separately from the 2020 Convertible Notes. The fair value of the derivative liability was determined based on inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.
Upon the closing of the 2020 Convertible Notes management determined that the probability of completing the specified financing event was 100%; thus, the value of the automatic conversion option was deemed to be 20% of the fair value of the capital stock to be issued upon conversion of the 2020 Convertible Notes, or $1.0 million. This amount represented the fair value of the embedded derivative at issuance.
4.   Inventory
Inventory consisted of the following (in thousands):
	December 31,
	2020	2019
Raw materials	$499	$1,155
Work in process	188	179
Finished goods	2,055	23
Total	$2,742	$1,357

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5.   Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):
	December 31,
	2020	2019
Computers and telecom equipment	$217	$217
Lab equipment	487	487
Software	59	59
Furniture and fixtures	37	37
Leasehold improvements	95	95
Leased equipment	10,948	4,252
	11,843	5,147
Less: Accumulated depreciation and amortization	(2,527)	(1,461)
	$9,316	$3,686
Depreciation and amortization expense related to property and equipment was $1.1 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively.
Leased equipment and the related accumulated depreciation were as follows:
	December 31,
	2020	2019
Leased equipment	$10,948	$4,252
Accumulated depreciation	(1,649)	(616)
Leased equipment, net	$9,299	$3,636
Depreciation related to leased units was $0.9 million in 2020 and $0.3 million in 2019. Depreciable lives are generally 7 years, consistent with our planned and historical usage of the equipment subject to operating leases.
6.   Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):
	December 31,
	2020	2019
Accrued employee compensation and benefits expense	$2,345	$677
Accrued professional services and consulting	1,327	420
Other	56	485
	$3,728	$1,582

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.   Long-term Debt
The components of the Company’s long-term debt consisted of the following (in thousands)
	December 31,
	2020	2019
Term loans payable	$10,000	$3,419
Revolving line of credit outstanding	3,550	—
Convertible note	3,000	—
Less: Unamortized discount	(118)	—
	16,432	3,419
Less: Current portion of long-term debt	—	(3,419)
Long-term debt, net of discount	$16,432	$—
Term Loan Agreements
Silicon Valley Bank (“SVB”) Term Loan
On July 5, 2017, the Company entered into a $5.0 million Loan and Security Agreement with Silicon Valley Bank (“2017 SVB Term Loan”), which provides the Company with a first term loan advance of $4.0 million which was drawn down on July 5, 2017 (“Term Loan A Advance”) and a second term loan advance of $1.0 million was available to drawn down until May 31, 2018 (“Term Loan B Advance”; collectively, “Term Loan Advances”). The agreement also provided the Company with a revolving line of credit of up to $1.0 million. Interest payments are due monthly and commenced upon receipt of principal. Principal is payable in 36 monthly payments and commenced on June 1, 2018. The 2017 SVB Term Loan accrues interest at an annual rate calculated as the Wall Street Journal Prime Rate plus 1.25%.
On February 12, 2019, the Company amended the 2017 SVB Term Loan to change the interest rate to the greater of the (A) Wall Street Journal Prime Rate or (B) 5.25%. Additionally, the maturity date was extended to August 2022. Upon closing, the Company issued warrants to purchase 75,000 shares of common stock to SVB with an exercise price of $0.09 per share (see Note 9).
As of December 31, 2019, the Company recorded accrued interest of less than $0.1 million on the 2017 SVB Term Loan which is included within accrued expenses and other current liabilities on the consolidated balance sheet. The Company recorded interest expense of $0.2 million related to the 2017 SVB Term Loan for the year ended December 31, 2019. As of December 31, 2019, the Company did not draw down on the Term Loan B Advance or the revolving line of credit. The interest rate in effect as of December 31, 2019 was 5.25%. The Company was not in compliance with certain reporting related covenants within the SVB Loan and Security Agreement. As a result, SVB had the right to call for prepayment of the debt and it was therefore considered current as of December 31, 2019.
In March 2020, the Company entered into a Loan Modification Agreement with SVB (“2020 SVB Term Loan”), which provides a $5.0 million term loan and a revolving line of credit of up to $7.0 million. The Company repaid the outstanding balance owed on the 2017 SVB Term Loan of $3.1 million of principal and accrued interest with the proceeds from the 2020 SVB Term Loan. The 2020 SVB Term Loan interest is payable monthly and the principal is payable in 36 monthly payments commencing on April 1, 2021. The 2020 SVB Term Loan accrues interest at an annual rate calculated as the greater of (A) Wall Street Journal Prime Rate plus 0.50% or (B) 5.0%.
Additionally, upon closing, the Company issued warrants to purchase 740,991 shares of common stock to SVB with an exercise price of $0.15 per share with a fair value of less than $0.1 million on the date of issuance. The Company also paid debt issuances costs of less than $0.1 million and owed an end-of-term

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.   Long-term Debt (continued)
charge of $0.1 million to SVB. The debt issuance costs were recorded as debt discount and are being amortized to interest expense, using the effective interest method, over the term of the loan.
The Company recorded interest expense of $0.1 million related to the 2020 SVB Term Loan for the year ended December 31, 2020.
JPMorgan Chase Bank, N.A.(“JPM”) Credit Agreement
In December 2020, the Company entered into a $10.0 million credit agreement with JPMorgan Chase Bank, N.A. (“JPM Credit Agreement”) with a maturity date of December 3, 2024 and a revolving line of credit of up to $10.0 million with a maturity date of December 3, 2022. The Company repaid the outstanding balance on the 2020 SVB Term Loan Advance, including the $5.0 million in principal and $3.0 million outstanding on the revolving line of credit. Upon repayment of the outstanding amounts, the Company recorded a loss on extinguishment of debt of less than $0.1 million, which was included in interest expense in the consolidated statements of operations and comprehensive loss.
Principal and interest on the JPM Credit Agreement is payable monthly commencing on July 1, 2022. The JPM Credit Agreement accrues interest at an annual rate calculated as the greater of (A) the Wall Street Journal Prime Rate plus 2.25% or (B) 5.5%. The revolving line of credit accrues interest at an annual rate calculated as the greater of (A) the Wall Street Journal Prime Rate plus 1.25% or (B) 4.5%. Upon closing, the Company issued warrants to purchase 1,000,000 shares of common stock to the lender with an exercise price of $0.16 per share with a fair value of $0.1 million on the date of issuance. The Company incurred debt issuance costs of $0.2 million and $0.1 million equal to the fair value of the warrants in connection with the JPM Credit Agreement. These costs were recorded as debt discount and are amortized to interest expense, using the effective interest method, over the term of the loan.
As of December 31, 2020, the unamortized debt discount was $0.2 million. As of December 31, 2020, the accrued interest on the JPM Credit Agreement was less than $0.1 million, which is included in accrued expenses and other current liabilities in the consolidated balance sheet. Interest expense totaled $0.3 million for the year ended December 31, 2020, which includes the amortization of the debt discount of less than $0.1 million. The interest rate in effect as of December 31, 2020 was 5.5% and 4.5% for the JPM Credit Agreement and revolving line of credit, respectively. As of December 31, 2020, the Company has drawn down $3.5 million on the revolving line of credit.
The Company’s obligations under the JPM Credit Agreement were secured by a first-priority security interest in all of its assets, including intellectual property.
As of December 31, 2020, future principal payments on long-term debt are as follows (in thousands):
Year Ending December 31:
2021	$—
2022	5,883
2023	7,000
2024	3,667
$16,550
Convertible Notes
In August 2019 and September 2019, the Company entered into Convertible Note Purchase Agreements (the “2019 Convertible Notes”) with existing investors for gross proceeds of $5.5 million with a stated interest rate of 8.0% per annum. The 2019 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds of the issuance of preferred

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.   Long-term Debt (continued)
stock totaled at least $10.0 million, the notes would automatically convert into shares of the same class and series of capital stock that the Company issued to other investors in the financing at a conversion price equal to 85% of the price per share paid by the other investors. The conversion option met the definition of an embedded derivative and was required to be bifurcated and accounted for separately from the 2019 Convertible Notes. The proceeds from the 2019 Convertible Notes were allocated between the derivative liability, with a fair value at issuance of $0.9 million, and the notes, with an initial carrying value of $4.6 million, included in long-term liabilities on the Company’s consolidated balance sheet. The difference between the initial carrying value of the notes and the stated value of the notes represented a discount that was accreted to interest expense over the term of the 2019 Convertible Notes using the effective interest method. In October 2019, a Qualified Financing occurred and the 2019 Convertible Notes converted into 18,056,296 shares of Series B-1 preferred stock at a per share price of $0.3105. Total interest incurred on the 2019 Convertible Notes during the holding period was $0.4 million.
In September 2020, the Company entered into a Convertible Note Purchase Agreement (the “2020 Convertible Notes”) with an investor for gross proceeds of $2.0 million with a stated interest rate of 6.0% per annum. An additional $2.0 million in gross proceeds were made available in December 2020 upon achievement of the integration milestone, whereby the Company successfully created software utilizing the investor’s application programming interface. The 2020 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds of the issuance of preferred stock totaled at least $10.0 million, the notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors. The conversion option met the definition of an embedded derivative and was required to be bifurcated and accounted for separately from the notes. The proceeds from the 2020 Convertible Notes were allocated between the derivative liability, with a fair value at issuance of $1.0 million, and the notes, with an initial carrying value of $3.0 million, and included in long-term liabilities on the Company’s consolidated balance sheet. The difference between the initial carrying value of the notes and the stated value of the notes represented a discount that was accreted to interest expense over the term of the Convertible Notes using the effective interest method. As of December 31, 2020, the accrued interest on the 2020 Convertible Notes was less than $0.1 million, which is included in accrued expenses and other current liabilities in the consolidated balance sheet. Interest expense totaled less than $0.1 million for the year ended December 31, 2020.
8.   Convertible Preferred Stock
The Company has issued Series A convertible preferred stock (“Series A Preferred Stock”), Series A-1 convertible preferred stock (“Series A-1 Preferred Stock”), Series B convertible preferred stock (“Series B Preferred Stock”), and Series B-1 convertible preferred stock (“Series B-1 Preferred Stock”), collectively referred to as the “Preferred Stock”.
In October 2019, the Company issued and sold 50,632,353 shares of Series B-1 Preferred Stock at a purchase price of $0.3653 per share in the initial closing for aggregate proceeds of $18.5 million, excluding issuance costs of $0.9 million. Concurrent with the initial closing, the Company issued 18,056,296 shares of Series B-1 Preferred Stock at a conversion price of $0.3105 per share in settlement of principal and accrued interest of $5.6 million related to the 2019 Convertible Notes (see Note 7). In December 2019, the Company issued and sold an additional 13,153,572 shares of Series B-1 Preferred Stock at a price of $0.3653 per share for aggregate proceeds of $4.8 million, excluding issuance costs of $0.0 million. In February and March 2020, the Company issued and sold an additional 8,486,175 shares of Series B-1 Preferred Stock at a price of $0.3653 per share for aggregate proceeds of $3.1 million, excluding issuance costs of $0.1 million. As of each balance sheet date, the Preferred Stock consisted of the following (in thousands, except share amounts):

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8.   Convertible Preferred Stock (continued)
	December 31, 2020
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series A-1 Preferred Stock	67,156,152	64,469,906	$17,910	$18,000	64,469,906
Series A Preferred Stock	9,233,677	9,233,677	11,321	11,819	18,481,789
Series B-1 Preferred Stock	90,328,396	90,328,396	31,953	32,997	90,328,396
Series B Preferred Stock	40,671,814	40,671,814	14,209	14,284	40,671,814
	207,390,039	204,703,793	$75,393	$77,100	213,951,905
	December 31, 2019
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series A-1 Preferred Stock	67,156,152	64,469,906	$17,910	$18,000	64,469,906
Series A Preferred Stock	9,233,677	9,233,677	11,321	11,819	18,481,789
Series B-1 Preferred Stock	84,836,497	81,842,221	28,959	29,897	81,842,221
Series B Preferred Stock	40,671,814	40,671,814	14,209	14,284	40,671,814
	201,898,140	196,217,618	$72,399	$74,000	205,465,730
The holders of the Preferred Stock have the following rights and preferences:
Voting Rights
The holders of the Preferred Stock are entitled to vote, together with the holders of common stock voting as a single class, on all matters submitted to the stockholders for a vote. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible as of the record date for determining stockholders entitled to vote on such matter.
Conversion
Each share of Series A-1 Preferred, Series B Preferred, and Series B-1 Preferred is convertible into one share of common stock at the option of the stockholder at any time after issuance. As a result of the Series A-1 Preferred Stock being issued at a lower price per share than the Series A Preferred Stock, the Series A Preferred Stock is convertible into 2.0016 shares of common stock at the option of the stockholder.
The terms of the Preferred Stock also provide for further adjustment to the conversion price in the event of a future issuance of shares by the Company that would dilute the ownership of the Preferred Stockholders. There is no impact of this beneficial conversion feature reflected in the consolidated financial statements as of December 31, 2020 and 2019 as the conversion price of the Preferred Stock exceeded the fair value of the common stock on the original issuance dates of the Preferred Stock.
Conversion of the Preferred Stock is at the option of the holder but is mandatory at the earlier of the closing of a sale of shares of the Company’s common stock to the public with gross proceeds of at least $50 million and listed on an exchange, or an agreement by each of the holders of at least a majority by the holders of the outstanding shares of Preferred Stock to convert their shares.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8.   Convertible Preferred Stock (continued)
Dividends
The Company shall not declare, pay or set aside any dividends on shares of any class or series of capital stock unless dividends are declared, paid or set aside on all classes and series of capital stock of the Company then outstanding. For any dividend to common stockholders, holders of Preferred Stock will receive an amount equal to the dividend based on the number of shares that would be outstanding if all then outstanding shares of Preferred Stock had converted into common stock.
Liquidation Preference
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or upon the occurrence of a Liquidation Event, as defined in the Restated Certificate of Incorporation, the holders of shares of Series B-1 Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment is made to the holders of Series B Preferred Stock, Series A-1 Preferred Stock, Series A Preferred Stock or Common Stock, an amount per share equal to the greater of (i) the Series B-1 Original Issue Price of $0.3653, plus any dividends declared but unpaid thereon, or (ii) the amount per share that would have been payable had all then-outstanding shares of Series B-1 Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Liquidation Event. After the holders of Series B-1 Preferred Stock have received the foregoing amount, the holders of Series B Preferred Stock are entitled to receive in preference to remaining stockholders, to the extent available, an amount per share equal to the greater of (i) the Series B original issue price of $0.3512 per share plus any dividends declared but unpaid thereon or (ii) such amount as would have been payable had all then-outstanding shares of Series B Preferred Stock been converted into common stock prior to such event. After the holders of Series B Preferred Stock have received the foregoing amount, the holders of Series A-1 Preferred Stock are entitled to receive in preference to other stockholders, to the extent available, an amount per share equal to the greater of (i) the Series A-1 original issue price of $0.2792 per share plus any dividends declared but unpaid thereon or (ii) such amount as would have been payable had all then-outstanding shares of Series A-1 Preferred Stock been converted into common stock prior to such event. After the holders of Series A-1 Preferred Stock have received the foregoing amount, the holders of Series A Preferred Stock are entitled to receive in preference to remaining stockholders, to the extent available, an amount per share equal to the greater of (i) the Series A original issue price of $1.28 per share plus any dividends declared but unpaid thereon or (ii) such amount as would have been payable had all then-outstanding shares of Series A Preferred Stock been converted into common stock prior to such event.
If upon such liquidation, dissolution, winding up or Liquidation Event, the assets of the Company available for distribution to its stockholders are insufficient to pay the holders of shares of Series B-1 Preferred Stock the full amount to which they are entitled, the holders of Series B-1 Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable to them had they been paid in full. After payments have been made in full to the holders of Series A-1 and Series A Preferred, then to the extent available, holders of common stock will receive the remaining amounts available for distribution ratably in proportion to the number of common shares held by them.
Redemption
The Preferred Stock is not redeemable at the option of the holder other than pursuant to the terms and conditions of a separate contractual agreement between the Company and a certain holder of Preferred Stock that allows the redemption at fair value of all then outstanding shares of the holder’s Preferred Stock upon certain contingent events within the Company’s control. However, upon certain change in control events that are outside of the Company’s control, including liquidation, sale or transfer of control of the Company, holders of the Preferred Stock may cause redemption of the Preferred Stock, with such redemption in an

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8.   Convertible Preferred Stock (continued)
amount equal to the liquidation preference. The Company classifies its Preferred Stock outside of stockholders’ deficit as certain change in control events are outside the Company’s control. As there is no certain redemption date and the redemption feature could only be triggered in the event of a liquidation, sale, or transfer of control of the Company or similar event, the Company has concluded that it is not probable that the Preferred Stock will become redeemable and as such does not accrete the Preferred Stock to its redemption value.
9.   Warrants
In February 2019, in connection with the 2019 Term Loan Advance, the Company issued a warrant to SVB for the purchase of 75,000 shares of common stock at an exercise price of $0.09 per share (the “2019 SVB Common Stock Warrant”). The 2019 SVB Common Stock Warrant was immediately exercisable and expires in February 2029. The warrant was classified as an equity instrument and recorded at its fair value of less than $0.1 million on the date of issuance through additional paid-in-capital.
In March 2020, in connection with the 2020 Term Loan Advance, the Company issued a warrant to SVB for the purchase of 740,991 shares of common stock at an exercise price of $0.15 per share (the “2020 SVB Common Stock Warrant”). The 2020 SVB Common Stock Warrant was immediately exercisable and expires in March 2030. The warrant was classified as an equity instrument and recorded at its fair value of less than $0.1 million on the date of issuance through additional paid-in-capital.
In December 2020, in connection with the JPM Term Loan, the Company issued a warrant to JPM for the purchase of 1,000,000 shares of common stock at an exercise price of $0.16 per share (the “2020 JPM Common Stock Warrant”). The 2020 JPM Common Stock Warrant was immediately exercisable and expires in December 2030. The warrant was classified as an equity instrument and recorded at its fair value of $0.1 million on the date of issuance through additional paid-in-capital.
As of December 31, 2020 and 2019, warrants to purchase the following classes of Preferred Stock and Common Stock outstanding consisted of the following:
December 31, 2020
Issuance Date	Contractual Term (in years)	Underlying Equity Instrument	Balance Sheet Classification	Shares Issuable Upon Exercise of Warrant	Weighted Average Exercise Price
March 17, 2014	10	Common stock	Liability	250,000	$0.09
September 28, 2016	10	Preferred Stock	Temporary Equity	2,686,246	$0.001
July 5, 2017	10	Common stock	Equity	375,000	$0.09
February 12, 2019	10	Common stock	Equity	75,000	$0.09
March 30, 2020	10	Common stock	Equity	740,991	$0.15
December 3, 2020	10	Common stock	Equity	1,000,000	$0.16
				5,127,237

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
9.   Warrants (continued)
December 31, 2019
Issuance Date	Contractual Term (in years)	Underlying Equity Instrument	Balance Sheet Classification	Shares Issuable Upon Exercise of Warrant	Weighted Average Exercise Price
March 17, 2014	10	Common stock	Liability	250,000	$0.09
September 28, 2016	10	Preferred Stock	Temporary Equity	2,686,246	$0.001
July 5, 2017	10	Common stock	Equity	375,000	$0.09
February 12, 2019	10	Common stock	Equity	75,000	$0.09
				3,386,246
As a result of changes in the fair value of these warrants, the Company recorded other income (expense) of less than $0.1 million and less than $0.1 million for the years ended December 31, 2020 and 2019, respectively.
10.   Common Stock
As of December 31, 2020 and 2019, the Company’s amended certificate of incorporation authorized the issuance of 305,491,899 and 300,000,000 shares of $0.01 par value common stock, respectively.
Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the board of directors, subject to the preferential dividend rights of Preferred Stock. As of December 31, 2020 and 2019, no cash dividends had been declared or paid.
As of December 31, 2020 and 2019, the Company had reserved 271,350,898 and 264,360,106 shares, respectively, of common stock for the conversion of the outstanding Preferred Stock, exercise of outstanding stock options, the number of shares remaining available for grant under the Company’s 2013 Equity Incentive Plan (see Note 11) and the exercise of outstanding warrants (including warrants to purchase Preferred Stock as if converted to common stock) (see Note 9).
11.   Stock-Based Compensation
2013 Equity Incentive Plan
The Company’s 2013 Equity Incentive Plan (the “Plan”) provides for the Company to grant incentive stock options or nonqualified stock options, restricted stock awards and other stock-based awards to employees, officers, directors and non-employees of the Company. Per the initial terms of the Plan, up to 2,852,300 shares of common stock may be issued.
At December 31, 2020 and 2019, shares of common stock that may be issued under the 2013 Plan was 305,491,899 and 300,000,000, respectively . As of December 31, 2020 and 2019, 2,592,202 shares and 26,019,446 shares, respectively, remained available for future grant under the 2013 Plan. Shares that are expired, forfeited, canceled or otherwise terminated without having been fully exercised will be available for future grant under the 2013 Plan. In addition, shares of common stock that are tendered to the Company by a participant to exercise an award are added to the number of shares of common stock available for future grants.
The 2013 Plan is administered by the Board of Directors or, at the discretion of the Board of Directors, by a committee of the Board of Directors. The exercise prices, vesting and other restrictions are determined at the discretion of the Board of Directors, or its committee if so delegated, except that the exercise price per share of stock options may not be less than 100% of the fair market value of a share of common stock on the date of grant and the term of the stock option may not be greater than ten years. Stock options granted

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11.   Stock-Based Compensation (continued)
to employees, officers, members of the Board of Directors and non-employees typically vest over a four-year period. The Company’s Board of Directors values the Company’s common stock, taking into consideration its most recently available valuation of common stock performed by third parties as well as additional factors which may have changed since the date of the most recent contemporaneous valuation through the date of grant.
During the years ended December 31, 2020 and 2019, the Company granted to employees, officers, directors, and non-employees options to purchase 24,558,325 shares and 10,015,850 shares, respectively, of common stock.
The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted:
	Year Ended December 31,
	2020	2019
Risk-free interest rate	0.4%	2.5%
Expected term (in years)	5.68	5.95
Expected volatility	31.4%	27.9%
Expected dividend yield	0.0%	0.0%
Stock Options
The following table summarizes the Company’s stock option activity since December 31, 2019 (in thousands, except for share and per share data):
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
			(in years)
Outstanding as of December 31, 2019	29,488,684	$0.12	7.90	$1,149
Granted	24,558,325	0.16	9.63	—
Exercised	(3,236,374)	0.14	6.60	75
Forfeited	(1,131,081)	0.15	—	14
Outstanding as of December 31, 2020	49,679,554	$0.14	8.24	$1,073
Vested and expected to vest as of December 31, 2019	29,488,684	$0.12	7.90	$1,149
Options exercisable as of December 31, 2019	15,663,415	$0.11	7.28	$817
Vested and expected to vest as of December 31, 2020	49,679,554	$0.14	8.24	$1,073
Options exercisable as of December 31, 2020	26,519,727	$0.12	7.12	$1,224
The aggregate intrinsic value of options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those options that had exercise prices lower than the fair value of the Company’s common stock.
The intrinsic value of stock options exercised during the years ended December 31, 2020 and 2019 was $0.3 million and less than $0.1 million, respectively.
The weighted average grant-date fair value per share of stock options granted during the year ended December 31, 2020 and 2019 was $0.5 and $0.5, respectively.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
11.   Stock-Based Compensation (continued)
Stock-Based Compensation
Stock-based compensation expense was classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):
	Year Ended December 31,
	2020	2019
Cost of revenue	$10	$2
Sales and marketing	104	170
General and administrative	370	74
Research and development	178	18
Total stock-based compensation expense	$662	$264
As of December 31, 2020, total unrecognized compensation expense related to unvested stock options held by employees and directors was $1.0 million and $0.5 million, respectively, which is expected to be recognized over weighted average period of 1.2 years and 1.0 years, respectively.
12.   Income Taxes
The components of the Company’s loss before income tax expense are as follows (in thousands):
	Year Ended December 31,
	2020	2019
United States	$(27,066)	$(19,238)
Foreign	(326)	(619)
Loss before income tax provision	$(27,392)	$(19,857)
There is no provision for income taxes for the years ended December 31, 2020 and 2019 because the Company has historically incurred net operating losses and maintains a full valuation allowance against its deferred tax assets.
The effective tax rate differs from the U.S. federal statutory rate primarily due to the full valuation allowance maintained on the Company’s net deferred tax assets for the years ended December 31, 2020 and 2019. A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:
	Year Ended December 31,
	2020	2019
Federal statutory income tax rate	21.0%	21.0%
State income taxes, net of federal benefit	3.9	1.9
Federal and state research and development tax credits	7.3	5.0
Change in valuation allowance	(33.7)	(23.2)
Change in tax rate	1.3	(3.0)
Permanent differences	(0.3)	(1.4)
Other	0.5	(0.3)
Effective income tax rate	0.0%	0.0%

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
12.   Income Taxes (continued)
Net deferred tax assets consisted of the following (in thousands):
	December 31,
	2020	2019
Deferred tax assets:
Net loss carryforwards	$13,996	$10,404
Research and development tax credit carryforwards	3,857	1,861
Capitalized research and development costs	7,274	4,146
Accrued expenses	334	56
Deferred revenue	1,049	434
Other	304	40
Total deferred tax assets	26,814	16,941
Valuation allowance	(26,005)	(16,767)
Total deferred tax assets, net of valuation allowance	809	174
Deferred tax liabilities:
Depreciation	(542)	(174)
Other	(267)
Total deferred tax liabilities	(809)	(174)
Net deferred tax assets	$—	$—
As of December 31, 2020, the Company had federal net operating losses of $20.1 million that are subject to expire at various dates through 2033, and net operating losses of $33.9 million, which have no expiration date and can be used to offset up to 80% of future taxable income in any one tax period. As of December 31, 2019, the Company had federal net operating losses of $20.1 million that are subject to expire at various dates through 2033, and net operating losses of $20.5 million, which have no expiration date. The Company also had post-apportioned state net operating loss carryforwards of $42.6 million and $29.8 million for the years ended December 31, 2020 and 2019, respectively, which may be available to offset future state taxable income and which begin to expire in 2033. Additional NOLs of approximately $0.2 million were generated in the United Kingdom and will not expire. As of December 31, 2020 , the Company had U.S. federal and state research and development tax credit carryforwards of $2.5 million and $1.7 million, respectively, which may be available to offset future tax liabilities and begin to expire in 2033 and 2028, respectively. As of December 31, 2019, the Company had U.S. federal and state research and development tax credit carryforwards of $1.2 million and $0.8 million, respectively.
Utilization of the U.S. federal and state net operating loss carryforwards and research and development tax credit carryforwards may be subject to a substantial annual limitation under Sections 382 and 383 of the Internal Revenue Code of 1986, and corresponding provisions of state law, due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of carryforwards that can be utilized annually to offset future taxable income or tax liabilities. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain stockholders or public groups in the stock of a corporation by more than 50% over a three-year period. The Company has not conducted a study to assess whether a change of control has occurred or whether there have been multiple changes of control since inception due to the significant complexity and cost associated with such a study. If the Company has experienced a change of control, as defined by Section 382, at any time since inception, utilization of the net operating loss carryforwards or research and development tax credit carryforwards would be subject to an annual limitation under Section 382, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
12.   Income Taxes (continued)
tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the net operating loss carryforwards or research and development tax credit carryforwards before utilization. Further, until a study is completed by the Company and any limitation is known, no amounts are being presented as an uncertain tax position.
The Company considered the significant negative evidence of its history of cumulative net operating losses incurred since inception, as well as other positive and negative evidence bearing upon its ability to realize the deferred tax assets, and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the net deferred tax assets as of December 31, 2020 and 2019. The Company reevaluates the positive and negative evidence at each reporting period.
Changes in the valuation allowance for deferred tax assets related primarily to the increase in net operating loss carryforwards, research and development tax credit carryforwards, and capitalized R&D costs and were as follows (in thousands):
	December 31,
	2020	2019
Valuation allowance as of beginning of year	$16,767	$12,157
Additions (deductions) charged to provision for income taxes	9,233	4,611
Currency translation and other	5	(1)
Valuation allowance as of end of year	$26,005	$16,767
As of December 31, 2020 and 2019, the Company had not recorded any amounts for unrecognized tax benefits. The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision. As of December 31, 2020 and 2019, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts had been recognized in the Company’s consolidated statements of operations and comprehensive loss. The Company files income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state and non-US jurisdictions, where applicable. The Company is open to future tax examinations in the US under statute from 2017 to the present; however, carryforward attributes that were generated prior to 2017 may still be adjusted upon examination by federal, state, or local tax authorities if they either have been or will be used in a future period. The Company is also open under statute from 2018 to the present in the UK and all years since inception in the UAE. The Company has not received notice of examination in any jurisdictions for any other tax year open under statute.
In March 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act includes provisions relating to several aspects of corporate income taxes. The CARES Act did not have a significant impact on the Company’s provision for income taxes.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
13.   Net Loss per Share
Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands, except share and per share amounts):
	Year Ended December 31,
	2020	2019
Numerator:
Net loss attributable to common stockholders – basic and diluted	$(27,392)	$(19,857)
Denominator:
Weighted average common shares outstanding – basic and diluted	23,625,483	22,655,763
Net loss per share attributable common stockholders – basic and diluted	$(1.16)	$(0.88)
The Company’s potentially dilutive securities, which include stock options, convertible preferred stock, preferred and common stock warrants and convertible notes have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:
	Year Ended December 31,
	2020	2019
Options to purchase common stock	49,679,554	29,488,684
Warrants to purchase common stock	2,440,991	700,000
Convertible preferred stock (as converted to common stock)	213,951,905	205,465,730
Warrants to purchase preferred stock (as converted to warrants to purchase common stock)	2,686,246	2,686,246
Convertible notes (as converted to common stock)	16,289,000	—
	285,047,696	238,340,660
14.   Related Party Transactions
Nonrecourse Promissory Note with Officer
In August 2020, the Company entered into a $0.4 million promissory note with an officer with the proceeds being used to exercise options for 3,888,889 shares of common stock at a price of $0.09 per share. The promissory note bears interest at the Wall Street Journal Prime Rate and is secured by the underlying shares of common stock that were issued upon the exercise of the stock options. The promissory note was treated as nonrecourse as the loan is only secured by the common stock issued from the exercise of the stock options. As such, (i) the underlying stock option grant is still considered to be outstanding and the shares of common stock are not considered issued and outstanding for accounting purposes until the loan is repaid in full or otherwise forgiven and (ii) no receivable was recorded for the promissory note on the Company’s consolidated balance sheets. As, the promissory note effectively extended the maturity date of the option grant for the life of the loan, this change is treated as a stock option modification. The incremental fair value from the stock option modification was deemed immaterial. The interest on this nonrecourse loan is also considered nonrecourse. As the Company has no intent to collect interest, no accrued interest was recorded.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
15.   Commitments and Contingencies
Operating Leases
The Company entered into an operating lease for its current office space during 2014. The lease expires in 2021 and the total future minimum lease payments under the noncancelable operating lease is $0.1 million. Rent expense for the years ended December 31, 2020 and 2019 was approximately $0.4 million and $0.4 million, respectively.
Indemnification Agreements
In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its Board of Directors and certain of its executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not currently aware of any indemnification claims and has not accrued any liabilities related to such obligations in its consolidated financial statements as of December 31, 2020 or 2019.
Legal Proceedings
The Company is not a party to any litigation and does not have contingency reserves established for any litigation liabilities. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.
16.   Benefit Plans
The Company established a defined contribution savings plan under Section 401(k) of the Code. This plan covers all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Matching contributions to the plan may be made at the discretion of the Company’s board of directors. The Company did not make contributions to the plan during the years ended December 31, 2020 and 2019, respectively.
17.   Subsequent Events
For its consolidated financial statements as of December 31, 2020 and for the year then ended, the Company evaluated subsequent events through April 2, 2021, the date on which those financial statements were issued.
2021 Convertible Notes
On January 21, 2021, the Company entered into a Convertible Note Purchase Agreement (the “2021 Convertible Notes”) with various investors for gross proceeds of $30.0 million with a stated interest rate of 8.0% per annum. The 2021 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds totaled at least $100.0 million, the notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
17.   Subsequent Events (continued)
Issuance of Common Stock Warrant
The Company issued a warrant to a service provider for the purchase of 6,756,653 shares of common stock at an exercise price of $0.16 per share. The warrants are not exercisable upon grant and become exercisable upon meeting certain performance-based milestone vesting conditions.
Entrance into Merger Agreement
On March 5, 2021, the Company entered into an agreement and plan of merger with NHIC and Merger Sub (see note 1). Pursuant to the terms of the Merger Agreement, a business combination between NHIC and the Company will be effected through the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of NHIC (the “Merger”). The Board of Directors of NHIC has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of NHIC.
Immediately prior to the effective time of the Merger (the “Effective Time”) and subject to the consent of the holders of the Company’s preferred stock, each issued and outstanding share of the Company’s preferred stock shall be converted into shares of the common stock, at the then-applicable conversion rates. Additionally, each issued and outstanding convertible promissory note of the Company will be automatically converted into shares of common stock in accordance with the then-applicable conversion rates. The Company shall cause each outstanding warrant to purchase shares of capital stock to be exercised in full on a cash or cashless basis or terminated without exercise.
At the Effective Time, each share of the Company’s common stock (including shares outstanding as a result of the conversion of the Company’s preferred stock, convertible notes and warrants but excluding shares the holders of which perfect rights of appraisal under Delaware law) will be converted into the right to receive such number of shares of NHIC common stock equal to the Exchange Ratio and a number of Earn-Out Shares (as defined below). The Exchange Ratio is defined in the Merger Agreement to be 125,000,000 divided by the number of outstanding shares of the Company’s common stock and options to purchase shares of the Company’s common stock as of immediately prior to the Effective Time, after giving effect to the conversion of the Company’s preferred stock, convertible notes and warrants and as further adjusted pursuant to the Merger Agreement.
At the Effective Time, each outstanding option to purchase shares of the Company’s common stock shall be converted into an option to purchase shares of NHIC common stock equal to the number of shares subject to such option prior to the Effective Time multiplied by the Exchange Ratio, with the per share exercise price equal to the exercise price prior to the Effective Time divided by the Exchange Ratio.
Following the closing of the Merger, former holders of shares of the Company’s common stock (including shares received as a result of the preferred stock conversion, convertible notes conversion and warrants conversion), former holders of Company stock options shall be entitled to receive their pro rata share of up to 15,000,000 additional shares of NHIC common stock (the “Earn-Out Shares”) if, within a five- year period following the signing date of the Merger Agreement, the closing share price of the NHIC common stock equals or exceeds any of three thresholds over any 20 trading days within a 30-day trading period (each, a “Triggering Event”) and, in respect of a former holder of Company stock options, the holder continues to provide services to NHIC or one of its subsidiaries at the time of such Triggering Event.
Subscription Agreements
In connection with the execution of the Merger Agreement, NHIC entered into subscription agreements (collectively, the “PIPE Investment”) with certain parties subscribing for shares of NHIC common stock (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and NHIC has agreed to sell

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
17.   Subsequent Events (continued)
to the Subscribers, an aggregate of 30,000,000 shares of NHIC common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $300.0 million. The obligations to consummate the transactions contemplated by the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$22,122	$4,704
Accounts receivable, net	2,338	1,401
Inventory	3,175	2,742
Current portion of commission asset	690	562
Prepaid expenses and other current assets	5,007	900
Total current assets	33,332	10,309
Commission asset, noncurrent	1,993	1,730
Property and equipment, net	11,386	9,316
Long-term contract assets	119	—
Total assets	$46,830	$21,355
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,633	$4,437
Accrued expenses and other current liabilities	5,540	3,727
Current portion of deferred revenue	3,110	3,717
Current portion of deferred rent	—	11
Current portion of financing obligation	—	227
Current portion of long-term debt	24,515	—
Total current liabilities	38,798	12,119
Deferred revenue, noncurrent	466	480
Common stock warrant liability	737	1
Derivative liability	9,431	1,000
Financing obligation, noncurrent	—	132
Long-term debt, noncurrent	18,424	16,432
Total liabilities	67,856	30,164
Commitments and contingencies (Note 16)
Convertible preferred stock; (Series A,A-1, B, and B-1), $0.001 par value; 207,390,039 shares authorized at March 31, 2021 and December 31, 2020; 204,703,793 shares issued and outstanding at March 31, 2021 and December 31, 2020; liquidation preference of $77,100 at March 31, 2021	75,877	75,877
Stockholders’ deficit:
Common stock, $0.001 par value; 325,991,899 and 305,491,899 shares authorized at March 31, 2021 and December 31, 2020, respectively; 30,182,983 and 26,045,532 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	30	26
Additional paid-in capital	10,703	9,169
Accumulated deficit	(107,636)	(93,881)
Stockholders’ deficit	(96,903)	(84,686)
Total liabilities, convertible preferred stock and stockholders’ deficit	$46,830	$21,355
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue	$2,502	$56
Subscription revenue	1,300	459
Service revenue	197	125
Total revenue	3,999	640
Cost of revenues:
Cost of product revenue	2,229	161
Cost of subscription revenue	595	338
Cost of service revenue	127	122
Total cost of revenue	2,951	621
Gross profit	1,048	19
Operating expenses:
Research and development	3,612	3,594
Sales and marketing	3,684	2,182
General and administrative	2,899	630
Total operating expenses	10,195	6,406
Loss from operations	(9,147)	(6,387)
Other expense:
Interest expense	2,447	43
Change in fair value of derivative liability	1,425	—
Change in fair value of common stock warrant liability	736	—
Total other expense	4,608	43
Net loss and comprehensive loss attributable to common stockholders – basic and diluted	$(13,755)	$(6,430)
Net loss per share attributable to common stockholders – basic and diluted	$(0.52)	$(0.27)
Weighted average common shares outstanding – basic and diluted	26,433,739	23,414,746
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
(In thousands, except share amounts)
(Unaudited)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2020	204,703,793	$75,877	26,045,532	$26	$9,169	$(93,881)	$(84,686)
Issuance of warrants to purchase common stock	—	—	—		1	—	1
Issuance of common stock upon exercise of stock options	—	—	4,137,451	4	451	—	455
Stock-based compensation expense	—	—	—	—	1,082	—	1,082
Net loss	—	—	—	—	—	(13,755)	(13,755)
Balances at March 31, 2021	204,703,793	$75,877	30,182,983	$30	$10,703	$(107,636)	$(96,903)
Balances at December 31, 2019	196,217,618	72,883	22,809,158	23	7,956	(66,489)	(58,510)
Issuance of Series B-1 convertible preferred stock, net of issuance costs of $105	8,486,175	2,994	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	744,710	1	66	—	67
Stock-based compensation expense	—	—	—	—	62	—	62
Net loss	—	—	—	—	—	(6,430)	(6,430)
Issuance of warrants to purchase common stock	—	—	—	—	45	—	45
Balances at March 31, 2020	204,703,793	$75,877	23,553,868	$24	$8,129	$(72,919)	$(64,766)
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,755)	$(6,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	452	172
Stock-based compensation	1,082	62
Noncash interest expense	2,344	—
Provision recorded for allowance for doubtful accounts	(63)	(16)
Change in fair value of derivative liability	1,425	—
Change in fair value of common stock warrant liability	736	—
Changes in operating assets and liabilities
Accounts receivable	(874)	(868)
Inventory	(433)	(621)
Commission assets	(391)	(56)
Long-term contract assets	(119)	—
Prepaid expenses and other current assets	(4,104)	52
Accounts payable	1,194	(300)
Deferred revenue	(621)	24
Deferred rent	(11)	(8)
Accrued expenses and other current liabilities	1,100	(407)
Net cash used in operating activities	(12,038)	(8,396)
Cash flows from investing activities:
Purchases of property and equipment	(2,522)	(271)
Net cash used in investing activities	(2,522)	(271)
Cash flows from financing activities:
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	—	2,994
Proceeds from exercise of stock options	455	67
Repayment of financing obligations	(359)	(75)
Proceeds from long-term debt, net of issuance costs	31,882	1,496
Net cash provided by financing activities	31,978	4,482
Net increase (decrease) in cash and cash equivalents	17,418	(4,185)
Cash and cash equivalents
Cash and cash equivalents at beginning of period	4,704	17,341
Cash and cash equivalents at end of period	$22,122	$13,156
Supplemental disclosure of cash flow information
Cash paid for interest	$103	$43
Supplemental disclosure of non-cash activities
Issuance of equity classified warrants	$1	$45
Transfers of inventory to property and equipment	$—	$86
The accompanying notes are an integral part of these consolidated financial statements.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.   Nature of the Business and Basis of Presentation
Evolv Technologies, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on July 8, 2013. The Company is the global leader in AI-based touchless security screening. The Company’s mission is to make the world a safer and more enjoyable place to live, work, learn, and play. The Company is democratizing security by making it seamless for gathering spaces to address the chronic epidemic of mass shootings and terrorist attacks in a cost-effective manner while improving the visitor experience. The Company is headquartered in Waltham, Massachusetts.
Proposed Merger
In March 2021, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with NewHold Investment Corp., a publicly-traded Delaware corporation (“NHIC”) and NHIC Sub Inc., a Delaware corporation and wholly-owned subsidiary of NHIC (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Merger Sub. The merger transactions are collectively referred to herein as the “Business Combination”. The Merger Agreement was approved by the members of the board of directors of the Company (the “Board”) and the Board resolved to recommend approval of the Merger Agreement to the Company’s shareholders. The Company has concluded that the transaction represents a business combination pursuant to FASB ASC Topic 805, Business Combinations. The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting, NHIC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Company’s stockholders are expected to have a majority of the voting power of the combined company, the Company will comprise all of the ongoing operations of the combined entity, the Company will comprise a majority of the governing body of the combined company, and the Company’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the Company issuing shares for the net assets of NHIC, accompanied by a recapitalization. The net assets of NHIC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of the Company.
Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s convertible preferred stock (“Convertible Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into a share of the Company’s common stock, the Company’s outstanding convertible debt immediately prior to the Effective Time shall be converted into the Company’s common stock and each of the Company’s warrants to purchase the Company’s capital stock issued and outstanding immediately prior to the Effective Time will be forced to settle the warrants through either a cash or a cashless exercise for the Company’s common stock with the exception of the unvested portion of certain warrants issued to a holder on January 13, 2021 and will become warrants exercisable for shares of Merger Sub common stock. After conversion of Preferred Stock, conversion of the convertible notes and the forced settlement of the warrants, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.378 newly issued shares of Merger Sub common stock which is the Exchange Ratio that was initially estimated as of the date of the execution of the Merger Agreement. At the Effective Time, each option to purchase the Company’s common stock became an option, respectively, to purchase shares of Merger Sub common stock, subject to adjustment in accordance with the Exchange Ratio. The transaction is expected to close by the middle of 2021. If mutual closing conditions are not satisfied, the Company and NHIC will not be obligated to complete the Merger.
Subscription Agreement
In connection with the execution of the Merger Agreement, NHIC entered into subscription agreements (collectively, the “PIPE Investment”) with certain parties subscribing for shares of NHIC common stock

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.   Nature of the Business and Basis of Presentation (continued)
(the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and NHIC has agreed to sell to the Subscribers, an aggregate of 30,000,000 shares of NHIC common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $300.0 million. The obligations to consummate the transactions contemplated by the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.
Risks and uncertainties
The Company is subject to risks and uncertainties common to early stage companies in the human security industry including, but not limited to, the successful development, commercialization, marketing and sale of existing and new products, fluctuations in operating results and financial risks, protection of proprietary knowledge and patent risks, dependence on key personnel, competition, technological risks, customer demand and management of growth. Potential risks and uncertainties also include, without limitation, uncertainties regarding the duration and magnitude of the impact of the COVID-19 pandemic on the Company’s business and the economy in general.
In March 2020, the World Health Organization declared the global novel coronavirus disease 2019 (“COVID-19”) outbreak a pandemic. The impact of this pandemic has been and will likely continue to be extensive in many aspects of society, which has resulted in and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. The Company cannot at this time predict the ultimate extent, duration, or full impact that the COVID-19 pandemic will have on its future financial condition and operations. The impact of the COVID-19 coronavirus outbreak on the Company’s financial performance will depend on future developments, including the duration and spread of the pandemic and related governmental advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected.
Future impacts to the Company’s business as a result of COVID-19 could include disruptions to the Company’s revenue caused by closures of customer operations, manufacturing operations and supply chain caused by facility closures, reductions in operating hours, staggered shifts and other social distancing efforts; labor shortages; decreased productivity and unavailability of materials or components; limitations on its employees’ and customers’ ability to travel, and delays in shipments to and from affected countries and within the United States. While the Company maintains an inventory of finished products and raw materials used in its products, a prolonged pandemic could lead to shortages in the raw materials necessary to manufacture its products.
Basis of presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiary in the United Kingdom, Evolv Technologies UK Ltd. All intercompany accounts and transactions have been eliminated in consolidation. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Revision of Prior Period Financial Statements
During the year ended December 31, 2020, an error was identified by the Company related to the preferred stock warrant classification in prior periods. Specifically, the Company had misclassified these

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.   Nature of the Business and Basis of Presentation (continued)
warrants for the purchase of shares of its preferred stock as equity for the period from September 2016 through December 2018 when these warrants should have been liability classified and changes to fair value recorded in the Statement of Operations, therefore retained earnings were understated for changes in fair value of the warrant over that period of time of liability classification. Upon the modified retrospective adoption of ASU No. 2018-07 Compensation Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting and ASU No. 2019-08 Codification Improvements-Share-Based Consideration Payable to a Customer, on January 1, 2019, the warrants were classified within temporary equity. The Company concluded that the impacts of the error were not material to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019. While not material, the Company has elected to revise the previously issued consolidated financial statements as of and for the years ended December 31, 2020 and 2019 for the impacts of the error. In addition, the applicable notes to the accompanying financial statements have also been revised to correct for these misstatements.
The following table reflects the impacts of the error on the consolidated financial statements (in thousands):
	As of December 31, 2020			As of December 31, 2019
	As previously reported	Adjustment	Revised	As previously reported	Adjustment	Revised
Convertible preferred stock	$75,393	$484	$75,877	$72,399	$484	$72,883
Additional paid-in capital	$9,921	$(752)	$9,169	$8,708	$(752)	$7,956
Accumulated deficit	$(94,149)	$268	$(93,881)	$(66,757)	$268	$(66,489)
Stockholders’ deficit	$(84,202)	$(484)	$(84,686)	$(58,026)	$(484)	$(58,510)
Going Concern
The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.
Through March 31, 2021, the Company has funded its operations primarily with proceeds from the sales of its convertible preferred stock, issuance of convertible notes, issuance of term loans and funds available under the line of credit. The Company has incurred recurring losses and cash outflows from operating activities since its inception, including net losses of $13.8 million and $6.4 million and cash outflows from operating activities of $12.0 million and $8.4 million for the three months ended March 31, 2021 and 2020, respectively. As of March 31, 2021, the Company had an accumulated deficit of $107.6 million. The Company expects to continue to generate significant operating losses for the foreseeable future.
The Company is seeking to complete a plan of merger with NHIC. In the event the Company does not complete the merger, the Company expects to seek additional funding through private equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. The Company may not be able to obtain financing on acceptable terms, or at all. The terms of any financing may adversely affect the holdings or the rights of the Company’s shareholders. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.
Based on its recurring losses from operations incurred since inception, expectation of continuing operating losses for the foreseeable future, and the need to raise additional capital to finance its future operations and debt service payments, as of June 9, 2021, the issuance date of the consolidated financial statements for the three months ended March 31, 2021, the Company has concluded that there is substantial

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.   Nature of the Business and Basis of Presentation (continued)
doubt about its ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued.
The accompanying consolidated financial statements do not include any adjustments that might result from any failure to successfully consummate the business combination, or the Company’s inability to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
The accompanying consolidated balance sheet as of March 31, 2021 and the consolidated statements of operations, convertible preferred shares and shareholders’ deficit, and of cash flows for the three months ended March 31, 2020 and 2021 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2021 and the results of its operations and its cash flows for the three months ended March 31, 2020 and 2021. The financial data and other information disclosed in these notes related to the three months ended March 31, 2020 and 2021 are also unaudited. The results for the three months ended March 31, 2021 are not necessarily indicative of results to be expected for the year ending December 31, 2021, any other interim periods, or any future year or period.
These unaudited interim consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements as of December 31, 2019 and 2020 and for each of the two years in the period ended December 31, 2020.
2.   Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include but are not limited to calculating the standalone selling price for revenue recognition, the valuation of inventory, the valuation of derivative liability, the valuation of common stock and stock-based awards, and the valuation of the preferred stock warrant liability. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.
Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations and financial condition, including revenues and expenses, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19. We have made estimates of the impact of COVID-19 within our consolidated financial statements and there may be changes to those estimates in future periods. These estimates may change, as new events occur, and additional information is obtained. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
Risk of Concentrations of Credit, Significant Customers and Significant Suppliers
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable, net. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company maintains its cash and cash equivalents with financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on such accounts and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
Significant customers are those which represent more than 10% of the Company’s total revenue or accounts receivable, net balance at each respective balance sheet date. For the three months ended March 31, 2021, two customers each represented greater than 10% of the Company’s total revenue. For the three months ended March 31, 2020, one customer represented greater than 10% of the Company’s total revenue. The following table presents customers that represent 10% or more of the Company’s total revenue:
	Three Months Ended March 31,
	2021	2020
Customer A	18.3%	—
Customer B	10.0%	—
Customer H	—	11.3%
	28.3%	11.3%
As of March 31, 2021, no customers represented greater than 10% of the Company’s accounts receivable, net balance. As of December 31, 2020, two customers each represented greater than 10% of the Company’s accounts receivable, net balance. The following table presents customers that represent 10% or more of the Company’s accounts receivable, net:
	March 31, 2021	December 31, 2020
Customer E		23.8%
Customer F	—%	23.4%
	—%	47.2%
The Company relies on third parties for the supply and manufacture of its products as well as third-party logistics providers. In instances where these parties fail to perform their obligations, the Company may be unable to find alternative suppliers to satisfactorily deliver its products to its customers on time, if at all, which could have a material adverse effect on the Company’s operating results, financial condition and cash flows and damage its customer relationships.
Debt Issuance Costs
The Company capitalizes certain legal, accounting, and other third-party fees that are directly associated with the issuance of debt as debt issuance costs. Debt issuance costs are recorded as a direct reduction of the carrying amount of the associated debt on the consolidated balance sheet and amortized as interest expense on the consolidated statement of operations and comprehensive loss using the effective interest method. As of March 31, 2021, and December 31, 2020, debt issuance costs totaled $0 million and $0.1 million and were recorded as a reduction in the carrying amount of long term debt in the consolidated balance sheets. During the three months ended March 31, 2021 and 2020, the Company recorded less

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
than $0.1 million in amortization of the debt issuance costs recorded within interest expense in the consolidated statement of operations.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:
Estimated Useful Life
Computers and telecommunications equipment	3 years
Lab equipment	5 years
Software	4 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of remaining lease term or useful life
Leased equipment	7 years
Estimated useful lives are periodically assessed to determine if changes are appropriate. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or its estimated economic useful life. Lease terms are used based upon the initial lease agreement and do not consider potential renewals or extensions until such time that the renewals or extensions are contracted. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the consolidated balance sheet and any resulting gains or losses are included in the consolidated statement of operations in the period of disposal. Costs for capital assets not yet placed into service are capitalized as construction-in-progress and depreciated once placed into service.
Our leases generally are 48 months. The Company’s subscription contracts are classified as operating leases because title does not transfer and they do not meet any of the other criteria per ASC 840. To date, the Company has not had any subscription arrangements come up for renewal and will reassess the classification of any such leases upon renewal.
We evaluate leased equipment for obsolescence and impairment whenever circumstances indicate that the carrying value of such equipment is not recoverable by considering any (1) reduced demand in the markets in which we operate, (2) technological obsolescence due to developments of new products and improvements, or (3) changes in economic or other events and conditions that impact the market price for our products. Based on our evaluations at March 31, 2021 and December 31, 2020, we did not recognize a reserve for obsolescence for leased equipment.
Impairment of Long-Lived Assets
Long-lived assets consist of property and equipment. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset group for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset group to its carrying value. An impairment loss would be recognized in loss from operations when estimated undiscounted future cash flows expected to result from the use of an

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
asset group are less than its carrying amount. The impairment loss is based on the excess of the carrying value of the impaired asset group over its fair value, determined based on discounted cash flows. The Company did not record any impairment losses on long-lived assets during the three months ended March 31, 2021 and year ended December 31, 2020.
Fair Value Measurements of Financial Instruments
Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents, derivative liability and its common stock warrant liability are carried at fair value, determined according to the fair value hierarchy described above (see Note 3). The carrying values of the Company’s accounts receivable, net, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities. The carrying value of the Company’s long-term debt approximates its fair value (a level 2 measurement) at each balance sheet date due to its variable interest rate, which approximates a market interest rate.
Derivative Liability
In August through September 2019 and in September 2020, the Company issued convertible notes to several investors (see Note 8) that provided a conversion option whereby upon the closing of a specified financing event the notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 85% and 80%, respectively, of the price per share of the securities paid by the other investors. This conversion option was determined to be an embedded derivative that was required to be bifurcated and accounted for separately from the notes. The derivative liability was initially recorded at fair value upon issuance of the notes and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability are recognized in the consolidated statements of operations and comprehensive loss. In October 2019, the specified financing event was consummated, as such the notes issued August through September 2019 were converted into shares of Series B-1 Preferred Stock (see Note 9), and the derivative liability was extinguished. The derivative liability related to the 2020 convertible note and the 2021 convertible note are outstanding as of March 31, 2021 and are included as a derivative liability in the consolidated balance sheets (see Note 8).
Classification of Convertible Preferred Stock
The holders of Series A, Series A-1, Series B and Series B-1 convertible preferred stock have certain liquidation rights in the event of a deemed liquidation event that, in certain situations, is not solely within

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
the control of the Company and would call for the redemption of the then outstanding Series A, Series A-1, Series B and Series B-1 convertible preferred stock (see Note 9). Therefore, the Series A, Series A-1, Series B and Series B-1 convertible preferred stock are classified outside of stockholders’ deficit on the consolidated balance sheets.
Warrant Liability
The Company classifies certain warrants for the purchase of shares of its common stock (see Note 10) as a liability on its consolidated balance sheets as these warrants are freestanding financial instruments that may require the Company to adjust the exercise price and number of shares that is not consistent with a fixed-for-fixed option pricing model. The warrant liability is initially recorded at fair value on the issuance date of each warrant and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liability are recognized as a component of other income (expense) in the consolidated statements of operations and comprehensive loss. Changes in the fair value of the warrant liability will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.
Equity Classified Preferred Stock Warrants
The Company classifies warrants for the purchase of shares of its preferred stock (see Note 10) as temporary equity on its consolidated balance sheets. In connection with a customer development agreement, the Company issued warrants to a customer to purchase shares of its Series A-1 Preferred Stock. Upon adoption of ASU No. 2018-07 and ASU No. 2019-08 on January 1, 2019, any liability classified warrants issued to non-employees for goods or services were modified to temporary equity classification.
Equity Classified Common Stock Warrants
The Company classifies certain warrants for the purchase of shares of its common stock (see Note 10) as equity on its consolidated balance sheets as these warrants are considered to meet the derivative scope exception for freestanding equity contracts. For these warrants that are classified on the Company’s consolidated balance sheets as equity instruments, the Company uses the Black-Scholes model to measure the value of the warrants at issuance.
Revenue Recognition
The Company recognizes revenue in accordance with ASC 606. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In order to achieve this core principle, the Company applies the following five steps when recording revenue: (1) identify the contract, or contracts, with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when, or as, performance obligations are satisfied.
The Company derives revenue from (1) subscription arrangements accounted for as operating leases under ASC 840 and (2) from the sale of products, inclusive of maintenance and services. The Company’s arrangements are generally noncancelable and nonrefundable after ownership passes to the customer. Revenue is recognized net of sales tax.
Product Revenue
The Company derives revenue from the sale of its Express and Edge equipment and related add-on accessories to customers. Revenue is recognized when control of the product has transferred to the customer. Transfer of control occurs when the Company has transferred title and risk of loss and has a present right

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
to payment for the equipment, which is generally upon delivery as the Company’s normal terms of sale are freight on board destination. Products are predominately sold with distinct services, which are described in the services section below.
Subscription Revenue
In addition to selling its products directly to customers, the Company also leases Express and Edge equipment. These arrangements convey the right to use the equipment for a period of time in exchange for consideration and therefore are accounted for under ASC 840 due to the scope exception of ASC 606-10-15-2. Lease terms are typically four years and customers pay quarterly or annual fixed payments for the lease and maintenance elements over the contractual lease term. In accordance with ASC 840, Leases, we consider only the fixed payments for purposes of allocating between the lease and non-lease deliverables on a relative fair value basis. Equipment leases are generally classified as operating leases as they do not meet any of the capital lease criteria per ASC 840.
Generally, lease arrangements include both lease and non-lease components. The non-lease components relate to (i) distinct services, such as installation, training and maintenance, and (ii) any add-on accessories. Installation and training are included in service revenue as described below, and add-on accessories are included in product revenue as described above. Because the equipment and maintenance components of a subscription arrangement are recognized as revenue over the same time period and in the same pattern and because revenue allocated to maintenance components is not material, the equipment lease and maintenance performance obligations are classified as a single category of subscription revenue in the consolidated statements of operations.
As leases with customers are classified as operating leases, lease revenue is recognized ratably over the duration of the lease. There are no contingent lease payments as a part of these arrangements.
Services Revenue
The Company provides installation, training and maintenance services for its products. Revenue for installation and training is recognized upon transfer of control of these services, which are normally rendered over a short duration. Maintenance consists of technical support, bug fixes, and when-and-if-available threat updates. Maintenance revenue is recognized ratably over the period of the arrangement. The Company sells separately priced extended or nonstandard warranty services and preventative maintenance plans, which are recognized ratably over the associated service period.
Revenue from Distributors
A portion of the Company’s revenue is also generated by sales in conjunction with its distributors. When the Company transacts with a distributor, its contractual arrangement is with the distributor and not with the end-use customer. In these transactions, the distributor is considered the customer; the Company has discretion over the pricing to the distributor and maintains overall control of the inventory and sales process to the distributor. Revenue is recognized upon delivery to the distributors. Right of return does not generally exist. Whether the Company transacts with a distributor and receives the order from a distributor or directly from an end-use customer, its revenue recognition policy and resulting pattern of revenue recognition is the same (upon delivery).
Transaction Price
The transaction price is the amount of consideration that the Company expects to be entitled for providing goods and services under a contract. It includes not only fixed consideration, such as the stated amount in a contract, but also several other types of variable consideration or adjustments (generally discounts

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
or incentives which are included as a part of the standalone selling price (“SSP”) estimation process). The Company provides discounts to customers which reduces the transaction price. From time-to-time, the Company may offer customers the option to purchase additional goods and services at a fixed price. In these limited circumstances, the Company assesses whether these offers constitute a material right, and if so, the Company would account for the material right as a separate performance obligation. Other types of variable consideration are not considered significant. The Company does not normally provide for rights of returns to customers on product sales and, therefore, does not record a provision for returns.
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct product or service to a customer that is both capable of being distinct, whereby the customer can benefit from the product or service either on its own or together with other resources that are readily available, and is distinct in the context of the contract, whereby the transfer of the product or service is separately identifiable from other promises in the contract. For both Express and Edge units, equipment is sold or leased with embedded software, which is considered a single performance obligation. Maintenance, which includes future updates, security threat updates, and minor bug fixes on a when-and-if available basis, is considered a single performance obligation. As a part of reported subscription sales, certain non-lease components, such as maintenance, are included within the subscription revenue amount. The Company sells separately priced extended or nonstandard warranty services and preventative maintenance plans, which are accounted for as separate performance obligations. Installation and training are considered separate performance obligations and are included within services revenue. Any add-on accessories are also considered separate performance obligations.
Payment terms
Payment terms for customer orders are typically 30 days after the shipment or delivery of the product. For certain products, services and customer types, the Company requires payment before the products or services are delivered to, or performed for, the customer. Generally, the Company’s contracts do not contain a significant financing component.
Multiple Performance Obligations within an Arrangement
The Company’s contracts may include multiple performance obligations when customers purchase a combination of products and services. When the Company’s customer arrangements have multiple performance obligations that contain a lease for Express or Edge equipment for the customer’s use at its site as well as distinct services that are delivered simultaneously, the Company allocates the arrangement consideration between the lease deliverables and non-lease deliverables based on the relative estimated SSP of each distinct performance obligation. For multiple performance obligation arrangements that do not contain a lease, the Company allocates the contract’s transaction price to each performance obligation on a relative SSP basis. The Company determines SSP based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, the Company estimates the SSP taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligation.
Remaining Performance Obligations
ASC 606 requires that the Company disclose the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied as of March 31, 2021. The following table includes estimated revenues expected to be recognized in the future related to performance obligations

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
that are unsatisfied (or partially satisfied) as of March 31, 2021. Note that with respect to ASC 840, Subscription revenue includes maintenance in addition to the operating lease components of these transactions (in thousands).
	Less than 1 year	Greater than 1 year	Total
Product revenue	$43	$51	$94
Subscription revenue	4,119	7,730	11,849
Service revenue	—	—	—
Maintenance revenue	346	792	1,138
Total revenue	$4,508	$8,573	$13,081
The amount of minimum future leases is based on expected income recognition. As of March 31, 2021, future minimum payments on noncancelable leases are as follows (in thousands):
Year Ending December 31:
2021 (remaining nine months)	$3,137
2022	3,775
2023	3,033
2024	1,748
2025	96
Thereafter	60
$11,849
Contract Balances from Contracts with Customers
Contract assets arise from unbilled amounts in customer arrangements when revenue recognized exceeds the amount billed to the customer and the Company’s right to payment is conditional and not only subject to the passage of time. As of March 31, 2021 and December 31, 2020, the Company had $1.1 million and $0 of contract assets included within prepaid expenses and other current assets and long-term contract assets on the consolidated balance sheet.
Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which it has received consideration (or the amount is due) from the customer. The Company has a contract liability related to service revenue, which consists of amounts that have been invoiced but that have not been recognized as revenue. Amounts expected to be recognized as revenue within 12 months of the balance sheet date are classified as current deferred revenue and amounts expected to be recognized as revenue beyond 12 months of the balance sheet date are classified as noncurrent deferred revenue. The Company recognized $0.9 million during the three months ended March 31, 2021 of revenue that was previously included in the 2020 deferred revenue balance. The following table provides a rollforward of deferred revenue (in thousands):
Balance at December 31, 2020	$4,197
Revenue recognized	(1,570)
Revenue deferred	949
Balance at March 31, 2021	$3,576

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
Disaggregated Revenue
The following table presents the Company’s revenue by revenue stream (in thousands):
	Three Months Ended March 31,
	2021	2020
Product revenue	$2,502	$56
Subscription revenue(1)	1,300	459
Service revenue	65	5
Maintenance revenue	132	120
Total revenue	$3,999	$640

(1)
Subscription revenue is inclusive of $0.3 million and $0.1 million of maintenance revenue during the three months ended March 31, 2021 and 2020, respectively, determined based on a relative fair value allocation as prescribed by ASC 606.

Contract Acquisition Costs
The Company incurs and pays commissions on product sales. The Company applies the practical expedient for contracts less than one year to expense the costs in the period in which they were incurred. Commissions on product sales and services are expensed in the period in which the sale occurs and the services are provided. Commissions on subscription arrangements and maintenance are expensed ratably over the life of the contract. The Company had a deferred asset related to commissions of $2.3 million at December 31, 2020 and a deferred asset of $2.7 million at March 31, 2021. The increase in deferred assets is due to an increase of subscription revenue in 2020 and 2021 for which the related revenue and commissions are recognized over the contract term. The Company amortized commissions of $0.1 million during 2021 which related to 2020 commissions and $0.1 million during 2021 which related to 2019 commissions.
Stock-Based Compensation
The Company measures all stock-based awards granted to employees, officers, directors and non-employees based on their fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company issues stock-based awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. Forfeitures are accounted for as they occur. The Company has issued stock-based awards with performance-based vesting conditions. In August 2020, the Company granted an officer 1,481,982 stock options with a performance-based milestone vesting condition which vested immediately upon achievement of a certain sales milestone. The milestone was achieved in December 2020, and the Company recorded $0.1 million in stock compensation expense upon vesting during the year ended December 31, 2020 In March 2021, the Company granted a warrant exercisable for 6,756,653 shares of common stock to a consulting group with performance based vesting conditions which vest upon certain sales being met under a Business Development agreement which has a term of three years.
The Company classifies stock-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified.
The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model, which uses the following inputs: (i) the fair value per share of the common stock issuable upon exercise of the option, (ii) the expected term of is used for an option grant to an employee and the

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
contractual term for an option grant to a non-employee, (iii) expected volatility of the price of the common stock, (iv) the risk-free interest rate, and (v) the expected dividend yield. The Company values its common stock taking into consideration its most recently available valuation of common stock performed by third parties as well as additional factors which may have changed since the date of the most recent contemporaneous valuation through the date of grant. The exercise price of the option cannot be less than the fair market value of a share of common stock on the date of grant. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla”. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, the Company estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.
The Company assesses the likelihood that its deferred tax assets will be recovered from future sources of income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by analyzing past operating results, estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
The Company evaluates at the end of each reporting period whether some or all of the undistributed earnings of its foreign subsidiaries are permanently reinvested. The Company would recognize deferred income tax liabilities to the extent that management asserts that undistributed earnings of its foreign subsidiaries are not permanently reinvested and will not be permanently reinvested in the future. As of March 31, 2021 and December 31, 2020 the Company had no foreign earnings in any foreign jurisdictions.
Net Loss per Share Attributable to Common Stockholders
The Company follows the two-class method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class method

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common shares. For purposes of this calculation, outstanding stock options, convertible preferred stock and warrants to purchase preferred stock are considered potential dilutive common shares.
The Company’s convertible preferred shares contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities. In periods in which the Company reported a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported a net loss attributable to common stockholders for the three months ended March 31, 2021 and 2020.
Recently Issued Accounting Pronouncements
The Company qualifies as “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected not to “opt out” to the extended transition related to complying with new or revised accounting standards, which means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company will adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and will do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. The Company may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for nonpublic companies.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”). The new standard adjusts the accounting for assets held at amortized costs basis, including marketable securities accounted for as available for sale, and trade receivables. The standard eliminates the probable initial recognition threshold and requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For public entities except smaller reporting companies, the guidance is effective for annual reporting periods beginning after December 15, 2019 and for interim periods within those fiscal years. In November 2019, the FASB issued ASU No. 2019-10, which deferred the effective date for non-public entities to annual reporting periods beginning after December 15, 2022, including interim periods within those fiscal years. Early application is allowed. The Company expects to adopt this guidance effective January 1, 2023, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
2.   Summary of Significant Accounting Policies (continued)
parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. For nonpublic entities, this guidance is effective for annual periods beginning after December 15, 2021. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), which added an optional transition method under which financial statements may be prepared under the revised guidance for the year of adoption, but not for prior years. Under the latter method, entities will recognize a cumulative catch-up adjustment to the opening balance of retained earnings in the period of adoption. The Company expects to adopt this guidance effective January 1, 2022, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various areas related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. For public entities the guidance is effective for annual reporting periods beginning after December 15, 2020 and for interim periods within those fiscal years. For non-public entities, the guidance is effective for annual reporting periods beginning after December 15, 2021 and for interim periods within years beginning after December 15, 2022, with early adoption permitted. The Company expects to adopt this guidance effective January 1, 2022, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
In August 2020, the FASB issued ASU 2020-06, “Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which simplifies and clarifies certain calculation and presentation matters related to convertible and equity and debt instruments. Specifically, ASU-2020-06 removes requirements to separately account for conversion features as a derivative under ASC Topic 815 and removing the requirement to account for beneficial conversion features on such instruments. ASU 2020-06 also provides clearer guidance surrounding disclosure of such instruments and provides specific guidance for how such instruments are to be incorporated in the calculation of Diluted EPS. The guidance under ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company expects to adopt this guidance effective January 1, 2022, and it is currently evaluating the impact on its consolidated financial statements and related disclosures.
3.   Fair Value Measurements
The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values (in thousands):
	Fair Value Measurements at March 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Common Stock Warrant Liability	$—	$—	$737	$737
Derivative Liability	—	—	9,431	9,431
	$—	$—	$10,168	$10,168

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
3.   Fair Value Measurements (continued)
	Fair Value Measurements as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
Common Stock Warrant Liability	$—	$—	$1	$1
Derivative Liability	—	—	1,000	1,000
	$—	$—	$1,001	$1,001
During the three months ended March 31, 2021 and year ended December 31, 2020, respectively, there were no transfers between Level 1, Level 2 and Level 3.
Valuation of Common Stock Warrant
The warrant liability is related to the warrants (the “Warrants”) to purchase shares of the Company’s common stock (see Note 10).
The Company used the Black-Scholes option-pricing model, which incorporates assumptions and estimates, to value the warrant liability. Key estimates and assumptions impacting the fair value measurement include (i) the fair value per share of the underlying shares of applicable series of stock issuable upon exercise of the Warrants, (ii) the remaining contractual term of the Warrants, (iii) the risk-free interest rate, (iv) the expected dividend yield and (v) expected volatility of the price of the underlying applicable common stock. The Company estimated the fair value per share of the underlying applicable series of stock based, in part, on the results of third-party valuations and additional factors deemed relevant. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining contractual term of the Warrant. The Company estimated a zero expected dividend yield based on the fact that the Company has never paid or declared dividends and does not intend to do so in the foreseeable future. As the Company is a private company and lacks company-specific historical and implied volatility information of its stock, the expected stock volatility was based on the historical volatility of publicly traded peer companies for a term equal to the remaining contractual term of the Warrant.
The following table provides a rollforward of common stock warrant liability (in thousands):
Balance at December 31, 2020	$1
Change in fair value	736
Balance at March 31, 2021	$737
Valuation of Derivative Liability
In September 2020, the Company entered into a Convertible Note Purchase Agreement (the “2020 Convertible Notes”) (see Note 8). The 2020 Convertible Notes provided a conversion option whereby upon the closing of a specified financing event the Convertible Notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 80% of the price per share of the securities paid by the other investors. This conversion option was determined to be an embedded derivative required to be bifurcated and accounted for separately from the 2020 Convertible Notes. The fair value of the derivative liability was determined based on inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.
Upon the closing of the 2020 Convertible Notes management determined that the probability of completing the specified financing event was 100%; thus, the value of the automatic conversion option was

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
3.   Fair Value Measurements (continued)
deemed to be 20% of the fair value of the capital stock to be issued upon conversion of the 2020 Convertible Notes, or $1.0 million. This amount represented the fair value of the embedded derivative at issuance.
In January 2021, the Company entered into a Convertible Note Purchase Agreement (the “2021 Convertible Notes”) (see Note 8). The 2021 Convertible Notes provided a conversion option whereby upon the closing of a specified financing event the Convertible Notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to lower of 80% of the price per share of the securities paid by the other investors or price per share at which shares are issued and sold in connection with the conversion or cancellation of convertible notes (other than the Notes) or SAFEs of the Company in such Qualified Financing. This conversion option was determined to be an embedded derivative required to be bifurcated and accounted for separately from the 2020 Convertible Notes. The fair value of the derivative liability was determined based on inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.
Upon the closing of the 2021 Convertible Notes management determined that the probability of completing the specified financing event was 80%; thus, the value of the automatic conversion option was deemed to be 20% of the fair value of the capital stock to be issued upon conversion of the 2021 Convertible Notes, or $7.0 million. This amount represented the fair value of the embedded derivative at issuance. As of March 31, 2020 the probability of completing a specified financing event was 95% resulting in a fair value of the derivative liability of $8.4 million.
The following table provides a rollforward of the derivative liability (in thousands):
Balance at December 31, 2020	$1,000
Initial fair value of the embedded derivative	7,006
Change in fair value	1,425
Balance at March 31, 2021	$9,431
4.   Inventory
Inventory consisted of the following (in thousands):
	March 31, 2021	December 31, 2020
Raw materials	$490	$499
Work in process	175	188
Finished goods	2,510	2,055
Total	$3,175	$2,742
5.   Prepaid expenses and other current assets
	March 31, 2021	December 31, 2020
Deposits	$2,013	$—
Deferred transaction costs	1,362	—
Short-term contract assets	1,017	—
Prepaid subscriptions	169	594
Other	446	306
Total	$5,007	$900

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
6.   Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):
	March 31, 2021	December 31, 2020
Computers and telecom equipment	$217	$217
Lab equipment	494	487
Software	59	59
Furniture and fixtures	37	37
Leasehold improvements	95	95
Leased equipment	13,463	10,948
	14,365	11,843
Less: Accumulated depreciation and amortization	(2,979)	(2,527)
	$11,386	$9,316
Depreciation and amortization expense related to property and equipment was $0.5 million and $0.2 million for the three months ended March 31, 2021 and 2020, respectively.
Leased equipment and the related accumulated depreciation were as follows:
	March 31, 2021	December 31, 2020
Leased equipment	$13,463	$10,948
Accumulated depreciation	(2,095)	(1,649)
Leased equipment, net	$11,368	$9,299
Depreciation related to leased units was $0.4 million and $0.1 million during the three months ended March 31, 2021 and 2020. Depreciable lives are generally 7 years, consistent with our planned and historical usage of the equipment subject to operating leases.
7.   Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):
	March 31, 2021	December 31, 2020
Accrued employee compensation and benefits expense	$1,472	$2,345
Accrued professional services and consulting	3,204	1,327
Other	864	55
	$5,540	$3,727

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
8.   Long-term Debt
The components of the Company’s long-term debt consisted of the following (in thousands)
	March 31, 2021	December 31, 2020
Term loans payable	$10,000	$10,000
Revolving line of credit outstanding	5,421	3,550
Convertible note	27,632	3,000
Less: Unamortized discount	(114)	(118)
	42,939	16,432
Less: Current portion of long-term debt	24,515	—
Long-term debt, net of discount	$18,424	$16,432
Term Loan Agreements
Silicon Valley Bank (“SVB”) Term Loan
On July 5, 2017, the Company entered into a $5.0 million Loan and Security Agreement with Silicon Valley Bank (“2017 SVB Term Loan”), which provides the Company with a first term loan advance of $4.0 million which was drawn down on July 5, 2017 (“Term Loan A Advance”) and a second term loan advance of $1.0 million was available to drawn down until May 31, 2018 (“Term Loan B Advance”; collectively, “Term Loan Advances”). The agreement also provided the Company with a revolving line of credit of up to $1.0 million. Interest payments are due monthly and commenced upon receipt of principal. Principal is payable in 36 monthly payments and commenced on June 1, 2018. The 2017 SVB Term Loan accrues interest at an annual rate calculated as the Wall Street Journal Prime Rate plus 1.25%.
On February 12, 2019, the Company amended the 2017 SVB Term Loan to change the interest rate to the greater of the (A) Wall Street Journal Prime Rate or (B) 5.25%. Additionally, the maturity date was extended to August 2022. Upon closing, the Company issued warrants to purchase 75,000 shares of common stock to SVB with an exercise price of $0.09 per share (see Note 10).
As of December 31, 2019, the Company recorded accrued interest of less than $0.1 million on the 2017 SVB Term Loan which is included within accrued expenses and other current liabilities on the consolidated balance sheet. The Company recorded interest expense of $0.2 million related to the 2017 SVB Term Loan for the year ended December 31, 2019. As of December 31, 2019, the Company did not draw down on the Term Loan B Advance or the revolving line of credit. The interest rate in effect as of December 31, 2019 was 5.25%. The Company was not in compliance with certain reporting related covenants within the SVB Loan and Security Agreement. As a result, SVB had the right to call for prepayment of the debt and it was therefore considered current as of December 31, 2019.
In March 2020, the Company entered into a Loan Modification Agreement with SVB (“2020 SVB Term Loan”), which provides a $5.0 million term loan and a revolving line of credit of up to $7.0 million. The Company repaid the outstanding balance owed on the 2017 SVB Term Loan of $3.1 million of principal and accrued interest with the proceeds from the 2020 SVB Term Loan. The 2020 SVB Term Loan interest is payable monthly and the principal is payable in 36 monthly payments commencing on April 1, 2021. The 2020 SVB Term Loan accrues interest at an annual rate calculated as the greater of (A) Wall Street Journal Prime Rate plus 0.50% or (B) 5.0%. In December 2020, the Company repaid the outstanding balance on the 2020 SVB Term loan of $8.0 million.
Additionally, upon closing, the Company issued warrants to purchase 740,991 shares of common stock to SVB with an exercise price of $0.15 per share with a fair value of less than $0.1 million on the date of

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
8.   Long-term Debt (continued)
issuance. The Company also paid debt issuance costs of less than $0.1 million and owed an end-of-term charge of $0.1 million to SVB. The debt issuance costs were recorded as debt discount and are being amortized to interest expense, using the effective interest method, over the term of the loan.
JPMorgan Chase Bank, N.A.(“JPM”) Credit Agreement
In December 2020, the Company entered into a $10.0 million credit agreement with JPMorgan Chase Bank, N.A. (“JPM Credit Agreement”) with a maturity date of December 3, 2024 and a revolving line of credit of up to $10.0 million with a maturity date of December 3, 2022. The Company repaid the outstanding balance on the 2020 SVB Term Loan Advance, including the $5.0 million in principal and $3.0 million outstanding on the revolving line of credit. Upon repayment of the outstanding amounts, the Company recorded a loss on extinguishment of debt of less than $0.1 million, which was included in interest expense in the consolidated statements of operations and comprehensive loss.
Principal and interest on the JPM Credit Agreement is payable monthly commencing on July 1, 2022. The JPM Credit Agreement accrues interest at an annual rate calculated as the greater of (A) the Wall Street Journal Prime Rate plus 2.25% or (B) 5.5%. The revolving line of credit accrues interest at an annual rate calculated as the greater of (A) the Wall Street Journal Prime Rate plus 1.25% or (B) 4.5%. Upon closing, the Company issued warrants to purchase 1,000,000 shares of common stock to the lender with an exercise price of $0.16 per share with a fair value of $0.1 million on the date of issuance. The Company incurred debt issuance costs of $0.1 million equal to the fair value of the warrants in connection with the JPM Credit Agreement. These costs were recorded as debt discount and are amortized to interest expense, using the effective interest method, over the term of the loan.
As of March 31, 2021, the unamortized debt discount was $0.1 million. As of March 31, 2021, the accrued interest on the JPM Credit Agreement was less than $0.3 million, which is included in accrued expenses and other current liabilities in the consolidated balance sheet. Interest expense totaled $0.2 million for the three months ended March 31, 2021, which includes the amortization of the debt discount which totaled $0.1 million. The interest rate in effect as of March 31, 2021 was 5.5% and 4.5% for the JPM Credit Agreement and revolving line of credit, respectively. As of March 31, 2021, the Company has drawn down $5.4 million on the revolving line of credit.
The Company’s obligations under the JPM Credit Agreement were secured by a first-priority security interest in all of its assets, including intellectual property.
As of March 31, 2021, future principal payments on long-term debt are as follows (in thousands):
Year Ending December 31,
2021 (remaining nine months)	$24,515
2022	7,871
2023	7,000
2024	3,667
$43,053

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
8.   Long-term Debt (continued)
Convertible Notes
In September 2020, the Company entered into a Convertible Note Purchase Agreement (the “2020 Convertible Notes”) with an investor for gross proceeds of $2.0 million with a stated interest rate of 6.0% per annum. An additional $2.0 million in gross proceeds were made available in December 2020 upon achievement of the integration milestone, whereby the Company successfully created software utilizing the investor’s application programming interface. The 2020 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds of the issuance of preferred stock totaled at least $10.0 million, the notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors. The conversion option met the definition of an embedded derivative and was required to be bifurcated and accounted for separately from the notes. The proceeds from the 2020 Convertible Notes were allocated between the derivative liability, with a fair value at issuance of $1.0 million, and the notes, with an initial carrying value of $3.0 million, and included in long-term liabilities on the Company’s consolidated balance sheet. The difference between the initial carrying value of the notes and the stated value of the notes represented a discount that was accreted to interest expense over the term of the Convertible Notes using the effective interest method. As of March 31, 2021, the accrued interest on the 2020 Convertible Notes was $0.1 million, which is included in accrued expenses and other current liabilities in the consolidated balance sheet. Interest expense totaled $0.1 million for the three months ended March 31, 2021.
Between January 21, 2021 and February 4, 2021, the Company entered into a Convertible Note Purchase Agreement (the “2021 Convertible Notes”) with various investors for gross proceeds of $30.0 million with a stated interest rate of 8.0% per annum. The 2021 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds totaled at least $100.0 million, the notes would automatically convert into shares of the same class and series of capital stock of the Company issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors. The conversion option met the definition of an embedded derivative and was required to be bifurcated and accounted for separately from the notes. The proceeds from the 2021 Convertible Notes were allocated between the derivative liability, with a fair value at issuance of $7.0 million, and the notes, with an initial carrying value of $23.0 million, and included in long-term liabilities on the Company’s consolidated balance sheet. The difference between the initial carrying value of the notes and the stated value of the notes represented a discount that was accreted to interest expense over the term of the Convertible Notes using the effective interest method. As of March 31, 2021, the accrued interest on the 2021 Convertible Notes was $0.4 million, which is included in accrued expenses and other current liabilities in the consolidated balance sheet. Interest expense totaled $1.9 million for the three months ended March 31, 2021.
9.   Convertible Preferred Stock
The Company has issued Series A convertible preferred stock (“Series A Preferred Stock”), Series A-1 convertible preferred stock (“Series A-1 Preferred Stock”), Series B convertible preferred stock (“Series B Preferred Stock”), and Series B-1 convertible preferred stock (“Series B-1 Preferred Stock”), collectively referred to as the “Preferred Stock”.
In February and March 2020, the Company issued and sold an additional 8,486,175 shares of Series B-1 Preferred Stock at a price of $0.3653 per share for aggregate proceeds of $3.1 million, excluding issuance costs of $0.1 million. As of each balance sheet date, the Preferred Stock consisted of the following (in thousands, except share amounts):

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
9.   Convertible Preferred Stock (continued)
	March 31, 2021 and December 31, 2020
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series A-1 Preferred Stock	67,156,152	64,469,906	$18,394	$18,000	64,469,906
Series A Preferred Stock	9,233,677	9,233,677	11,321	11,819	18,481,789
Series B-1 Preferred Stock	90,328,396	90,328,396	31,953	32,997	90,328,396
Series B Preferred Stock	40,671,814	40,671,814	14,209	14,284	40,671,814
	207,390,039	204,703,793	$75,877	$77,100	213,951,905
The holders of the Preferred Stock have the following rights and preferences:
Voting Rights
The holders of the Preferred Stock are entitled to vote, together with the holders of common stock voting as a single class, on all matters submitted to the stockholders for a vote. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible as of the record date for determining stockholders entitled to vote on such matters.
Conversion
Each share of Series A-1 Preferred, Series B Preferred, and Series B-1 Preferred is convertible into one share of common stock at the option of the stockholder at any time after issuance. As a result of the Series A-1 Preferred Stock being issued at a lower price per share than the Series A Preferred Stock, the Series A Preferred Stock is convertible into 2.0016 shares of common stock at the option of the stockholder.
The terms of the Preferred Stock also provide for further adjustment to the conversion price in the event of a future issuance of shares by the Company that would dilute the ownership of the Preferred Stockholders. There is no impact of this beneficial conversion feature reflected in the consolidated financial statements As of March 31, 2021 and December 31, 2020 as the conversion price of the Preferred Stock exceeded the fair value of the common stock on the original issuance dates of the Preferred Stock.
Conversion of the Preferred Stock is at the option of the holder but is mandatory at the earlier of the closing of a sale of shares of the Company’s common stock to the public with gross proceeds of at least $50 million and listed on an exchange, or an agreement by each of the holders of at least a majority by the holders of the outstanding shares of Preferred Stock to convert their shares.
Dividends
The Company shall not declare, pay or set aside any dividends on shares of any class or series of capital stock unless dividends are declared, paid or set aside on all classes and series of capital stock of the Company then outstanding. For any dividend to common stockholders, holders of Preferred Stock will receive an amount equal to the dividend based on the number of shares that would be outstanding if all then outstanding shares of Preferred Stock had converted into common stock.
Liquidation Preference
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or upon the occurrence of a Liquidation Event, as defined in the Restated Certificate of Incorporation, the

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
9.   Convertible Preferred Stock (continued)
holders of shares of Series B-1 Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment is made to the holders of Series B Preferred Stock, Series A-1 Preferred Stock, Series A Preferred Stock or Common Stock, an amount per share equal to the greater of (i) the Series B-1 Original Issue Price of $0.3653, plus any dividends declared but unpaid thereon, or (ii) the amount per share that would have been payable had all then outstanding shares of Series B-1 Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Liquidation Event. After the holders of Series B-1 Preferred Stock have received the foregoing amount, the holders of Series B Preferred Stock are entitled to receive in preference to remaining stockholders, to the extent available, an amount per share equal to the greater of (i) the Series B original issue price of $0.3512 per share plus any dividends declared but unpaid thereon or (ii) such amount as would have been payable had all then outstanding shares of Series B Preferred Stock been converted into common stock prior to such event. After the holders of Series B Preferred Stock have received the foregoing amount, the holders of Series A-1 Preferred Stock are entitled to receive in preference to other stockholders, to the extent available, an amount per share equal to the greater of (i) the Series A-1 original issue price of $0.2792 per share plus any dividends declared but unpaid thereon or (ii) such amount as would have been payable had all then outstanding shares of Series A-1 Preferred Stock been converted into common stock prior to such event. After the holders of Series A-1 Preferred Stock have received the foregoing amount, the holders of Series A Preferred Stock are entitled to receive in preference to remaining stockholders, to the extent available, an amount per share equal to the greater of (i) the Series A original issue price of $1.28 per share plus any dividends declared but unpaid thereon or (ii) such amount as would have been payable had all then outstanding shares of Series A Preferred Stock been converted into common stock prior to such event.
If upon such liquidation, dissolution, winding up or Liquidation Event, the assets of the Company available for distribution to its stockholders are insufficient to pay the holders of shares of Series B-1 Preferred Stock the full amount to which they are entitled, the holders of Series B-1 Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable to them had they been paid in full. After payments have been made in full to the holders of Series A-1 and Series A Preferred, then to the extent available, holders of common stock will receive the remaining amounts available for distribution ratably in proportion to the number of common shares held by them.
Redemption
The Preferred Stock is not redeemable at the option of the holder other than pursuant to the terms and conditions of a separate contractual agreement between the Company and a certain holder of Preferred Stock that allows the redemption at fair value of all then outstanding shares of the holder’s Preferred Stock upon certain contingent events within the Company’s control. However, upon certain change in control events that are outside of the Company’s control, including liquidation, sale or transfer of control of the Company, holders of the Preferred Stock may cause redemption of the Preferred Stock, with such redemption in an amount equal to the liquidation preference. The Company classifies its Preferred Stock outside of stockholders’ deficit as certain change in control events are outside the Company’s control. As there is no certain redemption date and the redemption feature could only be triggered in the event of a liquidation, sale, or transfer of control of the Company or similar event, the Company has concluded that it is not probable that the Preferred Stock will become redeemable and as such does not accrete the Preferred Stock to its redemption value.
10.   Warrants
In February 2019, in connection with the 2019 Term Loan Advance, the Company issued a warrant to SVB for the purchase of 75,000 shares of common stock at an exercise price of $0.09 per share (the “2019

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
10.   Warrants (continued)
SVB Common Stock Warrant”). The 2019 SVB Common Stock Warrant was immediately exercisable and expires in February 2029. The warrant was classified as an equity instrument and recorded at its fair value of less than $0.1 million on the date of issuance through additional paid-in-capital.
In March 2020, in connection with the 2020 Term Loan Advance, the Company issued a warrant to SVB for the purchase of 740,991 shares of common stock at an exercise price of $0.15 per share (the “2020 SVB Common Stock Warrant”). The 2020 SVB Common Stock Warrant was immediately exercisable and expires in March 2030. The warrant was classified as an equity instrument and recorded at its fair value of less than $0.1 million on the date of issuance through additional paid-in-capital.
In December 2020, in connection with the JPM Term Loan, the Company issued a warrant to JPM for the purchase of 1,000,000 shares of common stock at an exercise price of $0.16 per share (the “2020 JPM Common Stock Warrant”). The 2020 JPM Common Stock Warrant was immediately exercisable and expires in December 2030. The warrant was classified as an equity instrument and recorded at its fair value of $0.1 million on the date of issuance through additional paid-in-capital.
As of March 31, 2021 and December 31, 2020, warrants to purchase the following classes of Preferred Stock and Common Stock outstanding consisted of the following in the table below.
March 31, 2021 and December 31, 2020
Issuance Date	Contractual Term (in years)	Underlying Equity Instrument	Balance Sheet Classification	Shares Issuable Upon Exercise of Warrant	Weighted Average Exercise Price
March 17, 2014	10	Common stock	Liability	250,000	$0.09
September 28, 2016	10	Preferred Stock	Temporary Equity	2,686,246	$0.001
July 5, 2017	10	Common stock	Equity	375,000	$0.09
February 12, 2019	10	Common stock	Equity	75,000	$0.09
March 30, 2020	10	Common stock	Equity	740,991	$0.15
December 3, 2020	10	Common stock	Equity	1,000,000	$0.16
				5,127,237
As a result of changes in the fair value of these warrants, the Company recorded other expense of $0.7 million and $0 for the three months ended March 31, 2021 and 2020, respectively.
11.   Common Stock
As of March 31, 2021 and December 31, 2020, the Company’s amended certificate of incorporation authorized the issuance of 325,991,899 and 305,491,899 shares of $0.01 par value common stock, respectively.
Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the board of directors, subject to the preferential dividend rights of Preferred Stock. As of March 31, 2021 and December 31, 2020, no cash dividends had been declared or paid.
As of March 31, 2021 and December 31, 2020, the Company had reserved 290,581,211 and 271,350,898 shares, respectively, of common stock for the conversion of the outstanding Preferred Stock, exercise of outstanding stock options, the number of shares remaining available for grant under the Company’s 2013 Equity Incentive Plan (see Note 12) and the exercise of outstanding warrants (including warrants to purchase Preferred Stock as if converted to common stock) (see Note 10).

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
12.   Stock-Based Compensation
2013 Equity Incentive Plan
The Company’s 2013 Equity Incentive Plan (the “Plan”) provides for the Company to grant incentive stock options or nonqualified stock options, restricted stock awards and other stock-based awards to employees, officers, directors and non-employees of the Company. Per the initial terms of the Plan, up to 2,852,300 shares of common stock may be issued.
At March 31, 2021 and December 31, 2020, shares of common stock that may be issued under the 2013 Plan were 325,991,899 and 305,491,899, respectively . As of March 31, 2021 and December 31, 2020, 5,272,079 shares and 2,592,202 shares, respectively, remained available for future grant under the 2013 Plan. Shares that are expired, forfeited, canceled or otherwise terminated without having been fully exercised will be available for future grant under the 2013 Plan. In addition, shares of common stock that are tendered to the Company by a participant to exercise an award are added to the number of shares of common stock available for future grants.
The 2013 Plan is administered by the Board of Directors or, at the discretion of the Board of Directors, by a committee of the Board of Directors. The exercise prices, vesting and other restrictions are determined at the discretion of the Board of Directors, or its committee if so delegated, except that the exercise price per share of stock options may not be less than 100% of the fair market value of a share of common stock on the date of grant and the term of the stock option may not be greater than ten years. Stock options granted to employees, officers, members of the Board of Directors and non-employees typically vest over a four-year period. The Company’s Board of Directors values the Company’s common stock, taking into consideration its most recently available valuation of common stock performed by third parties as well as additional factors which may have changed since the date of the most recent contemporaneous valuation through the date of grant.
During the three months ended March 31, 2021, the Company granted to employees, officers, directors, and non-employees options to purchase 17,130,123 shares of common stock. For the three months ended March 31, 2020, there were no options granted by the Company.
The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted:
	Three Months Ended March 31,
	2021	2020
Risk-free interest rate	0.5%	N/A
Expected term (in years)	4.58	N/A
Expected volatility	23.9%	N/A
Expected dividend yield	0.0%	N/A
The following tables summarize the Company’s stock option and restricted stock units, (“RSUs”), activity since December 31, 2020 (in thousands, except for share and per share data):

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
12.   Stock-Based Compensation (continued)
Stock Options
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	49,679,554	$0.14	8.24	$1,073
Granted	17,130,123	0.16	9.78	49,335
Exercised	4,137,451	0.11	6.72	12,123
Forfeited	75,000	0.16	—	216
Outstanding as of March 31, 2021	62,597,226	$0.15	8.60	$169,734
Vested and expected to vest as of March 31, 2021	62,597,226	$0.15	8.60	$169,734
Options exercisable as of March 31, 2021	22,901,452	$0.13	7.36	$66,545
The aggregate intrinsic value of options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those options that had exercise prices lower than the fair value of the Company’s common stock.
The intrinsic value of stock options exercised during the three months ended March 31, 2021 and 2020 was $12.1 million and less than $0.1 million, respectively.
The weighted average grant-date fair value per share of stock options granted during the three months ended March 31, 2021 and 2020 was $0.5 and $0, respectively.
Restricted Stock Units
	Number of Shares	Grant Date Fair Value
Outstanding as of December 31, 2020	—	—
Granted	765,000	$3.04
Vested	—	—
Cancelled	—	—
Outstanding as of March 31, 2021	765,000	$3.04
Warrants to Non-Employee Service Provider
In January 2021, in connection with a Business Development Agreement entered into with Finback Evolv II, LLC (“Finback BDA “) , the Company issued a warrant to Finback for the purchase of 6,756,653 shares of common stock at an exercise price of $0.16 per share (the “2021 Finback Common Stock Warrants”). The 2021 Finback Common Stock Warrants vest upon meeting certain sales as defined in the agreement and expires in January 2030. The warrants will be accounted for under ASC 718 as the warrants will vest upon certain performance conditions being met.
The Company utilized Black-Scholes pricing model to determine the grant-date fair value of the 2021 Finback Common Stock Warrants granted. The assumptions used is presented in the following table:

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
12.   Stock-Based Compensation (continued)
Risk-free interest rate	0.4%
Expected term (in years)	3.0
Expected volatility	23.9%
Expected dividend yield	0.0%
On the date of issuance, the total value of the 2021 Finback Common Stock Warrants were valued as $19.6 million.
As of March 31, 2021, 278,337 shares of the 2021 Finback Common Stock Warrants were exercisable at a total aggregate intrinsic value of $0.8 million. The remaining 6,478,316 shares of the 2021 Finback Common Stock Warrants are unvested and have a total aggregate intrinsic value of $18.8 million. As of March 31, 2021, none of the 2021 Finback Common Stock Warrants were exercised. The Company will recognize compensation expense for the 2021 Finback warrants when warrants become vested based on meeting the certain sales criteria. During the three months ended March 31, 2021, the Company recorded $0.8 million of stock-based compensation expense within sales and marketing expense for the 2021 Finback warrants.
Stock-Based Compensation
Stock-based compensation expense was classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):
	Three Months Ended March 31,
	2021	2020
Cost of revenue	$5	$2
Sales and marketing	933	21
General and administrative	94	19
Research and development	50	20
Total stock-based compensation expense	$1,082	$62
Stock-based compensation expense was classified by award type in the consolidated statements of operations and comprehensive loss as follows (in thousands):
	Three Months Ended March 31,
	2021	2020
Stock options	$203	$62
Warrants	807	—
Restricted stock units	72	—
Total stock-based compensation expense	$1,082	$62
Total unrecognized compensation expense related to unvested stock options and unvested restricted stock units as of March 31, 2021 was $3.9 million, which is expected to be recognized over weighted average period of 1.5 years.
13.   Income Taxes
During the three months ended March 31, 2020 and 2021, the Company did not record income tax benefits for the net operating losses incurred or for the research and development tax credits generated in each period, due to its uncertainty of realizing a benefit from those items.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
13.   Income Taxes (continued)
The Company’s tax provision and the resulting effective tax rate for interim periods is determined based upon its estimated annual effective tax rate (“AETR”), adjusted for the effect of discrete items arising in that quarter. The impact of such inclusions could result in a higher or lower effective tax rate during a particular quarter, based upon the mix and timing of actual earnings or losses versus annual projections. In each quarter, the Company updates its estimate of the annual effective tax rate, and if the estimated annual tax rate changes, a cumulative adjustment is made in that quarter.
The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which primarily consist of net operating loss carryforwards. The Company has considered its history of cumulative net losses, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its deferred tax assets. As a result, as of March 31, 2021 and December 31, 2020, the Company has recorded a full valuation allowance against its net deferred tax assets.
The Company files U.S. income tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations in the U.S. The Company has not received notice of examination by any jurisdictions in the U.S.
14.   Net Loss per Share
Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands, except share and per share amounts):
	Three Months Ended March 31,
	2021	2020
Numerator:
Net loss attributable to common stockholders – basic and diluted	$(13,755)	$(6,430)
Denominator:
Weighted average common shares outstanding – basic and diluted	26,433,739	23,414,746
Net loss per share attributable common stockholders – basic and diluted	$(0.52)	$(0.27)
The Company’s potentially dilutive securities, which include stock options, convertible preferred stock, preferred and common stock warrants and convertible notes have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
14.   Net Loss per Share (continued)
	Three Months Ended March 31,
	2021	2020
Options to purchase common stock	62,597,226	28,743,974
Warrants to purchase common stock	2,440,991	1,440,991
Convertible preferred stock (as converted to common stock)	213,951,905	213,951,905
Warrants to purchase preferred stock (as converted to warrants to purchase common stock)	2,686,246	2,686,246
Unvested restricted stock units	765,000	—
Convertible notes (as converted to common stock)	10,694,000	—
	293,135,368	246,823,116
15.   Related Party Transactions
Nonrecourse Promissory Note with Officer
In August 2020, the Company entered into a $0.4 million promissory note with an officer with the proceeds being used to exercise options for 3,888,889 shares of common stock at a price of $0.09 per share. The promissory note bears interest at the Wall Street Journal Prime Rate and is secured by the underlying shares of common stock that were issued upon the exercise of the stock options. The promissory note was treated as nonrecourse as the loan is only secured by the common stock issued from the exercise of the stock options. As such, (i) the underlying stock option grant is still considered to be outstanding and the shares of common stock are not considered issued and outstanding for accounting purposes until the loan is repaid in full or otherwise forgiven and (ii) no receivable was recorded for the promissory note on the Company’s consolidated balance sheets. As such, the promissory note effectively extended the maturity date of the option grant for the life of the loan, this change is treated as a stock option modification. The incremental fair value from the stock option modification was deemed immaterial. The interest on this nonrecourse loan is also considered nonrecourse. As the Company has no intent to collect interest, no accrued interest was recorded.
16.   Commitments and Contingencies
Operating Leases
The Company entered into an operating lease for its current office space during 2014. The lease expires in 2021 and the total future minimum lease payments under the noncancelable operating lease is $0.1 million. Rent expense for the three months ended March 31, 2021 and 2020 was approximately $0.1 million.
Indemnification Agreements
In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its Board of Directors and certain of its executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
16.   Commitments and Contingencies (continued)
not incurred any material costs as a result of such indemnifications. The Company is not currently aware of any indemnification claims and has not accrued any liabilities related to such obligations in its consolidated financial statements as of March 31, 2021 or December 31, 2020.
Legal Proceedings
The Company is not a party to any litigation and does not have contingency reserves established for any litigation liabilities. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.
17.   Benefit Plans
The Company established a defined contribution savings plan under Section 401(k) of the Code. This plan covers all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Matching contributions to the plan may be made at the discretion of the Company’s board of directors. The Company did not make contributions to the plan during the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
18.   Subsequent Events
The Company evaluated subsequent events through June 9, 2021, the date on which those financial statements were issued.
Amended Merger Agreement
In June 2021, the Company entered into an Amendment to the Merger Agreement (as so amended, the “Amended Merger Agreement”). Immediately prior to the effective time of the Amended Merger Agreement, each of the outstanding common stock warrants, other than the 2021 Finback Common Stock Warrants, shall either be exercised in full on a cash or cashless basis or terminated without exercise. The portion of the 2021 Finback Common Stock Warrants that are vested shall either be exercised in full on a cash or cashless basis or terminated without exercise. The portion of the 2021 Finback Common Stock Warrants that are unvested shall convert into warrants (the “Parent Finback Warrants”) to acquire shares of the parent common stock. The Parent Finback Warrants shall continue to have the same terms and conditions that were applicable immediately prior to the effective time.
At the effective time of the Amended Merger Agreement, each outstanding RSU, whether vested or unvested, shall be converted into an RSU of the parent common stock (“Assumed RSUs”) or the right to receive a number of earn-out shares. The Assumed RSU’s shall be subject to the same terms and conditions that were applicable immediately prior to the effective time. The Assumed RSUs shall be equal to (a) number of shares of the Company’s common stock covered by the Company’s RSU immediately prior to the effective time multiplied by (b) the exchange ratio.
Immediately prior to the effective timing of the closing of the Merger, the Company shall adopt the 2021 Incentive Plan (“2021 Plan”) and 2021 Employee Stock Purchase Plan (“2021 ESPP”). The 2021 Plan shall provide an initial aggregate share reserve equal to 9.53% of the number of shares of common stock. The 2021 ESPP shall provide an initial aggregate share reserve equal to 1.5% of the number of shares of common stock.

EVOLV TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
18.   Subsequent Events (continued)
Agreement with 2021 Convertible Note Holders
In June 2021, the Company and the holders of the 2021 Convertible Notes agreed that, in connection with the Merger and at the Effective Time, such holders would receive an additional 1,000,000 shares of NHIC common stock as further consideration for the conversion of such notes consistent with the terms thereof and interest due to each investor.
New Sublease
In April 2021, the Company entered into a new lease agreement for additional office space starting May 1, 2021 through October 31, 2024, with the option to extend through October 31, 2027 with written notice. In May 2021, the Company subleased the space.
Stock Repurchase Agreement
In June 2021, the Company agreed to repurchase 115,565 shares of common stock of an investor in exchange for promissory notes with a principal amount of $0.4 million. The investor agrees to repay the full amount of the promissory note, including all outstanding principal and accrued interest.

Evolv Technologies Holdings, Inc.
164,274,790 Shares of Class A Common Stock
5,700,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
14,325,000 Shares of Class A Common Stock Underlying Warrants

P R O S P E C T U S

               , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.
Amount
Securities and Exchange Commission registration fee		$153,129.94
FINRA filing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent’s fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total expenses	$	*

*
To be filed by amendment.

Item 14.
Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended , or the Securities Act, against certain liabilities.
Item 15.
Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.
(a)   PIPE Investment
At the Closing, the Company consummated the PIPE Investment. Additionally, the 4,312,500 shares of NHIC’s Class B common stock held by the Sponsor automatically converted to shares of Class A common stock as of the Closing.

(b)   Issuance of Convertible Promissory Notes.
On January 21, 2021, Legacy Evolv issued convertible promissory notes (the “2021 Notes”) to certain existing investors for gross proceeds of $30.0 million with a stated interest rate of 8.0% per annum. The 2021 Convertible Notes provided a conversion option whereby upon the closing of a qualified financing event, in which the aggregate gross proceeds totaled at least $100.0 million, the notes would automatically convert into shares of the same class and series of capital stock issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors. In addition, at the closing of the Business Combination, holders of the 2021 Notes received 1,000,000 shares in the aggregate of NHIC common stock as further consideration for the conversion of such notes consistent with the terms thereof.
(c)   Warrants.
Legacy Evolv issued the Finback Warrant to a service provider for the purchase of 6,756,653 shares of Evolv common stock at an exercise price of $0.16 per share. The warrants are not exercisable upon grant and become exercisable upon meeting certain performance-based milestone vesting conditions. The warrants will be accounted for as a performance based equity award to non-employees for remuneration of services using the Black-Scholes model to measure the value of the warrants upon grant date and will assess the probability of the warrants vesting at each reporting date. As of March 31, 2021 there is a total of 278,337 warrant shares vested and $1.0 million adjustment for the Finback Warrant.
On August 4, 2020, simultaneously with the closing of NHIC’s IPO, NHIC consummated private sale of 5,250,000 Private Placement Warrants in a private placement to the Sponsor, NewHold Industrial Technology Holdings LLC, and certain funds and accounts managed by Magnetar Financial LLC, UBS O’Connor LLC, and Mint Tower Capital Management B.V., which we refer to collectively as the “Anchor Investors”, generating gross proceeds of $5,250,000.
On August 14, 2020, NHIC consummated the private sale of an 450,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant in a private placement to the Anchor Investors, generating gross proceeds of $450,000.
Item 16.
Exhibits and Financial Statement Schedules

(a)   Exhibits
		Incorporated by Reference
Exhibit	Description	Form	File Number	Exhibit	Filing Date
2.1	Agreement and Plan of Merger dated as of March 5, 2021, by and among NewHold Investment Corp., NHIC Sub Inc. and Evolv Technologies, Inc.	Form 8-K	001-39417	2.1	March 08, 2021
2.2	First Amendment to Agreement and Plan of Merger dated June 5, 2021, by and among NewHold Investment Corp., NHIC Sub Inc. and Evolv Technologies, Inc.	Form 8-K	001-39417	2.2	July 22, 2021
3.1	Amended and Restated Certificate of Incorporation.	Form 8-K	001-39417	3.1	July 22, 2021
3.2	Amended and Restated By-Laws.	Form 8-K	001-39417	3.2	July 22, 2021
4.1	Specimen Unit Certificate of NewHold.	Form S-1/A	333-233299	4.1	July 27, 2020
4.2	Specimen Class A Common Stock Certificate of NewHold.	Form S-1/A	333-233299	4.2	July 27, 2020
4.3	Specimen Warrant Certificate of NewHold.	Form S-1/A	333-233299	4.3	July 27, 2020

		Incorporated by Reference
Exhibit	Description	Form	File Number	Exhibit	Filing Date
4.5	Warrant Agreement, dated July 30, 2020, by and between Continental Stock Transfer & Trust Company and NewHold.	Form S-1/A	333-233299	4.4	July 27, 2020
5.1**	Opinion of Latham & Watkins LLP regarding the validity of the securities.
10.1	Letter Agreement, dated July 30, 2020, by and among NewHold, its officers, its directors and NewHold Industrial Technology Holdings LLC.	Form S-1/A	333-233299	10.1	July 27, 2020
10.2	Investment Management Trust Agreement, dated July 30, 2020, by and between Continental Stock Transfer & Trust Company and NewHold.	Form S-1/A	333-233299	10.3	July 27, 2020
10.3	Registration Rights Agreement, dated July 30, 2020, by and among NewHold and certain stockholders.	Form S-1/A	333-233299	10.4	July 27, 2020
10.4	Promissory Note, dated July 30, 2020, issued to NewHold Industrial Technology Holdings LLC.	Form S-1/A	333-233299	10.2	July 27, 2020
10.5	Administrative Support Agreement, dated July 30, 2020, by and between the Registrant and NewHold Enterprises LLC.	Form S-1/A	333-233299	10.8	July 27, 2020
10.6	Subscription Agreement, dated July 30, 2020, by and among the Registrant, NewHold Industrial Technology Holdings LLC and each of the Anchor Investors.	Form S-1/A	333-233299	10.8	July 27, 2020
10.7	Form of Indemnity Agreement of NewHold.	Form S-1/A	333-233299	10.7	July 27, 2020
10.8	Sponsor Support Agreement, dated March 5, 2021, by and among NewHold and the Sponsor.	Form 8-K	001-39417	10.1	March 8, 2021
10.9	Letter Agreement, dated March 5, 2021, by and among NewHold Industrial Technology Holdings LLC, Evolv Technologies, Inc., NewHold Investment Corp. and certain other parties thereto.	Form 8-K	001-39417	10.2	March 8, 2021
10.10	Form of Indemnification Agreement.	Form S-4/A	333-255017	10.10	June 9, 2021
10.11	Amended and Restated Executive Employment Agreement between Evolv Technologies, Inc. and Peter George.	Form S-4/A	333-255017	10.11	June 9, 2021
10.12	Executive Employment Agreement between Evolv Technologies, Inc. and Anil R. Chitkara.	Form S-4/A	333-255017	10.12	June 9, 2021

Incorporated by Reference
Exhibit	Description	Form	File Number	Exhibit	Filing Date
10.13	Executive Employment Agreement between Evolv Technologies, Inc. and Peter Faubert.	Form S-4/A	333-255017	10.13	June 9, 2021
10.14	Form of 2021 Evolv Technologies Holdings, Inc. Incentive Award Plan.	Form S-4/A	333-255017	10.14	June 9, 2021
10.15	Form of 2021 Evolv Technologies Holdings, Inc. Employee Stock Purchase Plan.	Form S-4/A	333-255017	10.15	June 9, 2021
10.16	Form of Amended and Restated Registration Rights Agreement by and among NewHold, Evolv and certain stockholders.	Form 8-K	001-39417	2.2	July 22, 2021
23.1*	Consent of WithumSmith±Brown, PC.
23.2*	Consent of PricewaterhouseCoopers LLP.
23.3**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereof).
101.INS	XBRL Instance Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*
Filed herewith.

**
To be filed by amendment.

(b)   Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 17.
Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 12th day of August, 2021.
EVOLV TECHNOLOGIES HOLDINGS, INC.
By: /s/ Peter George Peter George Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Evolv Technologies Holdings, Inc. hereby severally constitute and appoint Peter George and Peter Faubert, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ Peter George Peter George	Chief Executive Officer and Director (principal executive officer)	August 12, 2021
/s/ Peter Faubert Peter Faubert	Chief Financial Officer (principal financial officer and principal accounting officer)	August 12, 2021
/s/ Alan Cohen Alan Cohen	Chairman of the Board	August 12, 2021
/s/ Kevin Charlton Kevin Charlton	Director	August 12, 2021
/s/ Michael Ellenbogen Michael Ellenbogen	Director	August 12, 2021
/s/ Neil Glat Neil Glat	Director	August 12, 2021
/s/ David Orfao David Orfao	Director	August 12, 2021

Signature	Title	Date
/s/ Merline Saintil Merline Saintil	Director	August 12, 2021
/s/ Mahesh Saptharishi Mahesh Saptharishi	Director	August 12, 2021
/s/ Kimberly Sheehy Kimberly Sheehy	Director	August 12, 2021
/s/ Mark Sullivan Mark Sullivan	Director	August 12, 2021
/s/ Bilal Zuberi Bilal Zuberi	Director	August 12, 2021